As filed with the Securities and Exchange Commission on October 26, 2015

Registration No. 333-205986

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-4

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

RIVER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

ALABAMA	6022	46-1422125
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2611 Legends Drive

Prattville, Alabama 36066

(334) 290-1012

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jimmy Stubbs

President and Chief Executive Officer

2611 Legends Drive

Prattville, Alabama 36066

(334) 290-1012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Waters, Esq. Jones Walker LLP 1819 Fifth Avenue North, Suite 1100 Birmingham, Alabama 35203 (205) 244-5210	W. Brad Neighbors, Esq. Balch & Bingham LLP 1901 Sixth Avenue North, Suite 1500 Birmingham, Alabama 35203 (205) 251-8100

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the merger described in the enclosed proxy statement / prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 143-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Information contained in this joint proxy statement / prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell nor shall there be any sale of these securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION DATED OCTOBER 26, 2015

Joint Proxy Statement / Prospectus

Keystone Bancshares, Inc.

River Financial Corporation

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On behalf of the boards of directors of River Financial Corporation (“River Financial”) and Keystone Bancshares, Inc. (“Keystone”) we are pleased to deliver this joint proxy statement / prospectus (the “proxy statement / prospectus”) for the merger of Keystone with and into River Financial. Immediately following the merger, Keystone Bank, Keystone’s wholly-owned subsidiary, will be merged with and into River Financial’s wholly-owned subsidiary, River Bank & Trust.

If the merger is completed, shareholders of Keystone will receive in exchange for each outstanding share of common stock held of record one share of River Financial common stock and $4.00 in cash. In addition, persons holding options or warrants to acquire Keystone common stock will receive options or warrants to acquire 1.25 shares of River Financial common stock for each such option or warrant at a purchase price equal to the original exercise price divided by 1.25. The aggregate transaction value to be received by Keystone shareholders, including holders of in-the-money options and warrants, is $36.7 million. Shareholders of both Keystone and River Financial have a right to approve the merger. Shares of River Financial common stock currently outstanding will continue to be held by River Financial shareholders without change.

The shares of Keystone and River Financial common stock are not currently traded publicly on any organized market. While River Financial is not currently a public company, it will be effective at the closing of the merger and will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

If you are a holder of Keystone common stock, you will be asked at the special meeting of Keystone shareholders to be held on December 1, 2015 to vote to adopt and approve the agreement and plan of merger, which requires the affirmative vote of two-thirds of the shares of Keystone common stock outstanding, assuming that a quorum is present.

Similarly, if you are a holder of River Financial common stock, you will be asked at the special meeting of shareholders of River Financial to be held on December 1, 2015 to vote to adopt and approve the agreement and plan of merger, which requires the vote of two-thirds of the shares of River Financial common stock outstanding, assuming a quorum is present. You will also be asked to vote upon and approve an amendment to River Financial’s articles of incorporation to increase the authorized shares of River Financial common stock from 5,000,000 to 10,000,000 shares, to set the number of River Financial directors at seven (7) effective at the merger, and to approve the 2015 Incentive Stock Compensation Plan. The approval of the amendment to the articles of incorporation requires the affirmative vote of at least a majority of the shares of River Financial common stock outstanding. Approval of the setting of the number of directors and of the 2015 Incentive Stock Compensation Plan each requires the affirmative vote of a majority of the votes cast at the River Financial special meeting.

The Keystone board of directors recommends that Keystone common shareholders vote “FOR” the adoption and approval of the agreement and plan of merger.

The River Financial board of directors recommends that River Financial common shareholders vote “FOR” each of the adoption and approval of the agreement and plan of merger, approval of the increase in the number of authorized shares of River Financial common stock, the setting of the number of directors at seven (7), and approval of the 2015 Incentive Stock Compensation Plan.

Please read carefully this entire document, including “Risk Factors” beginning on page 27 for a discussion of the risks relating to the proposed merger and owning River Financial common stock after the merger.

/s/ Ray Smith	/s/ Jimmy Stubbs
Ray Smith Chief Executive Officer Keystone Bancshares, Inc.	Jimmy Stubbs President and Chief Executive Officer River Financial Corporation

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the River Financial common stock to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

The shares of River Financial common stock to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement / prospectus is dated October 30, 2015, and it is first being mailed to Keystone and River Financial shareholders, along with the enclosed proxy card, on or about October 30, 2015.

REFERENCES TO ADDITIONAL INFORMATION

River Financial has filed certain documents and information with the Securities and Exchange Commission that have not been included in or delivered with this proxy statement / prospectus. This information is available to you without charge upon your written or oral request. You can obtain such documents and information by requesting them in writing or by telephone or email from River Financial at the following addresses:

River Financial Corporation

2611 Legends Drive

Prattville, Alabama 36066

Phone: (334) 290-2706

Email: rhallman@riverbankandtrust.com

Attn: Rebecca Hallman

You will not be charged for any of these documents that you request. IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO NO LATER THAN NOVEMBER 23, 2015 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. You should assume that the information in this document is accurate only as of the date of the notices of the special meeting or such other date as is specified. You should assume that the information incorporated by reference into this document is only accurate as of the date of such document or such other date as is specified. Neither the mailing of this document to Keystone shareholders or River Financial shareholders nor the issuance by River Financial of shares of River Financial common stock in connection with the merger will create any implication to the contrary.

Information on the websites of River Financial or Keystone, or any subsidiary of River Financial or Keystone, is not part of this document. You should not rely on such information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Keystone has been provided by Keystone and information contained in this document regarding River Financial, as well as all pro forma information, has been provided by River Financial.

See “Where You Can Find More Information” on page 180 of this proxy statement / prospectus for more information about the documents referred to in this proxy statement / prospectus.

KEYSTONE BANCSHARES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on December 1, 2015

On December 1, 2015, Keystone Bancshares, Inc. (“Keystone”) will hold a Special Meeting of Shareholders at Keystone Bank located at 2394 E. University Drive, Auburn, Alabama 36830 at 5:00 p.m., local time, to consider and vote upon the following matters:

1.	a proposal to approve the Agreement and Plan of Merger, dated as of May 13, 2015, by and between River Financial Corporation (“River Financial”) and Keystone, as it may be amended from time to time (referred to in the proxy statement / prospectus as the “merger agreement”);

2.	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

3.	any other business properly brought before the special meeting or any adjournment or postponement thereof but which is not now anticipated.

The Keystone board of directors recommends that you vote “FOR” proposals 1 and 2 above.

The accompanying proxy statement / prospectus describes the terms and conditions of the merger agreement and includes the complete text of the merger agreement as Annex A. We urge you to read the enclosed materials carefully for a complete description of the merger agreement and the merger. The accompanying proxy statement / prospectus forms a part of this notice.

The Keystone board of directors has fixed the close of business on October 26, 2015, as the record date for the special meeting. Only Keystone shareholders of record at that time are entitled to notice of, and, if a holder of Keystone common stock, to vote at, the special meeting, or any adjournment or postponement of the special meeting. Approval of the merger proposal requires the affirmative vote of two-thirds of the outstanding shares of Keystone common stock, and approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the affirmative vote of a majority of the votes cast, in each case assuming that a quorum is present.

Alabama law provides that shareholders may dissent from the merger and demand that Keystone pay the fair cash value, as defined by law, for their shares instead of receiving the consideration offered to shareholders in connection with the merger. A copy of the Alabama law governing dissenters rights is attached as Annex D hereto. If shareholders holding more than 5% of the outstanding shares of common stock of Keystone dissent from the merger and demand appraisal rights, the merger will not be consummated unless that condition for closing is waived by both Keystone and River Financial. Dissenting shareholders will not receive appraisal rights if the merger is not consummated. For more information, See “The Merger — Dissenters’ Appraisal Rights in the Merger” beginning on page 70.

Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions. Please vote as soon as possible by submitting your proxy card by mail or in person. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum. Any holder of record of Keystone common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the special meeting in the manner described in the proxy statement / prospectus.

By Order of the Board of Directors

October 30, 2015	/s/ W. Murray Neighbors Chairman of the Board

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY.

RIVER FINANCIAL CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on December 1, 2015

On December 1, 2015, River Financial Corporation (“River Financial”) will hold a Special Meeting of Shareholders at The Legends Conference Center, 2500 Legends Circle, Prattville, Alabama 36066 at 5:30 p.m., local time, to consider and vote upon the following matters:

1.	a proposal to approve the Agreement and Plan of Merger, dated as of May 13, 2015, by and between River Financial and Keystone Bancshares, Inc. (“Keystone”), as it may be amended from time to time (referred to in the proxy statement / prospectus as the “merger agreement”);

2.	a proposal to amend the River Financial articles of incorporation to increase the authorized number of shares of River Financial common stock from 5,000,000 to 10,000,000 shares;

3.	a proposal to establish the number of directors of River Financial at seven (7) effective upon the merger between Keystone and River Financial;

4.	a proposal to approve the 2015 Incentive Stock Compensation Plan;

5.	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals; and

6.	any other business properly brought before the special meeting or any adjournment or postponement thereof but which is not now anticipated.

The River Financial board of directors recommends that you vote “FOR” proposals 1-5 above.

The accompanying proxy statement / prospectus describes the terms and conditions of the merger agreement and includes the complete text of the merger agreement as Annex A. We urge you to read the enclosed materials carefully for a complete description of the merger agreement and the merger. The accompanying proxy statement / prospectus forms a part of this notice.

The River Financial board of directors has fixed the close of business on October 26, 2015, as the record date for the special meeting. Only River Financial shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. Approval of the merger proposal requires the affirmative vote of two-thirds of the outstanding shares of River Financial common stock, and approval of the amendment of the articles of incorporation requires the affirmative vote of a majority of shares of River Financial common stock outstanding; approval of the setting of the number of directors at seven (7), of the 2015 Incentive Stock Compensation Plan and of the proposal to adjourn the special meeting, if necessary or appropriate, each requires affirmative vote of a majority of the votes cast, in all cases assuming that a quorum is present.

Alabama law provides that shareholders may dissent from the merger and demand that River Financial pay the fair cash value, as defined by law, for their shares for any shareholder who does not wish to retain River Financial shares after the merger. A copy of the Alabama law governing dissenters rights is attached as Annex D hereto. If shareholders holding more than 5% of the outstanding shares of River Financial common stock dissent from the merger and demand appraisal rights, the merger will not be consummated unless that condition for closing is waived by both River Financial and Keystone. Dissenting shareholders will not receive appraisal rights if the merger is not consummated. For more information, See “The Merger — Dissenters’ Appraisal Rights in the Merger” beginning on page 70.

Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions. Please vote as soon as possible by submitting your proxy card by mail or in person. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum. Any holder of record of River Financial common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the special meeting in the manner described in the proxy statement / prospectus.

By Order of the Board of Directors

October 30, 2015	/s/ Larry Puckett Chairman of the Board

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY.

i

Annex A	Agreement and Plan of Merger, dated as of May 13, 2015, by and between River Financial Corporation and Keystone Bancshares, Inc.

Annex B	Opinion of Sandler O’Neill + Partners LP

Annex C	Opinion of Stephens Inc.

Annex D	Alabama Business Corporation Act of Dissenter’s Rights

Annex E	2015 Incentive Stock Compensation Plan

ii

QUESTIONS AND ANSWERS

The following are answers to certain questions that you may have regarding the Keystone special meeting, the River Financial special meeting and the merger. We urge you to read carefully the remainder of this document (including the “Risk Factors” beginning on page 27) because the information in this section may not provide all the information that might be important to you in determining how to vote. Throughout this document, we refer to Keystone Bancshares, Inc. as “Keystone” and River Financial Corporation as “River Financial,” and, generally, references to River Financial include River Bank & Trust, and references to Keystone include Keystone Bank. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.

Q:	What are holders of Keystone common stock being asked to vote on?

A:	Holders of Keystone common stock are being asked to vote (1) to adopt and approve the agreement and plan of merger by and between River Financial and Keystone, and (2) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption and approval of the agreement and plan of merger. Throughout the remainder of this proxy statement / prospectus, the agreement and plan of merger is referred to as the “merger agreement.” In the merger, Keystone will be merged with and into River Financial, and River Financial will be the continuing corporation. Immediately following the merger of Keystone with and into River Financial, Keystone’s subsidiary bank, Keystone Bank, will merge with and into River Financial’s subsidiary bank, River Bank & Trust, and River Bank & Trust will be the continuing bank. References to the “merger” refer to the merger of Keystone with and into River Financial, unless the context clearly indicates otherwise. Unless marked otherwise on the proxy card, the proxy also grants discretionary authority to the proxy holders to vote, in their discretion, on any other matter that may come before the special meeting. We do not know of any other business that may come before the meeting.

Q:	What are holders of River Financial common stock being asked to vote on?

A:	Holders of River Financial common stock are being asked to vote (1) to adopt and approve the agreement and plan of merger by and between River Financial and Keystone, (2) to approve an amendment to the River Financial articles of incorporation to increase the authorized number of shares of River Financial common stock from 5,000,000 to 10,000,000 shares, (3) to establish the number of River Financial directors at seven (7) effective at the merger, (4) to approve the 2015 Incentive Stock Compensation Plan, and (5) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption and approval of the merger agreement and the other proposals. Unless marked otherwise on the proxy card, the proxy also grants discretionary authority to the proxy holders to vote, in their discretion, on any other matter that may come before the special meeting. We do not know of any other business that may come before the meeting.

It is a condition to both River Financial’s and Keystone’s obligations to complete the merger that proposals (2) and (3) be approved by River Financial’s shareholders. If either of these proposals is not approved by the River Financial shareholders, the merger could not be completed, and either party could terminate the merger agreement, or the parties could renegotiate the terms of the merger which would require shareholder approval. The merger may and is expected to be completed if proposal (4) is not approved. If proposal (4) is not approved, options under River Financial’s current plan could be used, but would be insufficient to provide options to satisfy all requirements. Also, non-qualified stock options, which do not require shareholder approval, could nevertheless be issued by the River Financial board of directors in amounts sufficient to satisfy the requirements for options to be issued. Such options would not have certain tax benefits generally available to the recipients of options. Finally, River Financial could delay the grant of options and seek shareholder approval at a future meeting.

Q:	What will I receive if the merger is completed?

A:

If you are a shareholder of Keystone, you will receive for each share of Keystone common stock that you own $4.00 in cash and 1.00 share of River Financial common stock. Shareholders of River Financial will retain their shares of River Financial common stock unchanged. In addition, each outstanding option and warrant to acquire Keystone common stock held by Keystone officers, directors, and others will be converted into options and warrants to acquire River Financial common stock.

Q:	Will shareholders of River Financial receive anything in the merger?

A:	No. Shareholders of River Financial are required by Alabama law to vote to approve the merger. Shareholders of River Financial will retain their shares of common stock of River Financial and will continue as shareholders of River Financial following the merger.

Q:	What do holders of Keystone common stock need to do now?

A:	After you have carefully read this document and have decided how you wish to vote your Keystone shares, indicate on your proxy card how you want your shares to be voted with respect to (1) the adoption and approval of the merger agreement and (2) approval of the adjournment of the Keystone special meeting, if necessary or appropriate, to solicit additional proxies. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible to the Keystone transfer agent: Demiurgic, Inc., Attn: Chris Fette, 94 Birkdale Loop, Pawleys Island, South Carolina 29585. Submitting your proxy by mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Keystone special meeting. Your proxy card must be received prior to the special meeting on December 1, 2015, in order to be counted. If you would like to attend the Keystone special meeting, see “Can I attend the special meeting and vote my shares in person?”

Q:	What do holders of River Financial common stock need to do now?

A:	After you have carefully read this document and have decided how you wish to vote your River Financial shares, indicate on your proxy card how you want your shares to be voted with respect to (1) the adoption and approval of the merger agreement, (2) approval of the increase in authorized shares, (3) approval of setting the number of directors at seven effective at the merger, (4) approval of the 2015 Incentive Stock Compensation Plan, and (5) approval of the adjournment of the River Financial special meeting, if necessary or appropriate, to solicit additional proxies. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible to: Becky Hallman, River Financial Corporation, P.O. Box 680249, Prattville, Alabama 36068, by U.S. Mail or by delivery at 2611 Legends Drive, Prattville, Alabama 36606, or to rhallman@riverbankandtrust.com by email. Submitting your proxy by mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the River Financial special meeting. Your proxy card must be received prior to the special meeting on December 1, 2015, in order to be counted. If you would like to attend the River Financial special meeting, see “Can I attend the special meeting and vote my shares in person?”

Q:	Why is my vote as a holder of Keystone common stock important?

A:	If you do not vote by proxy or vote in person at the Keystone special meeting, it will be more difficult for Keystone to obtain the necessary quorum to hold its special meeting. In addition, approval of the merger agreement requires the affirmative vote of two-thirds of the shares of common stock outstanding, assuming that a quorum is present. Thus, shares not voted in effect count as “no” votes. The Keystone board of directors recommends that you vote to adopt and approve the merger agreement.

Q:	Why is my vote as a holder of River Financial common stock important?

A:	If you do not vote by proxy or vote in person at the River Financial special meeting, it will be more difficult for River Financial to obtain the necessary quorum to hold its special meeting. In addition, approval of the merger agreement requires the affirmative vote of two-thirds of the shares outstanding and entitled to be cast and approval of a majority of the shares of common stock outstanding respecting the increase in authorized shares, assuming that a quorum is present. Thus, shares not voted in effect count as “no” votes as to those matters. The River Financial board of directors recommends that you vote to adopt and approve the merger agreement and the other proposals.

Q:	If my shares are held in street name by my broker, or in an individual retirement account, how will my shares be voted?

A: Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker. Without instructions, your shares will not be voted and will not count toward a quorum. In addition, the custodian of your IRA will vote on the proposals to be presented in accordance with your account agreement. You should contact your IRA custodian about the terms of your IRA agreement.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All holders of Keystone common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Keystone special meeting, and all holders of River Financial common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the River Financial special meeting. If you are a holder of record of common stock of either Keystone or River Financial as of the record date, you can vote in person at the applicable special meeting. If you choose to vote in person at the special meeting and if you are a registered shareholder of record, you should bring the enclosed proxy card and proof of identity. If you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting, which will be announced and determined by the Chairman. At the appropriate time during the special meeting, the shareholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Even if you plan to attend the special meeting, each of Keystone and River Financial encourages its respective shareholders to vote by proxy so your vote will be counted if you later decide not to attend the special meeting.

Q:	Is the merger expected to be taxable to Keystone shareholders?

A:	We expect that to the extent Keystone shareholders receive River Financial common stock, shareholders will not be taxed on that portion of the merger consideration. We expect that holders of Keystone common stock will be taxed on any gain, but not loss, recognized on the exchange of their shares of Keystone common stock for the merger consideration for United States federal income tax purposes to the extent they receive the cash. You should read “United States Federal Income Tax Consequences of the Merger to Keystone Shareholders” beginning on page 101 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Q:	Can I change or revoke my vote?

A:

Yes. You may revoke any proxy at any time before it is voted in any of the following ways: (1) by personally appearing and choosing to vote at the applicable special meeting, if you are the shareholder of record, or you obtain and bring a broker representation letter in your name from your bank, broker or the holder of record and, in all cases, you bring proof of identity; (2) by written notification to Keystone or River Financial, as appropriate, which is received prior to the exercise of the proxy; or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the special meeting. Keystone shareholders may send their written revocation letter to Keystone Bancshares, Inc., Attention: Ray Smith, 2394 E. University Drive, Auburn, Alabama, 36830. Any shareholder entitled to vote in person at the Keystone special meeting may vote in person regardless of whether a proxy previously has been given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy. River Financial shareholders may send their written revocation letter to River Financial Corporation, Attention: Becky Hallman, P.O. Box 680249, Prattville, Alabama 36068 by U.S. Mail or

delivery or by email to rhallman@riverbankandtrust.com. Any shareholder entitled to vote in person at the River Financial special meeting may vote in person regardless of whether a proxy previously has been given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	Should I send in my stock certificates now?

A:	No. As a Keystone shareholder, you should not send in your Keystone stock certificates at this time. After completion of the merger, River Financial will cause instructions to be sent to you for exchanging Keystone stock certificates for shares of River Financial common stock and cash. Please do not send in your stock certificates with your proxy card. River Financial shareholders will remain as shareholders of River Financial following the merger, and if you are a shareholder of River Financial, you need not do anything as your shares will remain unchanged.

Q:	Whom can I contact if I cannot locate my Keystone stock certificate(s)?

A:	If you are unable to locate your original Keystone stock certificate(s), you should contact either Kim Long in Gadsden, Alabama at (256) 543-1950 or Angela Moulton in Auburn, Alabama at (334) 466-2210. Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit confirming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as River Financial may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.

Q:	When do you expect to complete the merger?

A:	We currently expect to complete the merger during the fourth quarter of 2015. However, we cannot assure you when or if the merger will occur. We must, among other things, first obtain the approvals of holders of Keystone common stock and River Financial common stock at their respective special meetings and the required regulatory approvals described below in “The Merger — Regulatory Approvals” beginning on page 72.

Q:	Will I be able to sell the River Financial common stock I receive pursuant to the merger?

A:	The River Financial common stock is not currently traded on any national securities exchange or quotation system, and a liquid market for the stock does not currently exist and may not develop after the merger.

Q:	Do I have any dissenters’ rights in connection with the merger?

A:	Yes, both Keystone and River Financial shareholders have dissenters’ rights of appraisal in connection with the merger. Under Alabama law, if you follow the procedures under Alabama law, you may dissent from the merger and receive the fair value of your common stock. To perfect your dissenters’ rights, you must follow precisely the required statutory procedures. If the merger is consummated, then to the extent you are successful in pursuing your dissenters’ rights, you will be paid cash for your common stock, and such cash payment may be taxable income to you. It is a condition to the merger that the number of shares as to which Keystone and River Financial shareholders exercise appraisal rights not exceed 5 percent of the respective shares outstanding. Please carefully review the information under the heading “The Merger — Dissenters’ Appraisal Rights in the Merger,” beginning on page 70.

Q:	Whom should I call with questions?

A:	Keystone shareholders may contact Ray Smith, Keystone’s CEO, by telephone at (256) 543-1950, Boles Pegues, Keystone’s President, by telephone at (334) 466-2210, or Rob Steen, Keystone’s SVP/Controller, by telephone at (334) 466-2210. River Financial shareholders should contact Jimmy Stubbs, President and CEO, by telephone at (334) 290-2700 or Becky Hallman, River Financial’s AVP Investor Relations/HR Director by telephone at (334) 290-2706.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement / prospectus and the documents that are made part of this proxy statement / prospectus by reference to other documents filed with the Securities and Exchange Commission, which is referred to in this proxy statement / prospectus as the SEC, include various forward-looking statements about River Financial and Keystone that are subject to risks and uncertainties. This document reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause River Financial’s, Keystone’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements. Forward-looking statements speak only as of the date they are made and neither River Financial nor Keystone assumes any duty to update forward-looking statements.

In addition to factors previously disclosed in reports filed with the SEC and those identified elsewhere herein, forward-looking statements include, but are not limited to, statements about (1) the expected benefits of the transaction between River Financial and Keystone and between River Bank & Trust and Keystone Bank, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (2) River Financial’s and Keystone’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. The statements are based upon the current beliefs and expectations of River Financial’s and Keystone’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, the forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated or implied in the forward-looking statements.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the businesses of River Financial and Keystone may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected;

•	the expected growth opportunities or costs savings from the transaction may not be fully realized or may take longer to realize than expected;

•	revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•	deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected;

•	governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe;

•	the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions;

•	reputational risks and the reaction of the companies’ customers to the transaction;

•	diversion of management time on merger related issues;

•	changes in asset quality and credit risk;

•	inflation;

•	customer acceptance of the combined company’s products and services;

•	customer borrowing, repayment, investment and deposit practices;

•	the introduction, withdrawal, success and timing of business initiatives;

•	the impact, extent, and timing of technological changes;

•	a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results;

•	the U.S. legal and regulatory framework, or changes in such framework, could adversely affect the operating results of the combined company;

•	the interest rate environment may compress margins and adversely affect net interest income; and

•	competition from other financial services companies in the combined company’s markets could adversely affect operations.

Additional factors that could cause River Financial’s, Keystone’s or the combined company’s results to differ materially from those described in the forward-looking statements can be found in River Financial’s and Keystone’s audited financial statements and the risk factors discussed at page 27. All subsequent written and oral forward-looking statements concerning River Financial, Keystone or the proposed merger or other matters and attributable to River Financial, Keystone or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. River Financial and Keystone do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

SUMMARY

This summary highlights the material information from this document. It may not contain all of the information that is important to you. We urge you to carefully read the entire document including “Risk Factors” at page 27 and the other documents to which we refer in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page 180. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

Information about the Companies (pages 104 and 137)

Keystone Bancshares, Inc.

Keystone is an Alabama corporation and a bank holding company incorporated in 2013 that is the owner of all of the outstanding capital stock of Keystone Bank, an Alabama banking corporation established in 2007. Keystone Bank operates 3 banking offices in Auburn, Opelika, and Gadsden, Alabama. Keystone Bank’s deposits are insured by the FDIC.

The principal executive offices of Keystone are located at 2394 E. University Drive, Auburn, Alabama, and its telephone number is (334) 466-2210. Additional information about Keystone is at “Information About Keystone” on page 137.

River Financial Corporation

River Financial is an Alabama corporation and a bank holding company incorporated in 2012 that is the owner of all of the outstanding capital stock of River Bank & Trust, an Alabama banking corporation, incorporated in 2006. River Bank & Trust operates 6 banking offices in Prattville, Wetumpka, Montgomery, and Alexander City, Alabama. River Bank & Trust’s deposits are insured by the FDIC.

The principal executive offices of River Financial are located at 2611 Legends Drive, Prattville, Alabama 36066 and its telephone number is (334) 290-1012. Additional information about River Financial is included at “Information About River Financial” on page 104.

In the Merger, Holders of Keystone Common Stock Will Have a Right to Receive Cash and Shares of River Financial Common Stock (page 75)

River Financial and Keystone are proposing the merger of Keystone with River Financial. If the merger is completed, Keystone will merge with and into River Financial, with River Financial being the continuing company. Under the terms of the merger agreement, holders of Keystone common stock outstanding as of the effective date of the merger will have a right to receive for each share of Keystone common stock held immediately prior to the merger $4.00 in cash and 1.00 share of River Financial common stock.

River Financial will not issue any fractional shares of River Financial common stock in the merger. Instead, a holder of Keystone common stock who otherwise would have received a fraction of a share of River Financial common stock will receive an amount in cash determined by multiplying the fraction of a share of River Financial common stock to which the holder would otherwise be entitled by $20.00.

Shareholders of River Financial will continue to hold their shares of River Financial common stock, which will be unchanged by the merger.

The merger agreement between River Financial and Keystone governs the merger. The merger agreement is included in this document as Annex A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this proxy statement / prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement.

River Financial Shareholders Will Retain Their Shares of River Financial Common Stock After the Merger.

Alabama law requires that shareholders of River Financial vote to approve the merger. Shareholders of River Financial will retain their shares of River Financial common stock in the merger. River Financial has 2,985,640 shares of common stock currently outstanding and will issue up to 1,883,292 shares in the merger assuming all Keystone options and warrants are exercised prior to the merger.

We Expect the Merger Will Be a Non-Taxable Transaction to Keystone Shareholders to the Extent River Financial Common Stock Is Received (page 101)

It is a condition to completion of the merger (which may be waived by the parties) that each of Keystone and River Financial receive a legal opinion of Balch & Bingham LLP and Jones Walker LLP, respectively, to the effect that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, for United States federal income tax purposes. The opinion will not bind the Internal Revenue Service, which could take a different view.

Generally, for United States federal income tax purposes, as a Keystone shareholder, you will recognize gain, but not loss, as a result of the exchange of your shares of Keystone common stock pursuant to the merger. The amount of gain you will recognize will be equal to the lesser of: (1) the amount of cash you receive; and (2) the excess of (x) the fair market value of the River Financial common stock and the amount of cash you receive over (y) your tax basis in your Keystone common stock. Any gain will be characterized as capital gain if the stock otherwise meets the definition of a capital asset under the Code.

You should read “United States Federal Income Tax Consequences of the Merger to Keystone Shareholders” starting on page 101 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation.

If you are a River Financial shareholder, the merger will have no tax effect upon your shares of River Financial common stock.

The United States federal income tax consequences described above may not apply to all holders of Keystone common stock. Your tax consequences will depend on your individual situation. Accordingly, Keystone strongly urges you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of Merger (page 72)

The merger will be accounted for as an “acquisition,” as that term is used under accounting principles generally accepted in the United States of America, for accounting and financial reporting purposes.

Comparative Market Prices and Share Information (page 26)

Neither the shares of River Financial common stock nor Keystone common stock are publicly traded. Shares of such common stock, when traded, have been traded in privately negotiated transactions, and transactions may have occurred at prices with which managements of River Financial and Keystone are not aware. As of June 30, 2015, the book value per share of River Financial was $15.01 and of Keystone was $15.66.

Sandler O’Neill + Partners LP Has Provided an Opinion to the Keystone Board of Directors Regarding the Merger Consideration (page 44 and Annex B)

On May 12, 2015, Sandler O’Neill + Partners LP, referred to as Sandler O’Neill, rendered its oral opinion to the board of directors of Keystone, which was subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions described to the Keystone board of directors during its presentation and set forth in its written opinion, the consideration to be paid to the holders of Keystone common stock in the proposed merger was fair, from a financial point of view, to holders of Keystone common stock. The full text of Sandler O’Neill’s written opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement / prospectus and is incorporated by reference herein. Keystone shareholders are urged to read the opinion in its entirety. Pursuant to an engagement letter between Keystone and Sandler O’Neill, Keystone has agreed to pay Sandler O’Neill a $400,000 transaction fee in connection with the merger, the majority of which is subject to and due and payable at the closing of the merger. Sandler O’Neill received a fee of $75,000 associated with the delivery of its fairness opinion, which became payable upon Sander O’Neill’s rendering its fairness opinion to the Keystone board of directors, which fairness opinion fee will be credited against the transaction fee due to Sandler O’Neill at the closing of the merger. Sandler O’Neill’s written opinion is addressed to the board of directors of Keystone, is directed only to the consideration to be paid in the merger and does not constitute a recommendation as to how any holder of Keystone common stock should vote with respect to the merger or any other matter. Sandler O’Neill has consented to the use of its opinion letter dated May 12, 2015, and the references to such letter in this proxy statement / prospectus.

Stephens Inc. Has Provided an Opinion to the River Financial Board of Directors Regarding the Merger Consideration (page 55 and Annex C)

In deciding to approve the merger, the River Financial board of directors considered the opinion of its financial advisor, Stephens Inc., provided to River Financial’s board of directors on May 12, 2015 that as of the date of the opinion, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the exchange ratio of River Financial common stock and cash payable to holders of Keystone common stock pursuant to the merger agreement was fair from a financial point of view to River Financial. The opinion of Stephens Inc. will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. Pursuant to an engagement letter between River Financial and Stephens Inc., River Financial has agreed to pay Stephens Inc. fees in connection with the merger, including a success fee of $200,000 contingent upon completion of the merger, and a fee of $100,000 for rendering its fairness opinion, which was paid upon issuing its fairness opinion. Stephens Inc. addressed its opinion to the River Financial board of directors, and the opinion is not a recommendation as to any action that a shareholder should take relating to the merger. Stephens, Inc. has consented to the use of its opinion letter dated May 12, 2015, and the references to such letter in this proxy statement/prospectus.

The Keystone Board of Directors Recommends that Holders of Keystone Common Stock Vote “FOR” the Adoption and Approval of the Merger Agreement (page 42)

The Keystone board of directors believes that the merger is in the best interests of Keystone and its shareholders and has approved the merger and the merger agreement. The Keystone board of directors recommends that holders of Keystone common stock vote “FOR” the adoption and approval of the merger agreement. In reaching its decision, the Keystone board of directors considered a number of factors, which are described in “The Merger — Keystone’s Reasons for the Merger” on page 42. The Keystone board of directors did not assign relative weights to the factors described in that section or the other factors considered by it. In addition, the Keystone board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Keystone board of directors may have given weights to different factors.

The River Financial Board of Directors Recommends that Holders of River Financial Common Stock Vote “FOR” the Adoption and Approval of the Merger Agreement and Other Proposals (pages 43, 83, 85 and 86)

The board of directors of River Financial believes that the merger is in the best interests of River Financial and its shareholders and has approved the merger and the merger agreement. The board of directors of River Financial recommends that holders of River Financial common stock vote “FOR” the adoption and approval of the merger agreement. In reaching its decision, the River Financial board of directors considered a number of factors which are described in “The Merger — River Financial’s Reasons for the Merger” on page 43. The River Financial board of directors did not assign relative weights to the factors described in that section or other factors considered by it. In addition, the River Financial board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of those factors. Individual members of the River Financial board of directors may have given weight to different factors.

In addition, to provide for the necessary shares to be issued in the merger, and for other future purposes, the River Financial board of directors recommends that you vote “FOR” the amendment to the articles of incorporation of River Financial to increase the number of shares of common stock from 5,000,000 to 10,000,000 shares. See “Approval to Increase the Number of River Financial Shares” at page 83.

As part of the merger, the River Financial board of directors will be reconstituted to consist of seven persons, four of whom will be selected by River Financial and three of whom will be selected by Keystone. The River Financial board recommends a vote “FOR” the setting of the number of directors at seven (7) effective at the merger. See “Approval to Establish the Number of River Financial Directors at Seven (7)” at page 85.

River Financial has in place a 2006 Incentive Stock Compensation Plan which expires in 2016 and pursuant to which stock options have been granted. The River Financial board of directors has approved a new plan, the 2015 Incentive Stock Compensation Plan, pursuant to which stock options, stock appreciation rights and restricted stock may be granted to officers and employees of River Financial and River Bank & Trust. The board of directors recommends that you vote “FOR” approval of this plan. See “Approval of River Financial’s 2015 Incentive Stock Compensation Plan” at page 86.

It is a condition to both River Financial’s and Keystone’s obligations to complete the merger that proposals (2) and (3) be approved by River Financial’s shareholders. If either of these proposals is not approved by the River Financial shareholders, the merger could not be completed, and either party could terminate the merger agreement, or the parties could renegotiate the terms of the merger, which would require shareholder approval. The merger may and is expected to be completed if proposal (4) is not approved. If proposal (4) is not approved, options under River Financial’s current plan could be used, but would be insufficient to provide options to satisfy all requirements. Also, non-qualified stock options, which do not require shareholder approval, could nevertheless be issued by the River Financial board of directors in amounts sufficient to satisfy the requirements for options to be issued. Such options would not have certain tax benefits generally available to the recipients of options. Finally, River Financial could delay the grant of options and seek shareholder approval at a future meeting. See “Approval of River Financial’s 2015 Incentive Stock Compensation Plan — Federal Income Tax Consequences of Awards,” at page 88.

Keystone’s Directors and Executive Officers will Receive Additional Benefits from the Merger (page 67)

When considering the information contained in this proxy statement / prospectus, including the recommendation of Keystone’s board of directors to vote to adopt and approve the merger agreement, holders of Keystone common stock should be aware that Keystone’s executive officers and members of Keystone’s board of directors may have interests in the merger that are different from, or in addition to, those of Keystone shareholders generally. These interests include the receipt of options and warrants to acquire River Financial common stock, indemnification, positions as certain officers and directors of River Financial and River Bank &

Trust, and certain employment arrangements. Gerald Ray Smith, Jr., W. Murray Neighbors and John A. Freeman, currently directors of Keystone, will become directors of River Financial. Each director of Keystone Bank will become a director of River Bank & Trust. Ray Smith and Boles Pegues, currently executive officers of Keystone, will serve as president of River Financial and River Bank & Trust and executive vice president of River Bank & Trust, respectively, following the merger. Ray Smith and Boles Pegues will each receive a merger integration payment of $225,000 and $155,000, respectively, at the closing of the merger, and options on 32,000 shares and 15,000 shares, respectively, of River Financial common stock. Mr. Smith and Mr. Pegues will also receive on-going compensation as executive officers at base annual salaries of $225,000 and $155,000, respectively, and change in control agreements which will provide for a lump sum payment of 2.99 times the base amount of Mr. Smiths’ compensation and a lump sum payment of 1.5 times Mr. Pegues’ base amount of compensation upon a future change in control of River Financial.

River Bank & Trust directors receive director fees of $5,000 per year. River Financial does not pay director fees. River Bank & Trust director fees are expected to be $7,500 for 2016. Keystone’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted and approved by holders of Keystone common stock. For additional information, please see the discussion under the caption “The Merger — Interests of Keystone’s Directors and Executive Officers in the Merger” on page 67.

Holders of Keystone Common Stock and Holders of River Financial Common Stock Each Have Appraisal Rights (page 70)

Appraisal rights, also referred to as dissenters’ rights, are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair cash value for their shares instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. The holders of Keystone common stock and the holders of River Financial common stock are each entitled to appraisal rights in the merger under the Alabama Business Corporation Law which we refer to herein as the ABCL. In short, a shareholder wishing to exercise appraisal rights must (1) not vote in favor of the merger, (2) deliver to Keystone, if a Keystone shareholder, or River Financial, if a River Financial shareholder, written notice of intent to demand payment under the appraisal rights, (3) submit a payment demand to River Financial following the merger within the time frame specified by a notice that River Financial will provide to such shareholder who provided notification under clause (2), and (4) surrender the certificate to River Financial that represents the shares subject to the appraisal. It is a condition to each of Keystone’s and River Financial’s obligation to close the merger that the number of shares as to which their respective shareholders exercise appraisal rights does not exceed 5 percent of the respective shares outstanding. For more information, See “The Merger — Dissenters’ Appraisal Rights in the Merger” beginning on page 70.

River Financial intends to borrow $7.0 Million to fund the $7,533,168 cash portion of the purchase price. (page 19)

River Financial intends to borrow from one or more commercial banks approximately $7.0 million to fund the major portion of the cash consideration in the Keystone merger. It is assumed that the interest rate would be 4.00 percent with principal and interest payable quarterly and an amortization of seven years. The terms of such financing could vary, and if River Financial is unable to obtain financing, or to obtain financing on terms it deems acceptable, River Financial would use cash from capital to fund the consideration.

Resale of River Financial Common Stock (page 74)

The shares of River Financial common stock to be issued to the shareholders of Keystone in connection with the merger will be freely tradable by such shareholders, except that if any former Keystone shareholders are deemed to be affiliates of River Financial, they must abide by certain transfer restrictions under the Securities Act of 1933, as amended.

Conditions Exist That Must Be Satisfied or Waived for the Merger to Occur (page 80)

Currently, River Financial and Keystone expect to complete the merger during the fourth quarter of 2015. As more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, receipt of the requisite approvals of holders of Keystone and River Financial common stock, satisfaction of conditions related to shareholder appraisal rights, and the receipt of all required regulatory approvals, including approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”) and the Alabama State Banking Department (“ASBD”). See “The Merger — Regulatory Approvals.”

River Financial and Keystone cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Keystone or River Financial May Terminate the Merger Agreement Under Certain Circumstances (page 81)

Keystone and River Financial may mutually agree to terminate the merger agreement before completing the merger, even after Keystone or River Financial shareholder approval, as long as the termination is approved by each of the Keystone and River Financial boards of directors.

The merger agreement may also be terminated in the following circumstances:

•	by River Financial or Keystone if the merger has not been completed on or before March 31, 2016;

•	by River Financial or Keystone if the requisite shareholder votes in connection with the merger agreement are not obtained;

•	by River Financial or Keystone if there is a breach of the merger agreement that would result in the failure of any of the closing conditions or a material breach of a representation, warranty, covenant or other agreement and such failure or breach cannot or has not been cured within 30 days after the breaching party receives written notice of such breach;

•	by Keystone if Keystone receives a superior proposal for another business combination and by River Financial if River Financial receives a superior proposal for another business combination; or

•	by River Financial or Keystone if (a) the board of directors of the other party shall have recommended to its shareholders that they tender their shares in a tender or exchange offer commenced by an unaffiliated third party for more than 20% of the outstanding shares, (b) the board of directors of the other party shall have effected a change in its recommendation or recommended to its shareholders acceptance or approval of a superior proposal, (c) the other party shall have notified the terminating party in writing that it is prepared to accept a superior proposal, or (d) the board of directors of such party shall have resolved to do any of the foregoing.

For a further description of these provisions, See “The Merger Agreement” on page 75.

Expenses and Termination Fees (page 78)

In general, each of Keystone and River Financial will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement, subject to specific exceptions discussed in this document. Upon termination of the merger agreement under specified circumstances, Keystone or River Financial may be required to pay the other party a termination fee of $300,000. See “The Merger Agreement — Agreement Not to Solicit Other Offers; Termination Fee” beginning on page 78 for a complete discussion of the circumstances under which the termination fee will be required to be paid.

Regulatory Approvals Required for the Merger (page 72)

Keystone and River Financial have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. The required regulatory approvals include approval from the Federal Reserve, FDIC and the ASBD. Keystone and River Financial have filed all applications and notifications believed to be necessary to obtain the required regulatory approvals.

Although we do not know of any reason why we cannot obtain the required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

The Rights of Holders of Keystone Common Stock May Change as a Result of the Merger (page 97)

The rights of holders of Keystone common stock are governed by Alabama law, as well as Keystone’s articles of incorporation and bylaws. After completion of the merger, the rights of former Keystone shareholders will continue to be governed by Alabama law but will also be governed by River Financial’s articles of incorporation and bylaws. See “Description of River Financial Common Stock” on page 94 and “Comparison of Shareholder Rights” on page 97.

Keystone Will Hold its Special Meeting on December 1, 2015 (page 35)

The Keystone special meeting will be held on December 1, 2015, at 2394 E. University Drive, Auburn, Alabama, at 5:00 p.m., local time. At the special meeting, holders of Keystone common stock will be asked to:

•	adopt and approve the merger agreement;

•	approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	vote on any other business properly brought before the special meeting or any adjournment or postponement thereof which is not now anticipated.

Record Date. Only holders of record of Keystone common stock at the close of business on October 26, 2015, will be entitled to vote at the special meeting. Each share of Keystone common stock is entitled to one vote. As of the record date of October 26, 2015, there were 1,814,992 shares of Keystone common stock entitled to vote at the special meeting.

Required Vote. Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Keystone common stock, and approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the affirmative vote of a majority of the votes cast, in each case assuming that a quorum is present.

All of the directors of Keystone have entered into support agreements with River Financial pursuant to which they have agreed, in their capacity as holders of Keystone common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement. As of the record date, these directors and their affiliates had the right to vote approximately 256,351 shares of Keystone common stock, or approximately 14.12% of the outstanding Keystone shares entitled to be voted at the special meeting. We expect these individuals to vote their Keystone common stock in favor of the approval of the merger agreement in accordance with those agreements.

River Financial Will Hold its Special Meeting on December 1, 2015 (page 38)

The River Financial special meeting will be held on December 1, 2015, at The Legends Conference Center, 2500 Legends Circle, Prattville, Alabama, at 5:30 p.m., local time. At the special meeting, holders of River Financial common stock will be asked to:

•	adopt and approve the merger agreement;

•	approve the increase in authorized shares from 5,000,000 to 10,000,000;

•	approve establishing the number of directors at seven (7);

•	approve the 2015 Incentive Stock Compensation Plan;

•	approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals; and

•	vote on any other business properly brought before the special meeting or any adjournment or postponement thereof, which is not now anticipated.

Record Date. Only holders of record of River Financial common stock at the close of business on October 26, 2015, will be entitled to vote at the special meeting. Each share of River Financial common stock is entitled to one vote. As of the record date of October 26, 2015, there were 2,985,640 shares of River Financial common stock entitled to vote at the special meeting.

Required Vote. Approval of the merger agreement requires the affirmative vote of two-thirds of the shares of common stock outstanding, and approval of the increase in authorized shares requires a majority vote of shares outstanding. Approval of setting the number of directors at seven and approval of the 2015 Incentive Stock Compensation Plan each requires approval of a majority of votes cast. The other proposals also require the affirmative vote of a majority of the votes cast, in all cases assuming that a quorum is present.

All of the directors of River Financial have entered into agreements with Keystone pursuant to which they have agreed, in their capacity as holders of River Financial common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement. As of the record date, these directors and their affiliates had the right to vote approximately 958,665 shares of River Financial common stock, or approximately 32% of the outstanding River Financial shares entitled to be voted at the special meeting. We expect these individuals to vote their River Financial common stock in favor of the approval of the merger agreement in accordance with those agreements.

Other Matters. You can find information on the other matters to be voted on at “Approval to Increase the Number of River Financial Authorized Shares” at page 83, “Approval to Establish the Number of River Financial Directors at Seven (7)” at page 85, and “Approval of River Financial’s Incentive Stock Compensation Plan” at page 86.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF RIVER FINANCIAL

(Amounts In Thousands Except Ratios, Share and Per Share Data,

Banking Locations and Full-time Equivalent Employees)

The following selected historical consolidated financial data as of and for the twelve months ended December 31, 2014 and 2013, is derived from the audited consolidated financial statements of River Financial Corporation. The following selected historical consolidated financial data as of and for the six months ended June 30, 2015 and 2014, is derived from the unaudited consolidated financial statements of River Financial Corporation and has been prepared on the same basis as the selected historical consolidated financial data derived from the audited consolidated financial statements and, in the opinion of River Financial’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates.

The results of operations as of and for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the twelve months ending December 31, 2015, or any future period. You should read the following selected historical consolidated financial data in conjunction with River Financial Corporation’s Management Discussion & Analysis of Financial Condition and Results of Operations, audited consolidated financial statements and accompanying notes for the twelve months ended December 31, 2014, and unaudited consolidated financial statements and accompanying notes for the six months ended June 30, 2015, each of which are included elsewhere in this joint proxy statement / prospectus.

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013
	(unaudited)
Summary of Operations:
Total interest income	$7,951	$7,642	$15,474	$14,740
Total interest expense	613	652	1,274	1,524
Net interest income	7,338	6,990	14,200	13,216
Provision for loan losses	278	528	1,057	957
Net interest income after provision for loan losses	7,060	6,462	13,143	12,259
Noninterest income	1,499	1,096	2,467	2,299
Noninterest expense	5,991	5,168	10,607	10,241
Income before income taxes	2,568	2,390	5,003	4,317
Income tax expense	749	731	1,523	1,366
Net income	1,819	1,659	3,480	2,951

Share and per common share data:
Basic net income per share	$0.61	$0.55	$1.16	$0.98
Diluted net income per share	$0.59	$0.54	$1.13	$0.96
Common equity per common share outstanding	$15.01	$14.72	$14.68	$12.80
Dividends per common share	$0.14	$0.10	$0.10	$—
Actual common shares outstanding	2,991,966	2,991,296	2,998,837	2,988,066
Weighted average common shares outstanding	2,992,727	2,992,897	2,992,315	3,015,928
Diluted weighted average common shares outstanding	3,101,934	3,077,939	3,086,740	3,065,688

Balance Sheet Data:
Total assets	$447,763	$438,089	$446,704	$443,483
Securities	117,500	145,255	130,285	154,456
Loans, net of unearned income	291,455	249,308	265,137	237,512
Allowance for loan losses	3,920	3,639	3,778	3,701
Deposits	385,164	378,744	378,831	395,317
Federal Home Loan Bank advances	10,000	8,500	6,000	—
Total stockholders’ equity	44,920	44,031	44,031	38,255
Average total assets	438,286	428,716	430,908	409,237
Average loans	277,721	243,083	250,778	227,589
Average interest earning assets	406,271	398,340	399,715	377,166
Average deposits	378,916	370,734	374,386	361,497
Average interest bearing deposits	296,753	295,811	296,584	292,512
Average interest bearing liabilities	311,284	313,814	311,856	301,590
Average total stockholders’ equity	44,639	39,900	41,273	38,296

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013
	(unaudited)
Selected Financial Ratios:
(ratios are annualized where applicable)
Return on average assets	0.83%	0.77%	0.81%	0.72%
Return on average equity	8.15%	8.32%	8.43%	7.71%
Average equity to average total assets	10.18%	9.31%	9.58%	9.36%
Dividend payout (5)	23.04%	17.84%	8.50%	0.00%
Efficiency ratio (1)	67.79%	63.91%	63.64%	66.01%
Net interest margin (2)	3.64%	3.54%	3.55%	3.50%
Net interest spread (3)	3.66%	3.54%	3.56%	3.56%

Capital Ratios (4):
Tier 1 leverage ratio	10.01%	9.36%	9.68%	9.25%
Common equity tier 1 (CET1) risk-based capital	13.30%	N/A	N/A	N/A
Tier 1 risk-based capital	13.30%	14.43%	14.40%	14.54%
Total risk-based capital	14.48%	15.68%	15.65%	15.79%

Asset Quality Ratios:
(ratios are annualized where applicable)
Net charge-offs to average loans	0.10%	0.49%	0.39%	0.50%
Allowance to period end loans	1.34%	1.46%	1.42%	1.56%
Allowance for loan losses to non-performing loans	143.64%	339.78%	367.15%	176.57%
Non-performing assets to total assets	0.93%	0.72%	0.75%	0.93%

Other Data:
Banking locations	5	5	5	5
Full-time equivalent employees	82	76	80	74

(1)	Efficiency ratio is noninterest expense divided by the sum of net interest income before the provision for loan losses plus noninterest income.
(2)	Net interest margin is net interest income (annualized for interim periods) divided by total average earning assets.
(3)	Net interest spread is the difference between the weighted average effective yield on interest earning assets and the average effective rate paid on interest bearing liabilities.
(4)	Capital ratios calculated on bank-only data. CET1 is only applicable beginning January 1, 2015 under regulatory capital regulations.
(5)	Dividend payout ratio is dividends paid divided by net income.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF KEYSTONE

(Amounts In Thousands, Except Ratios, Share and Per Share Data,

Banking Locations and Full-Time Equivalent Employees)

The following selected historical consolidated financial data as of and for the twelve months ended December 31, 2014 and 2013, is derived from the audited consolidated financial statements of Keystone Bancshares, Inc. and Subsidiary. The following selected historical consolidated financial data as of and for the six months ended June 30, 2015 and 2014, is derived from the unaudited consolidated financial statements of Keystone Bancshares, Inc. and Subsidiary and has been prepared on the same basis as the selected historical consolidated financial data derived from the audited consolidated financial statements and, in the opinion of Keystone’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates.

The results of operations as of and for the six months ended June 30, 2015, are not necessarily indicative of the results that may be expected for the twelve months ending December 31, 2015, or any future period. You should read the following selected historical consolidated financial data in conjunction with Keystone Management’s Discussion & Analysis of Financial Condition and Results of Operations, audited consolidated financial statements and accompanying notes for the twelve months ended December 31, 2014, and unaudited consolidated financial statements and accompanying notes for the six months ended June 30, 2015, each of which are included elsewhere in this joint proxy statement/prospectus.

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013
	(Unaudited)
Summary of Operations:
Total interest income	$5,110	$4,934	$10,029	$10,012
Total interest expense	692	726	1,421	1,717
Net interest income	4,418	4,208	8,608	8,295
Provision for loan losses	122	70	425	380
Net interest income after provision for loan losses	4,296	4,138	8,183	7,915
Noninterest income	1,109	716	1,679	1,836
Noninterest expense	3,830	2,971	6,237	5,957
Income before income taxes	1,575	1,883	3,625	3,794
Income tax expense	457	559	1,034	1,116
Net income	1,118	1,324	2,591	2,678

Share and per common share data:
Basic net income per share	$.62	$.75	$1.46	$1.48
Diluted net income per share	$.62	$.74	$1.44	$1.47
Common equity per common share outstanding	$15.67	$14.42	$15.07	$13.61
Dividends per common share	$—	$—	$.20	$.075
Actual common shares outstanding	1,789,992	1,763,792	1,788,792	1,763,792
Weighted average common shares outstanding	1,789,332	1,763,792	1,770,042	1,808,792
Diluted weighted average common shares outstanding	1,816,317	1,777,932	1,797,159	1,822,711

	Six Months Ended June 30,		Years Ended December 31,
	2015	2014	2014	2013
	(Unaudited)
Balance Sheet Data:
Total assets	$255,624	$243,054	$239,095	$234,947
Securities	35,670	40,026	39,442	38,798
Loans held for sale	3,034	3,358	703	689
Loans, net of unearned income	176,171	161,753	164,487	155,837
Allowance for loan losses	2,436	2,374	2,370	2,345
Deposits	219,576	209,986	204,559	202,761
Short-term borrowings	6,500	6,500	6,500	6,576
Total stockholders’ equity	28,036	25,430	26,953	24,007
Average total assets	250,246	239,116	240,167	232,184
Average loans	172,012	156,683	161,003	156,002
Average interest earning assets	230,580	221,348	223,628	216,067
Average deposits	215,022	206,276	206,725	200,142
Average interest bearing deposits	187,357	181,701	180,627	177,243
Average interest bearing liabilities	193,867	188,291	187,171	183,743
Average total stockholders’ equity	27,495	24,719	25,480	23,609

Selected Financial Ratios:
(ratios are annualized where applicable)
Return on average assets	0.89%	1.11%	1.08%	1.15%
Return on average equity	8.13%	10.71%	10.17%	11.34%
Average equity to average total assets	10.99%	10.34%	10.62%	10.17%
Dividend payout	—	—	13.62%	5.08%
Efficiency ratio(1)	69.30%	60.34%	60.63%	58.80%
Net interest margin(2)	3.83%	3.80%	3.85%	3.84%
Net interest spread(3)	3.72%	3.69%	3.73%	3.70%

Capital Ratios(4):
Tier 1 leverage ratio	10.94%	10.50%	11.18%	10.38%
Common equity tier 1 (CET1) risk-based capital	13.87%	N/A	N/A	N/A
Tier 1 risk-based capital	13.87%	14.21%	14.87%	13.90%
Total risk-based capital	15.09%	15.46%	16.12%	15.15%

Asset Quality Ratios:
(ratios are annualized where applicable)
Net charge-offs to average loans	.07%	.05%	.25%	.26%
Allowance to period end loans	1.38%	1.47%	1.44%	1.50%
Allowance for loan losses to non-performing loans	95.94%	92.26%	131.74%	95.48%
Non-performing assets to total assets	1.42%	1.23%	1.28%	1.32%

Other Data:
Banking locations	3	3	3	3
Full-time equivalent employees	44	44	43	45

(1)	Efficiency ratio is non-interest expense divided by the sum of net interest income before the provision for loan losses plus non-interest income.
(2)	Net interest margin is net interest income (annualized for interim periods) divided by total average earning assets.
(3)	Net interest spread is the difference between the average yield on interest earning assets and the average yield on interest bearing liabilities.
(4)	Capital ratios calculated on bank-only data. CET1 was applicable beginning January 1, 2015 under Basel III.

UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table shows unaudited pro forma condensed combined financial information about the financial condition and results of operations after giving effect to the merger. The unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting, and that River Financial will record the assets and liabilities of Keystone at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on June 30, 2015. The unaudited pro forma condensed combined income statements for the year ended December 31, 2014 and the six months ended June 30, 2015, give effect to the merger as if the merger had become effective at January 1, 2014. River Financial intends to borrow approximately $7.0 million from one or more commercial banks to fund the cash portion of the merger consideration to be paid to Keystone shareholders. No financing is currently in place, but River Financial expects to obtain a $7.0 million loan at 4.00 percent with interest and principal payable quarterly with an amortization of seven years.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary determinations of the fair value of assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual fair values that will be recorded upon completion of the merger.

River Financial Corporation and Keystone Bancshares, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

June 30, 2015

	Historical		Pro Forma Adjustments		Pro Forma Combined
	River Financial	Keystone
Assets
Cash and due from banks	$13,371	$3,093	$(950	)(a)
			(950	)(b)
			7,000	(f)
			(7,160	)(g)	$14,404

			(2,060)
Interest-bearing deposits in banks	118	22,462			22,580
Federal funds sold	—	1,006			1,006

Cash and cash equivalents	13,489	26,561			37,990

Certificates of deposit in banks	1,494	—			1,494
Securities available-for-sale	117,500	35,670			153,170

Loans, net of deferred fees	291,455	179,205	(3,584	)(c)	467,076
Less allowance for loan losses	(3,920)	(2,436)	2,436	(c)	(3,920)

Net loans	287,535	176,769			463,156

Premises and equipment, net	13,298	6,367			19,665
Accrued interest receivable	1,498	703			2,201
Bank owned life insurance	9,818	6,392			16,210
Foreclosed assets	1,453	1,086	(326	)(c)	2,213
Goodwill	0	—	7,485	(c)	7,485

	Historical		Pro Forma Adjustments		Pro Forma Combined
	River Financial	Keystone
Other intangible assets	0	—	2,384	(c)	2,384
Investment in unconsolidated subsidiaries	—	—			—
Other assets	1,678	2,076	333	(a)
			333	(b)
			(14)	(c)	4,406

			652

Total Assets	$447,763	$255,624			$710,374

Liabilities
Noninterest bearing deposits	$86,731	$26,780			$113,511
Interest bearing deposits	298,433	192,796			491,229

Total deposits	385,164	219,576			604,740
Short term borrowings	6,988	—			6,988
Long term borrowings	10,000	6,500	7,000	(f)	23,500
Other liabilities	691	1,512			2,203

Total Liabilities	402,843	227,588			637,431

Equity
Common stock	3,058	1,790	(1,790	)(d)
			1,790	(e)	4,848
Additional paid-in capital	35,200	16,045	(16,045	)(d)
			26,850	(e)	62,050

			10,805
Retained earnings	7,392	10,197	(10,197	)(d)
			(617	)(a)	6,775

			(10,814)
Accumulated other comprehensive income	188	4	(4	)(d)	188
Treasury stock	(918)	—			(918)

Total Equity	44,920	28,036			72,943

Total Liabilities and Equity	$447,763	$255,624			$710,374

(a)	Entry to reflect estimated closing costs associated with the transaction paid by River Financial prior to, or at closing. This total includes, among other things, estimated costs for legal, accounting and advisory services and data processing conversion costs.

Estimated total costs	$950
Estimated income tax effect	333

Estimated impact on net stockholders’ equity	$617

(b)	Entry to reflect estimated closing costs associated with the transaction paid by Keystone prior to, or at closing. This total includes, among other things, estimated costs for legal, accounting and advisory services and data processing conversion costs.

Estimated total costs	$950
Estimated income tax effect	333

Estimated impact on net assets acquired	$617

(c)	Based on current estimates of fair value on the June 30, 2015 balance sheet of Keystone, River Financial would record approximately $7.5 million of goodwill. The core deposit intangible was estimated to be 1.5% of Keystone’s core deposits. An estimated discount was applied to Keystone’s total loans of 1.4% for credit discount and 0.6% for accretable discount to compute the estimated fair value. An estimated discount of 30% was applied to Keystone’s foreclosed assets.

Purchase Price	$35,800
Equity of Keystone	28,036
Deal charges paid by Keystone, net of tax effect	(617)
Core deposit intangible asset	2,384
Eliminate Keystone allowance for loan losses	2,436
Adjust Keystone loans to fair market value	(3,584)
Adjust Keystone foreclosed assets to fair value	(326)
Deferred tax asset resulting from accounting marks	(14)

Adjusted equity of Keystone	28,315

Estimated Goodwill	$7,485

(d)	Entry to eliminate equity of Keystone.
(e)	Entry to record River Financial common stock issued to Keystone shareholders based on 1,789,992 shares issued at $16.00 per share and $1 par value per share.

River Financial common shares issued — par value	$1,790
Additional paid in capital on shares issued	26,850

Total	$28,640

(f) Long term debt issued by River Financial to fund cash consideration paid to Keystone shareholders. Terms assumed are $7,000 principal, interest rate of 4%, final maturity in 7 years with quarterly payments of principal and interest.	$7,000
(g) Cash consideration paid to Keystone shareholders based on 1,789,992 shares at $4.00 per share.	$7,160

River Financial Corporation and Keystone Bancshares, Inc.

Unaudited Pro Forma Combined Condensed Statement on Income

For the Six Months Ended June 30, 2015

	Historical		Pro Forma Adjustments		Pro Forma Combined
	River Financial	Keystone
Interest and fees on loans	$6,724	$4,565	112	(a)	$11,401
Interest and dividends on securities	1,216	448			1,664
Other interest income	11	97			108

Total interest income	7,951	5,110	112		13,173
Interest on deposits	582	655			1,237
Other interest expense	31	37	137	(d)	205

Total interest expense	613	692	137		1,442

Net interest income	7,338	4,418	(25)		11,731
Provision for loan losses	278	122			400

Net interest income after provision for loan losses	7,060	4,296	(25)		11,331
Total noninterest income	1,499	1,109			2,608
Total noninterest expense	5,991	3,830	195	(b)	10,016

Net income before income taxes	2,568	1,575	(220)		3,923
Provision for income taxes	749	457	(81	)(c)	1,125

Net income	1,819	1,118	(139)		2,798

Basic earnings per share	$0.61	$0.62			$0.59
Diluted earnings per share	$0.59	$0.62			$0.57
Average shares outstanding — basic	2,992,727	1,789,332			4,782,059
Average shares outstanding — diluted	3,101,934	1,816,317			4,918,251

1.	The pro forma income statements assume the merger of River Financial and Keystone occurred on January 1, 2014
2.	The following adjustments were made to the historical income statements to reflect the purchase accounting entry and related fair value adjustments.
(a)	Entry to record the accretable discount recognized during the period. Total accretable discount is estimated to be $1,124 and is amortized over 5 years using accelerated method.
(b)	Entry to record the core deposit amortization for the period. Total core deposit intangible is estimated to be $2,384 and is amortized over 10 years using accelerated method.
(c)	Entry to record the tax effect of the pro forma adjustments assuming a 37% tax rate.
(d)	Interest expense on debt issued in the merger transaction.

River Financial Corporation and Keystone Bancshares, Inc.

Unaudited Pro Forma Combined Condensed Statement on Income

For the Year Ended December 31, 2014

	Historical		Pro Forma Adjustments		Pro Forma Combined
	River Financial	Keystone
Interest and fees on loans	$12,629	$8,760	225	(a)	$21,614
Interest and dividends on securities	2,811	1,005			3,816
Other interest income	34	264			298

Total interest income	15,474	10,029	225		25,728
Interest on deposits	1,244	1,349			2,593
Other interest expense	30	72	265	(d)	367

Total interest expense	1,274	1,421	265		2,960

Net interest income	14,200	8,608	(40)		22,768
Provision for loan losses	1,057	425			1,482

Net interest income after provision for loan losses	13,143	8,183	(40)		21,286
Total noninterest income	2,467	1,679			4,146
Total noninterest expense	10,606	6,237	433	(b)	17,276

Net income before income taxes	5,004	3,625	(473)		8,156
Provision for income taxes	1,524	1,034	(175	)(c)	2,383

Net income	3,480	2,591	(298)		5,773

Basic earnings per share	$1.16	$1.46			$1.21
Diluted earnings per share	$1.13	$1.44			$1.18
Average shares outstanding — basic	2,992,315	1,770,042			4,762,357
Average shares outstanding — diluted	3,086,740	1,797,159			4,883,899

1.	The pro forma income statements assume the merger of River Financial and Keystone occurred on January 1, 2014
2.	The following adjustments were made to the historical income statements to reflect the purchase accounting entry and related fair market value adjustments.
(a)	Entry to record the accretable discount recognized during the period. Total accretable discount is estimated to be $1,124 and is amortized over 5 years using accelerated method.
(b)	Entry to record the core deposit amortization for the period. Total core deposit intangible is estimated to be $2,384 and is amortized over 10 years using accelerated method.
(c)	Entry to record the tax effect of the pro forma adjustments assuming a 37% tax rate.
(d)	Interest expense on debt issued in the merger transaction.

Historical and Pro Forma Per Share Data for River Financial and Keystone

The following table sets forth for River Financial common stock and Keystone common stock certain historical, pro forma and pro forma-equivalent per share financial information. The pro forma and pro forma-equivalent per share information gives effect to the merger as if the merger had been effective as of the dates presented, in the case of the book value data, and as if the merger had become effective on January 1, 2014, in the case of the net income and dividends declared data. The unaudited pro forma data in the table assumes that the merger is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the combined company’s results of operations. The pro forma financial adjustments record the assets and liabilities of Keystone at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed. See “Unaudited Selected Pro Forma Condensed Combined Financial Information” on page 19.

	At or For the Six Months Ended June 30, 2015	At or For the Year Ended December 31, 2014
Book Value Per Share
River Financial	$15.01	$14.68
Keystone	$15.67	$15.07
Pro forma combined (1)	$15.25	$15.05
Keystone merger equivalent (2)	$15.25	$15.05
Dividends declared per share
River Financial	$0.14	$0.10
Keystone	$—	$0.20
Pro forma combined (3)	$0.14	$0.10
Keystone merger equivalent (2)	$0.14	$0.10
Basic earnings per share
River Financial	$0.61	$1.16
Keystone	$0.62	$1.46
Pro forma combined	$0.59	$1.21
Keystone merger equivalent (2)	$0.59	$1.21
Diluted earnings per share
River Financial	$0.59	$1.13
Keystone	$0.62	$1.44
Pro forma combined	$0.57	$1.18
Keystone merger equivalent (2)	$0.57	$1.18

(1)	Calculated by dividing the pro forma stockholders’ equity by the pro forma shares outstanding as follows:

Pro forma stockholders’ equity (thousands)	$72,943	$72,054
Pro forma shares outstanding	4,783,129	4,788,829

(2)	Computed by multiplying the pro forma combined information by the exchange ratio of 1:1.
(3)	Assumes the dividends per share declared and paid by River in 2015 and 2014 is unchanged for pro forma purposes.

COMPARATIVE PER SHARE DATA

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and revenue enhancement opportunities. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible business model changes as a result of current market conditions which may impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods nor is it indicative of the results of operations in future periods or the future financial position of the combined company. The Comparative Per Share Data table for the year ended December 31, 2014, combines the historical income per share data of River Financial and subsidiaries and Keystone and subsidiaries giving effect to the transactions as if the merger, using the acquisition method of accounting, had become effective on January 1, 2014. The pro forma adjustments are based upon available information and certain assumptions that River Financial’s management believes are reasonable. Upon completion of the merger, the operating results of Keystone will be reflected in the consolidated financial statements of River Financial on a prospective basis.

(Unaudited)	December 31, 2014 (12 months)
	Income Common	Book Value — Common	Cash Dividends — Common*

River Financial Historical	$1.16	$14.68	$0.10
Keystone Historical	$1.46	$15.07	$0.20
Pro Forma Combined	$1.20	$15.06	$0.10

*	Dividends paid annually

COMPARATIVE MARKET PRICES AND DIVIDENDS

The shares of common stock of Keystone and River Financial are not traded on a public market. Thus, there is no public market for the shares of Keystone and River Financial common stock, and no public market may develop for River Financial common stock following the merger.

Shares of common stock of Keystone and River Financial, when traded, are traded in privately negotiated transactions, and some trades are at prices of which management is unaware.

Management of Keystone is aware of trades of Keystone common stock since January 1, 2013 at prices ranging from $10.00 to $20.00 per share. The most recent trade of which management is aware took place in the third quarter of 2015 at $20.00 per share.

Management of River Financial is aware of trades of River Financial common stock since January 1, 2013 at prices ranging from $13.00 to $16.00 per share. The most recent trade of which management is aware took place on June 30, 2015, at $16.00 per share.

The following chart shows the dividends paid per share of Keystone and River Financial common stock.

	Keystone	River Financial
2013	$0.075	$0
2014	$0.20	$0.10
2015	$ 0*	$0.14*

*	Dividends are normally paid annually

The merger agreement provides that neither Keystone nor River Financial shall pay dividends on its common stock prior to completion of the merger.

As of June 30, 2015, there were approximately 370 holders of record of Keystone common stock and 380 holders of record of River Financial common stock.

The payment of dividends by River Financial and Keystone is subject to certain regulations that may limit or prevent the payment of dividends in certain circumstances. See “Supervision and Regulation — Payment of Dividends.”

RISK FACTORS

In addition to the other information included in or incorporated by reference into this proxy statement / prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 5 of this proxy statement / prospectus, holders of Keystone common stock and River Financial common stock should consider the matters described below in determining whether to adopt and approve the merger agreement. If any of the following risks or other risks, which have not been identified or which River Financial and Keystone may believe are immaterial or unlikely, actually occur, the business, financial condition and results of operations of the combined company could be adversely affected. Many factors, including those described below, could cause actual results to differ materially from those discussed in forward-looking statements.

Risks Related to the Merger

Holders of Keystone common stock will have a reduced ownership and voting interest after the merger and may exercise less influence over management.

Holders of Keystone common stock currently have the right to vote in the election of the Keystone board of directors and on other matters affecting Keystone. When the merger occurs, each holder of Keystone common stock that receives shares of River Financial common stock will become a shareholder of River Financial with a percentage ownership of the combined organization that is smaller than such shareholder’s current percentage ownership of Keystone. As a result, holders of Keystone common stock may have less influence on the management and policies of River Financial than they now have on the management and policies of Keystone. Up to 1,883,292 shares of River Financial common stock may be issued to Keystone shareholders in the merger including shares to be issued pursuant to Keystone options and warrants that may be exercised prior to the merger. There are currently 2,985,640 shares of River Financial common stock outstanding. Thus, current Keystone shareholders will own approximately 39 percent of the River Financial common stock outstanding after the merger. See “The Merger” beginning on page 41.

River Financial may not be able to successfully integrate Keystone or realize the anticipated benefits of the merger.

River Financial’s merger with Keystone involves the combination of two bank holding companies that previously have operated independently. A successful combination of the operations of the two entities will depend substantially on River Financial’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. River Financial may not be able to combine the operations of Keystone with its operations without encountering difficulties, such as:

•	the loss of key employees and customers;

•	the disruption of operations and business;

•	inability to maintain and increase competitive presence;

•	deposit attrition, customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	unexpected problems with costs, operations, personnel, technology and credit; and/or

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions and governmental actions affecting the financial industry generally may inhibit River Financial’s successful integration of Keystone.

Further, River Financial entered into the merger agreement with the expectation that the merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company throughout River Financial’s new footprint, cross-selling opportunities, technology, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether River Financial integrates Keystone in an efficient and effective manner, and general competitive factors in the marketplace. River Financial also believes that its ability to successfully integrate Keystone with its operations will depend to a large degree upon its ability to retain Keystone’s existing management personnel. Although River Financial will enter into employment arrangements with certain key employees of Keystone following the merger, there can be no assurances that these key employees will not depart. See “The Merger — Interests of Keystone Directors and Executive Officers in the Merger” beginning on page 67.

River Financial’s failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact its business, financial condition and operating results. In addition, the attention and effort devoted to the integration of Keystone with River Financial’s existing operations may divert management’s attention from other important issues and could be adverse to its business. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The merger consideration is fixed despite any changes in River Financial’s or Keystone’s book value or stock prices.

The book value of the River Financial common stock to be received, as well as the book value of the Keystone common stock currently owned, may vary between the date of this proxy statement / prospectus, the date of the special meetings and the closing of the merger. Such variations may result from changes in the respective companies’ business, operations or prospects, regulatory considerations, general market and economic conditions or other factors. Despite any such variations, the merger consideration that Keystone’s stockholders are entitled to receive will not change.

There is no organized public trading market for River Financial common stock, and there can be no assurance that a public market will develop.

There is no organized trading market for the shares of common stock of River Financial or Keystone. There can be no expectation that a public market for River Financial common stock will develop following the merger. River Financial will be subject to the reporting requirements of the Securities Exchange Act of 1934 following the merger, and, as a result, River Financial may consider the development of a public market for its common stock. However, no such decision has been made. See “Comparative Market Prices and Dividends” on page 26.

Because there is no public market for River Financial’s or Keystone’s common stock, it is difficult to determine the fair value of the merger consideration.

The outstanding shares of River Financial’s and Keystone’s common stock are privately held and are not traded in any public market. This lack of a public market makes it difficult to determine the fair value of such common stock. The respective boards of directors of River Financial and Keystone did obtain fairness opinions from their financial advisors; however, because there is no public market for River Financial’s or Keystone’s common stock, such opinions may not be indicative of the fair market value of the shares of River Financial’s or Keystone’s common stock.

The merger agreement limits Keystone’s ability to pursue an alternative acquisition proposal and requires Keystone to pay a termination fee of $300,000 under limited circumstances relating to alternative acquisition proposals.

The merger agreement prohibits Keystone from soliciting, initiating, encouraging or facilitating certain alternative acquisition proposals with any third party, unless the directors determine in good faith (after consultation with legal and financial advisors) that (1) a proposed acquisition transaction with an entity other than River Financial would be required in order for its directors to comply with their fiduciary duties and (2) that such alternative transaction is reasonably likely to be consummated and would result in a transaction more favorable to Keystone’s shareholders from a financial point of view than the merger with River Financial. See “The Merger Agreement — Agreement Not to Solicit Other Offers; Termination Fee” on page 78. The merger agreement also provides for the payment by Keystone to River Financial of a termination fee in the amount of $300,000 in the event that Keystone terminates the merger agreement for certain reasons. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Keystone from considering or proposing such an acquisition. See “The Merger Agreement — Agreement Not to Solicit Other Offers; Termination Fee” on page 78.

The merger agreement also limits River Financial’s ability to pursue an alternative acquisition proposal and requires River Financial to pay a termination fee of $300,000 under limited circumstances relating to alternative acquisition proposals.

The merger agreement also prohibits River Financial from soliciting, initiating, encouraging or facilitating certain alternative acquisition proposals with any third party, unless the directors determine in good faith (after consultation with legal and financial advisors) that (1) a proposed acquisition transaction with an entity other than Keystone would be required in order for its directors to comply with their fiduciary duties and (2) that such alternative transaction is reasonably likely to be consummated and would result in a transaction more favorable to River Financial’s shareholders from a financial point of view than the merger with Keystone. See “The Merger Agreement — Agreement Not to Solicit Other Offers; Termination Fee” on page 78. The merger agreement also provides for the payment by River Financial to Keystone of a termination fee in the amount of $300,000 in the event that River Financial terminates the merger agreement for certain reasons. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of River Financial from considering or proposing such an acquisition. See “The Merger Agreement — Agreement Not to Solicit Other Offers; Termination Fee” on page 78.

Neither Keystone nor River Financial has obtained an updated opinion from its respective investment banker reflecting changes in circumstances that may have occurred since the signing of the merger agreement.

Keystone has not obtained an updated opinion as of the date of this document from Sandler O’Neill + Partners, LP, which is Keystone’s financial advisor, regarding the fairness, from a financial point of view, of the consideration to be paid in connection with the merger. Similarly, River Financial has not obtained an updated opinion as of the date of this document from Stephens Inc., which is River Financial’s financial advisor, regarding the fairness, from a financial point of view, of the exchange ratio of River Financial common stock and cash to be paid in connection with the merger. Changes in the operations and prospects of River Financial or Keystone, general market and economic conditions and other factors which may be beyond the control of River Financial and Keystone, and on which each fairness opinion was based, may have altered the value of River Financial or Keystone or the value of shares of River Financial common stock and shares of Keystone common stock as of the date of this document, or may alter such values by the time the merger is completed. Neither opinion speaks as of any date other than the date of that opinion. For a description of the opinion Keystone received from its financial advisor, please refer to “The Merger — Opinion of Keystone’s Financial Advisor” beginning on page 44. For a description of the other factors considered by Keystone’s board of directors in determining to approve the merger, please refer to “The Merger — Keystone’s Reasons for the Merger” beginning on page 42. For a description of the opinion River Financial received from its financial advisor, please refer to “The Merger — Opinion of River Financial’s Advisor” beginning on page 55. For a description of the other factors considered by River Financial’s board of directors in determining to approve the merger, please refer to “The Merger — River Financial’s Reasons for the Merger” beginning on page 43.

The merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the combined company following the merger.

Before the merger may be completed, various approvals or consents must be obtained from the Federal Reserve, the FDIC, the ASBD and other regulatory authorities. These government entities, including the Federal Reserve, may impose conditions on the completion of the merger or the merger of Keystone Bank with River Bank & Trust, or require changes to the terms of the merger. Although River Financial and Keystone do not currently expect that any material conditions or changes would be imposed, there can be no assurances that they will not be. Such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger. See “The Merger — Regulatory Approvals” at page 72.

If the merger is not completed, River Financial and Keystone will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of River Financial and Keystone has incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement / prospectus and all filing and other fees paid to the SEC and regulatory agencies in connection with the merger. If the merger is not completed, River Financial and Keystone would have to recognize these expenses without realizing the expected benefits of the merger.

Keystone’s directors and certain executive officers have interests in the merger that may differ from the interests of Keystone’s shareholders including, if the merger is completed, the receipt of financial and other benefits.

Keystone’s directors and certain of Keystone’s executive officers have interests in the merger that are in addition to, and may be different from, the interests of Keystone shareholders generally. In the case of certain executive officers, these interests are certain employment arrangements to continue their employment after the merger. See “The Merger — Interests of Keystone Directors and Executive Officers in the Merger” beginning on page 67 for a discussion of these interests.

The shares of River Financial common stock to be received by Keystone shareholders as a result of the merger may have different rights from the shares of Keystone common stock.

Upon completion of the merger, Keystone shareholders will become River Financial shareholders and, in such event, their rights as shareholders will be governed by the River Financial articles of incorporation and bylaws. Both River Financial and Keystone are Alabama corporations and the rights of such shareholders are substantially the same. A comparison of the rights associated with Keystone common stock with River Financial common stock is provided at “Comparison of Shareholders’ Rights” beginning on page 97.

Risks Related to the Combined Company After the Merger

Like most banking organizations, River Financial’s business is highly susceptible to credit risk.

As a lender, River Financial is exposed to the risk that River Financial’s customers will be unable to repay their loans according to their terms and that the collateral securing the payment of their loans (if any) may not be sufficient to assure repayment. Credit losses could have a material adverse effect upon River Financial’s operating results. River Financial’s credit risk with respect to its consumer installment and commercial loan portfolios relates principally to the general creditworthiness of individuals and businesses within River Financial’s local market areas. River Financial’s credit risk with respect to River Financial’s residential and commercial real estate mortgage and construction loan portfolios relates principally to the general creditworthiness of individuals and businesses and the value of real estate serving as security for the repayment of the loans. A related risk in connection with loans secured by commercial real estate is the effect of unknown or unexpected environmental contamination, which could make the real estate effectively unmarketable or otherwise significantly reduce its value as security, or could expose River Financial to remediation liabilities as the lender. See “River Financial Corporation’s Management Discussion & Analysis of Financial Condition and Results of Operations” on page 114.

River Financial’s allowance for loan losses may not be sufficient to cover actual loan losses, which could adversely affect its earnings.

River Financial maintains an allowance for loan losses in an attempt to cover loan losses inherent in River Financial’s loan portfolio. Additional loan losses will likely occur in the future and may occur at a rate greater than River Financial has experienced to date.

The determination of the allowance for loan losses, which represents management’s estimate of probable losses inherent in River Financial’s credit portfolio, involves a high degree of judgment and complexity. River Financial’s policy is to establish reserves for estimated losses on delinquent and other problem loans when it is determined that losses are expected to be incurred on such loans. Management’s determination of the adequacy of the allowance is based on various factors, including an evaluation of the portfolio, past loss experience, current economic conditions, the volume and type of lending conducted by River Financial, composition of the portfolio, the amount of River Financial’s classified assets, seasoning of the loan portfolio, the status of past due principal and interest payments and other relevant factors. Changes in such estimates may have a significant impact on River Financial’s financial statements. If River Financial’s assumptions and judgments prove to be incorrect, River Financial’s current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in its loan portfolio. Federal and state regulators also periodically review River Financial’s allowance for loan losses and may require River Financial to increase its provision for loan losses or recognize further loan charge-offs, based on judgments different than those of its management. Any increase in River Financial’s allowance for loan losses would have an adverse effect on its operating results and financial condition.

Commercial and commercial real estate loans generally are viewed as having more risk of default than residential real estate loans or other consumer loans or investments. These types of loans also typically are larger than residential real estate loans and other consumer loans. Because the loan portfolio contains a significant number of commercial and commercial real estate loans with relatively large balances, the deterioration of a material amount of these loans may cause a significant increase in nonperforming assets. An increase in nonperforming loans could result in a loss of earnings from these loans, an increase in the provision for loan losses or an increase in loan charge-offs, which would have an adverse impact on River Financial’s results of operations and financial condition. See “River Financial Corporation’s Management Discussion & Analysis of Financial Condition and Results of Operations” on page 114.

Changes in interest rates and other factors beyond River Financial’s control may adversely affect its earnings and financial condition.

River Financial’s net income depends to a great extent upon the level of its net interest income. Changes in interest rates can increase or decrease net interest income and net income. Net interest income is the difference between the interest income River Financial earns on loans, investments and other interest-earning assets, and the interest River Financial pays on interest-bearing liabilities, such as deposits and borrowings. Net interest income is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income.

Changes in market interest rates are affected by many factors beyond River Financial’s control, including inflation, unemployment, the money supply, international events, and events in world financial markets. River Financial attempts to manage its risk from changes in market interest rates by adjusting the rates, maturity, repricing, and balances of the different types of interest-earning assets and interest-bearing liabilities, but interest rate risk management techniques are not exact. As a result, a rapid increase or decrease in interest rates could have an adverse effect on River Financial’s net interest margin and results of operations. Changes in the market interest rates for types of products and services in River Financial’s markets also may vary significantly from location to location and over time based upon competition and local or regional economic factors.

See “River Financial Corporation’s Management Discussion & Analysis of Financial Condition and Results of Operations” on page 114.

If River Financial or River Bank & Trust were unable to borrow funds through access to capital markets, River Bank & Trust may not be able to meet the cash flow requirements of its depositors and borrowers, or the operating cash needs to fund corporate expansion and other corporate activities.

Liquidity is the ability to meet cash flow needs on a timely basis at a reasonable cost. River Bank & Trust’s liquidity primarily is used to make loans and to repay deposit liabilities as they become due or are demanded by customers. Liquidity policies and limits are established by River Financial’s board of directors. Management regularly monitors the overall liquidity position of River Bank & Trust and River Financial to ensure that various alternative strategies exist to cover unanticipated events that could affect liquidity. Management also establishes policies and monitors guidelines to diversify River Bank & Trust’s funding sources to avoid concentrations in any one market source. Funding sources include Federal funds purchased, securities sold under repurchase agreements, non-core deposits, and short- and long-term debt.

River Bank & Trust maintains a portfolio of securities that can be used as a secondary source of liquidity. There are other sources of liquidity available to River Bank & Trust should they be needed. These sources include sales or securitizations of loans, River Bank & Trust’s ability to acquire additional national market, non-core deposits, additional collateralized borrowings such as the issuance and sale of debt securities, and the issuance and sale of common securities in public or private offerings. River Bank & Trust also can borrow from the FRB’s discount window.

If River Bank & Trust is unable to access any of these funding sources when needed, River Bank & Trust might be unable to meet customers’ needs, which could adversely impact River Bank & Trust’s financial condition, results of operations, cash flows, and level of regulatory-qualifying capital.

See “River Financial Corporation’s Management Discussion & Analysis of Financial Condition and Results of Operations” on page 114.

River Financial faces risks related to its operational, technological and organizational infrastructure.

River Financial’s ability to grow and compete is dependent on its ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure as River Financial expands. Similar to other large corporations, in River Financial’s case, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or outside persons and exposure to external events. As discussed below, River Financial is dependent on its operational infrastructure to help manage these risks. In addition, River Financial is heavily dependent on the strength and capability of its technology systems which it uses both to interface with customers and to manage internal financial and other systems. River Financial’s ability to develop and deliver new products that meet the needs of its existing customers and attract new ones depends on the functionality of River Financial’s technology systems. Additionally, River Financial’s ability to run its business in compliance with applicable laws and regulations is dependent on these infrastructures.

River Financial continuously monitors its operational and technological capabilities and makes modifications and improvements when River Financial believes it will be cost effective to do so. In some instances, River Financial may build and maintain these capabilities itself. River Financial also outsources some of these functions to third parties. These third parties may experience errors or disruptions that could adversely impact River Financial and over which it may have limited control. River Financial also faces risk from the integration of new infrastructure platforms and/or new third party providers of such platforms into its existing businesses.

A failure in River Financial’s operational systems or infrastructure, or those of third parties, could impair its liquidity, disrupt its businesses, result in the unauthorized disclosure of confidential information, damage its reputation and cause financial losses.

River Financial’s business is dependent on its ability to process and monitor, on a daily basis, a large number of transactions, many of which are highly complex, across numerous and diverse markets. These transactions, as well as the information technology services River Financial provides to clients, often must adhere to client-specific guidelines, as well as legal and regulatory standards. Due to the breadth of River Financial’s client base and its geographical reach, developing and maintaining River Financial’s operational systems and infrastructure is challenging, particularly as a result of rapidly evolving legal and regulatory requirements and technological shifts. River Financial’s financial, accounting, data processing or other operating systems and facilities may fail to operate properly or become disabled as a result of events that are wholly or partially beyond River Financial’s control, such as a spike in transaction volume, cyber-attack or other unforeseen catastrophic events, which may adversely affect River Financial’s ability to process these transactions or provide services.

In addition, River Financial’s operations rely on the secure processing, storage and transmission of confidential and other information on its computer systems and networks. Although River Financial takes protective measures to maintain the confidentiality, integrity and availability of its clients’ information across all geographic and product lines, and endeavors to modify these protective measures as circumstances warrant, the nature of the threats continues to evolve. As a result, its computer systems, software and networks may be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability of service, computer viruses or other malicious code, cyber-attacks and other events that could have an adverse security impact. Despite the defensive measures River Financial takes to manage its internal technological and operational infrastructure, these threats may originate externally from third parties such as foreign governments, organized crime and other hackers, and outsource or infrastructure-support providers and application developers, or may originate internally from within River Financial’s organization. Given the increasingly high volume of transactions, certain errors may be repeated or compounded before they can be discovered and rectified.

River Financial also faces the risk of operational disruption, failure, termination or capacity constraints of any of the third parties that facilitate our business activities, including exchanges, clearing agents, clearing houses or other financial intermediaries. Such parties could also be the source of an attack on, or breach of, its operational systems, data or infrastructure. In addition, as interconnectivity with its clients grows, River Financial increasingly faces the risk of operational failure with respect to its clients’ systems.

Although River Financial has not experienced a material cyber-incident, if one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, its computer systems and networks, or otherwise cause interruptions or malfunctions in it, as well as its clients’ or other third parties’ operations, which could result in damage to our reputation, substantial costs, regulatory penalties and/or client dissatisfaction or loss. Potential costs of a cyber-incident may include, but would not be limited to, remediation costs, increased protection costs, lost revenue from the unauthorized use of proprietary information or the loss of current and/or future customers, and litigation.

The loss of certain key personnel could negatively affect River Financial’s operations.

River Financial depends in large part on the retention of a limited number of key executive management, lending and other banking personnel. River Financial could undergo a difficult transition period if it were to lose the services of any of these individuals. River Financial’s success also depends on the experience of its banking facilities’ managers and lending officers and on their relationships with the customers and communities they serve. The loss of these key persons could negatively impact the affected banking operations. Although certain key members of Keystone’s management will become a part of River Financial’s management and will provide additional depth, the unexpected loss of key senior managers, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on its business, financial condition, or operating results. See “The Merger — Interests of Keystone Directors and Executive Officers in the Merger” on page 67.

Changes in government regulations and legislation could limit River Financial’s future performance and growth.

The banking industry is heavily regulated. River Financial is subject to examination, supervision and comprehensive regulation by various federal and state agencies. River Financial’s compliance is costly and restricts certain of its activities. Banking regulations are primarily intended to protect the federal deposit insurance fund and depositors, not shareholders. The burdens imposed by federal and state regulations put banks at a competitive disadvantage compared to less regulated competitors, such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase River Financial’s costs of doing business or otherwise adversely affect it and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and River Financial cannot predict the ultimate effect of these changes, which could have a material adverse effect on its profitability or financial condition. Federal economic and monetary policies may also affect River Financial’s ability to attract deposits and other funding sources, make loans and investments, and achieve satisfactory interest spreads.

See “Supervision and Regulation” on page 172.

The geographic concentration of River Financial’s markets makes its business susceptible to local economic conditions.

Unlike larger organizations that are more geographically diversified, River Financial’s offices are generally concentrated in central Alabama. As a result of this geographic concentration, River Financial’s financial results depend largely upon economic conditions in this market area. Deterioration in economic conditions in Alabama could result in one or more of the following:

•	an increase in loan delinquencies;

•	an increase in problem assets and foreclosures;

•	a decrease in the demand for River Financial products and services; and

•	a decrease in the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with problem loans and collateral coverage.

See “Information About River Financial” on page 104.

Risks Related to the Increase in River Financial Authorized Shares

The increase in River Financial authorized shares could have an anti-takeover effect.

River Financial proposes to increase its authorized shares of common stock from 5,000,000 to 10,000,000 shares. This increase is necessary to have available sufficient shares of common stock to be issued in the merger with Keystone, and is the primary purpose of the increase. The increase in shares could have an anti-takeover effect in the future because the board of directors would be able to issue additional shares of the authorized common stock up to the authorized amount without future shareholder approval. See “Approval to Increase the Number of River Financial Authorized Shares” at page 83.

THE KEYSTONE SPECIAL MEETING

This section contains information about the special meeting of Keystone shareholders that has been called to consider and approve the merger agreement. Together with this document, Keystone also is sending you a form of proxy that the Keystone board of directors is soliciting. The Keystone special meeting will be held on December 1, 2015, at Keystone Bank, located at 2394 E. University Drive, Auburn, Alabama at 5:00 p.m., local time.

Matters to Be Considered

The purpose of the special meeting is to vote on:

•	a proposal to adopt and approve the merger agreement; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof but which is not now anticipated.

Proxies

Each copy of this document mailed to holders of Keystone common stock is accompanied by a form of proxy with instructions for voting by mail. If you hold stock in your name as a shareholder of record and are voting by mail, you should complete, sign, date and return the proxy card accompanying this document in the enclosed postage-paid return envelope to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. If you hold your shares in an IRA, you should contact your IRA custodian as to how your shares may be voted.

If you hold common stock in your name as a shareholder of record, you may revoke your proxy at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to the Keystone CEO, or by attending the special meeting in person and voting by ballot at the special meeting.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy previously has been given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Keystone Bancshares, Inc.

Attn: Ray Smith

2394 E. University Drive

Auburn, Alabama 36830

Phone: (334) 466-2210

All shares represented by valid proxies that Keystone receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Business to be conducted at the special meeting must be confined to the subjects stated in Keystone’s notice of the special meeting.

Solicitation of Proxies

Keystone will bear the entire cost of soliciting proxies from holders of Keystone common stock. In addition to solicitation of proxies by mail, Keystone will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of Keystone common stock and secure their voting instructions. If necessary, Keystone may use several of its regular employees, who will not be specially compensated, to solicit proxies from holders of Keystone common stock, either personally or by telephone, facsimile, letter or other electronic means. Unless specified otherwise on the proxy card, the proxy card grants discretionary authority to the holders of the proxy to vote “FOR” each proposal and in the discretion of the proxy holder on any other matter that may be presented at the special meeting. We do not know of any other business that may be presented.

Record Date

The close of business on October 26, 2015 has been fixed as the record date for determining the Keystone shareholders entitled to receive notice of and to vote at the special meeting. At that time, 1,814,992 shares of Keystone common stock were outstanding, held by approximately 370 holders of record.

Quorum

In order to conduct voting at the special meeting, there must be a quorum. A quorum is the number of shares that must be present at the meeting, either in person or by proxy. A quorum at the special meeting requires the presence of holders of Keystone common stock or their proxies who are entitled to cast at least a majority of the votes outstanding.

Votes Required

Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Keystone common stock, assuming that a quorum is present. You are entitled to one vote for each share of Keystone common stock you hold as of the record date.

Approval of the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present.

Assuming there is a quorum, your failure to vote, an abstention or a broker non-vote will have the effect of a “NO” vote respecting the approval of the merger agreement but will not have an effect on the vote to adjourn.

The Keystone board of directors urges Keystone shareholders to promptly vote by completing, dating, and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope. If you hold your stock in “street name” through a bank or broker, please vote by following the voting instructions of your bank or broker. If you hold your stock in an IRA, you should consult your IRA custodian as to how your shares may be voted.

If you are the registered holder of your Keystone common stock or you obtain a broker representation letter from your bank, broker or other holder of record of your Keystone common stock and in all cases you bring proof of identity, you may vote your Keystone common stock in person by ballot at the special meeting. Votes properly cast at the special meeting, in person or by proxy, will be tallied by Keystone’s inspector of elections.

As of the record date, directors of Keystone had the right to vote approximately 256,351 shares of Keystone common stock, or approximately 14.12% of the outstanding Keystone shares entitled to vote at the special meeting. All of the directors of Keystone and Keystone Bank have entered into agreements with River Financial pursuant to which they have agreed, in their capacity as holders of Keystone common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement. We expect these individuals to vote their Keystone common stock in accordance with these agreements.

Recommendation of the Keystone Board of Directors

The Keystone board of directors has adopted and approved the merger agreement and the transactions it contemplates, including the merger. The Keystone board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Keystone and its shareholders and recommends that you vote “FOR” approval of the merger agreement, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See “The Merger — Keystone’s Reasons for the Merger” on page 42 for a more detailed discussion of the Keystone board of directors’ recommendation.

Attending the Special Meeting

All holders of Keystone common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Keystone reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. Even if you plan to attend the special meeting, we encourage you to vote by proxy so your vote will be counted if you later decide not to attend the special meeting.

THE RIVER FINANCIAL SPECIAL MEETING

This section contains information about the special meeting of River Financial shareholders that has been called to consider and approve the merger agreement and other matters. Together with this document, River Financial also is sending you a form of proxy that the River Financial board of directors is soliciting. The River Financial special meeting will be held on December 1, 2015, at The Legends Conference Center, 2500 Legends Circle, Prattville, Alabama 36066 at 5:30 p.m., local time.

Matters to Be Considered

The purpose of the special meeting is to vote on:

•	a proposal to adopt and approve the merger agreement;

•	a proposal to amend the River Financial articles of incorporation to increase the authorized number of shares of common stock from 5,000,000 to 10,000,000;

•	a proposal to set the number of directors of River Financial at seven (7) effective at the merger;

•	a proposal to approve the 2015 Incentive Stock Compensation Plan;

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof but which is not now anticipated.

Proxies

Each copy of this document mailed to holders of River Financial common stock is accompanied by a form of proxy with instructions for voting by mail. If you hold stock in your name as a shareholder of record and are voting by mail, you should complete, sign, date and return the proxy card accompanying this document in the enclosed postage-paid return envelope to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. If you hold your shares in an IRA, you should consult your IRA custodian as to how your shares may be voted.

If you hold common stock in your name as a shareholder of record, you may revoke your proxy at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to River Financial, or by attending the special meeting in person and voting by ballot at the special meeting.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy previously has been given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Becky Hallman, AVP Investor Relations/HR Director

River Financial Corporation

P.O. Box 680249

Prattville, Alabama 36068

Tel: (334) 290-2706

email: rhallman@riverbankandtrust.com

All shares represented by valid proxies that River Financial receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement; and “FOR” each of the other proposals listed above, including approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Business to be conducted at the special meeting must be confined to the subjects stated in River Financial’s notice of the special meeting.

Solicitation of Proxies

River Financial will bear the entire cost of soliciting proxies from holders of River Financial common stock. In addition to solicitation of proxies by mail, River Financial will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of River Financial common stock and secure their voting instructions. If necessary, River Financial may use several of its regular employees, who will not be specially compensated, to solicit proxies from holders of River Financial common stock, either personally or by telephone, facsimile, letter or other electronic means. Unless specified otherwise on the proxy card, the proxy card grants discretionary authority to the holders of the proxy to vote “FOR” each proposal and, in the discretion of the proxy holder, to vote on any other matter that may be presented at the special meeting. We do not know of any other business that may be presented.

Record Date

The close of business on October 26, 2015 has been fixed as the record date for determining the River Financial shareholders entitled to receive notice of and to vote at the special meeting. At that time, 2,985,640 shares of River Financial common stock were outstanding, held by approximately 380 holders of record.

Quorum

In order to conduct voting at the special meeting, there must be a quorum. A quorum is the number of shares that must be present at the meeting, either in person or by proxy. A quorum at the special meeting requires the presence of holders of River Financial common stock or their proxies who are entitled to cast at least a majority of the votes outstanding.

Votes Required

Approval of the merger agreement requires the affirmative vote of two-thirds of the River Financial common stock outstanding assuming that a quorum is present, and approval of the amendment of the articles to increase authorized shares requires the affirmative vote of a majority of the shares of common stock outstanding. Approval of the proposal to set the number of directors at seven, approval of the 2015 Incentive Stock Compensation Plan, and approval of the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies each requires approval of a majority of the votes cast, assuming that a quorum is present. You are entitled to one vote for each share of River Financial common stock you hold as of the record date.

Assuming there is a quorum, your failure to vote, an abstention or a broker non-vote will have the effect of a “NO” vote respecting the approval of the merger agreement and approval of the increase in authorized shares but will not have an effect on the votes respecting the other proposals.

The River Financial board of directors urges River Financial shareholders to promptly vote by completing, dating, and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope. If you hold your stock in “street name” through a bank or broker, please vote by following the voting instructions of your bank or broker. If you hold your stock in an IRA, you should consult your IRA custodian as to how your shares may be voted.

If you are the registered holder of your River Financial common stock or you obtain a broker representation letter from your bank, broker or other holder of record of your River Financial common stock and in all cases you bring proof of identity, you may vote your River Financial common stock in person by ballot at the special meeting. Votes properly cast at the special meeting, in person or by proxy, will be tallied by River Financial’s inspector of elections.

As of the record date, directors of River Financial had the right to vote approximately 958,665 shares of River Financial common stock, or approximately 32% of the outstanding River Financial shares entitled to vote at the special meeting. All of the directors of River Financial and River Bank & Trust have entered into agreements with Keystone pursuant to which they have agreed, in their capacity as holders of River Financial common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement. We expect these individuals to vote their River Financial common stock in accordance with these agreements.

Recommendation of the River Financial Board of Directors

The River Financial board of directors has adopted and approved the merger agreement and the transactions it contemplates, including the merger. The River Financial board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of River Financial and its shareholders and recommends that you vote “FOR” approval of the merger agreement, “FOR” the proposal to amend the River Financial articles of incorporation to increase the authorized number of shares of common stock from 5,000,000 to 10,000,000, “FOR” the proposal to set the number of directors of River Financial at seven (7) effective at the merger, “FOR” the proposal to approve the 2015 Incentive Stock Compensation Plan, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See “The Merger — River Financial’s Reasons for the Merger” on page 43 for a more detailed discussion of the River Financial board of directors’ recommendation regarding the merger.

Attending the Special Meeting

All holders of River Financial common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. River Financial reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. Even if you plan to attend the special meeting, we encourage you to vote by mail so your vote will be counted if you later decide not to attend the special meeting.

THE MERGER

The information in this section and in the following section, “The Merger Agreement,” describes the material aspects of the merger. A copy of the merger agreement is included at Annex A and is incorporated herein by reference. You are urged to read the merger agreement in full.

General

On May 12, 2015 and May 13, 2015, the River Financial board of directors and the Keystone board of directors, respectively, approved the merger agreement and the merger. If all of the conditions set forth in the merger agreement are satisfied or waived (to the extent permitted by law) and if the merger is otherwise completed, Keystone will merge with and into River Financial, and River Financial will be the continuing corporation. Immediately following the merger of Keystone with and into River Financial, Keystone Bank will merge with and into River Bank & Trust, and River Bank & Trust will be the continuing bank.

Background of the Merger

Senior managements of River Financial and Keystone have known each other for years. In mid-August 2014, Jimmy Stubbs, the President and CEO of River Financial, and Murray Neighbors, the Chairman of Keystone, attended a conference and, while in attendance, spoke informally about whether the two companies might consider a combination. River Financial’s board had for some time been discussing the possibility of a combination with another bank and had considered Keystone to be a prime potential transaction partner should River Financial’s board ultimately decide it wanted to pursue a transaction. River Financial’s management respected Keystone’s management, and believed Keystone’s market areas would complement the footprint of River Financial.

After that initial conversation in mid-August, Mr. Stubbs and Ray Smith, the CEO of Keystone, had several telephone conversations and then met together in early September 2014 with an investment banking firm to discuss market conditions, the footprint of each entity and the state of the banking environment in Alabama. River Financial and Keystone signed a confidentiality agreement on October 8, 2014 to provide a basis for continued, and more serious, discussions.

On October 31, 2014, Mr. Stubbs and Mr. Smith met in Mr. Smith’s office to talk in more detail about a combination. At that point, Keystone’s management wanted some time to consider options until early January, 2015, when Mr. Smith and Mr. Stubbs spoke again by telephone.

In February 2015, Mr. Stubbs and certain directors of River Financial, including Larry Puckett, River Financial’s chairman, attended a bank director conference at which Mr. Smith and certain directors of Keystone, including Mr. Neighbors, Keystone’s chairman, were also in attendance. At that time, they met for dinner to discuss further a combination between the two companies.

On the weekend of March 6-7, 2015, Messrs. Stubbs, Smith, Puckett, Neighbors and an additional director of each company met to become better acquainted and to discuss possible ways in which the two companies could be combined, how management of each entity would work together, and potential valuation issues and other items related to a possible merger.

Throughout this process, the boards of directors of River Financial and Keystone were kept advised as to the meetings, conversations and discussions that were taking place.

On March 23, 2015, River Financial and Keystone executed a letter of intent setting forth in principle the terms of the merger. The companies conducted due diligence on each other and negotiated the terms of the definitive merger agreement. The River Financial board met on May 12, 2015 with its legal counsel, audit firm and investment banker and approved the merger agreement. The Keystone board met on May 12, 2015 with its legal counsel and investment banking firm and again on May 13, 2015 and approved the merger agreement. The parties executed the merger agreement on May 13, 2015.

Keystone’s Reasons for the Merger

In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement at the Keystone shareholder meeting, the Keystone board of directors consulted with Keystone management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

•	each of River Financial’s and Keystone’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Keystone board of directors considered its view that River Financial’s business and operations complement those of Keystone and that the merger would result in a combined company with a diversified revenue stream, a well-balanced loan portfolio and an attractive funding base;

•	its understanding of the current and prospective environment in which River Financial and Keystone operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Keystone both with and without the proposed transaction;

•	its review and discussions with Keystone’s management concerning the due diligence examination of River Financial;

•	the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•	the opinion of Sandler O’Neill + Partners LP, Keystone’s financial advisor, delivered to the Keystone board of directors on May 12, 2015, which was subsequently confirmed in a written opinion dated as of May 12, 2015, to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations described at the meeting and set forth in the opinion, the merger consideration pursuant to the merger agreement was fair, from a financial point of view, to Keystone;

•	the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Keystone’s business, operations and workforce with those of River Financial;

•	the combined leadership of River Financial and River Bank & Trust following the merger;

•	the nature and amount of compensation and benefits to be received by Keystone management in connection with the merger;

•	the potential risk of diverting management attention and resources from the operation of Keystone’s business and towards the completion of the merger; and

•	the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the Keystone board of directors is not intended to be exhaustive, but includes the material factors considered by the Keystone board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Keystone board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Keystone board of directors considered all these factors as a whole, including discussions with, and questioning of, Keystone’s management and Keystone’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

For the reasons set forth above, the Keystone board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, are advisable and in the best interests of Keystone and its shareholders, and adopted and approved the merger agreement and the transactions contemplated by it. The Keystone board of directors recommends that the Keystone shareholders vote “FOR” the approval of the merger agreement.

River Financial’s Reasons for the Merger

In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, and other proposals at the River Financial shareholder meeting, the River Financial board of directors consulted with River Financial management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

•	each of River Financial’s and Keystone’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the River Financial board of directors considered its view that Keystone’s business and operations complement those of River Financial and that the merger would result in a combined company with a diversified revenue stream, a well-balanced loan portfolio and an attractive funding base;

•	its understanding of the current and prospective environment in which River Financial and Keystone operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on River Financial both with and without the proposed transaction;

•	management’s expectation regarding cost and other synergies of the combined company;

•	its review and discussions with River Financial’s management concerning the due diligence examination of Keystone;

•	the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•	management’s expectation that River Financial will retain its strong capital position upon completion of the transaction;

•	the written opinion of Stephens Inc., River Financial’s financial advisor, dated as of May 12, 2015, delivered to the River Financial board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to River Financial;

•	the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Keystone’s business, operations and workforce with those of River Financial;

•	the combined leadership of River Financial and River Bank & Trust following the merger;

•	the nature and amount of compensation and benefits to be received by Keystone management in connection with the merger;

•	the potential risk of diverting management attention and resources from the operation of River Financial’s business and towards the completion of the merger; and

•	the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the River Financial board of directors is not intended to be exhaustive, but includes the material factors considered by the River Financial board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the River Financial board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The River Financial board of directors considered all these factors as a whole, including discussions with, and questioning of, River Financial’s management and River Financial’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

For the reasons set forth above, the River Financial board of directors determined that the merger agreement and the transactions contemplated by the merger agreement, are advisable and in the best interests of River Financial and its shareholders, and adopted and approved the merger agreement and the transactions contemplated by it. The River Financial board of directors recommends that the River Financial shareholders vote “FOR” the approval of the merger agreement.

Opinion of Keystone’s Financial Advisor

The fairness opinion of Keystone’s financial advisor in connection with the merger, Sandler O’Neill, is described below. The description contains projections, estimates and other forward looking statements about the future earnings or other measures of the future performance of Keystone, River Financial, and the combined companies after the merger. The description of Sandler O’Neill’s fairness opinion set forth below is qualified in its entirety by reference to the fairness opinion. You should review the copy of the fairness opinion, which is attached as Annex B.

By letter dated October 29, 2014, the Keystone board of directors engaged Sandler O’Neill to act as its financial advisor in connection with a possible merger involving Keystone. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. The Keystone board of directors selected Sandler O’Neill to act as its financial advisor in connection with a possible merger of Keystone based on Sandler O’Neill’s qualifications, expertise, reputation and experience in mergers and acquisitions involving community banks and its knowledge with respect to Keystone.

Sandler O’Neill acted as financial advisor to the Keystone board of directors in connection with the proposed merger with River Financial and participated in certain of the negotiations leading to the execution of the merger agreement. At the May 12, 2015 meeting of the Keystone board of directors, Sandler O’Neill delivered to the Keystone board of directors its oral opinion, which was subsequently confirmed in writing, that, as of such date, the merger consideration was fair to the holders of Keystone common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached hereto as Annex B. Sandler O’Neill’s fairness opinion was approved by Sandler O’Neill’s fairness opinion committee. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of Sander O’Neill’s opinion set forth below is qualified in its entirety by reference to the opinion. Keystone’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Keystone’s board of directors and is directed only to the fairness of the merger consideration to the holders of Keystone common stock from a financial point of view. It does not address the underlying business decision of Keystone to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Keystone, the effect of any other transaction in which Keystone might engage or any other aspect of the merger, and is not a recommendation to any Keystone shareholder as to how such shareholder should vote at the special shareholder meeting with respect to the merger or any other matter.

In connection with rendering its oral opinion on May 12, 2015, which was subsequently confirmed in writing, Sandler O’Neill reviewed and considered, among other things:

•	a draft of the merger agreement, dated May 6, 2015;

•	certain publicly available financial statements and other historical financial information of Keystone that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of River Financial that Sandler O’Neill deemed relevant;

•	certain internal financial projections for Keystone for the years ending December 31, 2015 through December 31, 2017 as provided by the senior management of Keystone and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of Keystone;

•	certain internal financial estimates for River Financial for the years ending December 31, 2015 through December 31, 2017 as provided by the senior management of River Financial and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of River Financial and their financial advisor;

•	the pro forma financial impact of the merger on River Financial based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as provided by the senior management of River Financial and its financial advisor;

•	the pro forma financial impact of the merger on River Financial based on the trading price for River Financial common stock, as mutually agreed upon and provided by the senior management of Keystone and River Financial.

•	a comparison of certain financial and other information for Keystone and River Financial with similar publicly available information for certain other banking institutions, the securities of which are publicly traded;

•	the terms and structures of other recent mergers and acquisition transactions in the banking sector;

•	the current market environment generally and in the banking sector in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of Keystone the business, financial condition, results of operations and prospects of Keystone and held similar discussions with the senior management of River Financial regarding the business, financial condition, results of operations and prospects of River Financial.

In performing its review, Sandler O’Neill relied upon, the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Keystone and River Financial or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of preparing its fairness opinion. Sandler O’Neill further relied on the assurances of the respective managements of Keystone and River Financial that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading in any material respect. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Keystone or River Financial or any of their respective subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Keystone, River Financial or the combined entity after the merger and Sandler O’Neill did not review any individual credit files relating to Keystone or River Financial. Sandler O’Neill assumed, with Keystone’s consent, that the respective allowances for loan losses for both Keystone and River Financial were adequate to cover such losses and that they would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for Keystone as provided by the senior management of Keystone for the years ending December 31, 2015 through December 31, 2017, and an estimated long-term earnings per share growth rate for the years thereafter as discussed with the senior management of Keystone, and internal financial estimates for River Financial for the years ending December 31, 2015 through December 31, 2017 as provided by the senior management of River Financial and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of River Financial and their financial advisor. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were provided by River Financial and their financial advisor. With respect to those projections and estimates, the respective managements of Keystone and River Financial confirmed to Sandler O’Neill that those respective projections and estimates reflected the best currently available projections and estimates of those respective managements of the future financial performance of Keystone and River Financial, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expressed no opinion as to such projections or estimates or the assumptions on which they were based. Sandler O’Neill assumed that there were no material changes in the respective assets, financial condition, results of operations, business or prospects of Keystone and River Financial since the date of the most recent financial data made available to Sandler O’Neill. Sandler O’Neill also assumed in all respects material to its analysis that Keystone and River Financial would remain as going concerns for all periods relevant to Sandler O’Neill’s analyses. Sandler O’Neill expressed no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transactions contemplated in connection therewith.

Sandler O’Neill also assumed, with Keystone’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements were not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no material delay, limitation, restriction or condition would be imposed that would have an adverse effect on Keystone, River Financial or the merger, and (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.

Sandler O’Neill’s analyses and the views expressed therein were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its fairness opinion. Events occurring after the date thereof could materially affect Sandler O’Neill’s views. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its fairness opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading values of River Financial’s common stock will be once it is actually received by the holders of Keystone common stock. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Keystone’s officers, directors, or employees, or any class of such persons, relative to the compensation to be received in the merger by any other shareholders of Keystone.

In rendering its oral opinion on May 12, 2015, which was subsequently confirmed in writing, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s fairness opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all of such factors and analyses, could create an incomplete view of the evaluation process underlying its fairness opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Keystone or River Financial and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Keystone, River Financial and the companies to which they are being compared.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Keystone and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its fairness opinion and provided such analyses to Keystone’s board of directors at the meeting held on May 12, 2015. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. The analyses and fairness opinion of Sandler O’Neill were among a number of factors taken into consideration by Keystone’s board of directors in making its determination to approve the merger agreement and the transactions contemplated by the merger agreement (including the merger) and the analyses described below should not be viewed as determinative of the decision of Keystone’s board of directors or management with respect to the fairness of the merger.

Summary of Proposed Transaction. Sandler O’Neill reviewed the financial terms of the proposed transaction. Pursuant to the terms of the merger agreement, upon the effective time of the merger, holders of Keystone common stock will be entitled to receive, in exchange for each share of Keystone common stock, (i) 1.000 share of River Financial common stock and (ii) $4.00 in cash. Based upon financial information for Keystone as of or for the twelve month period ending March 31, 2015, Sandler O’Neill calculated the following transaction ratios:

Transaction Multiples (GAAP Basis)
Transaction Value / Book Value	132.4%
Transaction Value / Tangible Book Value	132.4%
Price / LTM Earnings	13.9x
Price / 2015 Estimated Earnings(1)	13.0x
Tangible Book Premium / Core Deposits(2)	4.9%

(1)	Based on projections as provided by Keystone senior management
(2)	Core deposits are defined as total deposits less time deposits greater than $100,000

The aggregate transaction value was approximately $36.7 million, based upon a stock price for River Financial common stock of $16.00 per share, 1,789,992 shares of Keystone common stock outstanding, and the implied value of 39,500 in-the-money options and 53,800 in-the-money warrants with weighted average exercise prices of $10.06 and $10.00 respectively.

Comparable Company Analysis. Sandler O’Neill also used publicly available information as well as information provided by the senior management of Keystone to compare selected financial and market trading information for Keystone and the Keystone peer group, a specific group of financial institutions selected by Sandler O’Neill.

The Keystone peer group (the “Keystone Peer Group”) consisted of the following selected financial institutions:

Keystone Peer Group (1):

Southwest Georgia Financial	Carolina Trust Bank
Bank of South Carolina Corp.	Aquesta Financial Holdings
MainStreet Bank	Premara Financial Inc.
Freedom Bank of Virginia	Community Capital Bancshares
First West Virginia Bancorp Inc.

(1)	Selected public banks headquartered in the Southeast with total assets of $100 million to $400 million, last twelve months return on average assets (“LTM ROAA”) greater than 0.25%, nonperforming/total assets less than 3.0% (nonperforming assets defined as (nonaccrual loans + troubled debt restructurings + other real estate owned)), and 3-month average daily trading volume greater than 1,000 shares, which financial measures Sandler O’Neill deemed to be relevant to Keystone’s financial condition and appropriate for selecting peer financial institutions for Keystone.

The table below sets forth data for Keystone as of or for the twelve months ended March 31, 2015 and the high, low, mean and median data for the Keystone Peer Group as of or for the twelve months ended March 31, 2015 (to the extent available, otherwise as of December 31, 2014), with pricing data as of May 11, 2015.

Comparable Group Analysis
Keystone Bancshares, Inc.	Keystone Comparable Group
High Result	Low Result	Mean Result	Median Result
Total Assets (in millions)	$252	$400	$146	$310	$341
Gross Loans/Deposits	80.0%	99.3%	37.5%	81.6%	91.0%
Tangible Common Equity/Tangible Assets	11.0%	12.8%	6.6%	9.5%	9.0%
Tier I Leverage Ratio	11.1%	11.5%	7.9%	9.3%	9.1%
Total Risk Based Capital Ratio	15.2%	21.4%	10.3%	13.9%	12.0%
LTM Return on Average Assets	1.1%	1.3%	0.3%	0.6%	0.7%
LTM Return on Average Equity	10.1%	12.7%	3.1%	6.7%	7.1%
LTM Net Interest Margin	3.9%	4.3%	3.1%	3.9%	4.0%
LTM Efficiency Ratio	61.0%	86.9%	59.6%	77.4%	76.8%
Loan Loss Reserve/Gross Loans	1.4%	1.8%	1.0%	1.4%	1.4%
Nonperforming Assets/Total Assets	1.3%	1.9%	0.2%	0.8%	0.4%
Price/Tangible Book Value	—	204.0%	23.0%	102.0%	98.0%
Price/LTM Earnings Per Share	—	21.5	x	8.5	x	15.2	x	15.9	x
Market Capitalization (in millions)	—	$75	$8	$32	$31

Sandler O’Neill also used publicly available information as well as information provided by the senior management of River Financial to perform a similar analysis for River Financial and the River Financial peer group, a group of financial institutions as selected by Sandler O’Neill.

The River Financial peer group (the “River Financial Peer Group”) consisted of the following selected financial institutions:

River Financial Peer Group (1):

North State Bancorp	Bank of South Carolina Corp.
First Capital Bancorp Inc.	MainStreet Bk
Fauquier Bankshares Inc.	Freedom Bank of Virginia
Southcoast Financial Corp.	First WV Bancorp Inc.
Carolina Alliance Bank	Carolina Trust Bank
Southwest Georgia Financial

(1)	Selected public banks headquartered in the Southeast with total assets of $300 million to $700 million, LTM ROAA greater than 0.25%, nonperforming/total assets less than 3.0%, and 3-month average daily trading volume greater than 1,000 shares, which financial measures Sandler O’Neill deemed to be relevant to River Financial’s financial condition and appropriate for selecting peer financial institutions for River Financial.

The table below sets forth data for River Financial as of or for the twelve months ended March 31, 2015 and the high, low, mean and median data for the River Financial Peer Group as of or for the twelve months ended March 31, 2015 (to the extent available, otherwise as of December 31, 2014), with pricing data as of May 11, 2015.

Comparable Group Analysis
River Financial Corporation	River Comparable Group
High Result	Low Result	Mean Result	Median Result
Total Assets (in millions)	$445	$686	$306	$450	$400
Gross Loans/Deposits	71.8%	103.8%	37.5%	84.7%	91.3%
Tangible Common Equity/Tangible Assets	9.9%	11.2%	7.0%	9.5%	9.3%
Tier I Leverage Ratio	9.9%	12.3%	9.0%	10.0%	9.3%
Total Risk Based Capital Ratio	14.7%	21.4%	10.3%	14.7%	15.0%
LTM Return on Average Assets	0.8%	1.6%	0.4%	0.8%	0.8%
LTM Return on Average Equity	8.8%	13.0%	4.9%	8.9%	8.9%
LTM Net Interest Margin	3.7%	4.3%	3.1%	3.8%	3.7%
LTM Efficiency Ratio	62.4%	83.5%	59.6%	72.9%	75.4%
Loan Loss Reserve/Gross Loans	1.4%	1.8%	1.0%	1.3%	1.3%
Nonperforming Assets/Total Assets	1.0%	1.9%	0.2%	1.0%	0.9%
Price/Tangible Book Value	—	204.0%	92.0%	117.0%	114.0%
Price/LTM Earnings Per Share	—	21.5	x	8.1	x	14.3	x	14.0	x
Market Capitalization (in millions)	—	$75	$25	$49	$54

Net Present Value Analysis. Sandler O’Neill performed an analysis that estimated the net present value per share of Keystone’s common stock through December 31, 2019. Sandler O’Neill based its analysis on internal financial projections for Keystone for the years ending December 31, 2015 through December 31, 2019, as provided by the senior management of Keystone.

To approximate the terminal value of Keystone common stock at December 31, 2019, Sandler O’Neill applied price to earnings multiples of 11.0x to 17.0x and multiples of tangible book value ranging from 80% to 120%. Sandler O’Neill selected the price to earnings and tangible book value multiples based on Sandler O’Neill’s review of, among other matters, the trading multiples of selected companies that Sandler O’Neill deemed to be comparable to Keystone (the Keystone Peer Group). The terminal values were then discounted to present values using discount rates ranging from 9.0% to 15.0%, which were selected to reflect different assumptions regarding potential desired rates of return of holders of Keystone common stock.

As illustrated in the following tables, the analysis indicates an imputed range of values per share of Keystone common stock of $14.51 to $28.04 when applying multiples of earnings to the applicable amounts indicated in the Keystone projections and $10.75 to $19.96 when applying multiples of tangible book value to the applicable amounts indicated in the Keystone projections.

Discount Rate	Earnings Multiples (Value shown is a per share valuation)
	11.0x	12.5x	14.0x	15.5x	17.0x
9%	$18.58	$20.95	$23.31	$25.68	$28.04
10%	$17.81	$20.08	$22.34	$24.61	$26.87
11%	$17.08	$19.25	$21.42	$23.59	$25.76
12%	$16.39	$18.47	$20.55	$22.63	$24.71
13%	$15.73	$17.72	$19.72	$21.71	$23.70
14%	$15.10	$17.01	$18.93	$20.84	$22.75
15%	$14.51	$16.34	$18.17	$20.01	$21.84

Discount Rate	Tangible Book Value Multiples (Value shown is a per share valuation)
	80%	90%	100%	110%	120%
9%	$13.73	$15.29	$16.85	$18.40	$19.96
10%	$13.17	$14.66	$16.15	$17.64	$19.13
11%	$12.64	$14.06	$15.49	$16.92	$18.35
12%	$12.13	$13.50	$14.87	$16.23	$17.60
13%	$11.65	$12.96	$14.27	$15.58	$16.89
14%	$11.19	$12.44	$13.70	$14.96	$16.22
15%	$10.75	$11.96	$13.16	$14.37	$15.58

Sandler O’Neill also considered and discussed with Keystone’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Keystone’s net income varied from 20.0% above projections to 20.0% below projections. This analysis resulted in the following reference ranges of values for Keystone common stock using a discount rate of 12.87%.

Earnings Projection Change from Base Case	Earnings Multiples (Value shown is a per share valuation)
	11.0x	12.5x	14.0x	15.5x	17.0x
(20.0)%	$9.59	$10.64	$11.70	$12.75	$13.81
(10.0)%	$10.64	$11.83	$13.02	$14.20	$15.39
(5.0)%	$11.17	$12.42	$13.67	$14.93	$16.18
0.0%	$11.70	$13.02	$14.33	$15.65	$16.97
5.0%	$12.22	$13.61	$14.99	$16.38	$17.76
10.0%	$12.75	$14.20	$15.65	$17.10	$18.55
20.0%	$13.81	$15.39	$16.97	$18.55	$20.14

The following table describes the discount rate calculation for Keystone common stock prepared by Sandler O’Neill. The discount rate equals the sum of the risk free rate, the equity risk premium and the size premium.

Risk Free Rate	4.00%	Based on 20-year normalized treasury yield
Equity Risk Premium	5.00%	Per Duff & Phelps 2014 Valuation Handbook
Size Premium	3.87%	Per Duff & Phelps 2014 Valuation Handbook

Discount Rate	12.87%

Sandler O’Neill also performed an analysis that estimated the net present value per share of River Financial common stock assuming that River Financial performed in accordance with internal financial estimates for River Financial for the years ending December 31, 2015 through December 31, 2017 as provided by the senior management of River Financial and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of River Financial and their financial advisor. To approximate the terminal value of River Financial common stock at December 31, 2019, Sandler O’Neill applied price to earnings multiples ranging from 11.0x to 17.0x and multiples of tangible book value ranging from 90% to 130%. Sandler O’Neill selected the price to earnings and tangible book value multiples based on Sandler O’Neill’s review of, among other matters, the trading multiples of selected companies that Sandler O’Neill deemed to be comparable to River Financial. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders of River Financial’s common stock.

As illustrated in the following tables, the analysis indicates an imputed range of values per share of River Financial common stock of $10.95 to $21.30 when applying earnings multiples to the applicable amounts indicated in the River Financial projections and $10.70 to $19.48 when applying multiples of tangible book value to the applicable amounts indicated in the River Financial projections.

Discount Rate	Earnings Multiples (Value shown is a per share valuation)
	11.0x	12.5x	14.0x	15.5x	17.0x
7%	$14.05	$15.86	$17.68	$19.49	$21.30
8%	$13.46	$15.20	$16.94	$18.67	$20.41
9%	$12.91	$14.57	$16.23	$17.90	$19.56
10%	$12.38	$13.97	$15.57	$17.16	$18.76
11%	$11.88	$13.41	$14.94	$16.46	$17.99
12%	$11.40	$12.87	$14.33	$15.80	$17.26
13%	$10.95	$12.36	$13.76	$15.17	$16.57

Discount Rate	Tangible Book Value Multiples (Value shown is a per share valuation)
	90%	100%	110%	120%	130%
7%	$13.73	$15.17	$16.60	$18.04	$19.48
8%	$13.16	$14.54	$15.91	$17.29	$18.66
9%	$12.62	$13.93	$15.25	$16.57	$17.89
10%	$12.10	$13.37	$14.63	$15.89	$17.15
11%	$11.61	$12.82	$14.03	$15.24	$16.46
12%	$11.15	$12.31	$13.47	$14.63	$15.79
13%	$10.70	$11.82	$12.93	$14.05	$15.16

Sandler O’Neill also considered and discussed with the Keystone board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming River Financial’s net income varied from 20% above projections to 20% below projections. This analysis resulted in the following range of per share values for River Financial common stock, using the same price to earnings multiples of 11.0x to 17.0x and a discount rate of 12.87%.

Earnings Projection Change from Base Case	Earnings Multiples (Value shown is a per share valuation)
	15.0x	16.0x	14.0x	15.5x	17.0x
(20.0)%	$9.68	$10.91	$12.14	$13.37	$14.59
(10.0)%	$10.81	$12.19	$13.57	$14.95	$16.33
(5.0)%	$11.37	$12.83	$14.29	$15.74	$17.20
0.0%	$11.93	$13.47	$15.00	$16.54	$18.07
5.0%	$12.50	$14.11	$15.72	$17.33	$18.94
10.0%	$13.06	$14.75	$16.44	$18.12	$19.81
20.0%	$14.18	$16.03	$17.87	$19.71	$21.55

In connection with its analyses, Sandler O’Neill considered and discussed with the Keystone board of directors how the net present value analyses would be affected by changes in the underlying assumptions. Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Analysis of Selected Merger Transactions. Sandler O’Neill reviewed two groups of comparable merger and acquisition transactions. The first group, referred to as the nationwide transaction group, included merger transactions announced from January 1, 2014 through May 11, 2015 involving selected United States-based banks in which the target’s total assets were between $150 million and $350 million, with the target’s LTM ROAA greater than 0.50%, with the target’s tangible common equity / tangible assets greater than 9.0%, and the target’s NPAs/Assets less than 3.0%. Sandler O’Neill deemed these transactions to be comparable to the proposed River Financial and Keystone merger.

The nationwide transaction group was composed of the following transactions:

Acquirer / Target
Carolina Alliance Bank	/	PBSC Financial Corporation
LINCO Bancshares, Inc.	/	Community First Bank
Olney Bancshares of Texas, Inc.	/	Vintage Shares, Inc.
ESB Bancorp MHC	/	Citizens National Bancorp, Inc.
Pacific Continental Corporation	/	Capital Pacific Bancorp
Durant Bancorp, Inc.	/	Consolidated Equity Corporation
ServisFirst Bancshares, Inc.	/	Metro Bancshares, Inc.
Wintrust Financial Corporation	/	Delavan Bancshares, Inc.
NewBridge Bancorp	/	Premier Commercial Bank
First Busey Corporation	/	Herget Financial Corp.
American National Bankshares Inc.	/	MainStreet BankShares, Inc.
Home BancShares, Inc.	/	Broward Financial Holdings, Inc.
BNC Bancorp	/	Harbor Bank Group, Inc.
Community & Southern Holdings, Inc.	/	Alliance Bancshares, Inc.
Glacier Bancorp, Inc.	/	FNBR Holding Corporation
Home BancShares, Inc.	/	Florida Traditions Bank
CB Financial Services, Inc.	/	FedFirst Financial Corporation
MainSource Financial Group, Inc.	/	MBT Bancorp
Peoples Bancorp Inc.	/	Ohio Heritage Bancorp, Inc.
First Citizens Bancshares, Inc.	/	Southern Heritage Bancshares, Inc.
Salisbury Bancorp, Inc.	/	Riverside Bank

The second group, referred to as the Southeast transaction group, included merger transactions announced from January 1, 2013 through May 11, 2015 involving those in which the target was headquartered in the Southeast U.S. where the target’s total assets were between $100 million and $500 million, and the target’s NPAs/Assets less than 3.0%. Sandler O’Neill deemed these transactions to be reflective of the proposed River Financial and Keystone merger.

The Southeast transaction group was composed of the following transactions:

Acquirer / Target
Achieva Credit Union	/	Calusa Financial Corporation, Inc.
Carolina Alliance Bank	/	PBSC Financial Corporation
Sunshine Bancorp, Inc.	/	Community Southern Holdings, Inc.
Community & Southern Holdings, Inc.	/	Community Business Bank
Ameris Bancorp	/	Merchants & Southern Banks of Florida, Inc.
United Community Banks, Inc.	/	MoneyTree Corporation
First Horizon National Corporation	/	TrustAtlantic Financial Corporation
ServisFirst Bancshares, Inc.	/	Metro Bancshares, Inc.
NewBridge Bancorp	/	Premier Commercial Bank
American National Bankshares Inc.	/	MainStreet BankShares, Inc.
Home BancShares, Inc.	/	Broward Financial Holdings, Inc.
Magnolia Banking Corporation	/	First National Bancshares of Hempstead County
Charles Investment Group, LLC	/	United Group Banking Company of Florida, Inc.
BNC Bancorp	/	Harbor Bank Group, Inc.
Eastern Virginia Bankshares, Inc.	/	Virginia Company Bank
Community & Southern Holdings, Inc.	/	Alliance Bancshares, Inc.
Commerce Union Bancshares, Inc.	/	Reliant Bank
Heritage Financial Group, Inc.	/	Alarion Financial Services, Inc.
Home BancShares, Inc.	/	Florida Traditions Bank
Simmons First National Corporation	/	Delta Trust & Banking Corporation
First Citizens Bancshares, Inc.	/	Southern Heritage Bancshares, Inc.
HomeTrust Bancshares, Inc.	/	Bank of Commerce
TriSummit Bancorp, Inc.	/	Community National Bank of the Lakeway Area

As illustrated in the following table, Sandler O’Neill compared the transaction price to book value per share, transaction price to tangible book value per share, transaction price to last twelve months earnings, and core deposit premium for the proposed merger as compared to the high, low, mean and median multiples of the comparable transactions in both the nationwide transaction group and the Southeast transaction group.

	Comparable Nationwide Transaction Multiples
	River Financial / Keystone Bancshares		Comparable Nationwide Transactions(1)
			High Result		Low Result		Mean Result		Median Result
Transaction Value / Book Value	132.4%		220.8%		97.1%		142.5%		143.0%
Transaction Value / Tangible Book Value	132.4%		220.8%		97.1%		142.6%		143.7%
Transaction Value / LTM Earnings	13.9	x	37.4	x	8.4	x	20.7	x	20.0	x
Core Deposit Premium(3)	4.9%		16.7%		(0.6)%		6.3%		5.9%

Comparable Southeast Transaction Multiples
	River Financial / Keystone Bancshares	Comparable Southeast Transactions(2)
		High Result	Low Result	Mean Result	Median Result
Transaction Value / Book Value	132.4%	198.6%	86.7%	134.1%	136.1%
Transaction Value / Tangible Book Value	132.4%	198.6%	86.7%	135.0%	136.1%
Transaction Value / LTM Earnings	13.9%	55.2x	9.3x	25.3x	23.3x
Core Deposit Premium(3)	4.9%	16.7%	(2.1)%	5.6%	4.9%

(1)	High, low, mean and median for selected merger transactions announced from January 1, 2014 through May 11, 2015 involving selected United States-based banks in which the target’s total assets were between $150 million and $350 million, with the target’s LTM ROAA greater than 0.50%, with the target’s tangible common equity / tangible assets > 9.0%, and the target’s NPAs/Assets less than 3.0%.
(2)	High, low, mean and median for selected merger transactions announced from January 1, 2013 through May 11, 2015 involving those in which the target was headquartered in the Southeast U.S. where the target’s total assets were between $100 million and $500 million, and the target’s NPAs/Assets less than 3.0%.
(3)	Core deposits defined as total deposits less time deposits greater than $100,000

Pro Forma Merger Analysis. Sandler O’Neill analyzed certain potential pro forma effects of the merger, based on the following assumptions provided by River Financial’s management: (i) the merger closes in the third calendar quarter of 2015; (ii) 100% of the holders of Keystone common stock will be entitled to receive, in exchange for each share of Keystone common stock, 1.000 shares of River Financial common stock and $4.00 in cash; and (iii) all outstanding Keystone in-the-money options and warrants are rolled into new River Financial options and warrants at closing.

Sandler O’Neill also incorporated the following assumptions, as provided by the senior management of River Financial and its financial advisor: (a) estimated earnings per share projections for Keystone for the years ending December 31, 2015 through December 31, 2017, as provided by the senior management of Keystone and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of Keystone, projections for the years ending December 31, 2015 and December 31, 2017 for River Financial as provided by the senior management of River Financial and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of River Financial and its financial advisor; (b) purchase accounting adjustments of a credit mark on loans equal to 2.0% of gross loans, and an other real estate owned mark of $0.3 million; (d) cost savings equal to approximately 15% of Keystone’s projected non-interest expense, which would be 100% realized in the first full year of operations; (e) transaction costs and expenses of approximately $1.2 million; (f) a 1.50% core deposit premium on $172 million of core deposits; and (g) opportunity cost of cash on hand of 4.0%. The analysis indicated that the merger (excluding transaction expenses) would be approximately 5.8%, 17.6%, 15.8%, 16.8% and 18.0% accretive to River Financial’s earnings per share in 2015, 2016, 2017, 2018 and 2019, respectively, and would be approximately 11.8, 11.8%, 9.1%, 6.7%, 4.2%, and 1.9% dilutive to River Financial’s tangible book value per share at the closing of the merger and at year end 2015, 2016, 2017, 2018 and 2019, respectively.

Sandler O’Neill also analyzed certain capital ratios of River Financial on a pro forma basis for the merger. That analysis provided the following results:

	Pro Forma Capital Ratios
	Closing 9/30/2015	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019
Tang. Common Equity / Tang. Assets	9.3%	9.4%	9.9%	10.3%	10.8%	11.3%
Tier 1 Common / Risk-Weighted Assets	12.6%	12.8%	13.4%	14.0%	14.6%	15.2%
Tier 1 Leverage Ratio	9.3%	9.4%	10.1%	10.6%	11.0%	11.5%
Tier 1 Risk Based Capital Ratio	12.6%	12.8%	13.4%	14.0%	14.6%	15.2%
Total Risk Based Capital Ratio	13.4%	13.6%	14.2%	14.9%	15.5%	16.1%

Sandler O’Neill’s Relationship. Sandler O’Neill acted as financial advisor to the board of directors of Keystone in connection with the merger. Keystone has agreed to pay Sandler O’Neill a transaction fee in connection with the merger, the majority of which is subject to the closing of the merger. The transaction fee is equal to $400,000, the majority of which is subject to and due and payable on the day of closing. Sandler O’Neill received a fee of $75,000 associated with the delivery of its fairness opinion, which became payable upon Sandler O’Neill’s rendering its fairness opinion to the Keystone board of directors, which fairness opinion fee will be credited against the transaction fee due to Sandler O’Neill at the closing of the merger. Keystone has also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses, and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees and agents against certain liabilities arising out of its engagement.

Sandler O’Neill has not provided other investment banking services to Keystone or River Financial in the past two years; however, Sandler O’Neill may provide, and receive compensation for, such services in the future.

Opinion of River Financial’s Financial Adviser

On February 23, 2015, the River Financial board of directors engaged Sterne Agee & Leach, Inc. (“Sterne Agee”) to act as financial adviser to River Financial regarding a potential merger transaction with Keystone Bank, a bank wholly owned by Keystone Bancshares, Inc. Then, on or about March 3, 2015, in connection with the individual banker providing such services to River Financial transferring to Stephens Inc. (“Stephens”), River Financial consented to the transfer of the financial advisor engagement from Sterne Agee to Stephens. As part of the engagement, Stephens was asked to assess the fairness, from a financial point of view, of the “Exchange Ratio” (i.e., the conversion of each share of Keystone common stock into $4.00 cash and 1.00 share of River Financial common stock) to River Financial. Stephens is a nationally recognized investment banking firm, with headquarters in Little Rock, Arkansas, and with significant experience in the banking and financial institutions industry. River Financial retained Stephens based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions.

As part of Stephens’s engagement, representatives participated in River Financial’s board of directors meeting held on May 12, 2015, during which River Financial’s board of directors evaluated the proposed merger. At this meeting, Stephens reviewed the financial aspects of the proposed transaction and rendered an opinion that, as of the date of the merger agreement, the Exchange Ratio with Keystone in the merger was fair, from a financial point of view, to River Financial. River Financial’s board of directors approved the merger agreement at this meeting.

The full text of Stephens’s written opinion is attached as Annex C to this joint proxy statement / prospectus and is incorporated herein by reference. River Financial’s stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Stephens has approved the inclusion and summary of its opinion in this joint proxy statement / prospectus.

Stephens’ opinion speaks only as of the date of the opinion and addresses only the fairness, from a financial point of view, of the Exchange Ratio to River Financial. Stephens’ opinion does not address the merits of the underlying decision by River Financial to enter into the merger, the merits of the merger as compared to other alternatives potentially available to River Financial or the relative effects of any alternative transaction in which River Financial might engage, nor is it intended to be a recommendation to any person as to how to vote on the proposal to approve the merger. Stephens’ fairness opinion committee approved the issuance of Stephens’ opinion.

In rendering its opinion, Stephens, among other things:

•	Analyzed certain audited financial statements and management reports regarding River Financial and Keystone;

•	Analyzed certain internal financial statements and other financial and operating data (including financial projections for fiscal years 2015 — 2019) concerning River Financial prepared by management of River Financial;

•	Analyzed certain internal financial statements and other financial and operating data (including financial projections for fiscal years 2015 — 2017) concerning Keystone prepared by management of Keystone;

•	Reviewed the forecasted potential future cash flows of River Financial and Keystone, including the excess capital available for distribution, as prepared by River Financial’s and Keystone’s managements, respectively, and performed a discounted cash flow analysis utilizing these management assumptions and forecasts;

•	Compared the financial contribution of each of River Financial and Keystone of certain historical and projected financial information to the pro forma entity created by the transaction relative to the Exchange Ratio and each institutions’ pro forma ownership;

•	Compared the net present values based on the standalone discounted cash flow analyses of River Financial and Keystone relative to the Exchange Ratio;

•	Reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the transaction;

•	Analyzed the Exchange Ratio relative to Keystone’s tangible book value, last twelve months earnings and core deposits as of March 31, 2015;

•	Analyzed, on a pro forma basis, the impact of the transaction on certain balance sheet, income statement and capitalization ratios of River Financial;

•	Analyzed, on a pro forma basis, the impact of the transaction on the forecasted earnings per share, dividends per share, tangible book value per share and net present value per share of each of River Financial and Keystone for the projected fiscal years ending December 31, 2015—2019;

•	Reviewed the most recent draft of the merger agreement and related documents provided to us by River Financial;

•	Discussed with the management and board of directors of River Financial the operations of and future business prospects for River Financial and Keystone and the anticipated financial consequences of the transaction to River Financial and Keystone;

•	Assisted in deliberations regarding the material terms of the transaction and River Financial’s negotiations with Keystone; and

•	Performed other such analyses and provided other such services as Stephens has deemed appropriate.

Stephens has relied on the accuracy and completeness of the information and financial data provided to Stephens by River Financial and Keystone and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and its opinion is based upon such information. Stephens has not independently verified the accuracy or completeness of the information and financial data on which Stephens’ opinion is based. Members of the respective management teams of River Financial and Keystone have assured Stephens that they are not aware of any relevant information that has been omitted or remains undisclosed to Stephens. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of River Financial or of Keystone, and Stephens has not been furnished with any such evaluations or appraisals; nor has Stephens evaluated the solvency or fair value of River Financial or of Keystone under any laws relating to bankruptcy, insolvency or similar matters. In addition, Stephens has not received or reviewed any individual credit files nor has Stephens made an evaluation of the adequacy of the allowance for loan losses of River Financial or Keystone. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of River Financial or of Keystone. With respect to the financial forecasts prepared by the managements of River Financial and Keystone, Stephens has assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of River Financial and Keystone as to the future financial performance of River Financial and Keystone and that the financial results reflected by such projections will be realized as predicted. Stephens has also assumed that the representations and warranties contained in the merger agreement and all related documents including the disclosure schedules provided to River Financial, are true, correct and complete in all material respects.

The projections furnished to Stephens and used by it in certain of its analyses were prepared by River Financial’s and Keystone’s senior management teams. River Financial and Keystone do not publicly disclose internal management projections of the type provided to Stephens in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, Stephens assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement with no adjustments to the Exchange Ratio;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waiver; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

Stephens further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Stephens’ opinion is not an expression of an opinion as to the price at which shares of River Financial common stock will trade following the announcement of the merger, the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the price at which the shares of common stock of the combined company will trade following the completion of the merger.

Stephens’ opinion is necessarily based upon market, economic and other conditions as they existed and can be evaluated on, and on the information made available to Stephens as of, the date of the opinion. It should be understood that subsequent developments may affect the opinion and that Stephens does not have any obligation to update, revise or reaffirm its opinion. Stephens has assumed that the merger will be consummated on the terms of the latest draft of the merger agreement provided to Stephens, without material waiver or modification. Stephens has assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the merger to River Financial or the shareholders. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Stephens opinion was among several factors taken into consideration by the River Financial board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the River Financial board of directors with respect to the fairness of the consideration.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with its opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with River Financial’s executive management and board of directors the assumptions upon which the analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by Stephens within this regard, it does set forth those considered by Stephens to be material in arriving at its opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Proposal. Stephens reviewed the financial terms of the proposed transaction. Pursuant to the terms of the merger agreement, upon the merger, each outstanding share of Keystone common stock shall be cancelled, shall cease to exist and shall no longer be outstanding and shall be converted into the right to receive 1.00 share of River Financial’s common stock and $4.00 per share in cash.

Contribution Analysis. Stephens compared certain historical and projected financial information for River Financial and Keystone relative to the Exchange Ratio and their shareholders’ ownership in the combined company. Based on the analysis, River’s imputed ownership ranged from 51.1% to 64.1% and the implied exchange ratio ranged from 1.7159 to 1.0048. The analysis is illustrated below:

	Contribution (%)			Implied Exchange Ratio (x)	Premium / (Discount) to Merger Agreement of 1.2500x (%)
	River	Keystone
Balance Sheet
Total Assets	63.8	36.2		1.0151x	(18.79)
Gross Loans	62.0	38.0		1.0954x	(12.37)
Deposits	64.1	35.9		1.0048x	(19.62)
Tangible Common Equity	61.7	38.3		1.1101x	(11.20)
Average	62.9	37.1		1.0556x	(15.56)
Profitability
FY 2012 Net Income	51.1	48.9		1.7159x	37.27
FY 2013 Net Income	52.4	47.6		1.6278x	30.22
FY 2014 Net Income	57.4	42.6		1.3290x	6.32
Q1’15 Net Income	58.3	41.7		1.2807x	2.46
LTM Net Income	57.9	42.1		1.3009x	4.07
Average	55.4	44.6		1.4408x	15.26
2015E Net Income	57.7	42.3		1.3106x	4.85
2016E Net Income	56.6	43.4		1.3742x	9.94
2017E Net Income	57.8	42.2		1.3076x	4.61
2018E Net Income	58.6	41.4		1.2641x	1.13
2019E Net Income	59.4	40.6		1.2221x	(2.23)
Average	58.0	42.0		1.2949x	3.59

Average of Blue Shade	58.3	41.7		1.2822x	2.57
Pro Forma Holding Company Board of Directors:	57.1	42.9		1.3428x	7.43
Pro Forma Ownership:			High	1.7159x	37.27
Ownership — 100% Stock(1)	58.9	41.1	Mean	1.2829x	2.63
Ownership — As Structured(1)	63.9	36.1	Median	1.2949x	3.59
			Low	1.0048x	(19.62)

Note: Dollars in millions; financial data as of March 31, 2015

(1) Based on fully diluted shares outstanding at close

Data Source: Company documents, SNL Financial, Management Estimates

Comparable Transaction Analysis

Stephens reviewed publicly available information related to two groups of precedent transactions involving a depository institution as a selling entity:

(1)	Selected nationwide transactions since 2013 with a publicly disclosed deal value, target assets between $100 million and $400 million, NPAs / Assets less than 3.00% and last twelve months return on average assets greater than 0.75%.

Buyer	Target
First Financial Bankshares	FBC Bancshares, Inc.
Carolina Alliance Bank	PBSC Financial Corp.
LINCO Bancshares Inc.	Community First Bank
Veritex Holdings Inc.	IBT Bancorp Inc.
Wintrust Financial Corp.	Community Financial Shares Inc.
SunPac LLC	Security First Bank
Olney Bancshares of Texas Inc.	Vintage Shares Inc.
Hambac Inc.	Kentucky Home Bancshares Inc.
Pacific Continental Corp.	Capital Pacific Bancorp
Durant Bancorp Inc.	Consolidated Equity Corp.
First Southern Bancorp Inc.	First United Inc.
NewBridge Bancorp	Premier Commercial Bank
First Citizens Banc Corp	TCNB Financial Corp.
Home Bancshares Inc.	Broward Financial Holdings Inc.
Community Bancshares Inc.	Citizens Bank of Asheville Ohio
Olney Bancshares of Texas Inc.	HBank Texas
Univest Corp. of Pennsylvania	Valley Green Bank
BNC Bancorp	Harbor Bank Group Inc.
Independent Bank Group Inc.	Houston City Bancshares Inc.
First Business Financial Services Inc.	Aslin Group Inc.
Glacier Bancorp Inc.	FNBR Holding Corp.
Home Bancshares Inc.	Florida Traditions Bank
MainSource Financial Group	MBT Bancorp
First Citizens Bancshares Inc.	Southern Heritage Bancshares
Salisbury Bancorp Inc.	Riverside Bank
First Financial Bancorp	Insight Bank
First Financial Bancorp	First Bexley Bank
Horizon Bancorp	SCB Bancorp Inc.
NewBridge Bancorp	CapStone Bank

Buyer	Target
New Century Bancorp Inc.	Select Bancorp Inc.
Community & Southern Holdings Inc.	Verity Capital Group Inc.
Independent Bank Group Inc.	Live Oak Financial Corp.
Wilshire Bancorp Inc.	BankAsiana
Commerce Bancshares Inc.	Summit Bancshares Inc.
CBTCO Bancorp	Bradley Bancorp
CNB Financial Corp.	FC Banc Corp.
Heritage Financial Corp.	Valley Community Bancshares Inc.
Pacific Premier Bancorp	San Diego Trust Bank
Glacier Bancorp Inc.	Wheatland Bankshares Inc.
Lakeland Bancorp	Somerset Hills Bancorp
Investor Group	Grand Savings Bank

(2)	Selected Southeast transactions since 2013 with a publicly disclosed deal value, target assets between $100 million and $400 million, NPAs / Assets less than 3.00% and last twelve months return on average assets greater than 0.75%.

Buyer	Target	Target State
Carolina Alliance Bank	PBSC Financial Corp.	SC
Hambac Inc.	Kentucky Home Bancshares Inc.	KY
First Southern Bancorp Inc.	First United Inc.	KY
NewBridge Bancorp	Premier Commercial Bank	NC
Home Bancshares Inc.	Broward Financial Holdings Inc.	FL
BNC Bancorp	Harbor Bank Group Inc.	SC
Home Bancshares Inc.	Florida Traditions Bank	FL
First Citizens Bancshares Inc.	Southern Heritage Bancshares	TN
NewBridge Bancorp	CapStone Bank	NC
New Century Bancorp Inc.	Select Bancorp Inc.	NC
Community & Southern Holdings Inc.	Verity Capital Group Inc.	GA

Transaction multiples for the merger were calculated based on an offer price of $20.00 per share for Keystone. For each precedent transaction, Stephens derived and compared, among other things, the implied deal value paid for the acquired company to:

•	tangible book value of Keystone based on the financial statements of Keystone available prior to the announcement of the merger;

•	the last twelve months net income based on the financial statements of Keystone available prior to the announcement of the merger; and

•	tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the financial statements of Keystone available prior to the announcement of the acquisition

The results of the analyses are set forth in the following table:

Fixed Exchange Ratio:		1.2500x
Price per Share:(1)		$20.00
Current Aggregate Transaction Value:(2)		$36.7						Precedent Transactions(5)
Transaction Multiples:	Keystone Per Share Value(3)	Multiple(1)		Nationwide						Southeast
				Low		Median		High		Low		Median		High
P/TBV	$15.50	129.0%		98.4%		146.2%		234.0%		113.3%		134.3%		198.6%
P/LTM EPS	$1.48	13.5	x	10.4	x	16.4	x	24.7	x	11.5	x	14.4	x	24.7	x
Core Deposit Premium(4)	$102.6	4.4%		0.1%		7.4%		25.3%		2.7%		5.9%		16.7%

 Note: Dollars in millions, except per share data

(1)	Assumes a per share valuation for River Financial of $16.00
(2)	Based on 1,789,992 common shares outstanding, 39,500 options with a weighted average exercise price of $10.06, and 53,800 warrants with a weighted average exercise price of $10.00
(3)	Financial data as of March 31, 2015
(4)	Assumes time deposits greater than $100,000 are non-core deposits. As of March 31, 2015, Keystone reported $32.8 million in non-core deposits.
(5)	Selected bank transactions since 2013 with a publicly disclosed deal value, target assets between $100 million and $400 million, NPAs / Assets less than 3.00%, and last twelve months return on average assets greater than 0.75%.

Data Source: SNL Financial; Company Documents

No company or transaction used as a comparison in the above analysis is identical to River Financial, Keystone or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis.

River Financial

Stephens estimated the present value of all shares of River Financial stock based on River Financial’s estimated future earnings stream beginning in second quarter of 2015. In performing this analysis, Stephens used River Financial’s management guidance for fiscal years 2015 to 2019 to derive projected after-tax cash flows. In determining cash flows available to shareholders, Stephens assumed that River Financial would maintain a tangible common equity/tangible asset ratio of 8.0% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for River Financial. The analysis assumed discount rates ranging from 14.5% to 22.5% and terminal multiples ranging from 11.0 times to 15.0 times fiscal year 2019 forecasted earnings. This resulted in a standalone discounted cash flow analysis range of value of River Financial from $12.48 to $19.66 per share.

Keystone

Stephens estimated the present value of all shares of Keystone common stock based on Keystone’s estimated future earnings stream beginning in second quarter 2015. In performing this analysis, Stephens used Keystone management’s estimates for fiscal years 2015 to 2017 and assumed consistent results for 2018 and 2019 to derive projected after-tax cash flows. In determining cash flows available to shareholders, Stephens assumed that Keystone would maintain a tangible common equity/tangible asset ratio of 8.0% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for River Financial. The analysis assumed discount rates ranging from 14.5% to 22.5% and terminal multiples ranging from 11.0 times to 15.0 times fiscal year 2019 forecasted earnings. This resulted in a standalone discounted cash flow analysis range of value of Keystone from $16.28 to $24.53 per share.

Exchange Ratio Analysis

Stephens analyzed the implied exchange ratio at an 18.5% discount rate and at terminal multiples ranging from 11.0 times to 15.0 times fiscal year 2019 forecasted earnings.

Based on Discount Rate of 18.50%	Terminal Multiple
	11.0x		13.0x		15.0x
River Financial	$13.96		$15.62		$17.28
Keystone	18.08		19.90		21.72
Implied Exchange Ratio	1.2945	x	1.2736	x	1.2568	x

Premium/(Discount) to Merger Agreement Exchange Ratio of 1.2500x	3.6%		1.9%		0.5%

Implied Exchange Ratio — Based on NPV		Implied Exchange Ratio (x)	Premium / (Discount) to Merger Agreement of 1.2500x (%)
River Financial Max	Keystone Min	1.0462x	(16.3%)
River Financial Median	Keystone Median	1.2736x	1.9%
River Financial Min	Keystone Max	1.5551x	24.4%

Based on Discount Rate Range — 14.50% - 22.50% & Terminal Multiple Range — 11.0x - 15.0x		Implied Exchange Ratio (x)	Premium / (Discount) to Merger Agreement of 1.2500x (%)
Implied Exchange Ratio — Based on NPV
River Financial Max	Keystone Min	0.8279x	(33.8%)
River Financial Median	Keystone Median	1.2736x	1.9%
River Financial Min	Keystone Max	1.9653x	57.2%

Stephens stated that the discounted cash flow present value analysis is a widely used valuation methodology, but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of either institution.

Pro Forma Financial Impact Analysis. Stephens performed pro forma merger analyses that combined projected income statement and balance sheet information of River Financial and Keystone beginning on December 31, 2015. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of River Financial. In the course of this analysis, Stephens used earnings estimates for River Financial and Keystone for 2015 to 2019 as provided by the management of River Financial. This analysis indicated that the merger is expected to be accretive to River Financial’s estimated earnings per share in 2016 to 2019 and dilutive to tangible book value per share for River Financial through 2020. In addition, the merger is projected to be accretive to River Financial’s net present value per share, increase certain profitability metrics; however, the analysis illustrates that River Financial will slow the annual increase in its annual dividend per share. The pro forma entity is projected to maintain well-capitalized regulatory capital ratios. For all of the above analyses, the actual results achieved by Keystone following the merger will vary from the projected results, and the variations may be material.

As part of Stephens’ investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens expects to pursue future investment banking services assignments from River Financial. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of River Financial or of any other participant in the merger.

Stephens has acted exclusively for the board of directors of River Financial in rendering its opinion in connection with the Exchange Ratio and will receive a fee from River Financial for its services. Upon the delivery of the fairness opinion, a fee of $100,000 was paid. In addition, River Financial agreed to pay to Stephens a fee, upon the successful completion of the merger, equal to $300,000, less the amount previously paid for the fairness opinion. River Financial is also obligated to reimburse Stephens for reasonable out-of-pocket expenses and disbursements, and to indemnify against certain liabilities, including liabilities under federal securities laws and liabilities that could arise from the issuance of its opinion. Other than services provided in connection with the merger, Stephens has not provided investment banking and financial advisory services to River Financial or Keystone in the prior two years.

Certain River Financial Corporation Unaudited Prospective Financial Information

River Financial has not historically been required to file reports or financial information pursuant to the Exchange Act with the SEC or the FDIC. River Financial also does not make public projections as to future performance, revenues, earnings, or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, River Financial is including in this joint proxy statement/prospectus certain unaudited prospective financial information that was made available to River Financial’s financial advisor and to Keystone and its financial advisor in connection with the merger. The inclusion of this information should not be regarded as an indication that any of River Financial, Keystone, Stephens, Sandler O’Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

River Financial’s management approved the use of the following unaudited prospective financial information. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to River Financial’s business, all of which are difficult to predict and many of which are beyond River Financial’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Additionally, in the course of due diligence and negotiation of the merger, River Financial refined and altered assumptions and estimates in forecasting and arriving at the presented summary, unaudited prospective financial information, which data represents the final iteration of projections shared with Stephens, Sandler O’Neill and Keystone. River Financial can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized.

In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to River Financial’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on page 5 and page 27, respectively, of this joint proxy statement/prospectus.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither River Financial’s independent auditor, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. River Financial can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. River Financial does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on either River Financial or Keystone, as applicable, of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on either River Financial or Keystone, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on either River Financial or Keystone, as applicable, of any possible failure of the merger to occur. None of River Financial, Keystone, Sandler O’Neill, Stephens, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of River Financial, shareholder of Keystone or other person regarding River Financial’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this joint proxy statement/prospectus should not be deemed an admission or representation by River Financial or Keystone that it is viewed as material information of River Financial, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger, but is being provided solely because it was made available to River Financial’s financial advisor, and to Keystone in connection with Keystone’s due diligence of River Financial, as well as to Keystone’s financial advisor, in connection with the merger.

In light of the foregoing, and considering that the River Financial special shareholders meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, River Financial shareholders are cautioned not to place unwarranted reliance on such information, and River Financial urges all River Financial shareholders to review River Bank & Trust’s most recent Call Report filed with the FDIC and River Financial’s audited consolidated financial statements included with this document. River Bank & Trust’s Call Report may be found at www.ffiec.gov.

The following table presents a summary of the material elements of the unaudited prospective financial data of River Financial for the years ending December 31, 2015 through 2017 that was shared confidentially with Sandler O’Neill, Keystone, and Stephens, and on which such parties may have relied in connection with the merger (dollars in thousands, except per share data):

	As of and for the years ending December 31,
	2015	2016	2017
Total assets	$462,906	$497,624	$534,946
Total loan, net of unearned fees	286,348	312,119	338,649
Common equity	47,479	51,404	55,852
Net income to common	3,866	4,466	5,163
Earnings per common share	1.29	1.49	1.72
Dividends per common share	0.14	0.18	0.24

Certain Keystone Unaudited Prospective Financial Information

Keystone does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Keystone is including in this joint proxy statement/prospectus certain unaudited prospective financial information that was made available to Keystone’s financial advisor and to River Financial and its financial advisor in connection with the merger. The inclusion of this information should not be regarded as an indication that any of Keystone, River Financial, Stephens, Sandler O’Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

Keystone’s management approved the use of the following unaudited prospective financial information. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Keystone’s business, all of which are difficult to predict and many of which are beyond Keystone’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Additionally, in the course of due diligence and negotiation of the merger, Keystone refined and altered assumptions and estimates in forecasting and arriving at the presented summary, unaudited prospective financial information, which data represents the final iteration of projections shared with Sandler O’Neill and River Financial and its financial advisor. Keystone can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized.

In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Keystone’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on page 5 and page 27, respectively, of this joint proxy statement/prospectus.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Keystone’s historical financial statements. Neither Keystone’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Keystone can give no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Keystone does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on either Keystone or River Financial, as applicable, of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on either Keystone or River Financial, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on either Keystone or River Financial, as applicable, of any possible failure of the merger to occur. None of Keystone, River Financial, Sandler O’Neill, Stephens, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Keystone, shareholder of River Financial or other person regarding Keystone’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this joint proxy statement/prospectus should not be deemed an admission or representation by Keystone or River Financial that it is viewed as material information of Keystone, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger and the transactions contemplated in connection with the merger, but is being provided solely because it was made available to Keystone’s financial advisor, and to River Financial in connection with River Financial’s due diligence of Keystone, as well as to River Financial’s financial advisor, in connection with the merger.

In light of the foregoing, and considering that the Keystone special shareholders meeting will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place unwarranted reliance on such information, and Keystone urges all shareholders to review Keystone’s financial statements and other information contained elsewhere in this joint proxy statement/prospectus for a description of Keystone’s business and reported financial results.

The following table presents a summary of the material elements of the unaudited prospective financial data of Keystone for the years ending December 31, 2015 through 2017 that was shared confidentially with Sandler O’Neill, River Financial and Stephens, and which such parties may have relied on in connection with the transaction (dollars in thousands, except per share data):

	As of and for the years ending December 31,
	2015	2016	2017
Total assets	$254,467	$265,028	$275,421
Total loan, net of unearned fees	176,550	188,909	202,132
Common equity	29,883	33,311	37,081
Net income to common	2,830	3,428	3,771
Earnings per common share	1.58	1.91	2.11
Dividends per common share	0.25	0.25	0.25

Interests of Keystone Directors and Executive Officers in the Merger

When considering the recommendation of Keystone’s board of directors, holders of Keystone common stock should be aware that Keystone’s executive officers and members of Keystone’s board of directors may have interests in the merger that are different from, or in addition to, those of Keystone shareholders generally. Keystone’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, to the extent these different interests existed at the time of the negotiation, evaluation and approval of the merger agreement, and in recommending that the merger agreement be approved by holders of Keystone common stock.

River Financial and River Bank & Trust Board of Directors and Executive Officers Following the Merger

The merger agreement provides that upon the effective date of the merger, the number of directors of River Financial shall consist of seven persons, four of whom shall be chosen by the current River Financial board of directors and three of whom shall be chosen by the current Keystone board of directors.

The four directors of River Financial who are expected to continue as River Financial directors are Jimmy Stubbs, Larry Puckett, Jim Ridling and Vernon Taylor.

Biographical and other information respecting all River Financial directors is located at “Information About River Financial — Directors and Executive Officers,” “— Security Ownership of Certain Beneficial Owners and Management” and “— Compensation of Directors and Executive Officers” beginning on Page 109.

The three directors of Keystone who are expected to serve on the River Financial board are Gerald Ray Smith, Jr., W. Murray Neighbors, and John A. Freeman.

In addition, each of the current directors of Keystone Bank and River Bank & Trust will become directors of River Bank & Trust following the merger.

Biographical and other information respecting these persons is located at “Information About Keystone — Directors and Executive Officers” and “— Security Ownership of Certain Beneficial Owners and Management” at page 139.

Pursuant to the merger, Larry Puckett, Jimmy Stubbs and Ken Givens will continue as chairman of the board, chief executive officer, and executive vice president and chief financial officer, respectively, of River Financial and River Bank & Trust. Murray Neighbors, Ray Smith, and Boles Pegues currently with Keystone, will serve as vice chairman of the board, president, and executive vice president, respectively, of River Bank & Trust, and Murray Neighbors and Ray Smith will serve a vice chairman of the board and president, respectively, of River Financial.

The bylaws of River Financial will be amended effective at the merger to provide that, for a period of four years following the merger, (i) board approval of certain transactions will require the affirmative vote of a minimum of 65 percent of the members of the board and (ii) if a vacancy occurs on the board, the vacancy will be filled by either the remaining River Financial or the remaining Keystone directors depending upon whether the board seat was held by a River Financial or Keystone director. See “Description of River Financial Common Stock — Bylaw Amendments Effective at the Merger.”

Employment Arrangements and Change in Control Agreements

During negotiations of the proposed merger, representatives of River Financial and Keystone discussed certain executive officers of Keystone remaining with the combined company in order to enhance the value of the proposed transaction. Ray Smith and Boles Pegues agreed to term sheets with River Financial, contingent on the completion of the merger, to continue their employment with River Financial following completion of the merger and to assist with the integration of Keystone with River Financial.

Pursuant to these term sheets, Ray Smith will receive an annual base salary of $225,000, a merger integration payment of $225,000 at the closing of the merger, options on 32,000 shares of River Financial common stock, and benefits under River Financial’s benefit plans. Boles Pegues will receive an annual base salary of $155,000, a merger integration payment of $155,000 at the closing of the merger, options on 15,000 shares of River Financial common stock and benefits under River Financial’s benefit plans. The term sheets also provide that River Financial will assume Mr. Smith’s and Mr. Pegues’ Supplemental Executive Retirement Plans and Split-Dollar Life Insurance Agreements and that River Financial will pay any excise or similar taxes assessed on Mr. Smith or Mr. Pegues as a result of the payment of any and all of the foregoing compensation.

In addition, Mr. Smith and Mr. Pegues will receive change in control agreements from River Financial and upon execution of the change in control agreements, Mr. Smith and Mr. Pegues each agree to waive their rights under their employment agreements with Keystone. Each change in control agreement defines a “change in control” as (a) a change in control as defined by River Financial’s primary federal bank regulator; (b) a merger or business combination or contested election where non-employee directors cease to be a majority of directors; (c) a transfer of all or substantially all of the assets of River Financial to another entity which is not an affiliate of River Financial; (d) a merger of River Financial with another corporation or entity and less than 60% of the equity interest in the surviving corporation is owned by former shareholders of River Financial; or (e) a sale by River Financial or transfer of more than 50% of its equity interest to persons not affiliated with River Financial. Upon a change in control, Mr. Smith shall receive a lump sum cash payment equal to 2.99 times the base amount of Mr. Smith’s compensation, and if employment is terminated within three years after a change in control, Mr. Smith will continue to receive health and insurance benefits for 36 months. If Mr. Smith is terminated for cause (as defined in the agreement) or resigns prior to a change in control, no compensation or benefits shall be paid. Mr. Pegues’ change in control agreement will provide that if within two years after a change in control, Mr. Pegues resigns for good reason or is terminated other than for cause, Mr. Pegues will receive insurance and health benefits for 18 months plus a lump sum cash payment equal to 1.5 times Mr. Pegues’ base amount of compensation. If Mr. Pegues is terminated for cause (as defined in the agreement), no compensation or benefits will be paid. A resignation for “good reason”

generally means a material diminution of employee’s authority, duties, salary or relocation of employee’s principal place of business. The agreements also provide for payment of certain excise taxes or penalties, if applicable.

On April 28, 2015, Keystone Bank provided John Gittings with written notice that it was no longer extending the term of his employment agreement. As a result, and pursuant to the terms of his employment agreement, Mr. Gittings is entitled to receive, until April 28, 2017, compensation equal to his previous year’s base salary plus an annual bonus not less than his previous year’s bonus, less any disability payment he may receive after April 28, 2015. Under a term sheet entered into with Mr. Gittings, River Financial will assume the obligation to make the foregoing compensation payments. In addition, River Financial has agreed to assume Mr. Gittings’ Supplemental Executive Retirement Plan and Split-Dollar Life Insurance Agreement.

Keystone Options and Warrants

Keystone stock options and warrants held by Keystone officers, directors and others outstanding at the time of the merger will be converted into options and warrants to acquire River Financial common stock.

Keystone Options

The following table lists those who hold Keystone options and the number of shares of River Financial options to be received by such persons.

Name	Keystone Shares Subject to Options	River Financial Shares to be received(1)	Exercise Price(2)
Gerald Ray Smith, Jr.	25,000	31,250	$8.00
Rob Steen	1,000	1,250	$8.00
Jeffrey D. Allen	5,000	6,250	$8.00
Marty Freeman	3,500	4,375	$8.00
James Frank Bevis	2,500	3,125	$8.40
John E. Britton, Jr.	2,500	3,125	$8.40

(1)	One share of Keystone subject to options will be converted into an option to acquire 1.25 shares of River Financial. This table does not reflect River Financial options to be granted to Mr. Smith or Mr. Pegues as part of their employment arrangements with River Financial described above.
(2)	The exercise price of Messrs. Smith, Steen, Allen and Freeman’s Keystone options is $10.00 per share and the exercise price of Messrs. Bevis and Britton’s Keystone options is $10.50 per share. The exercise price of River Financial options will be the exercise price for each share of Keystone common stock subject to such Keystone options divided by 1.25 or $8.00 and $8.40 per share, respectively.

Keystone Warrants

The following table lists the directors of Keystone who hold warrants to acquire shares of Keystone common stock and the number of shares of River Financial common stock to be received by such persons.

Name	Keystone Shares Subject to Warrants	River Financial Shares to Subject to Warrants(1)	Exercise Price(2)
J. Mark Traylor	5,000	6.250	$8.00
Boles B. Pegues, III	23,800	29,750	$8.00

(1)	One share of Keystone common stock will be converted into 1.25 shares of River Financial subject to River Financial warrants.

(2)	The exercise price of Keystone warrants is $10.00 per share. The exercise price of River Financial warrants will be the exercise price for each share of Keystone common stock subject to such Keystone warrants divided by 1.25 or $8.00 per share.

Indemnification of Directors and Officers; Insurance.

The merger agreement provides that following the closing date of the merger River Financial will indemnify any current or former officer or director of Keystone or Keystone Bank against liabilities arising out of the fact that such person is or was an officer, director or employee of Keystone or Keystone Bank. All rights of such persons to indemnification under Keystone’s or Keystone Bank’s articles and bylaws shall survive the merger and continue in full force and effect. River Financial will provide coverage for those persons serving as directors or officers of Keystone or Keystone Bank immediately prior to the merger under River Financial’s existing directors’ and officers’ liability insurance policy. See “The Merger Agreement — Directors’ and Officers’ Insurance and Indemnification.” The indemnification applies to acts or omissions occurring at, prior to or after the closing date of the merger.

Dissenters’ Appraisal Rights in the Merger

If the merger is consummated, holders of record of both Keystone common stock and River Financial common stock who follow the procedures specified by Article 13 of the Alabama Business Corporation Law (“ABCL”) will be entitled to determination and payment in cash of the “fair value” of their stock (as determined immediately before the effective time of the merger), excluding any appreciation or depreciation resulting from the anticipation of the merger, unless such exclusion would be inequitable, but including interest from the effective date of the merger until the date of payment. Shareholders who elect to follow these procedures are referred to as dissenting shareholders.

A vote in favor of the merger agreement by a holder of Keystone common stock or a holder of River Financial common stock will result in a waiver of such shareholder’s right to demand payment for his or her shares.

The following summary of the provisions of Article 13 of the ABCL is not intended to be a complete statement of such provisions, the full text of which is attached as Annex D to this proxy statement / prospectus, and is qualified in its entirety by reference thereto.

A holder of Keystone common stock electing to exercise dissenters’ rights (1) must deliver to Keystone at 2394 E. University Drive, Auburn, Alabama 36830 Attention: Ray Smith, before the vote at the Keystone special meeting, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated, and (2) must not vote in favor of the merger agreement. Similarly, a holder of River Financial common stock electing to exercise dissenters’ rights (1) must deliver to River Financial at P.O. Box 680249, Prattville, Alabama 36068, Attention: Becky Hallman, before the vote at the River Financial special meeting, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated, and (2) must not vote in favor of the merger agreement. The requirement of this written notice is in addition to and separate from the requirement that such shares not be voted in favor of the merger agreement, and the requirement of written notice is not satisfied by voting against the merger agreement either in person or by proxy. The requirement that shares not be voted in favor of the merger agreement will be satisfied if no proxy is returned and the shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted “FOR” approval of the merger agreement, in order to be assured that his, her or its shares are not voted in favor of the merger agreement, the dissenting shareholders who vote by proxy must not leave the proxy blank but must (1) vote “AGAINST” the approval of the merger agreement or (2) affirmatively abstain from voting by checking the “ABSTAIN” box on the proxy card. Neither a vote against approval of the merger agreement nor an abstention will satisfy the requirement that a written notice of intent to demand payment be delivered to Keystone or River Financial, as appropriate, before the vote on the merger agreement.

A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies Keystone or River Financial, as appropriate, in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if he or she submits to Keystone or River Financial, as appropriate, the record shareholder’s written consent to the dissent prior to or contemporaneously with such assertion and he or she does so with respect to all shares of which he, she or it is the beneficial shareholder or over which he, she or it has the power to vote. Where no number of shares is expressly mentioned, the notice of intent to demand payment will be presumed to cover all shares held in the name of the record holder.

No later than ten days after the merger, River Financial, as the continuing corporation of the merger, will send a written dissenters’ notice to each dissenting shareholder of either Keystone or River Financial who did not vote in favor of the merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters’ notice will specify, among other things, the deadline by which time River Financial must receive a payment demand from such dissenting shareholders and will include a form for demanding payment. The deadline will be no fewer than 30 days and no more than 60 days after the date the dissenters’ notice is delivered. It is the obligation of any dissenting shareholder to initiate all necessary action to perfect his or her dissenters’ rights within the time periods prescribed in Article 13 of the ABCL and the dissenters’ notice. If no payment demand is timely received from a dissenting shareholder, all dissenters’ rights of said dissenting shareholder will be lost, notwithstanding any previously submitted written notice of intent to demand payment. Each dissenting shareholder who demands payment retains all other rights of a shareholder unless and until those rights are cancelled or modified by the merger. A dissenting shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the merger agreement unless River Financial consents thereto.

Within 20 days of a formal payment demand, a dissenting shareholder who has made a demand must submit his or her share certificate or certificates to River Financial so that a notation to that effect may be placed on such certificate or certificates and the shares may be returned to the dissenting shareholder with the notation thereon. A shareholder’s failure to submit shares for notation will, at River Financial’s option, terminate the holder’s rights as a dissenter, unless a court of competent jurisdiction determines otherwise.

Promptly after the merger, or upon receipt of a payment demand, River Financial shall offer to pay each dissenting shareholder who complied with Article 13 of the ABCL the amount River Financial estimates to be the fair value of such dissenting shareholder’s shares plus accrued interest. Each dissenting shareholder who agrees to accept the offer of payment in full satisfaction of his or her demand must surrender to River Financial the certificate or certificates representing his or her shares in accordance with the terms of the dissenters’ notice. Upon receiving the certificate or certificates, River Financial will pay each dissenting shareholder the fair value of his or her shares, plus accrued interest. Upon receiving payment, each dissenting shareholder ceases to have any interest in the shares.

Each dissenting shareholder who has made a payment demand may notify River Financial in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder as described above and demand payment of the fair value of his or her shares and interest due, if: (1) the dissenting shareholder believes that the amount offered is less than the fair value of the shares or that the interest due is incorrectly calculated; or (2) River Financial fails to make an offer as required by Article 13 of the ABCL within 60 days after the date set for demanding payment; provided, however, that a dissenting shareholder waives the right to demand payment different from that offered unless he or she notifies River Financial of his or her demand in writing within 30 days after River Financial offered payment for the shares.

If a demand for payment remains unsettled, River Financial will commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the 60-day period, each dissenting shareholder whose demand remains unsettled shall be entitled to receive the amount demanded. Such a proceeding will be filed in the Circuit Court of Autauga County, Alabama. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of the shares, plus accrued interest. The court’s finding may set a value above or below the value the shareholder believes is appropriate. Upon payment of the judgment and surrender to River Financial of the certificate or certificates representing the judicially appraised shares, a dissenting shareholder will cease to have any interest in the shares. The Court may assess costs incurred in such a proceeding against River Financial or may assess the costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent the Court finds that such dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment different from that initially offered by River Financial. The Court may also assess the reasonable fees and expenses of counsel and experts against River Financial, if the Court finds that it did not substantially comply with its requirements regarding providing notice of dissenters’ rights and the procedures associated therewith under Article 13 of the ABCL or against either River Financial or all or some of the dissenting shareholders if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in Article 13 of the ABCL. If the Court finds that services of counsel for any dissenter were of substantial benefit to other similarly situated dissenters, and that fees for such services should not be assessed against River Financial, then the Court may award reasonable fees to such counsel that will be paid out of the amounts awarded to dissenters who benefited from such services.

It is a condition to each of Keystone’s and River Financial’s obligation to close the merger that the number of shares as to which their respective shareholders exercise appraisal rights not exceed 5 percent of the respective shares outstanding.

Accounting Treatment of the Merger

River Financial will account for the merger using the acquisition method of accounting. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Keystone will be recorded, as of completion of the merger, at their respective fair values and added to those of River Financial. Any excess of the purchase price over fair values will be recorded as goodwill. Consolidated financial statements and reported results of operations of River Financial issued after completion of the merger will reflect these values but will not be restated retroactively to reflect the historical financial position or results of operations of Keystone.

Regulatory Approvals

Completion of the merger is subject to prior receipt of all approvals and consents required to be obtained from applicable governmental and regulatory authorities. River Financial and Keystone also have agreed to cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to make all requisite regulatory filings and to obtain any necessary permits, consents, approvals or authorizations of governmental entities necessary to consummate the transactions contemplated by the merger agreement as soon as practicable.

There can be no assurance that regulatory approvals will be obtained, that such approvals will be received on a timely basis, or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of River Financial following completion of the merger. The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect to the merger. See “The Merger Agreement—Conditions to the Completion of the Merger” on page 80.

Federal Reserve Approval. The merger is subject to the prior approval of the Federal Reserve under Section 3(a)(5) of the Bank Holding Company Act of 1956, as amended, and related federal regulations, and

River Financial and Keystone must wait at least 15 days after the date of such approval before they may complete the merger. In reviewing the transactions under the applicable statutes and regulations, the Federal Reserve will consider, among other factors, the competitive impact of the merger. The Federal Reserve also will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served as well as the companies’ effectiveness in combating money-laundering activities. Furthermore, the Federal Reserve will take into consideration the extent to which the proposed acquisition would result in greater or more concentrated risks to the stability of the United States banking or financial system. In connection with its review, the Federal Reserve will provide an opportunity for public comment on the application for the merger and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Under the Community Reinvestment Act of 1977, the Federal Reserve must take into account the record of performance of each of River Financial and Keystone in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, served by the companies and their subsidiaries. As of their last respective examinations, River Bank & Trust was rated “satisfactory” and Keystone Bank was rated “satisfactory.” Applications or notifications may also be required to be filed with various other regulatory authorities in connection with the merger.

The Federal Reserve may waive its formal application requirement in lieu of the FDIC and ASBD approvals outlined below and require only a notice filing, and River Financial is seeking such waiver.

FDIC. Immediately following the merger, River Financial intends to merge Keystone Bank with and into River Bank & Trust, with River Bank & Trust as the continuing bank. Consummation of the bank subsidiary merger is subject to receipt of the approval of the FDIC under the Bank Merger Act. Application for approval of the bank merger will be subject to a 30-day public notice and comment period, as well as review and approval by the FDIC. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers the financial and managerial resources of the banks, the convenience and needs of the community to be served, the banks’ effectiveness in combating money-laundering activities as well as the import of the transaction on financial stability similar to the review that the Federal Reserve would give as outlined above. In connection with its review, the FDIC and ASBD will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

State Bank Regulatory Approvals. Under Alabama state law, River Financial must file an application with the Alabama Banking Department for approval of the bank merger. River Financial must also provide the Alabama Banking Department with notice of the proposed merger of River Financial with Keystone, as well as a copy of the application filed with the FDIC under the Bank Merger Act. Among other things, the Alabama State Banking Department will consider the financial strength, including capital, of River Bank & Trust following the merger.

River Financial and Keystone are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the merger to become effective other than those described above. River Financial and Keystone intend to seek any other approval and to take any other action that may be required to complete the merger. There can be no assurance that any required approval or action can be obtained or taken prior to the meeting.

If the approval of the merger by any of the authorities mentioned above is subject to compliance with any conditions, there can be no assurance that the parties or their subsidiaries will be able to comply with such conditions or that compliance or non-compliance will not have adverse consequences for the combined company after consummation of the merger. The parties believe that the proposed merger is compatible with such regulatory requirements.

Third-Party Approvals. The merger is conditioned upon the receipt of all consents and approvals of third parties with respect to specified agreements, unless the failure to obtain any such consent or approval would not reasonably be expected to have a material adverse effect on River Financial or Keystone. Pursuant to the merger agreement, River Financial and Keystone have agreed to use their reasonable best efforts to obtain all consents, approvals and waivers from third parties necessary in connection with the completion of the merger.

Restrictions on Resales by Affiliates

The shares of River Financial common stock to be issued to Keystone shareholders in the merger have been registered under the Securities Act of 1933, as amended, referred to as the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of River Financial after the merger as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Affiliates generally include directors, executive officers and beneficial owners of 10% or more of a company’s common stock. Any shareholder deemed to be an affiliate of River Financial may resell shares of River Financial common stock issued in the merger only in transactions permitted by Rule 144 and Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the Keystone directors who become directors of River Financial and specified executive officers of Keystone who become executive officers of River Financial, as well as to other related individuals or entities.

Recommendation

The board of directors of each of River Financial and Keystone recommends that you vote “FOR” approval of the merger, which is proposal #1 on each proxy card.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to the agreement and plan of merger, a copy of which is attached as Annex A to this proxy statement / prospectus and incorporated by reference herein. This summary may not contain all of the information about the merger agreement that may be important to you. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

Each of the River Financial board of directors and the Keystone board of directors has approved the merger agreement, which provides for the merger of Keystone with and into River Financial. River Financial will be the continuing corporation in the merger. The River Financial articles of incorporation and River Financial bylaws as in effect immediately prior to the completion of the merger will be the articles of incorporation and bylaws of the continuing corporation, subject to the bylaw amendments described below at “Bylaw Amendments.”

For each share of Keystone common stock issued immediately prior to the completion of the merger, except for shares of Keystone common stock held by Keystone in its treasury and shares that may be owned by River Financial (other than in a fiduciary capacity or as a result of debts previously contracted), a Keystone shareholder will receive for each share of Keystone common stock held of record at the effective date of the merger $4.00 in cash and 1.000 share of River Financial common stock.

River Financial does not expect any fractional shares and River Financial will not issue fractional shares of River Financial common stock in connection with the merger. Instead, River Financial will make a cash payment without interest to each Keystone shareholder who would otherwise have received a fractional share of River Financial common stock. The amount of this cash payment will be determined by multiplying the fraction of a share of River Financial common stock otherwise issuable to such shareholder by $20.00.

The merger agreement allows River Financial to change the structure of the merger. No such change may alter the amount or kind of merger consideration to be provided under the merger agreement, materially impede or delay consummation of the merger or cause any of the closing conditions to the merger to not be capable of being fulfilled unless duly waived by the party entitled to the benefits thereof.

Effective Time of the Merger

The merger will be completed following the receipt of all necessary approvals and consents of all governmental entities, the expiration of all statutory waiting periods and the satisfaction or waiver of all other conditions to the merger set forth in the merger agreement, or such later date as the parties mutually agree. See “Conditions to the Completion of the Merger” below. Articles of Merger will be filed in the office of the Alabama Secretary of State as required under the corporation law of Alabama and will establish the effective time of the merger.

Treatment of Keystone Stock Options and Warrants

The merger agreement provides that, upon completion of the merger, each outstanding option or warrant to purchase Keystone common stock granted by Keystone will be assumed by River Financial and each option and warrant shall entitle the holder thereof to acquire 1.25 shares of River Financial common stock at an exercise price equal to the original exercise price divided by 1.25.

Bank Merger

Immediately after the merger, Keystone Bank will merge with and into River Bank & Trust, with River Bank & Trust as the continuing bank.

Bylaw Amendments

Effective at the merger, the bylaws of River Financial will be amended to require a 65 percent vote of the board of directors to approve certain transactions. See “Description of River Financial Common Stock — Bylaw Amendments Effective at the Merger.”

Conversion of Shares; Exchange of Certificates

The conversion of Keystone common stock into the right to receive the applicable merger consideration will occur automatically upon completion of the merger. At or promptly after the effective time of the merger, certificates representing shares of Keystone common stock will be exchanged for the merger consideration, without interest, to be received by holders of Keystone common stock in the merger pursuant to the terms of the merger agreement.

As soon as reasonably practicable after the completion of the merger, the exchange agent will mail a letter of transmittal to each holder of Keystone common stock at the effective time of the merger. This mailing will contain instructions on how to surrender Keystone common stock in exchange for the applicable merger consideration.

If a certificate for Keystone common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit of that fact by the claimant and the posting of a bond in such amount as River Financial or the exchange agent determine is reasonably necessary as indemnity.

Each of River Financial and the exchange agent will be entitled to deduct and withhold from the cash payable to any holder of Keystone common stock the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If River Financial or the exchange agent withholds any amounts, these amounts will be treated for all purposes as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Until shares of Keystone common stock represented by certificates are surrendered for exchange, any dividends or other distributions with a record date on or after the effective time of the merger with respect to River Financial common stock into which shares of Keystone common stock have been converted will accrue but will not be paid. River Financial will pay to former Keystone shareholders any unpaid dividends or other distributions with respect to River Financial shares, without interest and less any taxes withheld, only after they have duly surrendered their Keystone shares to the exchange agent.

Keystone and River Financial have agreed that, prior to the completion of the merger, neither will declare or pay any dividend or distribution on its common stock.

Representations and Warranties

The representations, warranties and covenants described in this and the following section and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of River Financial and Keystone, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between River Financial and Keystone rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. These descriptions are qualified in their entirety by reference to the merger agreement. You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of River Financial, Keystone or any of their respective subsidiaries or affiliates. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement / prospectus and in the documents incorporated by reference into this proxy statement / prospectus. See “Where You Can Find More Information” on page 180.

River Financial and Keystone have made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental filings and consents;

•	financial statements and the absence of undisclosed liabilities;

•	legal proceedings;

•	broker’s fees payable in connection with the merger;

•	the accuracy of information supplied for inclusion in this proxy statement / prospectus and other similar documents;

•	the absence of certain changes or events;

•	compliance with applicable laws and permits;

•	matters relating to loans, the allowance for loan losses and other real estate owned;

•	Community Reinvestment Act compliance;

•	employee and employee benefit matters;

•	environmental matters; and

•	intellectual property matters.

None of the parties’ representations and warranties in the merger agreement survive the effective time of the merger.

Certain representations and warranties of River Financial and Keystone are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to River Financial or Keystone, means, among other things, a material adverse effect on the business, operations, assets or financial condition of the applicable party and its subsidiaries, taken individually or as a whole. In determining whether a material adverse effect has occurred or would reasonably be expected to occur, River Financial and Keystone will disregard any effects resulting from:

•	the acts or omissions of Keystone or River Financial or any of their respective subsidiaries taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement;

•	changes in laws or interpretations thereof that are generally applicable to the banking industry;

•	changes in generally accepted accounting principles; and

•	the merger or compliance with the provisions of the merger agreement.

The representations and warranties of Keystone are generally contained in Article 5 of the merger agreement. The representations and warranties of River Financial are generally contained in Article 4 of the merger agreement.

Covenants and Agreements

Keystone and River Financial have undertaken customary covenants that place restrictions on it and its respective subsidiaries until the completion of the merger. Keystone and River Financial have agreed not to, and not permit its subsidiaries to, among other things:

•	amend the articles of incorporation, bylaws or other governing instruments;

•	incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of business consistent with past practices;

•	repurchase, redeem, or otherwise acquire any outstanding securities;

•	declare or pay any dividend or make any other distribution in respect of common stock;

•	issue, deliver or agree to issue any additional shares of common stock, bonds or other securities;

•	adjust, split, combine or reclassify any shares of common stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of common stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset other than in the ordinary course of business for reasonable and adequate consideration;

•	increase (except for increases consistent with past practices) the compensation including wages, salary, fees, bonuses, profit sharing, incentive, pension, retirement, severance of any such person;

•	except in the ordinary course of business, enter into, modify, amend or terminate any contract that would otherwise be considered material under the merger agreement; or

•	agree to, or make any commitment to, take, or adopt any resolutions in support of, any of the actions prohibited by the above.

In addition to the general covenants above, Keystone and River Financial have further agreed not to withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the other party, the approval of the merger agreement or the recommendation of the board of directors, except as permitted under the merger agreement, principally in the exercise of the Keystone or River Financial boards of directors’ fiduciary duty.

Agreement Not to Solicit Other Offers; Termination Fee

Until the merger is completed or the merger agreement is terminated, Keystone and River Financial each has agreed that it, its subsidiaries, its officers and its directors will not:

•	initiate, solicit, or encourage any inquiries or the making of any acquisition proposal;

•	enter into or continue any discussions or negotiations regarding any acquisition proposals; or

•	agree to or endorse any other acquisition proposal.

Each of Keystone and River Financial may, however, furnish information regarding itself to, or enter into and engage in discussions with, any person or entity in response to an unsolicited bona fide written acquisition proposal by the person or entity, if its board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that failing to do so may cause the board to breach its fiduciary duty. In general, an “acquisition proposal” is a tender offer for at least 20 percent of Keystone’s shares or River Financial’s shares, as applicable, or a merger or other business combination proposal seeking to acquire Keystone or River Financial, as applicable.

If either board of directors determines, after consultation with its financial advisor and legal counsel, that another acquisition proposal is superior to the merger because it is more favorable to its shareholders from a financial point of view than the proposed merger, and is reasonably likely to be completed on the proposed terms on a timely basis, then it may terminate the merger agreement, subject: (i) in the case of termination by River Financial, to Keystone’s right, for a period of 10 business days after receipt of notice of the superior proposal from River Financial, to make adjustments in the terms and condition so the merger agreement so that any such acquisition proposal ceases to constitute a superior proposal and (ii) in the case of termination by Keystone, to River Financial’s right, for a period of 5 business days after receipt of notice of the superior proposal from Keystone, to make adjustments in the terms and conditions of the merger agreement so that any such acquisition proposal ceases to constitute a superior proposal. If River Financial or Keystone, as applicable, does not sufficiently adjust the terms and conditions of the merger agreement, the other party will be at liberty to accept the superior proposal. In general, a “superior proposal” is an unsolicited, bona fide offer to acquire Keystone, or River Financial, as applicable, where the applicable board of directors concludes, after consideration with legal and financial advisers, that the offer would be more favorable to shareholders than the merger. If either Keystone or River Financial terminates the merger agreement under the foregoing circumstances, the terminating party will pay to the other a termination fee of $300,000.

Voting Agreements

In connection with the merger agreement, the Keystone directors have entered into a support agreement with River Financial pursuant to which each Keystone director has agreed, in his capacity as a shareholder of Keystone, to vote his shares of Keystone common stock in favor of the merger at the Keystone shareholder meeting. The complete support agreement is included at Exhibit B to the Agreement and Plan of Merger at Annex A to this proxy statement / prospectus.

In connection with the merger agreement, the River Financial directors have also entered into a support agreement with Keystone pursuant to which each River Financial director has agreed, in his or her capacity as a shareholder of River Financial, to vote his or her shares of River Financial common stock in favor of the merger at the River Financial shareholder meeting. The complete support agreement is included at Exhibit C to the Agreement and Plan of Merger at Annex A to this proxy statement / prospectus.

Board Recommendations

Except to the extent as it would cause the directors of either Keystone’s or River Financial’s board of directors to breach their fiduciary duties under applicable law (as determined after consultation with legal counsel), each of the Keystone and River Financial board of directors:

•	shall not withdraw, modify or qualify in any manner adverse to the other party the approval of the merger agreement and/or its recommendation to shareholders of the approval of the merger agreement, or take any action or make any statement in connection with the special meeting inconsistent with such approval or its recommendation to its respective shareholders (collectively, a “change in recommendation”)

•	shall not make a change in recommendation unless such board of directors agrees to a “superior proposal” as outlined above; and

•	shall submit the merger agreement to its respective shareholders for a vote notwithstanding a change in recommendation.

Reasonable Best Efforts

River Financial and Keystone have agreed to use reasonable best efforts to take all actions that are necessary, proper or advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable. River Financial and Keystone have also agreed to cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to make all requisite regulatory filings and to obtain any necessary permits, consents, approvals or authorizations of governmental entities necessary to consummate the transactions contemplated by the merger agreement as soon as practicable, except that neither River Financial nor Keystone is required to take any such action if such action is reasonably likely to result in a material adverse effect.

Employee Matters

Employees of Keystone and its subsidiaries immediately prior to the effective time of the merger who become employees of River Financial or its subsidiaries will be covered by the River Financial employee benefit plans on substantially the same basis as the other employees of River Financial and its subsidiaries performing services in a comparable position. River Financial will recognize employees’ service with Keystone Bank as service with River Financial or River Bank & Trust, as applicable, for purposes of eligibility to participate and vesting under the benefit plans, policies or arrangements, subject to applicable break-in-service rules.

Directors’ and Officers’ Insurance and Indemnification

The merger agreement provides that River Financial will indemnify any current or former officer or director of Keystone or Keystone Bank against liabilities arising out of the fact that such person is or was an officer, director or employee of Keystone or Keystone Bank or, in the case of current officers and directors, arising out of the merger agreement or any transaction contemplated by the merger agreement. All rights of such persons to indemnification under Keystone’s or Keystone Bank’s articles and bylaws shall survive the merger and continue in full force and effect.

River Financial will provide coverage for those persons serving as directors or officers of Keystone or Keystone Bank immediately prior to the merger under River Financial’s existing directors’ and officers’ liability insurance policy.

Conditions to the Completion of the Merger

River Financial’s and Keystone’s respective obligations to complete the merger are subject, but not limited, to the fulfillment or, in certain cases, waiver of the following conditions:

•	The requisite shareholder approval of Keystone and River Financial shall have been obtained.

•	All consents of, filings and registrations with, and notifications to, all regulatory authorities required for consummation of the merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No consent obtained from any regulatory authority that is necessary to consummate the transactions contemplated by the merger agreement shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement.

•	No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions contemplated by the merger agreement.

•	The Form S-4 Registration Statement registering the shares of River Financial common stock to be issued to Keystone shareholders shall have become effective under the Securities Act of 1933 and shall not be the subject of any stop order suspending the effectiveness of the Form S-4 nor shall proceedings for that purpose have been threatened.

•	The representations and warranties of Keystone and River Financial must be true and correct in all material respect as of the effective date of the merger.

•	All other agreements and covenants of Keystone and River Financial must be fulfilled.

•	The shareholders of River Financial must have approved the increase in authorized shares and the setting of the number of directors at seven.

•	The number of Keystone or River Financial shareholders exercising dissenters’ rights of appraisal does not exceed 5 percent of the outstanding shares of common stock of either Keystone or River Financial.

•	Keystone and River Financial shall each receive an opinion from their respective legal advisors substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement / prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Amendment, Waiver and Termination of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by written agreement if so authorized by their respective boards of directors. However, after any approval of the transactions contemplated by the merger agreement by holders of Keystone common stock and River Financial common stock, there may not be, without further shareholder approval, any amendment of the merger agreement that requires such further shareholder approval under applicable law. Either party to the merger agreement may, subject to applicable law, extend the time for performance of any obligation of the other party, waive any inaccuracies in the representations and warranties of the other party, or may waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

Subject to certain limitations, the merger agreement may be terminated at any time prior to the closing date of the merger, if certain conditions are not satisfied or if certain events occur, whether before or after approval of the merger agreement by River Financial’s and/or Keystone’s shareholders:

•	by mutual written consent of River Financial and Keystone;

•	by River Financial or Keystone if:

•	the closing date of the merger shall not have occurred on or prior to March 31, 2016;

•	there has been a material breach by the other party of (1) any covenant or undertaking in the merger agreement or (2) any representation or warranty of the other party contained in the merger agreement, where such breach cannot be or has not been cured within 30 days following delivery of written notice of the breach;

•	prior to a party’s shareholders meeting such party’s board of directors authorizes such party to enter into a binding agreement respecting a superior proposal;

•	the other party’s board of directors withdraws or qualifies the recommendation in this proxy statement / prospectus that its shareholders vote to adopt and approve the merger agreement, or resolves to do either of the foregoing; or

•	the other party approves or recommends, or publicly proposes to approve or recommend, a superior proposal by a third party, a change in recommendation or a tender offer for more than 20% of its company’s outstanding stock.

With respect to a termination relating to a superior proposal, a change in recommendation or a tender offer, a party may owe a $300,000 termination fee to the other party. See “Agreement Not to Solicit Other Offers; Termination Fee” at page 78.

ADJOURNMENT OF THE SPECIAL MEETINGS

In the event that there are not sufficient votes to constitute a quorum or to approve the merger agreement at the time of either the Keystone or River Financial special meeting, the special meeting may be adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Keystone or River Financial at the time of the special meeting to be voted for an adjournment, if necessary, the shareholders of each of Keystone and River Financial are asked to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies to approve the merger agreement. The board of directors of each of Keystone and River Financial recommends to its respective shareholders that its shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 120 days after the date fixed for the original meeting), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors of Keystone and River Financial each recommends to its respective shareholders that the shareholders of Keystone and River Financial, respectively, vote “FOR” the approval to adjourn the special meeting. This proposal is #2 on the Keystone proxy card and #5 on the River Financial proxy card.

APPROVAL TO INCREASE THE NUMBER OF

RIVER FINANCIAL AUTHORIZED SHARES

General

If you are a shareholder of River Financial, River Financial’s board of directors is seeking your approval of an amendment to the articles of incorporation of River Financial to increase the authorized number of shares of common stock from the present 5,000,000 shares to 10,000,000. The purpose of the amendment is two-fold: (1) primarily to provide sufficient shares of River Financial common stock to be issued in the merger of Keystone and River Financial and (2) secondarily to preserve River Financial’s flexibility to issue additional shares of common stock for various business needs, as they arise. The amendment requires the approval of the holders of a majority of River Financial’s outstanding common stock.

If the amendment is approved by River Financial’s shareholders, it will become effective upon the filing of articles of amendment with the Alabama Secretary of State, which we expect would occur shortly after shareholder approval of the amendment and prior to the merger with Keystone.

Purpose of the Proposed Amendment

River Financial’s articles of incorporation currently authorize River Financial to issue up to 5,000,000 shares of common stock, $1.00 par value, without further authorization from shareholders. As of March 31, 2015, there were 2,993,137 shares of River Financial common stock issued and outstanding. An additional 380,000 shares are subject to issue under outstanding stock options and warrants of River Financial. An additional 82,100 shares are available for issue under River Financial’s 2006 stock option plan. Thus, River Financial has 1,544,763 shares available to be issued. Under the terms of the merger agreement with Keystone, River Financial will be required to issue up to 1,883,292 shares of common stock in the merger assuming all shares under Keystone stock options and warrants are exercised prior to the merger. In addition, 32,000 shares and 15,000 shares will be made subject to options for Ray Smith and Boles Pegues, respectively effective at the merger, and 40,000 shares and 15,000 shares subject to options for Jimmy Stubbs and Ken Givens, respectively, at the merger. Thus, additional shares of common stock will be needed for purposes of the merger. The amendment, if approved, would allow up to 4,559,471 shares of River Financial common stock to be issued following the merger without further shareholder approval. The board of directors of River Financial recommends approval of the amendment.

The River Financial board also believes it is in the best interest of River Financial and its shareholders to increase the number of authorized shares of common stock so as to have sufficient authorized, but unissued and unreserved, shares available for issuance to meet valid business needs as they arise. Those business needs may include future stock dividends or splits, equity financings, acquisitions, adopting new or modifying current employee benefit plans, and other proper corporate purposes identified by the board in the future.

The board believes additional authorized shares of common stock would provide River Financial with the necessary flexibility to issue shares in the future for various corporate purposes and enable it to take timely advantage of market conditions and opportunities without the delay and expense associated with convening a special shareholders’ meeting to seek approval for those additional shares, except as may otherwise be required by law.

Other than the shares to be issued as outlined above and 300,000 shares to be available for issuance under the new incentive compensation plan described below at “Approval of River Financial’s 2015 Incentive Stock Compensation Plan,” River Financial has no current plan, commitment, arrangement, understanding, or agreement regarding the issuance of the additional shares of common stock that would result from the proposed increase in authorized shares. The additional shares of common stock will be available for issuance by the board for various future corporate needs as discussed above.

Potential Effects of the Proposed Amendment

The board of directors of River Financial is required to make any determination to issue shares of common stock based on its judgment regarding the best interests of River Financial and its shareholders. Future issuances of shares of common stock, or securities convertible into shares of common stock, could have a dilutive effect on earnings per share, book value per share, and the voting interest and power of current shareholders since holders of common stock are not entitled to preemptive rights.

The ability of the board of directors to issue additional shares of common stock without additional shareholder approval may be deemed to have an antitakeover effect. The amendment, however, is not being proposed in order to prevent a change of control, is not in response to any present attempt known to the board to obtain representation on the board or to take significant action affecting control of River Financial. Although the board of directors has no such plans, the board could use the additional shares of common stock to oppose a hostile takeover attempt or to delay or prevent changes of control or changes in or removal of management of River Financial. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of River Financial. In addition, the increased shares authorized by the proposed amendment could permit the board to issue shares to persons supportive of management’s position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the board, although perceived as desirable by some shareholders. Again, the board has no such plans.

An existing provision of River Financial’s articles of incorporation requiring a 75% vote to approve a sale of all or substantially all of the assets of River Financial may have the effect of discouraging takeover proposals for River Financial or impeding a business combination between River Financial and a major shareholder.

The board of directors does not, however, intend to issue any additional shares of common stock except on terms that it deems to be in the best interests of River Financial and its shareholders.

The merger agreement has as a condition to both River Financial’s and Keystone’s obligation the approval of the proposal to increase authorized shares, but the parties may waive such condition, and if such condition were waived, River Financial would likely call another meeting of shareholders following consummation of the merger to vote on the increase in shares. River Financial and Keystone could also delay consummation of the merger to resolicit River Financial shareholders. Any amendment to the merger agreement that would alter the consideration to be received by Keystone shareholders in the merger would be required to be approved by Keystone shareholders.

Required Vote

Approval of the amendment requires the affirmative vote of at least a majority of the outstanding shares of River Financial’s common stock. Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment.

Amendment

Section 4.1 of River Financial’s articles of incorporation would be amended in its entirety to read as follows:

4.1 The total number of shares of all classes of common stock (“Shares”) which the Corporation shall have authority to issue is 10,000,000, consisting of 10,000,000 shares of $1.00 par value common stock (“Common Stock”).

The board of directors of River Financial recommends shareholders vote “FOR” approval of the amendment to River Financial’s articles of incorporation to increase the number of authorized shares of common stock. This proposal is #2 on the River Financial proxy card.

APPROVAL TO ESTABLISH THE NUMBER OF

RIVER FINANCIAL DIRECTORS AT SEVEN (7).

The merger agreement provides that at the effective date of the merger, the bylaws of River Financial will be amended to provide that the board of directors of River Financial will consist of seven directors, four of whom will be directors of River Financial immediately before the merger and three of whom will be directors of Keystone immediately before the merger. See “The Merger — Interests of Keystone Directors and Executive Officers in the Merger.”

At the present time, the board of directors of River Financial consists of 13 persons. The bylaws of River Financial and the Alabama Business Corporation Law provide that the board of directors of an Alabama corporation may increase or decrease the size of the corporation’s board of directors. However, if the decrease or increase in size is by a number that is more than 30% of the existing number of directors, the shareholders must approve the change in number.

Accordingly, because establishing the number of directors of River Financial at seven following the merger results in a reduction in the size of the current board of directors by more than 30 percent, the River Financial board of directors recommends that shareholders of River Financial approve the reduction to seven members effective at the merger.

In the future, the number of directors may be increased or decreased by the board of directors within the 30 percent limitation provided by the bylaws and the Alabama Business Corporation Law described above. Approval of this proposal requires the affirmative vote of a majority of the shares voting at the River Financial special meeting. For this purpose abstentions and broker non-votes will not count as votes cast.

The merger agreement has as a condition to both River Financial’s and Keystone’s obligation the approval of the proposal to set the number of River Financial shareholders at seven, but the parties may waive such condition, and if such condition were waived, River Financial would likely call another meeting of shareholders following consummation of the merger to vote on the proposal. River Financial and Keystone could also delay consummation of the merger to resolicit River Financial shareholders. Any amendment to the merger agreement that would alter the consideration to be received by Keystone shareholders in the merger would be required to be approved by Keystone shareholders.

Approval of this proposal requires the affirmative vote of a majority of shares voting at the special meeting. Abstentions and broker non-votes will have no effect on the vote.

The board of directors of River Financial recommends that you vote “FOR” the proposal to establish the number of directors of River Financial at seven effective upon the merger. This proposal is #3 on the River Financial proxy card.

APPROVAL OF RIVER FINANCIAL’S

2015 INCENTIVE STOCK COMPENSATION PLAN

On May 12, 2015, the board of directors of River Financial Corporation approved the 2015 Incentive Stock Compensation Plan (the “Plan”), to be effective upon River Financial shareholder approval. The Plan permits the board of directors to grant options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”) respecting River Financial common stock to officers and employees of River Financial and River Bank & Trust. The Board believes that the Plan provides an effective means for River Financial to attract and retain skilled managers, executives and employees in a competitive market and that it is important to have stock available under the Plan for the purpose of these stock incentives. In addition, pursuant to the merger with Keystone, River Financial may be required to issue options to acquire up to 49,375 shares of River Financial Common Stock to current officers and employees of Keystone if those persons holding Keystone options do not exercise their options prior to the merger. River Financial will also issue options for 32,000 shares and 15,000 shares to Ray Smith and Boles Pegues, respectively, effective at the merger and also options for 40,000 shares and 15,000 shares to Jimmy Stubbs and Ken Givens, respectively. River Financial’s current 2006 Incentive Compensation Plan has only 82,100 shares remaining available for grant and, thus, an insufficient number of shares are available for the grant of options as a result of the merger with Keystone.

It is not a condition to completion of the merger of Keystone with River Financial that River Financial shareholders approve the Plan. If the Plan is not approved, the board of directors could issue the remaining shares under the 2006 plan but the number of shares under that plan is insufficient to satisfy all option requirements. The board of directors would also be able to grant options respecting the shares of common stock as set forth above, but without shareholder approval, such options would not qualify as “incentive stock options” and, thus, the recipient of such options would not benefit from certain favorable tax consequences as described below at “Federal Income Tax Consequences of Awards.” Alternatively, the board of directors could delay the grant of options and resubmit the Plan at a future meeting of River Financial shareholders.

Under the Plan, a total of 300,000 shares of River Financial Common Stock may be issued. We anticipate that the shares reserved for issuance under the Plan, along with the shares remaining available for issuance under our 2006 Incentive Compensation Plan, will be sufficient to meet our needs for approximately 5 years.

The following is a brief description of the Plan, a complete copy of which is attached to the proxy statement/prospectus as Annex E. The Plan will become effective upon approval by the shareholders.

Purpose of the Plan

Generally, the purpose of the Plan is to promote the interests of River Financial by providing an incentive to officers and employees of River Financial and its subsidiaries to remain in the employ of River Financial or its subsidiaries and to aid River Financial in attracting and developing capable management personnel. Pursuant to the Plan, such persons will continue to be offered an opportunity to acquire and increase a proprietary interest in River Financial through awards of options to purchase Common Stock and other stock incentives such as SARs, restricted stock and RSUs (the “Awards”).

Terms of the Plan

Administration of the Plan. The Compensation Committee (the “Committee”) will generally administer the Plan, and has the authority to grant Awards under the Plan, including setting the terms of the Awards. The Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan.

Eligibility. All salaried employees of River Financial and its majority owned subsidiaries are eligible to participate in the Plan. Currently, approximately 86 employees are eligible to participate in our equity compensation program. Following the merger with Keystone, we anticipate that number may increase to approximately 125. Awards under the Plan may be granted in any one or a combination of the following forms: incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”), non-qualified stock options, SARs, restricted stock and RSUs, each of which is discussed in more detail in “Terms of Awards” below.

Shares Issuable through the Plan. A total of 300,000 shares of common stock are authorized for issuance under the Plan. The common stock to be delivered pursuant to Awards under the Plan are to be made available from the authorized but unissued shares of common stock, or from shares of common stock that may be reacquired by River Financial.

Limitations and Adjustments to Shares Issuable under the Plan. Awards relating to no more than 40,000 shares of River Financial common stock may be granted to a single participant in any fiscal year. The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 300,000. For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because an Award is forfeited, canceled, or settled in cash will not be deemed to have been delivered under the Plan.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other change in the shares of common stock, and the terms of any Award will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Duration of the Plan. No Awards as ISOs may be granted under the Plan after May 12, 2025.

General Terms of Awards

Options. An option is a right to purchase shares of common stock from River Financial. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. In addition, the Committee will determine the time or times that the options become exercisable. The term of an option will also be determined by the Committee, but may not exceed ten years. The Committee may accelerate the exercisability of any option at any time. The Committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of common stock; or in any other manner authorized by the Committee. Subject to the restrictions provided in the agreement and the Plan, a participant receiving options has no rights of a shareholder, including the right to receive dividends, until shares of Common Stock are issued to the participant as a result of the participant’s exercise of his options.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to River Financial, a number of shares of common stock or the cash value thereof determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The Committee will determine the base price used to measure share appreciation, provided that the base price may not be less than the fair market value of a share of Common Stock on the date of grant. The Committee will also determine whether the right may be paid in cash, and the number and term of the SARs, provided that the term of a SAR may not exceed ten years. The Committee may accelerate the exercisability of any SAR at any time. The Plan restricts decreases in the base price of SARs on terms similar to the restrictions described above for options. Subject to the restrictions provided in the agreement and the Plan, a participant receiving SARs has no rights of a shareholder, including the right to receive dividends, until shares of Common Stock are issued to the participant as a result of the participant’s exercise of his SARs.

Restricted Stock. The Committee may grant shares of common stock subject to restrictions on sale, pledge, or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met. The Committee may, in its sole discretion, require the automatic deferral of dividends or reinvestment of dividends for the purchase of additional shares of restricted stock during the restricted period. During the restricted period, the participant shall have the right to vote such shares of restricted stock.
Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from River Financial one share of common stock on a specific future vesting or payment date. All RSUs will be subject to such other restrictions as the Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving RSUs has no rights of a shareholder until shares of Common Stock are issued to the participant. RSUs may be granted with dividend equivalent rights.

Transferability of Awards. Awards granted pursuant to the Plan may not be transferred except by will or the laws of descent and distribution.

Tax Withholding. River Financial may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock, or to withhold from the shares the participant would otherwise receive, shares, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined, and is subject to the Committee’s right of disapproval.

Federal Income Tax Consequences of Awards

Federal Income Tax Consequences Applicable to ISOs. An ISO qualifying under Section 422 of the Code receives special statutory treatment for federal income tax purposes. The receipt and exercise of an ISO under the Plan will not result in any taxable gain or income for federal income tax purposes to an employee to whom an ISO is granted or who exercises the ISO. River Financial will not be entitled to any deduction for federal income tax purposes on account of the grant or exercise of an ISO. If the Common Stock acquired upon exercise of an ISO is held for at least one year from the date of exercise and two years from the date of grant of the option, no gain or loss will be recognized until disposition of the Common Stock, and any gain or loss realized upon disposition will be treated as gain from the sale or exchange of a capital asset. Any gain realized upon the exercise of an ISO but not taxable under the special treatment applicable to incentive stock options, however, will be included in computing “alternative minimum taxable income” subject to the alternative minimum tax imposed by Section 55 of the Code. If the Common Stock acquired upon exercise of an ISO is disposed of within the same taxable year of the recognition of such difference as an item of “alternative minimum taxable income,” other than by reason of death and certain other permitted dispositions, income from compensation will be realized and recognized to the employee in the year of the disposition. In that event, such difference will not be treated as an item of “alternative minimum taxable income” to the employee, and we will be entitled to a deduction in the same amount as the employee’s income from compensation in the year in which such disposition occurs.

If the exercise price of an ISO is paid for by the surrender of previously owned shares and the shares surrendered were acquired through the exercise of an ISO and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero bas

Federal Income Tax Consequences Applicable to Nonqualified Stock Options (“NQOs”). The NQOs granted under the Plan are not intended to and do not qualify as incentive stock options under Section 422 of the Code. A grantee will not realize taxable income upon the grant of an NQO, nor will River Financial be entitled to any tax deduction upon such grant. Upon the exercise of the NQO, the grantee will be required to include in his or her taxable income for the year the excess of the fair market value of the shares at the time of exercise over the aggregate option price paid for such shares. Amounts realized as compensation income by an employee upon exercise are also subject to federal income tax withholding, including FICA and FUTA withholding requirements under the Code and applicable state income tax laws.

Generally, River Financial is entitled to a deduction in computing its federal income taxes for the same year in which the grantee recognizes taxable income on account of his or her exercise of the NQO in an amount equal to the compensation income taxable to the grantee as a result of his or her exercise, provided River Financial has complied with the applicable withholding and reporting requirements, if any, under the Code. Such amounts are also subject to the matching contribution requirements by River Financial under FICA and FUTA.

Following the exercise of an NQO, the grantee’s basis in the shares received upon such exercise is equal to the option price paid for the shares plus any compensation income realized by him or her as a result of the exercise. Thereafter, upon sale of the shares received by the grantee, if the selling price exceeds such basis for the shares acquired upon exercise of the NQO, the excess is taxable to the seller as capital gain (either long-term or short-term, depending upon whether the shares have met the applicable holding period requirements), and no deduction is allowed to River Financial with respect to any such gain realized upon the sale. Should the selling price of the shares acquired upon exercise of the NQO be less than the basis of those shares, the difference is treated as a capital loss to the seller (either long-term or short-term, depending upon the applicable holding period).

If the exercise price of a NQO is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received.

The foregoing discussion assumes that an NQO under the Plan is exercised by the grantee and that any subsequent sale of the shares acquired upon exercise is made by the grantee. The federal income tax consequences may differ if an NQO is exercised following the death of a grantee or any shares acquired upon exercise are disposed of following the death of a grantee.

Federal Income Tax Consequences of SARs. Upon the exercise of an SAR and the receipt of cash, the grantee’s receipt of cash will be taxable to the grantee as ordinary income. If the grantee receives shares of Common Stock, the full fair market value of the shares received is taxable as ordinary income to the grantee. The grantee’s basis in any stock received will be the fair market value of the stock on the date of exercise of the SAR, and any subsequent sale of such stock will result in capital gain or loss, depending upon the sale price. Generally, River Financial will receive a deduction upon the exercise of the SAR in an amount equal to the income recognized by the grantee.

Federal Income Tax Consequences of Restricted Stock and RSUs. Generally, an employee will not incur a taxable gain or income for federal income tax purposes upon receipt of a grant of restricted stock or RSUs and River Financial will not be entitled to any deduction. The fair market value of the restricted stock is taxable to the employee as ordinary income on the date the restricted stock vests. If shares received upon vesting are later sold, any gain or loss on the sale of shares is taxable as short- or long-term capital gain, depending upon the length of time the stock was held. Any dividends received during the period of restriction or accrued and paid upon vesting are taxed as ordinary income. River Financial may receive a tax deduction in the amount and at the time the employee realizes ordinary income.

Individuals receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the restricted stock holder elects to realize compensation income with respect to the shares when the restricted stock is granted rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and we will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to the fair market value when received by the holder, and the holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the holder will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a holder must file an appropriate form of election with the Internal Revenue Service and with us, each within 30 days after shares of restricted stock are received, and the holder must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

An employee who receives RSUs is taxed on the fair market value of the shares of Common Stock received on the date the RSUs vest, and the value is reported as ordinary income in the year the vesting occurs. River Financial may receive a tax deduction in the amount and at the time the employee realizes ordinary income. Because no shares are actually issued with the grant of RSUs, no Section 83(b) election is permitted.

Section 409A. If any Award constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Award be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, in connection with a termination following a change of control, the exercisability, vesting or payout of an Award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Awards that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Effect of Termination of Employment or a Change of Control

Options and SARs. If a participant’s employment or service with River Financial or a subsidiary terminates for any reason other than death, disability, retirement or a change of control, the option or SAR shall expire on the earlier of (i) the last day of the term of the option or SAR or (ii) the date that is three months after the date of termination. Upon termination of employment by reason of death, disability or retirement, the option or SAR shall expire on the earlier of (w) the last day of the term of the option or SAR or (x) the first anniversary of the termination. An installment of a participant’s option or SAR shall not become exercisable on the otherwise applicable vesting date of such award if the participant’s termination occurs on or before such vesting date; provided, however, that options and SARs shall become fully and immediately exercisable upon (y) the death or disability of the participant or (z) the occurrence of a change of control. At the option of the Committee, upon a change of control, options may be cashed out based upon the equivalent price per share paid to shareholders in the transaction. If the Committee determines that a participant has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty or other bad act, the participant shall not be entitled to exercise or receive payment for any option or SAR.

Restricted Stock and RSUs. If a participant’s date of termination occurs during the restricted period or vesting period set forth in the award agreement, then the participant shall forfeit the restricted stock or RSUs, as applicable, as of the date of termination; provided, however, that if termination is due to the participant’s death, disability or change of control, all unvested shares of restricted stock or RSUs shall vest, free of all restrictions otherwise imposed by the Plan. If the Committee determines that a participant has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty or other bad act, the participant shall not be entitled to exercise or receive payment for any award of restricted stock or RSUs.

Change of Control. For purposes of the Plan, a “change of control” shall mean any of the following events:

•	acquisition by a person or a group of beneficial ownership of securities representing more than 20% of the combined voting power of the then-outstanding securities of River Financial;

•	during any period of two consecutive years or less, the individuals who at the beginning of such period constituted a majority of the board of directors cease, for any reason other than death, to constitute a majority of the board of directors, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of the period;

•	any event consisting of a change of control of River Financial that is required to be described pursuant to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934;

•	sale, transfer or other disposition of all or substantially all of the assets of River Financial to any person other than an affiliate of River Financial; or

•	approval by the stockholders of any merger, consolidation or statutory share exchange or sale of assets to an entity other than River Financial or its subsidiaries.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any year (not including amounts deferred) to a corporation’s chief executive officer and the three most highly compensated executive officers other than the chief financial officer (“covered employees”). However, compensation paid by River Financial that is “qualified performance-based compensation” under Section 162(m) may be excepted from the $1 million limitation. The Committee may make awards of restricted stock and RSUs, utilizing performance measures described below, thereby allowing those awards to qualify for the “qualified performance-based compensation” exception under Section 162(m) of the Code, provided all of the other requirements under Section 162(m) are satisfied. Incentive stock options and SARs granted under the Plan pursuant to its terms are intended to qualify as “qualified performance-based compensation” when awarded by the Committee.

If an award of restricted stock or RSUs is intended to qualify for the “qualified performance-based compensation” exception under Section 162(m) of the Code, the Committee must establish performance goals using one or more of the following criteria: (i) interest income or interest income growth; (ii) net interest income or net interest income growth; (iii) net interest margin or net interest margin improvements; (iv) non-interest income or non-interest income growth; (v) reductions in non-interest expenses or improvement in River Financial or a subsidiary’s efficiency ratio; (vi) reductions in non-accrual loans or other problem assets; (vii) earnings before income taxes; (viii) net income; (ix) per share earnings; (x) increases in core deposits, either in absolute dollars or as a percentage of total deposits, or both; (xi) return on average equity; (xii) total stockholder return; (xiii) share price performance; (xiv) return on average assets or on various categories of assets; (xv) any combination of the foregoing. Goals may be determined by comparisons of selected performance metrics, including any of the metrics set forth in the preceding clauses, to the comparable metrics of a selected peer group of banking institutions or a stock index, as applicable; or to individualized business or performance objectives established for the grantee. Performance goals shall be established by the Committee not later than ninety (90) days after the commencement of a performance period, and the Committee shall not have discretion to increase the amount of compensation payable following attainment of the performance goals. Finally, the Committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

Termination or Amendment of the Plan

The Plan may be terminated or amended by the board of directors provided that shareholders of River Financial must approve any amendment that: (i) requires shareholder approval under applicable rules and regulations; or (ii) changes the maximum number of shares for which Awards may be granted. In addition, all outstanding Awards will be terminated in the event of a liquidation or dissolution of River Financial.

New Plan Benefits

The grant of awards under the Plan is entirely in the discretion of the Committee.

As part of its approval of the merger agreement, the board of directors of River Financial approved options to be granted to Jimmy Stubbs and Ken Givens effective at the merger as follows:

New Plan Benefits

Name and position	Dollar Value		Number of Shares
Jimmy Stubbs President and Chief Executive Officer	$70,000	(1)	40,000

Ken Givens Executive Vice President and Chief Financial Officer	$26,250		15,000

(1)	The value is calculated assuming a 10 year expiration date, an expected life of 7 years, a volatility factor of 10%, a risk free interest rate of 2.00% and a dividend yield of 1.50%, for a value of $1.75 per share.

Following the merger, two executive officers of Keystone will receive options respecting River Financial common stock as set forth at “The Merger — Interests of Keystone Directors and Executive Officers in the Merger — Keystone Options and Warrants.”

Equity Compensation Plan Information as of December 31, 2014

The following table provides information about River Financial shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2014.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	245,000	$11.71	82,100
Equity compensation plans not approved by security holders[2]	135,000	$10.00	0

Total	380,000		82,100

1	The options are issued pursuant to River Financial’s 2006 Incentive Compensation Plan.

2	Warrants were issued to directors of River Financial as part of the organization of River Bank & Trust in 2006.

Vote Required

Approval of the Plan is not a condition to consummation of the merger with Keystone. If the Plan is not approved, River Financial would likely present the Plan for shareholder approval at a future meeting of shareholders, but could pursue other alternatives as set forth above in the introduction to this section.

Approval of the Plan requires the affirmative vote of a majority of the shares of River Financial Common Stock voting at the River Financial special meeting. Abstentions and broker non-votes will have no effect on the vote. The Board recommends a vote “FOR” the Plan. This proposal is #4 on the River Financial proxy card.

DESCRIPTION OF RIVER FINANCIAL COMMON STOCK

The following summarizes certain provisions of River Financial’s common stock. Additional information regarding the common stock is set forth in the articles of incorporation and bylaws of River financial and in the applicable provisions of the Alabama Business Corporation Law, sometimes referred to as the “ABCL.”

General

The authorized common stock of River Financial consists of 5,000,000 shares of common stock, $1.00 par value per share, 2,985,640 shares of which were outstanding on October 26, 2015. River Financial’s board of directors has proposed an amendment to the articles of incorporation to increase the authorized number of shares of common stock from 5,000,000 to 10,000,000 shares. See “Approval to Increase the Number of River Financial Authorized Shares.”

Voting Rights

Each holder of common stock is entitled to one vote per share on any issue requiring a vote of shareholders at any meeting. There is no cumulative voting in the election of directors.

Upon a proposal by River Financial’s board of directors, River Financial’s articles of incorporation may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

There is no redemption right, sinking fund provision, or right of conversion with respect to River Financial’s common stock.

River Financial’s bylaws provide that the president, chairman, the board of directors, or any one or more of its shareholders owning, in the aggregate, not less than 10% of the common stock, may call a special meeting of shareholders at any time.

River Financial’s articles of incorporation provide that River Financial may not sell or transfer all or substantially all its assets except upon the affirmative vote of at least 75% of all shares of common stock entitled to vote.

Dividend Rights

The board of directors may authorize the payment of cash dividends to shareholders. The board of directors may not authorize a dividend if the corporation would not be able to pay its debts as they become due or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential rights of holders of common stock that are superior to holders of common stock. The principal source of the payment of dividends by River Financial is the payment of dividends to it by River Bank & Trust. River Bank & Trust is subject to regulatory requirements in the payment of dividends described at “Supervision and Regulation”.

Board Membership — Vacancies, Removal

The bylaws provide that any vacancy in the board of directors may be filled by the shareholders or the board of directors except that the directors may not fill a vacancy resulting from an increase in the number of directors by more than 30% of the number of directors last approved by shareholders.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless they resign or are removed from office.

Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Shareholders of River Financial may remove one or more directors with or without cause only at a shareholder meeting called for that purpose, and the meeting notice must state that the purpose of the meeting is the removal of the director(s).

Preemptive Rights

Holders of the shares of common stock do not have preemptive rights to subscribe for additional shares when additional shares are offered for sale by River Financial.

Indemnification of Directors and Officers

Subject to applicable law, a director shall not be held personally liable to River Financial or its shareholders for monetary damages for any action taken, or any failure to take any action as a director, except that a director’s liability shall not be eliminated for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on River Financial or the shareholders; (iii) a violation of section 10A-2-8.33 of the Alabama Business Corporation Law; (iv) an intentional violation of criminal law; (v) a breach of a director’s duty of loyalty to River Financial or its shareholders or (vi) a violation of 12 C.F.R. Part 359 or any payment or benefit relating to the imposition of penalties under the Alabama Banking Code. It is the intention that the directors of River Financial be protected from personal liability to the fullest extent permitted by the Alabama Business Corporation Law as it now or hereafter exists. If at any time in the future the ABCL is modified to permit further or additional limitations on the extent to which directors may be held personally liable to River Financial, the protection afforded by River Financial’s articles of incorporation shall be expanded to afford the maximum protection permitted under such law.

Subject to the above limitations and in accordance with the ABCL, River Financial will indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in the proceeding to which he or she was a party because he or she is or was a director or officer of River Financial against reasonable expenses incurred in connection with the proceeding, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.

Furthermore, the ABCL provides that River Financial may indemnify an individual made a party to a proceeding because he or she is or was a director or officer of River Financial against liability incurred in a proceeding if: (1) he or she conducted himself or herself in good faith; and (2) he or she reasonably believed (a) in the case of conduct in his or her official capacity with River Financial, that his or her conduct was in its best interest; and (b) in all other cases, that his or her conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. River Financial may not indemnify a director or officer in connection with a proceeding by or in the right of River Financial in which the director or officer was adjudged liable to River Financial; or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. River Financial’s bylaws also require indemnification to the fullest extent provided by the ABCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of River Financial or River Bank & Trust, pursuant to the foregoing provisions, or otherwise, River Financial has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by River Financial of expenses incurred or paid by a director, officer or controlling person of River Financial in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, River Financial will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

River Financial and River Bank & Trust have procured a directors and officers liability insurance policy providing for insurance against certain liabilities incurred by directors and officers of River Financial and River Bank & Trust while serving in their capacities as such, to the extent such liabilities could be indemnified under the above provisions.

Liquidation or Dissolution

In the event of any liquidation or dissolution of River Financial, the holders of the common stock shall be entitled to receive, in cash or in kind, the assets of River Financial available for distribution which are remaining after payment or provision for payment of River Financial’s debts and liabilities.

Bylaw Amendments Effective at the Merger

The merger agreement provides that effective with the completion of the merger, the bylaws of River Financial will be amended by the board of directors to provide that, for a period of four years after the merger, certain transactions of River Financial requiring board approval will require the affirmative vote of a minimum of 65 percent of the existing members of the board of directors during the four year period following the merger. These transactions are:

(i) a merger or consolidation of River Financial;

(ii) an acquisition of River Financial by a statutory exchange offer, tender offer, sale of all or substantially all of the assets of River Financial or other comparable transaction;

(iii) a change in the chairman of the board, vice chairman, chief executive officer, president, executive vice president or chief financial officer or a reduction in the compensation or benefits of any of the foregoing;

(iv) the declaration and payment of dividends;

(v) an increase in the size of the board of directors to more than seven; and

(vi) voluntary registration or deregistration at any time of the common stock of River Financial under the federal securities laws.

Any amendment to the foregoing bylaw provisions shall also require a vote of 65 percent of the existing board of directors.

In addition, effective at the merger, the bylaws will be amended to provide that the board of directors of River Financial shall consist of 7 persons, 4 of which shall consist of current River Financial directors (“Legacy River Financial Directors”) and 3 of which shall be selected by Keystone directors (“Legacy Keystone Directors”). For a period of 4 years after the effective date of the merger, a vacancy in a Legacy River Financial Director shall be filled by the remaining Legacy River Financial Directors and a vacancy in the Legacy Keystone Directors shall be filled by the remaining Legacy Keystone Directors. This bylaw provision shall be effective for 4 years after the effective date of the merger. See “The Merger — Interests of Keystone Directors and Executive Officers in the Merger.”

COMPARISON OF SHAREHOLDERS’ RIGHTS

Both Keystone and River Financial are incorporated under Alabama law, and, thus, your rights as a Keystone shareholder will continue to be governed by Alabama law when you are a shareholder of River Financial. Shareholder rights are also governed by the articles of incorporation and bylaws of a corporation. As a shareholder of River Financial, your rights will also be governed by River Financial’s articles of incorporation and bylaws.

The following is a summary of the material differences between the rights of holders of River Financial common stock and the rights of holders of Keystone common stock, but does not purport to be a complete description of those differences. These differences may be determined in full by reference to the Alabama Business Corporation Law, the River Financial articles of incorporation and bylaws, and the Keystone articles of incorporation and bylaws. Copies of the River Financial and Keystone articles of incorporation and bylaws are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “Where You Can Find More Information” on page 180.

KEYSTONE	RIVER FINANCIAL

Authorized Common stock

Authorized Shares. Keystone is authorized under Keystone’s articles of incorporation to issue 5,000,000 shares of common stock, par value $1.00 per share.	Authorized Shares. River Financial is authorized under River Financial’s articles of incorporation to issue 5,000,000 shares of common stock, par value $1.00 per share. River Financial’s board of directors has proposed an amendment to the articles of incorporation to increase River Financial’s authorized common stock to 10,000,000 shares. See “Approval to Increase the Number of River Financial Authorized Shares.”
Authorized Preferred Stock
Authorized Shares. Keystone is authorized under Keystone’s articles of incorporation to issue 2,000,000 shares of preferred stock, par value $1.00 per share.	Authorized Shares. River Financial is not authorized under River Financial’s articles of incorporation to issue any shares of preferred stock.
Preemptive Rights
Keystone’s shareholders have no preemptive rights and no preferential right to purchase or to subscribe for any additional shares of stock that may be issued by Keystone.	River Financial’s shareholders have no preemptive rights and no preferential right to purchase or to subscribe for any additional shares of stock that may be issued by River Financial.
Voting Rights In An Extraordinary Transaction
Keystone’s articles of incorporation do not provide for any voting rights in an extraordinary transaction that are different from those voting rights prescribed under the ABCL.	River Financial’s articles of incorporation provide that River Financial may not sell or transfer all or substantially all of its assets except upon the affirmative vote of at least 75% of the shares of common stock outstanding.

Amendment To The Articles Of Incorporation
The Keystone articles of incorporation may be amended by the adoption of the amendment by the board of directors and, if required, subsequent approval by Keystone’s shareholders. If shareholder approval is required, the requisite shareholder vote to approve an amendment is a majority of shares outstanding and entitled to vote.	The River Financial articles of incorporation may be amended by the adoption of the amendment by the board of directors and, if required, subsequent approval by River Financial’s shareholders. The requisite shareholder vote to approve an amendment is a majority of shares outstanding and entitled to vote.
Amendment To The Bylaws
The Keystone bylaws may be amended or repealed (A) by the Keystone board of directors at (i) any regular meeting or (ii) at any special meeting if notice of such proposed action is contained in the notice of such special meeting or (B) by the shareholders by a majority of votes cast at (i) any annual meeting or (ii) at any special meeting if notice of such proposed action shall have been given to each shareholder.	The River Financial bylaws may be amended or repealed (A) by the River Financial board of directors at (i) any regular meeting or (ii) at any special meeting if notice of such proposed action is contained in the notice of such special meeting or (B) by the shareholders by a majority of votes cast at (i) any annual meeting or (ii) at any special meeting if notice of such proposed action shall have been given to each shareholder.
The board of directors may not amend the quorum requirements for a shareholder meeting.

The board of directors may not amend the quorum requirements for a shareholder meeting. The bylaws will be amended in certain respects as of the merger. See “Description of River Financial Common Stock — Bylaw Amendments Effective at the Merger.”

Appraisal/Dissenters’ Rights
Under the ABCL, appraisal rights are available only in connection with specific transactions such as mergers, share exchanges, sales of all or substantially all of the assets of a corporation, and when the articles of incorporation so provide. A shareholder is entitled to follow the procedures set forth in the ABCL and receive payment for the fair value of such shares held by the shareholder.	Under the ABCL, appraisal rights are available only in connection with specific transactions such as mergers, share exchanges, sales of all or substantially all of the assets of a corporation, and when the articles of incorporation so provide. A shareholder is entitled to follow the procedures set forth in the ABCL and receive payment for the fair value of such shares held by the shareholder.
Appraisal rights are available to Keystone shareholders, because Keystone shareholders are entitled to vote on approval of the merger.	Appraisal rights are available to River Financial shareholders, because River Financial shareholders are entitled to vote on approval of the merger.
Special Meeting Of Shareholders
Special meetings of the Keystone shareholders, for any purpose or purposes, unless otherwise prescribed by the ABCL, may be called by the CEO, chairman of the board, or by the board of directors, and shall be called by the CEO or secretary at the request of the holders of not less than one-tenth of all of the votes entitled to be cast on any issue proposed to be considered at the meeting.	Special meetings of the River Financial shareholders, for any purpose or purposes, unless otherwise prescribed by the ABCL, may be called by the president, chairman of the board, or by the board of directors, and shall be called by the president or secretary at the request of the holders of not less than one-tenth of all of the votes entitled to be cast on any issue proposed to be considered at the meeting.

Board Of Directors
Number of Directors
The Keystone board of directors has 10 directors. The Keystone bylaws provide that the number of directors will not be comprised of less than 5 nor more than 20 persons and may be increased or decreased from time to time in the discretion of the board, except that only shareholders may increase or decrease by 30% or more the number of directors last approved by the shareholders.	The River Financial board of directors has 13 directors. The River Financial bylaws provide that the number of directors will not exceed 20 and may be increased or decreased from time to time in the discretion of the board, except that only shareholders may increase or decrease by 30% or more the number of directors last approved by the shareholders. Shareholders of River Financial will vote to establish the number of directors of River Financial at seven following the merger as described at “Approval to Establish the Number of River Financial Directors at Seven (7).”
Director Terms
Keystone directors are elected for one year terms.	River Financial directors are elected for one year terms.
Removal
A director of Keystone may be removed from office by shareholders with or without cause at a meeting called for that purpose.	A director of River Financial may be removed from office by shareholders with or without cause at a meeting called for that purpose.
Vacancies
Vacancies in the Keystone board may be filled by the shareholders or by the vote of a majority of the remaining members of the board of directors, although less than a quorum, subject to the requirements set forth above at “Number of Directors.”	Vacancies in the River Financial board may be filled by the shareholders or by the vote of a majority of the remaining members of the board of directors, although less than a quorum, subject to the requirements set forth above at “Number of Directors.” The bylaws will be amended respecting filling director vacancies as described at “Description of River Financial Common Stock — Bylaw Amendments Effective at the Merger.”
Special Meetings of the Board
Special meetings of the board of directors may be called by or at the request of the president, chairman of the board of directors or by two or more members of the board of directors. Notice of any special meeting shall be given by 24 hours’ notice delivered personally or by telephone or telegraph or mailed at least two days in advance to each director.	Special meetings of the board of directors may be called by or at the request of the president, chairman of the board of directors or by two or more members of the board of directors. Notice of any special meeting shall be given by 24 hours’ notice delivered personally or by telephone or telegraph or mailed at least two days in advance to each director.

Director Liability and Indemnification
Under the ABCL and Keystone’s bylaws, directors and officers are entitled to indemnification under special circumstances comparable to those existing under River Financial’s bylaws.	Under the ABCL and River Financial’s bylaws, directors and officers are entitled to indemnification under special circumstances. See “Description of River Financial Common Stock — Indemnification of Directors and Officers.”

Effective at the merger, the bylaws of River Financial will be amended to require a 65 percent vote of the existing members of the board of directors to approve certain transactions. See “Description of River Financial Common Stock — Bylaw Amendments Effective at the Merger.”

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OF THE MERGER TO KEYSTONE SHAREHOLDERS

The following general discussion sets forth the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Keystone common stock that exchange their shares of Keystone common stock for shares of River Financial common stock in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this document. These laws may change, possibly with retroactive effect, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion is addressed only to those Keystone shareholders who hold their shares of Keystone common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	subject to the alternative minimum tax provisions of the Code;

•	a holder of Keystone common stock that received Keystone common stock through the exercise of an employee stock option, through a tax qualified retirement plan, or otherwise as compensation;

•	a person that is not a U.S. holder (as defined below);

•	a person that has a functional currency other than the U.S. dollar;

•	a holder of Keystone common stock that holds Keystone common stock as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction; or

•	subject to tax under Code sections 877 or 877A as a U.S. expatriate.

Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within our knowledge or control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Keystone common stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

The U.S. federal income tax consequences to a partner in an entity or arrangement treated as a partnership, for U.S. federal income tax purposes, that holds Keystone common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Keystone common stock should consult their own tax advisors.

Tax Opinions

The parties intend for the merger to be treated as a reorganization for U.S. federal income tax purposes. It is a condition to River Financial’s obligation to complete the merger that River Financial receive an opinion from Jones Walker LLP, dated the closing date of the merger, substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to Keystone’s obligation to complete the merger that Keystone receive an opinion from Balch & Bingham LLP, dated the closing date of the merger, substantially to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In addition, in connection with the filing of the registration statement of which this document is a part, each of Jones Walker LLP and Balch & Bingham LLP has delivered a form opinion to River Financial and Keystone, respectively, to the same effect as the opinions described above. These opinions will be based on representation letters provided by River Financial and Keystone and on customary factual assumptions. None of the opinions described above will be binding on the Internal Revenue Service. River Financial and Keystone have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected. The remainder of this discussion assumes that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Under the merger agreement, the receipt of either tax opinion may be waived by the party receiving the opinion prior to the closing of the merger. However, if either party were to waive the receipt of such opinion, River Financial and Keystone would resolicit its shareholders if any change in the tax consequences were material and disclose the reasons for the waiver and the change in tax consequences. Such resolicitation would require an amendment to the registration statement filed with the SEC.

United States Federal Income Tax Consequences of the Merger Generally.

The following discussion regarding the United States federal income tax consequences of the merger assumes that the merger will be consummated as described in the merger agreement and this proxy statement / prospectus and Keystone and River Financial will not waive the opinion condition described above in “— Tax Opinions.” The merger will be treated for United States federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code.

A holder of Keystone common stock will recognize gain, but not loss, on the receipt of the merger consideration in an amount equal to the lesser of: (i) the amount of cash received by the holder; or (ii) the excess of (x) the fair market value of the River Financial common stock and the amount of cash received pursuant to the merger over (y) the recipient’s tax basis in his Keystone common stock. Any gain recognized will be characterized as a capital gain. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The aggregate adjusted tax basis of the shares of River Financial common stock received in the merger (including any fractional shares of River Financial common stock deemed received) will be the same as the aggregate adjusted tax basis of the shares of Keystone common stock surrendered in exchange for the River Financial common stock, increased by any gain recognized by the recipient, and reduced by any cash received by the recipient. The holding period of the shares of River Financial common stock received (including any fractional share of River Financial common stock deemed received and redeemed as described below) will include the holding period of shares of Keystone common stock surrendered in exchange for the River Financial common stock.

Cash Instead of a Fractional Share

If you receive cash instead of a fractional share of River Financial common stock, you will be treated as having received the fractional share of River Financial common stock pursuant to the merger and then as having sold that fractional share of River Financial common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in your fractional share of River Financial common stock as set forth above. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the shares (including the holding period of Keystone common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations. We do not expect any fractional shares in the merger.

Backup Withholding

If you are a non-corporate holder of Keystone common stock you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

INFORMATION ABOUT RIVER FINANCIAL

General

River Financial is a bank holding company headquartered in Prattville, Alabama. River Financial’s primary business is serving as the sole shareholder for its wholly-owned subsidiary, River Bank & Trust, an Alabama banking corporation headquartered in Prattville, Alabama.

River Financial was formed on November 30, 2012. River Bank & Trust was formed on March 10, 2006. River Bank & Trust provides commercial banking services through 6 full-time banking offices located in Prattville, Wetumpka, Montgomery, and Alexander City, Alabama. River Bank & Trust originates commercial and consumer loans, accepts deposits, provides electronic banking services such as online and mobile banking, including remote deposit capture, and delivers treasury and cash management services. River Bank & Trust has one subsidiary, River Region Properties, LLC, which holds certain property interests.

Immediately following the merger of Keystone with River Financial, Keystone Bank will merge with River Bank & Trust.

Target Markets

River Financial, through its subsidiary River Bank & Trust, provides a full range of traditional banking services throughout the Montgomery, Alabama Metropolitan Statistical Area (the “Montgomery MSA”). River Bank & Trust primarily markets its services to small businesses and residents of its market area through its main office and branches. It employs seasoned banking professionals with experience in the market area and who are active in their communities. River Bank & Trust operates 6 banking offices in Prattville, Montgomery, Wetumpka, and Alexander City, Alabama.

The total population of the Montgomery MSA is approximately 375,000. Montgomery, Alabama is the state capital and the location of Maxwell Air Force Base.

Products and Services Overview

River Bank & Trust is a full-service community bank. Its principal business is banking and consists of lending and deposit gathering (as well as other banking-related products and services) to businesses and individuals of the communities it serves, and the operational support to deliver, fund and manage such banking services. River Bank & Trust provides a wide range of commercial banking services for businesses and individuals, including checking, savings, and money market deposit accounts, certificates of deposit and loans for consumer, commercial and real estate purposes. Services include electronic and online banking.

River Bank & Trust’s profitability is dependent on responsible lending with strong focus on lending standards to help ensure long-term growth in assets, loans, deposits and net income in a manner consistent with safe, sound and prudent banking practices. To achieve this goal, River Bank & Trust’s strategy is to: (1) expand loans and deposits through organic market share growth and strategic acquisitions; (2) provide customers with a breadth of products and financial services; (3) employ, empower and motivate management to provide personalized customer service, consistent with the best traditions of community banking, while maximizing profits; and (4) maintain asset quality and control overhead expense.

River Bank & Trust provides a variety of loans, deposits and related services to its business customers. Such services include but are not limited to business checking, deposit products and services, business loans, and lines of credit. River Bank & Trust offers similar services to its consumers, including but not limited to personal loans, checking, residential mortgage loans and mortgage refinancing, safe deposit boxes, debit cards, direct deposit, and official bank checks.

Competition

River Bank & Trust faces substantial competition in attracting and retaining deposits and making loans to its customers in all of its principal markets. Competition involves efforts to retain current customers, obtain new loans and deposits, increase type of services offered, and offer competitive interest rates on deposits and loans. The primary factors in competing for deposits are the range and quality of financial services offered, the ability to offer attractive rates and the availability of convenient office locations.

Based on the FDIC’s June 30, 2015 Deposit Market Share Report (the “Report”), in the Montgomery MSA, River Bank & Trust competes for deposits with 22 other commercial banks, as well as numerous savings and loan associations, credit unions, and issuers of commercial paper and other securities. River Bank & Trust’s market share in the Montgomery MSA is 5.14%, making River Bank & Trust the 7th ranked bank in terms of deposits. Additional competition for deposits comes from their investment alternatives, such as money market mutual funds and corporate and government securities. The primary factors in competing for loans are the range and quality of the lending services offered, interest rates, and loan origination fees. Competition for the origination of loans normally comes from other financial institutions, commercial banks, credit unions, insurance companies and other financial services companies. River Bank & Trust believes that it has successfully competed with larger banks and other smaller community banks in the Montgomery MSA by focusing on personal service and financial products to meet the needs of the community.

Employees

As of June 30, 2015, River Financial and River Bank & Trust employed approximately 86 persons on a full time or part time basis.

Properties

The main office of both River Financial and River Bank & Trust is located at 2611 Legends Drive, Prattville, Alabama 36066. In addition to its main office, River Bank & Trust operates a branch at 612 S. Memorial Drive, Prattville, Alabama, one branch in Wetumpka at 10 Cambridge Drive, two branches in Montgomery, one at 7075 Halcyon Park Drive and one at 309 Maxwell Boulevard, and one branch at 1120 Airport Drive, Suite 201, Alexander City, Alabama. River Bank & Trust owns its main office and its branch in Wetumpka. It leases the facilities for its other branches, except for the Alexander City branch where it owns the land and leases a modular unit.

Legal Proceedings

Both River Financial and River Bank & Trust may from time to time be involved in litigation during the ordinary course of business; however, neither River Financial nor River Bank & Trust are currently involved in any pending litigation.

Directors and Executive Officers

The following table sets forth the name, age and biographical information regarding the River Financial directors and executive officers:

Directors
Name/Director Since(1)	Age	Position with River Financial	Business Experience during the last 5 years
Larry Puckett / 2006	73	Director / Chairman of the Board	President of Larry Puckett Chevrolet, Community Cars, Inc. & LP Automotive Service Inc.; Managing Partner of Puckett Properties, Ltd; Managing Member of LP Management, LLC

Jim L. Ridling / 2006	71	Director / Vice-Chairman of the Board	Commissioner of Alabama Department of Insurance

Lynn M. Carter / 2006	52	Director / Secretary of the Board	President of Southeast Cherokee Constr., Inc.; Member of Morning Star, LLC

Charles Herron / 2006	58	Director	President of Rock Springs Land & Timber, Boulder Brook & Herron Family Farms; Member of Beaver Creek, Mill Springs, Spartan Value Investors & Herron Investments

Jerry C. Kyser, Jr. / 2006	50	Director	President of Kyser property Mgmt. Co., Inc.; Member of Dixie Properties, LLC, 4-K Properties, LLC, KMB Alley, LLC, KMB Investments, LLC, Burbank, LLC, JPK Investments, LLC; Limited Partner of Kyser Family Partnership, Ltd; Partner of Kyser Properties, Ltd; Manager of 2K Properties, LLC, Alley Enterprises, LLC & 231 Riverside, LLC

David R. Thrasher / 2006	64	Director	MD — Partner of Montgomery Pulmonary Consultants

David B. Smith / 2006	53	Director	General Partner of Smith Farm & Forest & HD&D Land Company

R. Shepherd Morris / 2006	58	Director	President of Morris & Morris Farms, Inc. & Milsted Farm Group Inc.; Director of Choice Cotton Company, Inc. (Cotton Marketing)

Bolling P. Starke, III / 2006	53	Director	President of Starke Agency, Inc. & Starke Life Agency, Inc. (insurance); Partner of The Implement Store, LLC; Member of Implement Parking Lot, LLP

Adolph Weil, III / 2006	58	Director	Managing Director of Alatrust Inc. (Alabama trust company)

Vernon B. Taylor / 2006	50	Director	Director of MTW Aerospace, Inc.

Dorothy H. Sanford / 2006	67	Director	President of DHS Holding 1, 2, 3, 4 & 5, Inc. & Homeplace Developers, Inc., Partner of Home Place Capital; Member of Member of Rock Hill LLC, Interstate Commercial Park LLC, and Warm Springs, LLC

James M. Stubbs / 2006	52	Director	Director & President & CEO of River Bank & Trust and River Financial

Executive Officers Who are Not Directors
Name/Executive Officer Since	Age	Position with River Financial	Business Experience during the last 5 years
Kenneth Givens / 2011	62	EVP / CFO	EVP / CFO of River Bank & Trust and River Financial; 1982-2011 VP/Controller, CFO, EVP/CFO/Director of Aliant Bank
Joel Winslett[2]	54	EVP / CCO	EVP / CCO of River Bank & Trust

[1]	Directors are elected for one year terms.
[2]	Executive Officer of River Bank & Trust only.

River Financial Directors Following the Merger.

Following the merger with Keystone, Larry Puckett, Jimmy Stubbs, Jim Ridling and Vernon Taylor, currently directors of River Financial, will serve as directors of River Financial along with Ray Smith, Murray Neighbors and John Freeman, currently directors of Keystone.

Larry Puckett is the Dealer/Operator and President of Larry Puckett Chevrolet in Prattville, Alabama and has been a valued member and successful business person in the automobile industry in the Prattville, Alabama community. He serves on multiple business and non-profit boards including the Water Works Board for the City of Prattville, the Montgomery Museum of Fine Arts, and the Trenholm Technical College Foundation Board. Mr. Puckett received a Bachelor of Science degree in Business Administration from Auburn University. He is one of the founding Directors of River Bank & Trust and has served as chairman of the board of River Bank & Trust and River Financial, and his leadership will continue as a Director and chairman of the board following the merger.

Jimmy Stubbs was the founding President and CEO of River Bank & Trust and brings 30 years of banking experience in Alabama. He is a native of Central Alabama where River Bank & Trust is located and received his Bachelor of Science degree from Auburn University and a Master of Business Administration degree from Troy University. His community involvement includes serving on various boards including the Alabama Bankers Association, Montgomery Area Committee for the Arts, the Montgomery Area Chamber of Commerce, Committee of 100, the River Region Unity Way, the YMCA of Montgomery Endowment Foundation, and the Alabama PACT. Mr. Stubbs has also served as a Director of River Bank & Trust and River Financial since the founding of each, and will continue as a Director following the merger.

Jim Ridling has had a successful career in the insurance industry and brings a diverse background to the board, and currently serves as Commissioner of the Alabama Department of Insurance. He was vice president of U.S. operations of Firemen’s Fund Insurance, based in California, and has lived in Alabama since 1987 when he became President and Chief Executive Officer of Southern Guaranty, a Firemen’s Fund subsidiary headquartered in Montgomery, Alabama. Mr. Ridling served as Chairman of the Board of Directors for Jackson Hospital and the River Region united Way. He also served as a board member of the Montgomery Airport Authority, the Montgomery Area Chamber of Commerce, and the Central Alabama Community Foundation. He is also a founding Director of River Bank & Trust, and will continue as a Director following the merger.

Vernon Taylor has been in aviation for 27 years, and served as a pilot in the US Air Force. He later founded and directed two aviation service companies based in the River Region. He serves on those boards and is an investor in local commercial real estate. As an active member in his community, Mr. Taylor serves on the boards of a local school, a church and is a Rotarian. He is a graduate of Auburn University with a Bachelor of Science degree in Business. Mr. Taylor is also a founding Director of River Bank & Trust, and will continue as a Director following the merger.

Ray Smith is the CEO of Keystone and Keystone Bank and brings 44 years of banking experience in Alabama. Prior to joining Keystone, Mr. Smith served as the Area Executive for North Alabama for The Bank with overall responsibility for offices in several cities. Prior to that Mr. Smith served as a Senior Banking Officer with The Bank overseeing loan operations and central loan underwriting.

Murray Neighbors received his undergraduate degree in Economics from Auburn University. He is retired from a twenty-six year career in federal financial criminal investigations and management oversight where he served as the Director of Review and Program Evaluation for the Criminal Investigation Division of the U.S. Treasury Department. Following his retirement, he has enjoyed a career in commercial and residential real estate as well as owning and operating a golf club and restaurant. Mr. Neighbors has served as Chairman of Keystone Bancshares, Inc. and Keystone Bank since their formation.

John Freeman is the President of Freeman Land Development, Inc., a real estate development company. Mr. Freeman has a degree in Business Administration from Jacksonville State University. He has a long history as a community and civic leader in the Gadsden area. Mr. Freeman has served previously as an Advisory Director of Superior Bank in Gadsden.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of the shares of common stock owned by directors and executive officers as a group, as of December 31, 2014. No person beneficially owns five percent (5%) or more of River Financial’s common stock.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares(1)
Larry Puckett	Common	105,833	(2)	3.52%
Jim Ridling	Common	76,002	(3)	2.53%
Lynn M. Carter	Common	58,052		1.94%
Charles E. Herron, Jr.	Common	110,385		3.68%
Jerry C. Kyser, Jr.	Common	76,000	(4)	2.51%
David R. Thrasher	Common	66,782	(5)	2.21%
R. Shepherd Morris	Common	92,402		3.08%
Bolling P. Starke, III	Common	79,905		2.66%
Adolph Weil, III	Common	77,000	(6)	2.55%
Vernon B. Taylor	Common	99,000		3.30%
Dorothy Sanford	Common	75,052	(7)	2.48%
James M. Stubbs	Common	152,552	(8)	4.92%
David B. Smith	Common	76,000	(9)	2.53%
Executive Officers who are not directors
Kenneth Givens	Common	9,000	(10)	.30%
Joel Winslett	Common	12,000	(11)	.40%
All directors and executive officers as a group	Common	1,192,165		36.34%

[1]	Based upon total outstanding shares as of December 31, 2014. Percentages are calculated for each person assuming the exercise of options or warrants held by such person but that no other person exercises options or warrants. For the directors and executive officers as a group, the percentage is determined by assuming that each director and executive officer exercises all options and warrants but that no other person exercises options or warrants.
[2]	Larry Puckett’s ownership includes 10,000 vested warrants not yet exercised.
[3]	Jim Ridling owns all of his shares jointly with his spouse, Catherine S. Ridling.
[4]	Jerry C. Kyser, Jr.’s ownership includes 25,000 vested warrants not yet exercised.

[5]	David R. Thrasher’s ownership includes 25,000 vested warrants not yet exercised.
[6]	Adolph Weil, III’s ownership includes 15,000 vested warrants not yet exercised.
[7]	Dorothy Sanford’s ownership includes 25,000 vested warrants not yet exercised.
[8]	James M. Stubbs’ ownership includes 102,500 vested warrants and options not yet exercised.
[9]	David B. Smiths’ ownership includes 10,000 vested warrants not yet exercised.
[10]	Kenneth Givens’ ownership solely represents 9,000 vested options not yet exercised.
[11]	Joel Winslett’s ownership includes 12,000 vested options not yet exercised.

Compensation of Directors and Executive Officers

The following tables show the annual rate of compensation and stock option grants for River Financial’s president and chief executive officer and the two most highly compensated executive officers other than the president and chief executive officer for 2013 and 2014.

Name and Principal Position(1)	Year	Salary ($)		Bonus ($)		Option Awards(2) ($)	All Other Compensation ($)			Total ($)
Jimmy Stubbs, President and Chief Executive Officer	2013 2014	$ $	203,077.06 207,138.56	$ $	45,900.04 62,424.02	$11,490 None	$ $	10,731.65 14,486.48	(3) (3)	$ $	271,198.75 284,049.06

Kenneth Givens, Executive Vice President & Chief Financial Officer	2013 2014	$ $	165,710.98 169,025.22	$ $	29,963.56 33,958.70	$5,745 None	$ $	16,221.31 17,007.64	(4) (4)	$ $	217,640.85 219,991.56

Joel Winslett, Executive Vice President / Chief Credit Officer	2013 2014	$ $	129,461.70 132,050.98	$ $	19,507.53 26,530.24	$2,873 None	$ $	14,283.01 14,343.15	(5) (5)	$ $	166,125.24 172,924.37

(1)	Mr. Stubbs and Mr. Givens hold the same positions with River Bank & Trust and River Financial. Mr. Winslett holds his position only with River Bank & Trust.
(2)	Represents the grant date fair value of options and warrants calculated in accordance with FASB Topic 718 as set forth in footnote 1 of River Financial’s financial statements.
(3)	All other compensation for Mr. Stubbs in 2013 includes life insurance / accidental death & dismemberment ($1,143.04), long term disability insurance ($396.00), company vehicle ($1,768.50) and company match on the 401(K) ($7,424.11).

All other compensation for Mr. Stubbs in 2014 includes life insurance / accidental death & dismemberment ($1,170.36), long term disability insurance ($396.00), company vehicle ($5,350.00) and company match on the 401(K) ($7,570.12).

(4)	All other compensation for Mr. Givens in 2013 includes medical insurance ($8,061.00), gap insurance ($202.55), life insurance / accidental death & dismemberment ($933.48), long term disability insurance ($396.00), and company match on the 401(K) ($6,628.28).

All other compensation for Mr. Givens in 2014 includes medical insurance ($7,093.80), gap insurance ($604.27), life insurance / accidental death & dismemberment ($953.88), long term disability insurance ($396.00), and company match on the 401(K) ($7,959.69).

(5)	All other compensation for Mr. Winslett in 2013 includes medical insurance ($8,061.00), gap insurance ($211.25), life insurance / accidental death & dismemberment ($730.44), long term disability insurance ($396.00), and a company match on the 401(K) ($4,884.32).

All other compensation for Mr. Winslett in 2014 includes medical insurance ($7,093.80), gap insurance ($824.66), life insurance / accidental death & dismemberment ($746.61), long term disability insurance ($396.00), and a company match on the 401(K) ($5,282.08).

Change in Control Agreements

River Bank & Trust has change in control agreements with Jimmy Stubbs, President and Chief Executive Officer and Kenneth H. Givens, Executive Vice President and Chief Financial Officer, and four other executive officers of the bank. Mr. Stubbs’ agreement is for a term of 36 months and renews annually, and the agreements for all other executive officers are for 24 months and renew annually.

The agreements define a “change in control” as (a) a change in control as defined by the bank’s primary federal bank regulator; (b) a merger or business combination or contested election where non-employee directors cease to be a majority of directors; (c) the bank transfers all or substantially all of its assets to another entity which is not an affiliate of the bank; (d) the bank is merged with another corporation or entity and less than 60% of the equity interest in the surviving corporation is owned by former shareholders of the bank; or (3) the bank sells or transfers more than 50% of its equity interest to persons not affiliated with the bank.

Except for Mr. Stubbs, the agreements are “double trigger” agreements, which means that the employee receives benefits only if there is a change in control, and either an employee terminates employment for “good reason,” which includes a material diminution in employee’s authority, duties or responsibilities, or salary, or there is a relocation of employee’s principal place of business to a location outside a radius of 35 miles of employee’s principal place of business at the time of the change in control.

Except for Mr. Stubbs, if within two years after a change in control, an employee resigns for good reason or is terminated other than for cause, the employee will receive insurance and health benefits for 18 months plus a lump sum cash payment equal to 1.5 times employee’s base amount of compensation.

Mr. Stubbs’ agreement provides that upon a change in control, Mr. Stubbs shall receive a lump sum cash payment equal to 2.99 times Mr. Stubbs’ base amount of compensation and if Mr. Stubbs’ employment is terminated within three years after a change in control, Mr. Stubbs will continue to receive health and insurance benefits for 36 months. Mr. Stubbs has waived the application of the change in control provision with respect to the merger.

If an employee is terminated for cause, as defined in the agreements, or resigns prior to a change in control, the employee receives no compensation or benefits from the agreement.

As stated, Mr. Stubbs has waived the application of the merger with Keystone to his change in control agreement. The following table shows the benefits that would be due to Mr. Givens and Mr. Winslett if both “triggers” to their change in control agreements were to become operative.

GOLDEN PARACHUTE COMPENSATION

Name	Cash	Perquisites / Benefits		Total
Kenneth Givens	$253,537	$13,571.93	(1)	$267,108.93
Joel Winslett	$198,076	$13,591.61	(1)	$211,667.61

(1)	Represents payments for 1.5 years for medical insurance, gap insurance, life insurance / accidental death and dismemberment and long term disability insurance.

Stock Incentive Plan

River Financial has a 2006 Stock Incentive Plan (the “Plan”) covering up to 375,000 shares of River Financial common stock. The following discussion outlines some of the essential features of this plan, but is qualified in its entirety by reference to the full text of the plan.

The Plan is administered by a committee of the board of directors and provides for the granting of common stock options to purchase shares of common stock to officers, directors and key employees of River Financial and River Bank & Trust. The plan is administered by the compensation committee, which has the exclusive right, subject to the provisions of the plan, to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration. The exercise price of each option granted under the Plan will not be less than the fair market value of the common stock as determined by the board of directors at the date of grant.

For “incentive stock options” qualified under the Internal Revenue Code, the aggregate value of the shares for which an employee may exercise options in any year cannot exceed $100,000, measured by the fair market value at date of grant, plus any unused carryover of this annual limitation. The price of the option cannot be less than 100% of the fair market value of the shares on the date the option is granted, except as to persons who hold more than 10% of the voting power of River Financial, in which case the option price cannot be less than 110% of fair market value.

No incentive option may be exercised more than ten years after it is granted. An option becomes exercisable, subject to the foregoing limitation, any time after it is granted unless vesting requirements are imposed with the grant. An incentive option must be exercised within 90 days of retirement and within 90 days after termination by River Financial. All vesting requirements on options may be waived if there is a change of control or potential change of control of River Financial.

The plan also provides that notwithstanding any other provision in the plan or any agreement under the plan, River Financial’s primary regulator shall at any time have the right to require any holder of options to exercise such options or forfeit options not exercised if River Financial’s capital falls below minimum capital required by River Financial’s primary regulator.

The incentive stock compensation plan provides that if a change in control of River Financial occurs, options outstanding that are not yet exercisable as a result of vesting requirements may nevertheless be exercised. Also, in lieu of exercise, River Financial has the right to pay cash to the holder equal to the “change of control price.” The change of control price is the highest price paid or offered in a change of control or potential change of control within the preceding 60 days. A change in control occurs when a person or entity acquires 20 percent or more of River Financial’s common stock or when certain other events occur such as a change in two-thirds of the board of directors that is not recommended by the incumbent directors, or an acquisition of River Financial. The merger between Keystone and River Financial is not a change in control under the plan.

Options and Equity Plans

The following table provides information about the value of executive officers’ outstanding options as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date
James Stubbs	60,000 options 25,000 warrants 7,500 options 10,000 options 10,000 options	— — — — — 2,000 options 8,000 options	10.00 10.00 13.00 13.50 12.47 13.50 12.47	04/03/2016 04/03/2016 01/15/2019 01/15/2020 03/13/2023 01/15/2020 03/13/2023

Kenneth Givens	8,000 options 1,000 options	— — 12,000 options 4,000 options	13.60 12.47 13.60 12.47	02/01/2022 03/13/2023 02/01/2022 03/13/2023

Joel Winslett	7,500 options 2,000 options 2,000 options 500 options	— — — — 500 options 2,000 options	10.00 13.00 13.50 12.47 13.50 12.47	08/14/2018 01/15/2019 01/15/2020 03/13/2023 01/15/2020 03/13/2023

(1)	Unexercisable options are subject to time-vesting requirements.

Jimmy Stubbs and Kenneth Givens will also receive options to acquire River Financial common stock following the merger respecting 40,000 shares and 10,000 shares, respectively.

Retirement Plan

River Financial has in place a 401(k) Employee Stock Ownership Plan (the “401(k) Plan”) pursuant to which employees may defer a portion of their compensation on an annual basis subject to dollar limits established by law. Employees may make regular 401(k) deferrals (pre-tax) or Roth 401(k) deferrals (after-tax). River Financial makes a “safe harbor” matching contribution equal to 100% of the first 3% of the employee’s annual compensation deferred by the employee and 50% of the next 2% of the employee’s annual compensation deferred. This contribution is 100% vested. River Financial may also make discretionary matching contributions equal to a uniform percentage of the amount of the salary reduction the employee elects to defer, which is determined by River Financial annually. However, in applying this matching percentage only salary reductions up to 6 percent of the payroll period compensation is considered. The total discretionary matching contribution may not exceed 4 percent of the employee’s compensation.

Each year, River Financial may make a discretionary stock bonus contribution, and employees must complete a year of service and be actively employed on the last day of the 401(k) Plan year to share in this contribution. An employee completes a year of service if the employee is credited with 1000 hours of service during the year.

Employees are always 100 percent vested in contributions from salary deferrals, rollover contributions and safe harbor matching contributions. With respect to discretionary contributions, the employee does not vest in those contributions until the employee has 3 years of service, at which time the employee becomes 100 percent vested.

Director Compensation

River Bank & Trust paid directors fees for 2014 as set forth in the table below. River Financial does not pay directors fees.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock Awards ($)	All Other Compensation	Total ($)
Larry Puckett	$5,000	N/A	N/A	$5,000
Jim Ridling	$5,000	N/A	N/A	$5,000
Lynn M. Carter	$5,000	N/A	N/A	$5,000
Charles E. Herron, Jr.	$5,000	N/A	N/A	$5,000
Jerry C. Kyser, Jr.	$5,000	N/A	N/A	$5,000
David R. Thrasher	$5,000	N/A	N/A	$5,000
R. Shepherd Morris	$5,000	N/A	N/A	$5,000
Bolling P. Starke, III	$5,000	N/A	N/A	$5,000
David B. Smith	$5,000	N/A	N/A	$5,000
Vernon B. Taylor	$5,000	N/A	N/A	$5,000
Dorothy Sanford	$5,000	N/A	N/A	$5,000
Adolph Weil, III	$5,000	N/A	N/A	$5,000
James M. Stubbs	$5,000	N/A	N/A	$5,000

(1)	The persons shown in this table will continue as directors of River Bank & Trust following the merger of Keystone Bank with and into River Bank & Trust. Four of these persons, Jimmy Stubbs, Larry Puckett, Jim Ridling and Vernon B. Taylor, will continue to serve as directors of River Financial following the merger of Keystone with River Financial.

Directors receive a standard annual director fee of $5,000, but the fee is expected to be increased to $7,500 in 2016.

Certain directors hold warrants to acquire shares of River Financial common stock pursuant to a warrant agreement. The Directors holding warrants are shown above at “Security Ownership of Certain Beneficial Owners and Management.” The warrant agreement provides that the director may purchase at a price of $10.00 per share the number of shares of common stock subject to the warrant agreement. The warrants expire on April 3, 2016.

Certain Relationships and Related Transactions of River Financial

River Bank & Trust has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including independent directors) and executive officers of River Financial and River Bank & Trust, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to River Bank & Trust and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, River Bank & Trust is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. River Bank & Trust is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The aggregate dollar amount of loans outstanding to directors and executive officers of River Bank & Trust and River Financial was approximately $29,593,453 at June 30, 2015.

RIVER FINANCIAL CORPORATION’S MANAGEMENT DISCUSSION

& ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

All dollar amounts in this section are in thousands of dollars, except per share data or when specifically identified. The words “we,” “us,” “our,” “RFC” and similar terms when used in this section refer to River Financial Corporation unless the context indicates otherwise. The words “RB&T” and “Bank” when used in this section refer to River Bank & Trust.

Introduction

The following is a narrative discussion and analysis of significant changes in RFC’s results of operations for the three and six months ended June 30, 2015 and 2014, and the years ended December 31, 2014 and 2013, and the financial condition at June 30, 2015 and 2014, and December 31, 2014 and 2013. This discussion and analysis should be read in conjunction with RFC’s Consolidated Financial Statements and related notes included elsewhere in this joint proxy statement-prospectus.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared based on the application of certain accounting policies, the most significant of which are described in RFC’s Notes to the Consolidated Financial Statements. Certain of these policies require numerous estimates and strategic or economic assumptions that may prove inaccurate or subject to variation and may significantly affect our reported results and financial position for the current period or future periods. The use of estimates, assumptions, and judgment is necessary when financial assets and liabilities are required to be recorded at, or adjusted to reflect fair value. Assets carried at fair value inherently result in more financial statement volatility. Fair values and information used to record valuation adjustments for certain assets and liabilities are based on quoted market prices or are provided by other independent third-party sources, when available. When such information is not available, management estimates valuation adjustments. Changes in underlying factors, assumptions or estimates in any of these areas could have a material impact on our future financial condition and results of operations.

The following briefly describes the more complex policies involving a significant amount of judgments about valuation and the application of complex accounting standards and interpretations.

Allowance for Loan Losses

RFC records estimated probable inherent credit losses in the loan portfolio as an allowance for loan losses. The methodologies and assumptions for determining the adequacy of the overall allowance for loan losses involve significant judgments to be made by management. Some of the more critical judgments supporting RFC’s allowance for loan losses include judgments about: creditworthiness of borrowers, estimated value of underlying collateral, assumptions about cash flow, determination of loss factors for estimated credit losses, and the impact of current events, conditions, and other factors impacting the level of inherent losses. Under different conditions or using different assumptions, the actual or estimated credit losses ultimately realized by RFC may be different than management’s estimates provided in our Consolidated Financial Statements included elsewhere in this joint proxy statement-prospectus.

For a more complete discussion of the methodology employed to calculate the allowance for loan losses, see Note 1 to RFC’s Consolidated Financial Statements included in this joint proxy statement-prospectus.

Investment Securities Impairment

Periodically, we assess whether there have been any events or economic circumstances to indicate that a security on which there is an unrealized loss is impaired on an other-than-temporary basis. In such instance, we would consider many factors, including the severity and duration of the impairment, our intent and ability to hold the security for a period of time sufficient for a recover in value, recent events specific to the issuer or industry, and for debt securities, external credit ratings and recent downgrades. Securities on which there is an unrealized loss that is deemed to be other-than-temporary are written down to fair value. The credit portion of the impairment, if any, is recognized as a realized loss in current earnings.

Income Taxes

Deferred income tax assets and liabilities are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events recognized in the financial statements. A valuation allowance may be established to the extent necessary to reduce the deferred tax asset to a level at which it is “more likely than not” that the tax assets or benefits will be realized. Realization of tax benefits depends on having sufficient taxable income, available tax loss carrybacks or credits, the reversing of taxable temporary differences and/or tax planning strategies within the reversal period and that current tax law allows for the realization of recorded tax benefits.

Comparison of the Results of Operations for the three and six months ended June 30, 2015 and 2014 and the years ended December 31, 2014 and 2013 (all dollar amounts in thousands, except per share data)

Net Income

RFC had net income of $3,480 for the year ended December 31, 2014, or $1.16 basic earnings per share, compared to net income of $2,951, or $0.98 basic earnings per share for the year ended December 31, 2013. The diluted earnings per share were $1.13 for the year ended December 31, 2014 and $0.96 for the year ended December 31, 2013. RFC’s net income for the six months ended June 30, 2015 was $1,819, or $0.61 basic earnings per share, compared to earnings of $1,659, or $0.55 basic earnings per share for the same period of 2014. The diluted earnings per share was $0.59 for the first six months of 2015 and $0.54 for the first six months of 2014. For the calendar quarters ended June 30, 2015 and 2014, RFC had net income of $861 and $847, respectively. For the calendar quarters ended June 30, 2015 and 2014, basic earnings per share was $0.29 and $0.28, respectively, and diluted earnings per share was $0.28 for both quarters.

The primary reason for the increase in net income between the years ended December 31, 2014 and 2013 is an increase in net interest income, resulting from higher levels of loan volume and other interest earning assets and a reduction in the interest expense on interest-bearing deposits. The higher net interest income was partially offset by a net increase in noninterest expense that primarily resulted from an increase in salaries and employee benefits.

The primary reasons for the increase in net income between the six month periods ended June 30, 2015 and 2014 include an increase in net interest income that resulted from higher levels of loan volume, an increase in noninterest income that resulted from more service charge income from deposit accounts and the introduction in 2015 of investment brokerage services, and a decrease in the provision for loan losses. These factors that increased net income were partially offset by an increase in salaries and employee benefits and an increase in merger-related legal and other professional services expense. These same factors were applicable to the increase in net income between the calendar quarters ended June 30, 2015 and 2014 with a the merger-related legal and other professional services expense have a larger relative impact on the quarter ended June 30, 2015.

With respect to the introduction of brokerage services in 2015, nondeposit products and services are offered to bank customers through a knowledgeable and experienced third party. The bank will perform an annual due diligence review and analysis of the third party and closely monitor its performance. The networking agreement between the bank and the third party includes indemnification in favor of the bank for losses incurred by the bank due to the negligence of the third party and its agents. Consequently, while the bank is subject to financial risks related to customer confusion, potential customer losses and loss of goodwill, it manages those risks by engaging a qualified and competent third party. As such, bank management does not believe these risks are material to the bank’s financial condition and ongoing operations.

Net Interest Income and Net Interest Margin Analysis

The largest component of RFC’s net income is its net interest income — the difference between the income earned on interest earning assets and the interest paid on deposits and borrowed funds used to support assets. Net interest income divided by average interest earning assets represents RFC’s net interest margin. The major factors that affect net interest income and net interest margin are changes in volumes, the yield on interest earning assets and the cost of interest bearing liabilities. Our net interest margin can also be affected by economic conditions, the competitive environment, loan demand, and deposit flow. Management’s ability to respond to changes in these factors by using effective asset-liability management techniques is critical to maintaining the stability of the net interest margin and the primary source of earnings.

The Federal Reserve has not raised short-term interest rates over the past several years, but management understands that an increase, or increases, could possibly occur in 2015 if general economic conditions continue to show improvement. In the press release dated March 18, 2015, the Federal Open Market Committee included the following:

When the Committee decides to begin to remove policy accommodation, it will take a balanced approach consistent with its longer-run goals of maximum employment and inflation of 2 percent. The Committee currently anticipates that, even after employment and inflation are near mandate-consistent levels, economic conditions may, for some time, warrant keeping the target federal funds rate below levels the Committee views as normal in the longer run.

Based on this statement and general economic data, management believes that River Financial Corporation’s net interest margin should remain relatively stable over the remainder of 2015, depending upon rates offered by competitors in local markets and depending on the stability of River Financial Corporation’s loan and deposit portfolios.

Comparison of net interest income for the years ended December 31, 2014 and 2013

The following table shows, for the years ended December 31, 2014 and 2013, the average balances of each principal category of our earning assets and interest bearing liabilities and the average taxable equivalent yields on assets and average costs of liabilities. These yields and costs are calculated by dividing the income or expense by the average daily balance of the associated assets or liabilities.

	Year Ended December 31, 2014			Year Ended December 31, 2013
	Average Balance	Interest Income/ Expense	Average Yield/Rate	Average Balance	Interest Income/ Expense	Average Yield/Rate
Interest earning assets
Loans	250,778	12,665	5.05%	227,589	12,335	5.42%
Mortgage loans held for sale	148	5	3.38%	260	9	3.46%
Investment securities:
Taxable securities	119,559	2,134	1.78%	124,517	1,924	1.55%
Tax-exempt securities	23,145	1,025	4.43%	14,277	650	4.55%
Interest bearing balances in other banks	2,486	24	0.97%	2,681	25	0.93%
Federal funds sold	3,747	10	0.27%	8,102	21	0.26%

Total interest earning assets	399,863	15,863	3.97%	377,426	14,964	3.96%

Interest bearing liabilities
Interest bearing transaction accounts	113,416	226	0.20%	95,665	222	0.23%
Savings and money market accounts	78,200	176	0.23%	80,135	205	0.26%
Time deposits	104,968	842	0.80%	116,712	1,077	0.92%
Short-term debt	9,459	17	0.18%	9,078	21	0.23%
Long-term debt	5,813	13	0.22%	—	—	0.00%

Total interest bearing liabilities	311,856	1,274	0.41%	301,590	1,525	0.51%
Noninterest-bearing funding of earning assets	88,007	—	0.00%	75,836	—	0.00%

Total cost of funding earning assets	399,863	1,274	0.32%	377,426	1,525	0.40%

Net interest rate spread			3.56%			3.46%

Net interest income/margin (taxable equivalent)		14,589	3.65%		13,439	3.56%
Tax equivalent adjustment		(389)			(224)

Net interest income/margin		14,200	3.55%		13,215	3.50%

The following table reflects, for the years ended December 31, 2014 and 2013, the changes in our net interest income due to variances in the volume of interest earning assets and interest bearing liabilities and variances‘ in the associated rates earned or paid on these assets and liabilities.

	December 31, 2014 vs. December 31, 2013
	Volume	Variance due to Yield/Rate	Total
Interest earning assets
Loans	1,258	(928)	330
Mortgage loans held for sale	(4)	—	(4)
Investment securities:
Taxable securities	(77)	287	210
Tax-exempt securities	403	(28)	375
Interest bearing balances in other banks	(1)	—	(1)
Federal funds sold	(11)	—	(11)

Total interest earning assets	1,568	(669)	899

Interest bearing liabilities
Interest bearing transaction accounts	41	(37)	4
Savings and money market accounts	(5)	(24)	(29)
Time deposits	(108)	(127)	(235)
Short-term debt	1	(5)	(4)
Long-term debt	13	—	13

Total interest bearing liabilities	(58)	(193)	(251)

Net interest income
Net interest income (taxable equivalent)	1,626	(476)	1,150
Taxable equivalent adjustment	(266)	101	(165)

Net interest income	1,360	(375)	985

Total interest income for the year ended December 31, 2014 was $15,474 and interest expense was $1,274, resulting in net interest income of $14,200. For the year ended December 31, 2013, total interest income as $14,740 and total interest expenses was $1,525, which resulted in net interest income of $13,215. This represents an increase of 5.0% in total interest income, a 16.5% decrease in interest expense, and a 7.5% increase in net interest income when comparing the two years. When comparing the variances related to interest income and interest expense for the years 2014 and 2013, the increase and decrease, respectively, were primarily attributed to the following: (1) the increase in interest income resulted from increased average loan volume outstanding, increased average investment volume outstanding, and increased yield on investments, and (2) the decrease in interest expense primarily resulted from River Financial Corporation’s management of the rates on interest-bearing liabilities that effectively reduced the cost of interest-bearing liabilities from 0.51% in 2013 to 0.41% in 2014.

Comparison of net interest income for the six months ended June 30, 2015 and 2014

The following table shows, for the six months ended June 30, 2015 and June 30, 2014, the average balances of each principal category of our earning assets and interest bearing liabilities and the average taxable equivalent yields on assets and average costs of liabilities. These yields and costs are calculated by dividing the income or expense by the average daily balance of the associated assets or liabilities.

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Average Balance	Interest Income/ Expense	Average Yield/Rate	Average Balance	Interest Income/ Expense	Average Yield/Rate
Interest earning assets
Loans	277,721	6,763	4.91%	243,083	6,160	5.11%
Mortgage loans held for sale	167	2	2.42%	135	2	2.99%
Investment securities:
Taxable securities	99,776	857	1.73%	126,307	1,139	1.82%
Tax-exempt securities	25,808	539	4.21%	22,277	506	4.58%
Interest bearing balances in other banks	2,097	10	0.96%	2,531	12	0.96%
Federal funds sold	702	1	0.29%	4,007	5	0.25%

Total interest earning assets	406,271	8,172	4.06%	398,340	7,824	3.96%

Interest bearing liabilities
Interest bearing transaction accounts	116,432	110	0.19%	109,170	109	0.20%
Savings and money market accounts	82,427	91	0.22%	77,886	87	0.23%
Time deposits	97,894	381	0.78%	108,755	438	0.81%
Short-term debt	8,175	10	0.25%	9,742	9	0.19%
Long-term debt	6,356	21	0.67%	8,261	9	0.22%

Total interest bearing liabilities	311,284	613	0.40%	313,814	652	0.42%
Noninterest-bearing funding of earning assets	94,987	—	0.00%	84,526	—	0.00%

Total cost of funding earning assets	406,271	613	0.30%	398,340	652	0.33%

Net interest rate spread			3.66%			3.54%

Net interest income/margin (taxable equivalent)		7,559	3.75%		7,172	3.63%
Tax equivalent adjustment		(221)			(182)

Net interest income/margin		7,338	3.64%		6,990	3.54%

The following table reflects, for the six months ended June 30, 2015 and June 30, 2014, the changes in our net interest income due to variances in the volume of interest earning assets and interest bearing liabilities and variances in the associated rates earned or paid on these assets and liabilities.

	Six Months Ended June 30, 2015 vs. Six Months Ended June 30, 2014
	Volume	Variance due to Yield/Rate	Total
Interest earning assets
Loans	878	(275)	603
Mortgage loans held for sale	1	(1)	—
Investment securities:
Taxable securities	(239)	(43)	(282)
Tax-exempt securities	79	(46)	33
Interest bearing balances in other banks	(2)	—	(2)
Federal funds sold	(4)	—	(4)

Total interest earning assets	713	(365)	348

Interest bearing liabilities
Interest bearing transaction accounts	7	(6)	1
Savings and money market accounts	5	(1)	4
Time deposits	(44)	(13)	(57)
Short-term debt	(2)	3	1
Long-term debt	(2)	14	12

Total interest bearing liabilities	(36)	(3)	(39)

Net interest income
Net interest income (taxable equivalent)	749	(362)	387
Taxable equivalent adjustment	(90)	51	(39)

Net interest income	659	(311)	348

Total interest income for the six months ended June 3, 2015 was $7,951 and total interest expense was $613, resulting in net interest income of $7,338 for the period. For the same period of 2014, total interest income was $7,642 and total interest expense was $652, resulting in net interest income of $6,990 for the period. This represents a 5.0% increase in net interest income when comparing the same period from 2015 and 2014. When comparing the variances related to interest income and interest expense for the six months ended June 30, 2015 and 2014, the increase and decrease, respectively, were attributed to the following: (1) the increase in interest income resulted from increased average loan volume outstanding, and (2) the decrease in interest expense primarily resulted from River Financial Corporation’s management of the rates on interest-bearing liabilities, effectively reducing the cost of interest-bearing liabilities from 0.42% in 2014 to 0.40% in 2015.

The following table shows, for the three months ended June 30, 2015 and June 30, 2014, the average balances of each principal category of our earning assets and interest bearing liabilities and the average taxable equivalent yields on assets and average costs of liabilities. These yields and costs are calculated by dividing the income or expense by the average daily balance of the associated assets or liabilities.

	Three months Ended June 30, 2015			Three months Ended June 30, 2014
	Average Balance	Interest Income/ Expense	Average Yield/Rate	Average Balance	Interest Income/ Expense	Average Yield/Rate
Interest earning assets
Loans	285,244	3,456	4.86%	244,351	3,094	5.08%
Mortgage loans held for sale	179	1	2.24%	89	1	4.51%
Investment securities:
Taxable securities	96,252	394	1.64%	125,212	572	1.83%
Tax-exempt securities	26,005	275	4.24%	23,146	258	4.47%
Interest bearing balances in other banks	1,928	5	1.04%	2,495	6	0.96%
Federal funds sold	196	—	0.00%	3,427	2	0.23%

Total interest earning assets	409,804	4,131	4.03%	398,720	3,933	3.96%

Interest bearing liabilities
Interest bearing transaction accounts	116,556	55	0.18%	112,078	57	0.20%
Savings and money market accounts	82,695	46	0.21%	77,345	43	0.22%
Time deposits	97,460	190	0.77%	107,463	210	0.78%
Short-term debt	7,986	6	0.29%	10,271	4	0.16%
Long-term debt	6,711	10	0.59%	8,500	5	0.24%

Total interest bearing liabilities	311,408	307	0.39%	315,657	319	0.41%
Noninterest-bearing funding of earning assets	98,396	—	0.00%	83,063	—	0.00%

Total cost of funding earning assets	409,804	307	0.30%	398,720	319	0.32%

Net interest rate spread			3.65%			3.55%

Net interest income/margin (taxable equivalent)		3,824	3.73%		3,614	3.64%
Tax equivalent adjustment		(113)			(97)

Net interest income/margin		3,711	3.63%		3,517	3.54%

The following table reflects, for the three months ended June 30, 2015 and June 30, 2014, the changes in our net interest income due to variances in the volume of interest earning assets and interest bearing liabilities and variances in the associated rates earned or paid on these assets and liabilities.

	3 Months Ended June 30, 2015 vs. 3 Months Ended June 30, 2014
	Volume	Variance due to Yield/Rate	Total
Interest earning assets
Loans	518	(156)	362
Mortgage loans held for sale	—	—	—
Investment securities:
Taxable securities	(132)	(46)	(178)
Tax-exempt securities	32	(15)	17
Interest bearing balances in other banks	(1)	—	(1)
Federal funds sold	(2)	—	(2)

Total interest earning assets	415	(217)	198

Interest bearing liabilities
Interest bearing transaction accounts	2	(4)	(2)
Savings and money market accounts	3	—	3
Time deposits	(19)	(1)	(20)
Short-term debt	(1)	3	2
Long-term debt	(1)	7	6

Total interest bearing liabilities	(16)	5	(11)

Net interest income
Net interest income (taxable equivalent)	431	(222)	209
Taxable equivalent adjustment	(50)	35	(15)

Net interest income	381	(187)	194

Total interest income for the three months ended June 30, 2015 was $4,018 and total interest expense was $307, resulting in net interest income of $3,711 for the period. For the same period of 2014, total interest income was $3,836 and total interest expense was $319, resulting in net interest income of $3,517 for the period. This represents a 5.5% increase in net interest income when comparing the same period from 2015 and 2014. When comparing the variances related to interest income and interest expense for the three months ended June 30, 2015 and 2014, the increase and decrease, respectively, were attributed to the following: (1) the increase in interest income resulted from increased average loan volume outstanding, and (2) the decrease in interest expense primarily resulted from River Financial Corporation’s management of the rates on interest-bearing liabilities, effectively reducing the cost of interest-bearing liabilities from 0.41% in 2014 to 0.39% in 2015.

The Federal Reserve has not raised short-term interest rates over the past several years, but management understands that an increase, or increases, could possibly occur in 2015 if general economic conditions continue to show improvement. In the press release dated March 18, 2015, the Federal Open Market Committee included the following:

When the Committee decides to begin to remove policy accommodation, it will take a balanced approach consistent with its longer-run goals of maximum employment and inflation of 2 percent. The Committee currently anticipates that, even after employment and inflation are near mandate-consistent levels, economic conditions may, for some time, warrant keeping the target federal funds rate below levels the Committee views as normal in the longer run.

Based on this statement and general economic data, management believes that River Financial Corporation’s net interest margin should remain relatively stable over the remainder of 2015, depending upon rates offered by competitors in local markets and depending on the stability of River Financial Corporation’s loan and deposit portfolios.

Provision for Loan Losses

The provision for loan losses represents a charge to earnings necessary to establish an allowance for loan losses that, in management’s evaluation, is adequate to provide coverage for estimated losses on outstanding loans and to provide for uncertainties in the economy. As a result of evaluating the allowance for loan losses at June 30, 2015, management recorded a provision of $139 in the second quarter of 2015. A provision of $264 was recorded in the second quarter of 2014. The decrease in the provision was primarily related to a decrease in the level of, and impairment amount on, loans classified as substandard. A provision of $278 was recorded for the first six months of 2015 compared to a provision in the first six months of 2014 of $528. The decrease in the provision in the first six months of 2015 compared to the first six months of 2014 was primarily related to a decrease in the level of, and impairment amount on, loans classified as substandard. A provision was recorded for the year 2014 of $1,057 compared to a provision for the year 2013 or $957. The increase was primarily related to growth in River Financial Corporation’s loan portfolio.

Until the economy fully recovers from the effects of the Great Recession, management recognizes that more borrowers may develop cash flow issues that could adversely affect their ability to fully repay their loans. Our analysis of the allowance for loan losses and provision for loan losses factors in these considerations, but if the economy weakens or does not recover more quickly, or if there is an increase in loan volumes, River Financial Corporation may have to record additional provision for loan losses in the future. The level of the allowance maintained by River Financial Corporation involves evaluation of uncertainties and matters of judgment. Management believes the allowance for loan losses at December 31, 2014 and 2013 and June 30, 2015 to be adequate.

Noninterest Income

River Financial Corporation’s noninterest income consists of service charges and other fees on deposit accounts, revenue from secondary market mortgage operations, bank owned life insurance, income from investment services provided to customers, net gains (losses) on sales of investment securities, and miscellaneous other income. Total noninterest income for the year ended December 31, 2014 was $2,467 compared with $2,299 for the year ended December 31, 2013. The increase of $168, or 7.3%, was primarily attributable to: 1) an increase in service charges and fees on deposit accounts of $260; and 2) an increase in debit card interchange fee income of $56. These increases were partially offset by a decrease in 1) income from mortgage operations of $53; and 2) a decrease in net gains on sales of investment securities of $122.

Total noninterest income for the six months ended June 30, 2015 was $1,499 compared with $1,096 for the same period in 2014. The increase of $403, or 36.8%, was primarily attributable to: 1) an increase in service charges and fee income of $116; 2) an increase in bank owned life insurance income of $67; and 3) the commencement in 2015 of offering investment services to customers which produced $150 investment services income compared to none in the same period in 2014.

Total noninterest income for the three months ended June 30, 2015 was $773 compared to $564 for the same period in 2014. The increase of $209, or 37.1%, was primarily attributable to: 1) an increase of $43 in service charges and fee income; 2) an increase of $30 from mortgage operations; 3) an increase in bank owned life insurance income of $33; and 4) the commencement in 2015 of offering investment services to customers which produced $76 investment services income compared to none in the same period of 2014.

Management believes noninterest income will continue to supplement core earnings for River Financial Corporation. The level of income from sales of mortgage loans originated for sale and investment services are directly impacted by market conditions and may vary accordingly. Furthermore, the federal government makes decisions regarding certain maximum interchange pricing that may affect the level of interchange income received by River Financial Corporation for debit card transactions.

Noninterest Expense

Noninterest expenses consist primarily of salaries and employee benefits, building occupancy and equipment expenses, advertising and promotion expenses, data processing expenses, legal and professional services expense and miscellaneous other operating expenses. Noninterest expense for the year ended December 31, 2014 was $10,606 compared to $10,241 for the year ended December 31, 2013 for an increase of $365, or 3.6%. Salaries and employee benefits increased $322 with the increase resulting from staffing a new loan production office in 2014 and a return to a normal level of incentive compensation in 2014 following a reduced level in 2013. Advertising and business development expenses increased $123 as additional marketing was implemented in 2014 in an attempt to raise brand awareness for the Bank primarily through television advertising. Other operating expenses increased $155 because of higher expenses for debit card transaction costs and fraud losses as well as loan origination costs as loans increased. These increases were partially offset by a decrease in foreclosed asset expenses of $204 and a decrease in legal and other professional services expense of $47.

Noninterest expense for the six months ended June 30, 2015 totaled $5,991 compared to $5,168 for the same period in 2014 for an increase of $823, or 15.9%. Salaries and employee benefits increased $332 primarily because of the addition of staffing with the implementation of investment services and in preparation for opening a new branch office. Legal and professional services expense increased $200 as merger-related expenses were incurred during the first half of 2015. Other operating expenses increased $131 primarily from increases in various expenses related to originating loans as loan volume increased.

Noninterest expense for the three months ended June 30, 2015 totaled $3,141 compared to $2,606 for the same period in 2014 for an increase of $535, or 20.5%. Salaries and employee benefits increased $174 because of the addition of staffing with the implementation of investment services and in preparation for opening a new branch office. Legal and professional services expense increased $175 as merger-related expenses were incurred during the period. Other operating expenses increased $73 primarily from increases in various expenses related to originating loans as loan volume increased.

Provision for Income Taxes

River Financial Corporation recorded income tax expense for the year ended December 31, 2014 of $1,523. For the year ended December 31, 2013, we recorded income tax expense of $1,366. The effective tax rate for the year 2014 was 30.4% compared to an effective rate of 31.6% for 2013. The lower effective tax rate for the year 2014 resulted from an increase of $249 in tax exempt income from investment securities.

For the six months ended June 30, 2015 and June 30, 2014, River Financial Corporation’s income tax expense was $749 and $731, respectively. The effective tax rate for the six months ended June 30, 2015 was 29.2% while the effective rate for the six months ended June 30, 2014 was 30.6%. The lower effective rate in 2015 was a result of an increase in the level of tax exempt income from loans, tax exempt income from investment securities, and tax exempt income from bank owned life insurance.

For the three months ended June 30, 2015 and June 30, 2014, River Financial Corporation’s income tax expense was $343 and $363. The effective tax rate for the three months ended June 30, 2015 was 28.5% while the effective rate for the six months ended June 30, 2014 was 30.1%. The lower effective rate in 2015 was a result of an increase in the level of tax exempt income from loans, tax exempt income from investment securities, and tax exempt income from bank owned life insurance.

Comparison of Financial Condition at June 30, 2015, and December 31, 2014 and 2013

Overview

Our total assets increased $1,059, or 0.2%, from December 31, 2014 to June 30, 2015. Loans, net of deferred fees, increased $26,318, or 9.9%, from December 31, 2014 to June 30, 2015. Securities available-for-sale decreased by $12,784, or 9.8%, from December 31, 2014 to June 30, 2015 as net cash inflows from these securities were used to fund a portion of the growth in net loans. Interest-bearing deposits in other banks decreased by $5,900, or 98.0%, to also fund a portion of the growth in net loans. Total deposits decreased $2,667, or 0.7%, mainly because of normal daily fluctuations in noninterest-bearing deposits. Total stockholders’ equity increased $889, or 2.0%, primarily because of retained earnings of $1,401 net of net treasury share purchases of $119, and net other comprehensive loss for the period of $418. Long-term debt increased by $4,000 from December 31, 2014 to June 30, 2015 as Federal Home Loan Bank borrowings were increased by $4,000.

Total assets increased $3,222, or 0.7% from December 31, 2013 to December 31, 2014. Net loans totaled $261,360 at December 31, 2014 compared to $233,811 at December 31, 2013, for an increase of 11.8%. Investment securities totaled $130,285 at December 31, 2014 and $154,456 at December 31, 2013, for a decrease of 15.7%, as net cash inflows from the investment securities were used as the primary source of funding for the growth in net loans during 2014.

Total liabilities at December 31, 2014 were $402,674 compared to $405,228 at December 31, 2013. Total deposits at December 31, 2014 were $387,831 at December 31, 2014 compared to $395,317 at December 31, 2013 with the decrease occurring in the time certificates of deposit category. Short-term debt decreased $1,218 from $9,261 at December 31, 2013 to $8,043 at December 31, 2014 because of normal daily fluctuations. Long-term debt at December 31, 2014 totaled $6,000 compared to none at December 31, 2013. The long-term debt at December 31, 2014 consisted of borrowings from the Federal Home Loan Bank of Atlanta as part of RFC’s asset-liability management to provide some longer-term fixed rate funding.

Total stockholders’ equity at December 31, 2014 was $44,031 compared to $38,255 at December 31, 2013. The $5,776 increase resulted primarily from retained earnings in 2014 of $3,184 and other comprehensive income for 2014 of $2,436. The other comprehensive income in 2014 was all related to higher values in the investment securities available-for-sale. At December 31, 2014, the net unrealized gain in the available-for-sale securities portfolio was $994 compared to a net unrealized loss position of $2,999 at December 31, 2013.

Loans

Loans are the largest category of interest earning assets and typically provide higher yields than other types of interest earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. Total loans averaged $282,244 during the three months ended June 30, 2015, or 69.6% of average interest earning assets, as compared to $244,351, or 61.3% of average interest earning assets, for the three months ended June 30, 2014. At June 30, 2015, total loans, net of deferred loan fees, were $291,455, compared to $265,137 at December 31, 2014, an increase of $26,318, or 9.9%. Total loans averaged $250,778 during the year ended December 31, 2014, or 62.7% of average interest earning assets, as compared to $227,589, or 60.3% or average interest earning assets, for the year ended December 31, 2013. At December 31, 2014, total loans, net of deferred loan fees, were $265,138, compared to $237,512 at December 31, 2013, an increase of 11.6%.

The growth in the loan portfolio is primarily attributable to the Bank’s ability to attract new customers from other financial institutions. We opened one new full service branch location in 2013 and a loan production office in 2014. We have hired several bankers in the markets we serve and these employees were successful in transitioning their former clients as well as new clients to the Bank. Our bankers are expected to maintain calling efforts to develop relationships with clients and our philosophy is to be responsive to customer needs by providing service and decisions in a timely manner. Additionally, the markets we serve have some signs of economic recovery over the last few years.

The following table provides a summary of the loan portfolio as of June 30, 2015, and December 31, 2014 and 2013.

	June 30, 2015	December 31, 2014	December 31, 2013
Residential real estate:
Closed-end 1-4 family — first lien	$56,773	$49,198	$33,193
Closed-end 1-4 family — junior lien	1,469	1,638	2,015
Multi-family	5,487	5,455	5,496
Equity lines of credit	18,017	16,433	14,031

Total residential real estate	81,746	72,724	54,735

Commercial real estate:
Nonfarm nonresidential	100,308	90,657	89,629
Farmland	10,696	8,496	10,072

Total commercial real estate	111,004	99,153	99,701

Construction and land development:
Residential	9,001	6,792	5,150
Other	20,254	18,187	19,233

Total construction and land development	29,255	24,979	24,383

Commercial loans:
Other commercial loans	50,737	49,155	43,060
Agricultural	778	676	708
State, county, and municipal loans	7,043	5,987	3,175

Total commercial loans	58,558	55,818	46,943

Consumer loans	11,417	12,912	12,109

Total gross loans	291,980	265,586	237,871
Allowance for loan losses	(3,920)	(3,778)	(3,701)
Net deferred loan fees	(525)	(449)	(359)

Net loans	$287,535	$261,359	$233,811

In the context of this discussion, a “real estate loan” is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. It is common practice for financial institutions in our market areas, and for our Bank, to obtain a security interest or lien in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. In general, we prefer real estate collateral to many other potential collateral sources, such as accounts receivable, inventory and equipment.

Real estate loans are the largest component of our loan portfolio and include residential real estate loans, commercial real estate loans, and construction and land development loans. At June 30, 2015, this category totaled $222,005, or 76.0% of total gross loans, compared to $196,856, or 74.1%, and $178,819, or 75.2%, at December 31, 2014 and 2013, respectively. Residential real estate loans increased $27,011, or 49.3%, during the period December 31, 2013 to June 30, 2015. This category had the highest growth in volume and percentage increase during this period. Commercial real estate loans increased $11,303, or 11.3% during the same period. Commercial loans increased $10,575, or 22.5%, during the same period. Our management team and lending officers have a great deal of experience and expertise in real estate lending and commercial lending.

The Federal regulatory agencies issued two “guidance” documents that have a significant impact on real estate related lending and, thus, on the operations of the Bank. One part of the guidance could require lenders to restrict lending secured primarily by certain categories of commercial real estate to a level of 300% of their capital or raise additional capital. This factor, combined with the current economic environment, could affect the Bank’s lending strategy away from, or to limit its expansion of, commercial real estate lending which has been a material part of River Financial Corporation’s lending strategy. This could also have a negative impact on our lending and profitability. Management actively monitors the composition of the Bank’s loan portfolio, focusing on concentrations of credit, and the results of that monitoring activity are periodically reported to the Board of Directors.

The other guidance relates to the structuring of certain types of mortgages that allows negative amortization of consumer mortgage loans. Although the Bank does not engage at present in lending using these types of instruments, the guidance could have the effect of making the Bank less competitive in consumer mortgage lending if the local market is driving the demand for such an offering.

Allowance for Loan Losses, Provision for Loan Losses and Asset Quality

Allowance for loan losses and provision for loan losses

The allowance for loan losses represents management’s estimate of probable inherent credit losses in the loan portfolio. Management determines the allowance based on an ongoing evaluation of risk as it correlates to potential losses within the portfolio. Increases to the allowance for loan losses are made by charges to the provision for loan losses. Loans deemed to be uncollectible are charged against the allowance. Recoveries of previously charged-off amounts are credited to the allowance for loan losses.

Management utilizes a review process for the loan portfolio to identify loans that are deemed to be impaired. A loan is considered impaired when it is probable that the Bank will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement or when the loan is deemed to be a troubled debt restructuring. For loans and loan relationships deemed to be impaired that are $100, or greater, management determines the estimated value of the underlying collateral, less estimated costs to acquire and sell the collateral, or the estimated net present value of the cash flows expected to be received on the loan or loan relationship. These amounts are compared to the current investment in the loan and a specific allowance for the deficiency, if any, is specifically included in the analysis of the allowance for loan losses. For loans and loan relationships less than $100 that are deemed to be impaired, management applies a loss factor of 15% and includes that amount in the analysis of the allowance for loan losses rather than specifically measuring the impairment for each loan.

All other loans are deemed to be unimpaired and are grouped into various homogenous risk pools primarily utilizing regulatory reporting classification codes. The Bank’s historical loss factors are calculated for each of the risk pools based on the percentage of net losses experienced as a percentage of the average loans outstanding. The time periods utilized in these historical loss factor calculations are subjective and vary according to management’s estimate of the impact of current economic cycles. As every loan has a risk of loss, minimum loss factors are estimated based on long term trends for the Bank, the banking industry, and the economy. The greater of the calculated historical loss factors or the minimum loss factors are applied to the unimpaired loan amounts currently outstanding for the risk pool and included in the analysis of the allowance for loan losses. In addition, certain qualitative adjustments may be included by management as additional loss factors. These adjustments may include, among other things, changes in loan policy, loan administration, loan concentrations, and loan growth. The loss allocations for specifically impaired loans, smaller impaired loans not specifically measured for impairment, and unimpaired loans are totaled, yield the allowance for loan losses.

Management believes the data it uses in determining the allowance for loan losses is sufficient to estimate potential losses in the loan portfolio; however, actual results could differ from management’s estimate.

The following table presents a summary of changes in the allowance for loan losses for the period indicated.

	Three Months Ended:		Six Months Ended:		Year Ended:
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013
Allowance for loan losses at beginning of period	$3,925	$3,905	$3,778	$3,701	$3,701	$3,874
Charge-offs:
Mortgage loans on real estate:
Residential	—	16	—	34	34	171
Commercial real estate	—	533	—	533	690	30
Construction and land development	—	—	—	91	258	657
Equity lines of credit	333	—	333	26	26	—

Total mortgage loans on real estate	333	549	333	684	1,008	858
Commercial	2	4	2	19	126	214
Consumer	24	35	41	52	97	239

Total	359	588	376	755	1,231	1,311

Recoveries:
Mortgage loans on real estate:
Residential	—	—	—	—	—	65
Commercial real estate	—	16	—	16	16	—
Construction and land development	186	1	188	1	54	33
Equity lines of credit	—	1	—	1	2	2

Total mortgage loans on real estate	186	18	188	18	72	100
Commercial	16	23	28	107	120	44
Consumer	13	18	24	40	59	37

Total	215	59	240	165	251	181

Net Charge-offs (Recoveries)	144	529	136	590	980	1,130
Provision for loan losses	139	264	278	528	1,057	957

Allowance for loan losses at end of period	$3,920	$3,640	$3,920	$3,639	$3,778	$3,701

Allocation of the Allowance for Loan Losses

While no portion of the allowance for loans losses is in any way restricted to any individual loan or group of loans and the entire allowance is available to absorb losses from any and all loans, the following table represents management’s allocation of the allowance for loan losses to specific loan categories as of the dates indicated.

	June 30, 2015		December 31, 2014		December 31, 2013
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
Mortgage loans on real estate:
Residential	$276	7.0%	$305	8.1%	$199	5.4%
Commercial real estate	1,249	31.9%	1,267	33.5%	1,669	45.1%
Construction and land development	642	16.4%	627	16.6%	651	17.6%
Equity lines of credit	103	2.6%	436	11.5%	427	11.5%

Total mortgage loans on real estate	2,270	57.9%	2,635	69.7%	2,946	79.6%
Commercial	1,401	35.7%	623	16.5%	524	14.2%
Consumer	249	6.4%	520	13.8%	231	6.2%

Total	$3,920	100.0%	$3,778	100.0%	$3,701	100.0%

Nonperforming Assets

The following table presents our nonperforming assets as of the dates indicated:

	June 30,		December 31,
	2015	2014	2014	2013
Nonaccrual loans	$2,432	$856	$605	$1,921
Accruing loans past due 90 days or more	297	215	424	175

Total nonperforming loans	2,729	1,071	1,029	2,096
Foreclosed assets	1,453	2,085	2,340	427

Total nonperforming assets	$4,182	$3,156	$3,369	$2,523

Allowance for loan losses to period end loans	1.34%	1.46%	1.42%	1.56%
Allowance for loan losses to period end nonperforming loans	143.64%	339.78%	367.15%	176.57%
Net charge-offs to average loans (annualized)	0.10%	0.44%	0.39%	0.50%
Nonperforming assets to period end loans and foreclosed property	1.43%	1.26%	1.26%	1.06%
Nonperforming loans to period end loans	0.94%	0.43%	0.39%	0.88%

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts that the borrower’s financial condition is such that the collection of interest is doubtful. When a loan is placed on nonaccrual status, all accrued interest on the loan is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until collection of both principal and interest becomes reasonably certain. Payments received while the loan is on nonaccrual status are applied to the loan’s outstanding principal balance. When a problems loan is fully resolved, there may ultimately be an actual write-down or charge-off of the principal balance of the loan which would necessitate additional charges to the allowance for loan losses.

Investment Securities

We use our investment securities portfolio primarily to enhance our overall yield on interest earning assets and as a source of liquidity, as a tool to manage our balance sheet sensitivity to changing interest rates, as a tool to manage our regulatory capital ratios, and as a base from which to pledge assets for public deposits. When our liquidity position exceeds current needs and our expected loan demand, other investments are considered as a secondary earnings alternative. As investments mature, they are used to meet current cash needs or they are reinvested to maintain our desired liquidity position. We have designated all of our securities as available-for-sale to provide flexibility in case an immediate need for liquidity arises and believe that the composition of the portfolio offers needed flexibility in managing our liquidity position and interest rate sensitivity without adversely impacting our regulatory capital levels. Securities available-for-sale are reported at fair value with unrealized gains or losses reported as a separate component of other comprehensive income, net of related deferred income taxes. Purchase premiums and discounts are recognized in income using the interest method over the terms of the securities.

The following table summarizes the amortized cost and fair value of securities available for sale as of June 30, 2015, and December 31, 2014 and 2013.

	June 30, 2015		December 31, 2014		December 31, 2013
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available for sale:
Residential mortgage-backed	$70,024	$69,940	$72,578	$72,809	$94,618	$93,574
U.S. govt. sponsored enterprises	20,713	20,596	31,467	31,280	40,035	38,831
State, county, and municipal	25,454	25,960	24,246	25,193	21,802	21,051
Corporate debt obligations	1,000	1,004	1,000	1,002	1,000	998

Totals	$117,191	$117,500	$129,291	$130,284	$157,455	$154,454

We invest primarily in obligations guaranteed as to the principal and interest by the United State, mortgage-backed securities, municipal securities and obligations of United States government sponsored entities and agencies. All of our mortgage backed securities are residential securities issued by FNMA, FHLMC, and GNMA. From December 31, 2014 to June 30, 2015, we have used most of our excess liquidity and cash inflows from the investment portfolio to invest in loans. We do not anticipate significant investment in securities until loan demand slows or the yields on investment securities become more attractive.

At June 30, 2015, forty (40) debt securities had unrealized losses with aggregate depreciation of 1.66% from River Financial Corporation’s amortized cost basis. These unrealized losses relate principally to current interest rates for similar types of securities. The contractual terms of these securities do not permit the issuer to settle them at a price less than the amortized cost of the securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts’ reports. Because we do not intend to sell the investments and it is not more likely than not that we will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, we do not consider those investments to be other-than-temporarily impaired at June 30, 2015.

The following table presents the amortized cost, fair value and weighted average yield for each major category of the investment portfolio by contractual maturity range as of June 30, 2015.

	After 1 Through 5 Years			After 5 Through 10 Years			After 10 Years			Total
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
Securities available for sale:
Residential mortgage backed	$1,556	$1,553	1.08%	$6,491	$6,511	1.60%	$61,977	$61,876	1.63%	$70,024	$69,940	1.62%
U.S. govt. sponsored agencies	6,080	6,121	1.07%	4,891	4,920	2.33%	9,742	9,555	2.22%	20,713	20,596	1.91%
State, county and municipal	—	—	0.00%	1,056	1,068	2.56%	24,398	24,892	2.84%	25,454	25,960	2.83%
Corporate debt	—	—	0.00%	1,000	1,004	1.48%	—	—	0.00%	1,000	1,004	1.48%

Total	$7,636	$7,674	1.07%	$13,438	$13,503	1.94%	$96,117	$96,323	2.00%	$117,191	$117,500	1.93%

Deposits

Deposits, which include noninterest bearing demand deposits, interest bearing demand deposits, money market accounts, savings accounts, and time deposits, are the principal source of funds for the Bank. We offer a variety of products designed to attract and retain customers, with primary focus on building and expanding client relationships. Management continues to focus on establishing a comprehensive relationship with consumer and business borrowers, seeking deposits as well as lending relationships.

The following table details the composition of our deposit portfolio as of June 30, 2015, December 31, 2014 and 2013.

	June 30, 2015		December 31, 2014		December 31, 2013
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
Demand deposits, non-interest bearing	$86,731	22.5%	$88,839	22.9%	$89,706	22.7%
Demand deposits, interest bearing	118,344	30.7%	118,644	30.6%	116,597	29.5%
Money market accounts	74,006	19.2%	71,708	18.5%	69,933	17.7%
Savings deposits	10,258	2.7%	9,494	2.4%	7,353	1.9%
Time certificates of $250,000 or more	18,077	4.7%	17,168	4.4%	19,559	4.9%
Other time certificates	77,748	20.2%	81,978	21.1%	92,169	23.3%

Totals	$385,164	100.0%	$387,831	100.0%	$395,317	100.0%

Total deposits were $385,164 at June 30, 2015, down $2,667 from December 31, 2014 with the decrease resulting mainly from normal fluctuations in the balances of demand deposits. We have aggressively managed interest rates on deposits and maintained an emphasis on increasing the number and volume of accounts other than time certificates of deposit to lower the cost of funding for the Bank during the previous few years as general interest rates have remained low with many at historical lows. This strategy led to the decrease in time certificates of deposit during the period from December 31, 2014 to June 30, 2015 of $3,321.

The following table presents the Bank’s time certificates of deposits of $100, or more, by various maturities as of June 30, 2015.

Three months or less	$16,997
Greater than three months through six months	11,785
Greater than six months through twelve months	17,073
Greater than twelve months	14,581

Total	$60,436

Other Funding Sources

We supplement our deposit funding with wholesale funding when needed for balance sheet planning and management or when the terms are attractive and will not disrupt our offering rates in our markets. A source we have used for wholesale funding is the Federal Home Loan Bank of Atlanta (FHLB). We had FHLB borrowings of $6,000 at December 31, 2014 and $10,000 at June 30, 2015 drawn on a line of credit. The line of credit with the FHLB is secured by pledges of various loans in our loan portfolio. At June 30, 2015, the FHLB line of credit remaining available was $24,829 and at December 31, 2014 it was $23,461. We also have lines of credit for federal funds borrowings with other banks that totaled $21,500 at June 30, 2015 and $13,000 at December 31, 2014. Furthermore, we have pledged certain loans to the Federal Reserve Bank (FRB) to secure a line of credit. At June 30, 2015, the FRB line of credit available was $40,539 and at December 31, 2014, the FRB line of credit available was $34,172. We have never drawn on the FRB line of credit and consider it a contingency line of credit to be used only for emergency liquidity management.

Liquidity

Market and public confidence in our financial strength and financial institutions in general will largely determine our access to appropriate levels of liquidity. This confidence is significantly dependent on our ability to maintain sound asset quality and appropriate levels of capital reserves.

Liquidity is defined as the ability to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. We measure our liquidity position by giving consideration to both on- and off-balance sheet sources of and demands for funds on a daily, weekly and monthly basis.

Liquidity risk involves the risk of being unable to fund assets with the appropriate duration and rate-based liabilities, as well as the risk of not being able to meet unexpected cash needs. Liquidity planning and management are necessary to ensure the ability to fund operations cost-effectively and to meet current and future potential obligations such as loan commitments and unexpected deposit outflows. In this process, we focus on assets and liabilities and on the manner in which they combine to provide adequate liquidity to meet our needs.

Funds are available from a number of basic banking activity sources, including the core deposit base, the repayment and maturity of loans, and investment cash flows. Other funding sources include federal funds borrowings, brokered certificates of deposit and borrowings from the FHLB and FRB.

Cash and cash equivalents at June 30, 2015 and December 31, 2014 and 2013, were $13,489, $25,369 and $30,421, respectively. Based on recorded cash and cash equivalents, management believes River Financial Corporation’s liquidity resources were sufficient at June 30, 2015 to fund loans and meet other cash needs as necessary.

Contractual Obligations

While our liquidity monitoring and management considers both present and future demands for and sources of liquidity, the following table of contractual commitments focuses only on future obligations as of June 30, 2015.

	Due in 1 year or less	Due after 1 through 3 years	Due after 3 through 5 years	Due after 5 years	Total
Federal Home Loan Bank advances	$6,000	$4,000	$—	$—	$10,000
Certificates of deposit of less than $100	26,159	9,086	390	—	35,635
Certificates of deposit of $100 or more	45,855	14,227	354		60,436
Securities sold under agreements to repurchase	6,988	—	—	—	6,988
Operating leases	524	1,041	1,033	1,938	4,536

Total contractual obligations	$85,526	$28,354	$1,777	$1,938	$117,595

Capital Position and Dividends

At June 30, 2015 and December 31, 2014, total stockholders’ equity was $44,920 and $44,031, respectively. The increase of $889 resulted mainly from retained earnings of $1,401 for the six months ended June 30, 2015 net of net treasury shares purchased of $119, and other comprehensive loss of $418. The other comprehensive loss for the period was all related to changes in fair value of River Financial Corporation’s available-for-sale investment securities portfolio. As bond market rates generally declined between December 31, 2014 and June 30, 2015, the fair value of the investment portfolio increased. The ratio of stockholders’ equity to total assets was 10.03% and 9.86% at June 30, 2015 and December 31, 2014, respectively.

River Bank & Trust is subject to various regulatory capital requirements administered by the federal banking agencies. Certain items such as goodwill and other intangible assets are deducted from total capital in arriving at the various regulatory capital measures such as Common Equity Tier 1capital, Tier 1 capital, and total risk based capital. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on River Financial Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the River Bank & Trust must meet specific capital guidelines that involve quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory regulations and guidelines. River Bank & Trust’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures, established by regulation to ensure capital adequacy effective January 1, 2015, require River Bank & Trust to maintain minimum amounts and ratios (set forth in the table below) of total risk based capital, Common Equity Tier 1 capital, and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

Management believes, as of June 30, 2015, that the Bank meets all capital adequacy requirements to which it is subject. The following table presents the Bank’s capital amounts and ratios as of June 30, 2015 with the required minimum levels for capital adequacy purposes and minimum levels to be well capitalized (as defined) under the regulatory prompt corrective action regulations.

	Actual		Required For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (To Risk-Weighted Assets)	$48,134	14.48%	$26,593	>= 8.00%	$33,242	>= 10.00%
Common Equity Tier 1 Capital (To Risk-weighted Assets)	44,214	13.30%	14,960	>= 4.50%	21,608	>= 6.50%
Tier 1 Capital (To Risk-Weighted Assets)	44,214	13.30%	19,946	>= 6.00%	26,595	>= 8.00%
Tier 1 Capital (To Average Assets)	44,214	10.01%	17,668	>= 4.00%	22,085	>= 5.00%

Management believes, as of December 31, 2014, that the Bank met all capital adequacy requirements to which it was subject at the time. The following table presents the Bank’s capital amounts and ratios as of December 31, 2014 with the required minimum levels for capital adequacy purposes and minimum levels to be well capitalized (as defined) under the prompt corrective action regulations that were in effect prior to January 1, 2015.

	Actual		Required For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (To Risk-Weighted Assets)	$45,913	15.65%	$23,470	>= 8.00%	$29,337	>= 10.00%
Tier 1 Capital (To Risk-Weighted Assets)	42,232	14.40%	11,731	>= 4.00%	17,597	>= 6.00%
Tier 1 Capital (To Average Assets)	42,232	9.68%	17,451	>= 4.00%	21,814	>= 5.00%

River Financial Corporation’s principal source of funds for dividend payments is dividends received from River Bank & Trust. There are statutory limitations on the payment of dividends by River Bank & Trust to River Financial Corporation. As of June 30, 2015, the maximum amount the Bank could dividend to River Financial Corporation without prior regulatory authority approval was approximately $6,500. In addition to dividend restrictions, federal statutes prohibit unsecured loans from banks to bank holding companies.

Interest Sensitivity and Market Risk

Management monitors and manages the pricing and maturity of our assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on net interest income. The principal monitoring technique employed by the Bank is simulation analysis.

In simulation analysis, we review each asset and liability category and its projected behavior in various different interest rate environments. These projected behaviors are based on management’s past experience and on current competitive environments, including the various environments in the different markets in which we compete. Using projected behavior and differing rate scenarios as inputs, the simulation analysis generates projections of net interest income. We also periodically verify the validity of this approach by comparing actual results with those that were projected in previous models.

Another technique used in interest rate management, but to a lesser degree than simulation analysis, is the measurement of the interest sensitivity “gap”, which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets and liabilities, selling securities available for sale, replacing an asset or liability at maturity or by adjusting the interest rate during the life of an asset or liability.

We evaluate interest rate sensitivity risk and then formulate guidelines regarding asset generation and repricing, and sources and prices of off-balance sheet commitments in order to maintain interest sensitivity risk at levels deemed prudent by management. We use computer simulations to measure the net income effect of various rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.

The following table illustrates our interest rate sensitivity at June 30, 2015, assuming the relevant assets and liabilities are collected and paid, respectively, based upon historical experience rather than their stated maturities.

	0-1 Mos	1-3 Mos	3-12 Mos	1-2 Yrs	2-3 Yrs	>3 Yrs	Total
Interest earning assets
Loans	77,947	14,198	34,896	40,294	48,023	76,097	291,455
Securities	1,214	3,387	16,820	20,416	14,408	61,255	117,500
Certificates of deposit in banks	—	1,494	—	—	—	—	1,494
Cash balances in banks	118	—	—	—	—	—	118
Federal funds sold	—	—	—	—	—	—	—

Total interest earning assets	79,279	19,079	51,716	60,710	62,431	137,352	410,567
Interest bearing liabilities
Interest bearing transaction accounts	40,099	2,652	11,937	15,914	15,914	31,828	118,344
Savings and money market accounts	40,020	1,812	8,157	10,876	10,876	12,523	84,264
Time deposits	9,849	13,221	46,930	17,145	8,680	—	95,825
Short term borrowings	6,988	—	—	—	—	—	6,988
Long term borrowings	4,000	—	2,000	4,000	—	—	10,000

Total interest bearing liabilities	100,956	17,685	69,024	47,935	35,470	44,351	315,421
Interest sensitive gap
Period gap	(21,677)	1,394	(17,308)	12,775	26,961	93,001	95,146
Cumulative gap	(21,677)	(20,283)	(37,591)	(24,816)	2,145	95,146
Cumulative gap—Rate Sensitive Assets/ Rate Sensitive Liabilities	-5.3%	-4.9%	-9.2%	-6.0%	0.5%	23.2%

The Bank generally benefits from increasing market interest rate when it has an asset-sensitive gap (a positive number) and generally benefits from decreasing market interest rates when it is liability sensitive (a negative number). As shown in the table above, the Bank is liability sensitive on a cumulative basis throughout the one year time frame. The interest sensitivity analysis presents only a static view of the timing and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those are viewed by management as significantly less interest sensitive than market-based rates such as those paid on non-core deposits. For this and other reasons, management relies more upon the simulations analysis (as noted above) in managing interest rate risk. Net interest income may be impacted by other significant factors in a give interest rate environment, including changes in volume and mix of interest earning assets and interest bearing liabilities.

The Bank’s earnings are dependent, to a large degree, on its net interest income, which is the difference between interest income earned on all interest earning assets, primarily loans and securities, and interest paid on all interest bearing liabilities, primarily deposits. Market risk is the risk of loss from adverse changes in market prices and interest rates. Our market risk arises primarily from inherent interest rate risk in our lending, investing and deposit gathering activities. We seek to reduce our exposure to market risk through actively monitoring and managing g interest rate risk. Management relies on simulations analysis to evaluate the impact of varying levels of prevailing interest rates and the sensitivity of specific earning assets and interest bearing liabilities to changes in those prevailing rates. Simulation analysis consists of evaluating the impact on net interest income given changes from 400 basis points below the current prevailing rates to 400basis points above current prevailing interest rates. Management makes certain assumptions as to the effect varying levels of interest rates have on certain interest earning assets and interest bearing liabilities, which assumptions consider both historical experience and consensus estimates of outside sources.

The following table illustrates the results of our simulation analysis to determine the extent to which market risk would affect net interest income for the next twelve months if prevailing interest rates increased or decreased by the specified amounts from current rates. As noted above, this model uses estimates and assumptions in asset and liability account rate reactions to changes in prevailing interest rates. However, to isolate the market risk inherent in the balance sheet, the model assumes that no growth in the balance sheet occurs during the projection period. This model also assumes an immediate and parallel shift in interest rates, which would result in no change in the shape or slope of the interest rate yield curve. Because of the inherent use of the estimates and assumptions in the simulation model to derive this market risk information, the actual results of the future impact of market risk on our net interest income may differ from that found in the table. Given the current level of prevailing interest rates, management believes prevailing market rates falling 300 basis points and 400 basis points are not reasonable assumptions. All other simulated prevailing interest rates changes modeled indicate a level of sensitivity of the Bank’s net interest income to those changes that is acceptable to management and within established Bank policy limits as of both dates shown.

	Impact on net interest income
	As of June 30, 2015	As of December 31, 2014
Change in prevailing rates:
+ 400 basis points	-0.71%	-2.12%
+ 300 basis points	-0.62%	-1.19%
+ 200 basis points	-0.75%	-1.58%
+ 100 basis points	-1.34%	-1.25%
+ 0 basis points	—	—
- 100 basis points	-1.25%	-2.39%
- 200 basis points	-5.62%	-7.65%
- 300 basis points	-7.36%	-10.05%
- 400 basis points	-7.70%	-10.43%

INFORMATION ABOUT KEYSTONE

General

Keystone is a bank holding company headquartered in Auburn, Alabama. Keystone’s primary business is serving as the sole shareholder for its wholly-owned subsidiary, Keystone Bank, an Alabama banking corporation headquartered in Auburn, Alabama. The principal executive offices of Keystone and Keystone Bank are located at 2394 E. Auburn Drive, Auburn, Alabama 36830, and the telephone number is (334) 466-2210.

Keystone was formed on April 11, 2013. Keystone Bank was formed on February 27, 2007. Keystone Bank provides commercial banking services through 3 full-time banking offices located in Auburn, Opelika and Gadsden, Alabama. Keystone Bank originates commercial and consumer loans, accepts deposits, provides electronic banking services such as online banking, including remote deposit capture, and delivers treasury and cash management services.

Immediately following the merger of Keystone with River Financial, Keystone Bank will merge with River Bank & Trust.

Target Markets

Keystone, through its subsidiary Keystone Bank, provides a full range of traditional banking services throughout the Auburn-Opelika and Gadsden, Alabama Metropolitan Statistical Areas (the “Auburn-Opelika MSA” and the “Gadsden MSA”, respectively). Keystone Bank primarily markets its services to small businesses and residents of its market area through its main office and branches. It employs seasoned banking professionals with experience in the market area and who are active in their communities.

The total population of the Auburn-Opelika and Gadsden MSAs are approximately 154,255 and 103,531, respectively.

Products and Services Overview

Keystone Bank is a full-service community bank. Its principal business is banking and consists of lending and deposit gathering (as well as other banking-related products and services) to businesses and individuals of the communities it serves, and the operational support to deliver, fund and manage such banking services. Keystone Bank provides a wide range of commercial banking services for businesses and individuals, including checking, savings, and money market deposit accounts, certificates of deposit and loans for consumer, commercial and real estate purposes. Services include electronic and online banking.

Keystone Bank’s profitability is dependent on responsible lending with strong focus on lending standards to help ensure long-term growth in assets, loans, deposits and net income in a manner consistent with safe, sound and prudent banking practices. To achieve this goal, Keystone Bank’s strategy is to: (1) expand loans and deposits through organic market share growth and strategic acquisitions; (2) provide customers with a breadth of products and financial services; (3) employ, empower and motivate management to provide personalized customer service, consistent with the best traditions of community banking, while maximizing profits; and (4) maintain asset quality and control overhead expense.

Keystone Bank provides a variety of loans, deposits and related services to its business customers. Such services include but are not limited to business checking, deposit products and services, business loans, and lines of credit. Keystone Bank offers similar services to its consumers, including but not limited to personal loans, checking, residential mortgage loans and mortgage refinancing, safe deposit boxes, debit cards, direct deposit, and official bank checks.

Competition

Keystone Bank faces substantial competition in attracting and retaining deposits and making loans to its customers in all of its principal markets. Competition involves efforts to retain current customers, obtain new loans and deposits, increase types of services offered, and offer competitive interest rates on deposits and loans. The primary factors in competing for deposits are the range and quality of financial services offered, the ability to offer attractive rates and the availability of convenient office locations.

Based on the FDIC’s June 30, 2015 Deposit Market Share Report (the “Report”), in the Auburn-Opelika MSA, Keystone Bank competes for deposits with 16 other commercial banks, as well as numerous savings and loan associations, credit unions, and issuers of commercial paper and other securities. The Report further provides that Keystone Bank’s market share in the Auburn-Opelika MSA is 5.74%, making Keystone Bank the eighth (8th) ranked bank in terms of deposits. Based on the Report, in the Gadsden MSA, Keystone Bank competes for deposits with 11 other commercial banks, as well as numerous savings and loan associations, credit unions, and issuers of commercial paper and other securities. The Report further provides that Keystone Bank’s market share in the Gadsden MSA is 8.43%, making Keystone Bank the fifth (5th) ranked bank in terms of deposits. Additional competition for deposits comes from investment alternatives, such as money market mutual funds and corporate and government securities. The primary factors in competing for loans are the range and quality of the lending services offered, interest rates, and loan origination fees. Competition for the origination of loans normally comes from other financial institutions, commercial banks, credit unions, insurance companies and other financial services companies. Keystone Bank believes that it has successfully competed with larger banks and other smaller community banks in the Auburn-Opelika MSA and the Gadsden MSA by focusing on personal service and financial products to meet the needs of the community.

Employees

As of June 30, 2015, Keystone and Keystone Bank employed approximately 44 persons on a full time or part time basis.

Properties

The main office of both Keystone and Keystone Bank is located at 2394 E. University Drive, Auburn, Alabama 36830. In addition to its main office, Keystone Bank owns and operates one branch in Opelika at 1804 Thomason Drive, Opelika, Alabama 36801 and one branch in Gadsden at 244 South 3rd Street, Gadsden, Alabama 35901.

Legal Proceedings

Both Keystone and Keystone Bank may from time to time be involved in litigation during the ordinary course of business; however, neither Keystone nor Keystone Bank is currently involved in any pending litigation.

Directors and Executive Officers

The following table sets forth the name, age and biographical information regarding the Keystone directors and executive officers:

Directors
Name/Director Since(1)	Age	Position with Keystone	Business Experience during the last 5 years
John A. Freeman /2007	67	Director	President of Freeman Land Development, Inc. (real estate development and land sales)

John F. Gittings / 2007	68	Director / Executive Vice-Chairman, CFO	Chief Financial Officer of Keystone Bancshares, Inc. and Keystone Bank

Banks Herndon / 2007	68	Director	Land Agent with Tutt Land Company (land sales); Retired Attorney

W. Murray Neighbors /2007	65	Director / Chairman of the Board	Chairman of Keystone Bancshares, Inc. and Keystone Bank; Managing Member of WMN Properties, LLC (commercial/residential real estate); Managing Member of BMW Investments, LLC (residential rental property); Member of NHA, LLC (student rental properties); Member and Treasurer of Auburn, North Park, LLC (parking deck facility); Member of P&T Properties, LLC (golf club and restaurant)

Dr. Lucian Newman, III / 2007	53	Director	MD (General Surgeon) with The Surgery Clinic, LLC; Chief Medical Officer/Founder of ComplyMD Medical Software LLC (a medical software technology company)

Boles B. Pegues, III / 2007	54	Director / President	President of Keystone Bancshares, Inc. and Keystone Bank

Howard J. Porter, Jr. / 2007	64	Director	Member/Owner/Investor of various companies(2)

John Y. Reynolds / 2007	54	Director	Executive Vice President of Computer Services, Inc. (CSI) Document Services Division (core banking applications)

Gerald Ray Smith, Jr. / 2007	61	Director / CEO	Chief Executive Officer of Keystone Bancshares, Inc. and Keystone Bank; Chief Lending Officer of Keystone Bank

J. Mark Traylor / 2007	45	Director	President of Traylor-Porter Healthcare Management (nursing homes and rehabilitation); Member of Arbor Springs Health & Rehab Ctr., Ltd. (skilled nursing); TP Healthcare, LLC (pharmacy, therapy), and TP Services, LLC (pharmacy, therapy)

(1)	Directors are elected annually for one year terms or until their successors are duly elected and qualified. The above-listed directors have served as directors of Keystone Bank since its formation in 2007 and as directors of Keystone since its formation in 2013. The above-listed directors were last elected in June of 2014.
(2)

HoPo Realty investments, LLC (real estate investments, oil & gas investments, office & apartments, warehouses); H.J. Porter & Associates, Inc. (warehouses, stock investments); Old Ivy Investments, LLC (residential lots); Hilltop Pines, LLC (apartments); Ash Properties, Ltd. (nursing home); TP Healthcare, LLC (pharmacy, therapy); RPM Apartments, LLC; RPM Troy, LLC (apartments); SanPort Housing, LLC (rental house); Arbor Springs Health & Rehab Ctr., Ltd. (skilled nursing); TP Services, LLC (pharmacy, therapy); Porter Properties, LLC (real estate investments); RPM Holdings, LLC (real estate investments); RPM/Eastdale Storage, LLC; RPM Self Storage, LLC; RPM Office, LLC; E.G. Enterprises, Inc.; Porter

Residential, LLC; Wood Valley/Anniston, LLC (apartments); Porter Properties, Inc. (real estate investment); Spring House Farm, LLC (land); Tigertown Investments, Inc.; Gatewood Villas, Inc.; E.G. Holdings, LLC (residential lots); HJP / Unit 100-104 Towne Center (office, condo).

Security Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of the shares of common stock owned by the directors and executive officers of Keystone as of June 30, 2015. No person beneficially owns five percent (5%) or more of Keystone’s common stock.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares(1)
John A. Freeman	Common	21,269		1.19%
John F. Gittings	Common	46,302	(2)	2.55%
Banks Herndon	Common	10,000	(3)	0.56%
W. Murray Neighbors	Common	50,002	(4)	2.79%
Dr. Lucian Newman, III	Common	20,231		1.13%
Boles B. Pegues, III	Common	50,002	(5)	2.76%
Howard J. Porter, Jr.	Common	15,000		0.84%
John Y. Reynolds	Common	10,000		0.56%
Gerald Ray Smith, Jr.	Common	55,000	(6)	3.03%
J. Mark Traylor	Common	32,345	(7)	1.80%
All directors and executive officers as a group		310,151		16.60%

(1)	Based upon total outstanding shares as of June 30, 2015. Percentages are calculated for each person assuming the exercise of options or warrants held by such person, but that no other person exercises options or warrants. For the directors and executive officers as a group, the percentage is determined by assuming that each director and executive officer exercises all options and warrants.
(2)	John F. Gittings’ ownership includes 100 shares held jointly with Gloria Gittings, 21,200 shares held in his IRA and 25,000 vested warrants not yet exercised.
(3)	Banks Herndon’s ownership includes 9,998 shares held jointly with Margo S. Herndon.
(4)	W. Murray Neighbors’ ownership includes 25,000 shares held in his IRA and 11,200 shares held in the IRA of Ann G. Neighbors.
(5)	Boles B. Pegues, III’s ownership includes 26,200 shares held in his IRA and 23,800 vested warrants not yet exercised.
(6)	Gerald Ray Smith, Jr.’s ownership includes 20,000 shares held in his IRA and 25,000 vested options not yet exercised.
(7)	J. Mark Traylor’s ownership includes 5,290 shares held in his IRA, 15,000 shares held by his father, Ronald Traylor, 5,000 shares held by his father’s company, Chesterfield Apartments, and 5,000 vested warrants not yet exercised.

On July 30, 2015, subsequent to the date of the table above, John F. Gittings exercised all 25,000 of his vested warrants.

Compensation of Directors and Executive Officers

The following table shows the annual rate of compensation and stock option grants for Keystone’s executives who will serve as executives of River Financial after the merger transaction.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)
Gerald Ray Smith, Jr, Chief	2013	$200,000.16	$46,302.00	$17,557.20	(2)	$263,859.36
Executive Officer	2014	$225,000.06	$56,250.00	$18,458.11	(2)	$299,708.17

Boles B. Pegues, III, President	2013	$145,000.08	$19,796.00	$6,908.16	(3)	$171,704.24
	2014	$155,000.11	$27,900.00	$7,074.76	(3)	$189,974.87

(1)	Mr. Smith and Mr. Pegues hold the same positions with Keystone and Keystone Bank. After the merger, Mr. Smith and Mr. Pegues will be the President and Executive Vice President, respectively, of River Bank & Trust. After the merger, Mr. Smith will also be President of River Financial.
(2)	All other compensation for Mr. Smith in 2013 includes medical insurance ($8,271.00), life insurance / accidental death & dismemberment ($638.28), long term disability insurance ($648.00), and company match on the 401(K) ($7,999.92).

All other compensation for Mr. Smith in 2014 includes medical insurance ($8,755.21), life insurance / accidental death & dismemberment ($638.28), long term disability insurance ($648.00), and company match on the 401(K) ($8,416.62).

(3)	All other compensation for Mr. Pegues in 2013 includes life insurance / accidental death & dismemberment ($638.28), long term disability insurance ($469.80), and company match on the 401(K) ($5,800.08).

All other compensation for Mr. Pegues in 2014 includes life insurance / accidental death & dismemberment ($638.28), long term disability insurance ($469.80), and company match on the 401(K) ($5,966.68).

Employment Agreements

Keystone Bank has executive employment agreements with Ray Smith, Chief Executive Officer, Boles Pegues, President, and John Gittings, Chief Financial Officer. Each executive’s employment agreement is for a term of 24 months and, unless notice of non-renewal is given by Keystone Bank, automatically renews and the term is extended for one additional day on each day so that the term of their employment agreements shall always be 24 months.

The employment agreements provide that upon the occurrence of a “change in control” of Keystone Bank, all rights and obligations specified in the “Non-Competition and Non-Solicitation” section shall terminate immediately, but the terms and conditions of the “Compensation” section shall survive and the executives shall continue to (i) receive their base salary, disability insurance, and health insurance, (ii) participate in standard retirement and benefit plans, and (iii) participate in standard executive level compensation plans, all for the remaining term of the employment agreements.

The merger between River Financial and Keystone, or Keystone Bank with River Bank & Trust, would likely constitute a change in control under these employment agreements; however, Messrs. Smith and Pegues have agreed to waive their rights under their employment agreements upon executing new change in control agreements with River Financial at closing of the merger. See “The Merger — Interests of Keystone Directors and Executive Officers in the Merger — Employment Arrangements and Change in Control Agreements” at page 68.

On April 28, 2015, Keystone Bank provided John Gittings with written notice that it was no longer extending the term of his employment agreement. As a result and pursuant to the terms of his employment agreement, Mr. Gittings is entitled to receive, until April 28, 2017, compensation equal to his previous year’s base salary plus an annual bonus not less than his previous year’s bonus, less any disability payment he may receive after April 28, 2015. Under a term sheet entered into with Mr. Gittings, River Financial will assume the obligation to make the foregoing compensation payments.

Stock Incentive Plan

Keystone has a 2007 Stock Incentive Plan (the “Plan”) covering up to 50,000 shares of Keystone common stock. The following discussion outlines some of the essential features of this Plan, but is qualified in its entirety by reference to the full text of the Plan.

The Plan provides for the granting of common stock options to purchase shares of common stock to employees of Keystone and Keystone Bank. The Plan is administered by a committee of the board of directors, which has the exclusive right, subject to the provisions of the Plan, to interpret its provisions and to prescribe rules and regulations for its administration. The exercise price of each option granted under the Plan will not be less than the fair market value of the common stock as determined by the board of directors at the date of grant.

For “incentive stock options” qualified under the Internal Revenue Code, the aggregate value of the shares for which an employee may exercise options in any year cannot exceed $100,000, measured by the fair market value at date of grant, plus any unused carryover of this annual limitation. The price of the option cannot be less than 100% of the fair market value of the shares on the date the option is granted, except as to persons who hold more than 10% of the voting power of Keystone, in which case the option price cannot be less than 110% of fair market value.

No incentive option may be exercised more than ten years after it is granted. An option becomes exercisable, subject to the foregoing limitation, any time after it is granted unless vesting requirements are imposed with the grant. An incentive option must be exercised within 90 days of retirement and within 90 days after termination by Keystone.

The Plan also provides that notwithstanding any other provision in the Plan or any agreement under the Plan, Keystone’s primary regulator shall at any time have the right to require any holder of options to exercise such options or forfeit options not exercised if Keystone’s capital falls below minimum capital required by Keystone’s primary regulator.

Options and Equity Plans

The following table provides information about the value of the outstanding options as of December 31, 2014 of the Keystone executives who will serve as executives of River Financial after the merger transaction.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date
Gerald Ray Smith, Jr.	25,000 options	$10.00	3/1/2017

Retirement Plans

Keystone Bank has in place a 401(k) Plan pursuant to which employees may defer a portion of their compensation on an annual basis subject to dollar limits established by law. Employees may make regular 401(k) deferrals (pre-tax) or Roth 401(k) deferrals (after-tax). Keystone Bank makes a “safe harbor” matching contribution equal to 100% of the first 3% of the employee’s annual compensation deferred by the employee and 50% of the next 2% of the employee’s annual compensation deferred. This contribution is 100% vested. Employees are always 100 percent vested in contributions from salary deferrals, rollover contributions and safe harbor matching contributions.

Keystone Bank also maintains a supplemental executive retirement plan (the “SERP”) under which Ray Smith, Boles Pegues and John Gittings participate. Participants who retire at or after age 70 receive a benefit equal to the greater of (i) $75,000 annually or (ii) the amounts of any annual cash distributions paid to Keystone Bank from the deferred compensation investment account set up to fund the SERP. Participants with ten years of covered employment may retire early at or after age 60 and receive a discounted benefit equal to the liability accrued by Keystone Bank for Keystone Bank’s obligations to participant under the SERP (“Accrual Balance”) earned as of December 31st of the year immediately preceding the participant’s retirement date. Participants leaving employment due to disability before reaching age 70 receive a benefit equal to the participant’s Accrual Balance earned as of December 31st of the year immediately preceding the participant’s departure date. Under each of these scenarios, benefits are paid for seven (7) years, at which time the participant shall receive an amount equal to the remaining value of the deferred compensation investment account. Upon a change in control and termination prior to a participant reaching age 70, a participant may receive a benefit equal to the greater of (i) the participant’s Accrual Balance on the effective date of the change in control or (ii) the value of the deferred compensation investment account set up to fund the SERP. Pursuant to the merger, Keystone Bank’s SERPs will be assumed by River Financial.

Split Dollar Life Insurance Agreements

Keystone Bank has Split Dollar Life Insurance Agreements with Ray Smith, Boles Pegues and John Gittings. Under each Split Dollar Life Insurance Agreement, Keystone Bank is the sole owner of an insurance policy under which the executive is insured and is responsible for contributing the entire premium payable under the policy. In the event of the executive’s death while the Split Dollar Life Insurance Agreement is still in effect, Keystone Bank is entitled to receive its interest in the proceeds from such policy (as set forth in the Split Dollar Life Insurance Agreement) and the executive’s designated beneficiary is entitled to receive the executive’s interest (as set forth in the Split Dollar Life Insurance Agreement). The Split Dollar Life Insurance Agreement terminates upon termination of the executive’s employment with Keystone Bank prior to executive’s eligibility to receive benefits under the executive’s SERP, described above, termination of executive’s employment “for cause” (as defined in executive’s employment agreement, described above), fulfillment or cancellation of the benefits due executive under executive’s SERP, described above, or bankruptcy, receivership or dissolution of Keystone Bank. In such event, Keystone Bank would become the sole beneficiary of the life insurance policy. In the event of termination of the executive’s employment following a Change in Control (as defined in the SERP, described above), the death benefit under the Split Dollar Life Insurance Agreement will fully vest and the Split Dollar Life Insurance Agreement will continue in effect. Pursuant to the merger, Keystone Bank’s Split Dollar Life Insurance Agreements will be assumed by River Financial.

Director Compensation

Keystone Bank paid directors fees for 2014 as set forth in the table below. Keystone does not pay directors fees.

DIRECTOR COMPENSATION
Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)	All Other Compensation	Total ($)
John A. Freeman	$8,650.00	N/A	N/A	$8,650.00
John F. Gittings	N/A	N/A	N/A	N/A
Banks Herndon	$8,650.00	N/A	N/A	$8,650.00
W. Murray Neighbors	$10,000.00	N/A	N/A	$10,000.00
Dr. Lucian Newman, III	$7,300.00	N/A	N/A	$7,300.00
Joel V. Osborn	$7,900.00	N/A	N/A	$7,900.00
Boles B. Pegues, III	N/A	N/A	N/A	N/A
Howard J. Porter, Jr.	$8,350.00	N/A	N/A	$8,350.00
John Y. Reynolds	$8,450.00	N/A	N/A	$8,450.00
Gerald Ray Smith, Jr.	N/A	N/A	N/A	N/A
J. Mark Traylor	$8,100.00	N/A	N/A	$8,100.00

(1)	The persons shown in this table will continue as directors of River Bank & Trust following the merger of Keystone Bank with River Bank & Trust, and Messrs. Neighbors, Smith, and Freeman will serve as directors of River Financial following the merger of Keystone with River Financial.

Non-management directors receive a standard annual director fee of $5,000. For the first half of 2014, non-management directors received an additional $250 per board meeting and $100 per committee meeting. For the second half of 2014, non-management directors received an additional $300 per board meeting and $150 per committee meeting.

Certain directors hold warrants to acquire shares of Keystone common stock pursuant to a warrant agreement. The Directors holding warrants are shown above at “Security Ownership of Certain Beneficial Owners and Management.” The warrant agreement provides that the director may purchase at a price of $10.00 per share the number of shares of common stock subject to the warrant agreement. The warrants expire on March 1, 2017.

Certain Relationships and Related Transactions of Keystone

Keystone has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including independent directors) and executive officers of Keystone and Keystone Bank, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to Keystone Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, Keystone Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Keystone Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The aggregate dollar amount of loans outstanding to directors and executive officers of Keystone Bank and Keystone was approximately $3,032,000 at June 30, 2015.

KEYSTONE MANAGEMENT’S DISCUSSION & ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All dollar amounts in this section are in thousands of dollars, except per share data or when specifically identified. The words “we,” “us,” “our,” and “Keystone” and similar terms when used in this section refer to Keystone Bancshares, Inc. and Keystone Bank unless the context indicates otherwise.

Introduction

The following is a narrative discussion and analysis of significant changes in Keystone’s results of operations for the six months ended June 30, 2015 and 2014 and the years ended December 31, 2014 and 2013, and the financial condition at June 30, 2015, and December 31, 2014 and 2013. This discussion and analysis should be read in conjunction with Keystone’s Consolidated Financial Statements and related notes included elsewhere in this proxy statement / prospectus.

Critical Accounting Policies and Estimates

Keystone’s consolidated financial statements are prepared based on the application of certain accounting policies, the most significant of which are described in Keystone’s Notes to the Consolidated Financial Statements. Certain of these policies require numerous estimates and strategic or economic assumptions that may prove inaccurate or subject to variation and may significantly affect Keystone’s reported results and financial position for the current period or future periods. The use of estimates, assumptions, and judgment is necessary when financial assets and liabilities are required to be recorded at, or adjusted to reflect fair value. Assets carried at fair value inherently result in more financial statement volatility. Fair values and information used to record valuation adjustments for certain assets and liabilities, such as investment securities, are based on quoted market prices or are provided by other independent third-party sources, when available. When such information is not available, management estimates valuation adjustments. Changes in underlying factors, assumptions or estimates in any of these areas could have a material impact on Keystone’s future financial condition and results of operations.

The following briefly describes the more complex policies involving a significant amount of judgments about valuation and the application of complex accounting standards and interpretations. For a more complete discussion of the methodology employed to calculate these estimates, see Note 1 to Keystone’s Consolidated Financial Statements included in this joint proxy statement / prospectus.

Allowance for Loan Losses

Keystone records estimated probable inherent credit losses in the loan portfolio as an allowance for loan losses. The methodologies and assumptions for determining the adequacy of the overall allowance for loan losses involve significant judgments to be made by management. Some of the more critical judgments supporting the allowance for loan losses include judgments about: creditworthiness of borrowers, estimated value of underlying collateral, assumptions about cash flow, determination of loss factors for estimated credit losses, and the impact of current events, conditions, and other factors impacting the level of inherent losses. Under different conditions or using different assumptions, the actual or estimated credit losses ultimately realized may be different than management’s estimates provided in Keystone’s Consolidated Financial Statements included elsewhere in this joint proxy statement / prospectus.

Income Taxes

Deferred income tax assets and liabilities are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events recognized in the financial statements. A valuation allowance may be established to the extent necessary to reduce the deferred tax asset to a level at which it is “more likely than not” that the tax assets or benefits will be realized. Realization of tax benefits depends on having sufficient taxable income, available tax loss carrybacks or credits, the reversing of taxable temporary differences and/or tax planning strategies within the reversal period and that current tax law allows for the realization of recorded tax benefits. Management believes that Keystone will generate sufficient operating earnings to realize the current recorded deferred tax benefits. Examination of Keystone’s income tax returns or changes in tax law by the taxing authorities may also impact Keystone’s tax liabilities and resulting provisions for income taxes.

Comparison of Results of Operations for the Three and Six Months Ended June 30, 2015 and 2014 and Years Ended December 31, 2014 and 2013

Overview

The following discussion describes Keystone’s results of operations for the three and six months ended June 30, 2015 and 2014, and for the years ended December 31, 2014 and 2013. Like most community banks, Keystone derives most of its income from interest Keystone receives on its loans and investments. Keystone’s primary source of funds for making these loans and investments is noninterest and interest bearing deposits. Consequently, one of the key measures of Keystone’s success is the amount of net interest income, or the difference between the income on Keystone’s interest-earning assets, such as loans and investments, and the expense on Keystone’s interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield Keystone earns on these interest-earning assets and the rate Keystone pays on its interest-bearing liabilities.

Results of Operations for the Three and Six Months Ended June 30, 2015 and 2014

Keystone had earnings of $1,118 for the first six months of 2015, or $0.62 basic earnings per share, compared to earnings of $1,324 or $0.75 basic earnings per share for the same period of 2014. The diluted earnings per share were $0.62 for the first six months of 2015 and $0.74 for the first six months of 2014.

Keystone had earnings of $427 for the three months ended June 30, 2015, or $0.24 basic and diluted earnings per share, compared to earnings of $691 or $0.39 basic and diluted earnings per share for the same period of 2014.

During the first six months of 2015, there were a number of variances when compared with the first six months of 2014, but the most significant variances occurred in income from net interest income which increased $210, fees on mortgage originations in non-interest income, which increased $396, employee salaries and benefits in non-interest expense, which increased $661 and other operating expenses in non-interest expense, which increased $196. These four variances and other information about our results of operations for the six months ended June 30, 2015 and 2014 are discussed below and on the pages that follow.

The variances in the results of operations for the three months ended June 30, 2015 compared to the same period of 2014 were consistent and due to the same events as the changes experienced for the six months ended June 30, 2015 and 2014. Therefore, a separate discussion of the results of operations for the three months ended June 30, 2015 and 2014 is not considered necessary.

Net Interest Income

Net interest income represents the amount by which interest earned on various earning assets exceeds interest paid on deposits and other interest-bearing liabilities and is the most significant component of Keystone’s earnings. Total interest income for the six months ended June 30, 2015 was $5,110 and total interest expense was $692, resulting in net interest income for the first six months of 2015 totaling $4,418. For the same period in 2014 total interest income was $4,934 and total interest expense was $726, which resulted in net interest income of $4,208. This represents a 3.57% increase in total interest income, a 4.68% decrease in total interest expense and a 4.99% increase in net interest income when comparing the same periods from 2015 and 2014. When comparing the variances related to interest income and interest expense for the first six months of 2015 and the first six months of 2014, the increase and decrease, respectively, were attributed to the following: (1) the increase in interest income is due to the increase in loan demand and, (2) the decrease in interest expense is primarily due to Keystone’s management of the rates on interest-bearing liabilities over the past year, effectively reducing the cost of interest-bearing liabilities from .77% for the first six months of 2014 to .71% for the first six months of 2015.

The Federal Reserve has not raised short-term interest rates over the past several years, but based upon recent public comments from the Federal Reserve Board Chairperson, management understands that an increase, or increases, could possibly occur during the second half of 2015 if general economic conditions continue to show improvement. If interest rates are increased, management believes that Keystone’s net interest margin should continue to remain relatively stable over the remainder of 2015 due to the stability of Keystone’s loan and deposit portfolios and Keystone’s interest rate risk management policies.

The following table presents yields and rates on Keystone’s average earning assets and average interest-bearing liabilities and the change in interest income and expense due to changes in volume and rates for the six months ended June 30, 2015 and 2014.

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	June 30, 2015			June 30, 2014			Change
	Average Balance	Interest Rate	Income/ Expense*	Average Balance	Interest Rate	Income/ Expense*	Due to Volume	Due to Rate	Total
Loans, net of unearned interest	$172,012	5.31%	$9,130	$156,683	5.46%	$8,561	819	(250)	569

Investment securities — taxable	7,961	1.68	133	10,694	1.90	203	(48)	(22)	(70)
Investment securities — tax- exempt(1)	29,319	4.20	764	30,715	4.41	840	(37)	(39)	(76)

Total investment securities(1)	37,280	3.66	897	41,409	3.86	1,043	(85)	(61)	(146)

Interest-bearing balances with banks and federal funds sold	21,288	0.91	194	23,256	1.14	266	(22)	(50)	(72)

Total earning assets	230,580	4.43	10,221	221,348	4.46	9,870	712	(361)	351

Cash and due from banks	3,569			3,598
Premises and equipment	6,385			6,574
Other assets	9,712			7,596

Total assets	$250,246			$239,116

Deposits:
Interest-bearing checking accounts	$42,856	0.46%	$199	$39,984	0.65%	$259	17	(77)	(60)
Money market demand accounts	80,919	0.54	436	75,546	0.56	424	30	(18)	12
Savings deposits	6,098	0.28	17	5,224	0.36	19	3	(5)	(2)
Time deposits	57,484	1.14	658	60,947	1.13	689	(40)	9	(31)

Total interest-bearing deposits	187,357	0.70	1,310	181,701	0.77	1,391	10	(91)	(81)

Federal funds purchased	10	—	—	90	0.79	1	(1)	—	(1)
Other borrowings	6,500	1.14	74	6,500	0.92	60	1	13	14

Total interest-bearing liabilities	193,867	0.71	1,384	188,291	0.77	1,452	10	(78)	(68)

Noninterest-bearing deposits	27,665			24,575
Other liabilities	1,219			1,531
Stockholders’ equity	27,495			24,719

Total liabilities and stockholders’ equity	$250,246			$239,116

Net interest income			$8,837			$8,418			$419

Net interest spread(2)		3.72%			3.69%

Net interest margin(3)		3.83%			3.80%

*	Annualized

(1)	Yields are presented on a fully taxable equivalent basis using a tax rate of 38%.
(2)	Yield on earning assets less cost of funds interest bearing liabilities.
(3)	Net interest income divided by average interest earning assets.

Provision for Loan Losses

The provision for loan losses represents a charge to earnings necessary to establish an allowance for loan losses that, in management’s evaluation, is adequate to provide coverage for estimated losses on outstanding loans and to provide for uncertainties in the economy. As a result of evaluating the allowance for loan losses at June 30, 2015, management recorded a provision for loan losses of $122 for the first six months of 2015. There was a $70 provision for loan losses recorded during the first six months of 2014. The increase in the period over period provision for loan losses is due to the continuing growth in Keystone’s loan portfolio.

The total allowance for loan losses was $2,436 or 1.38% of loans at June 30, 2015, and $2,374 or 1.47% of loans at June 30, 2014. The level of the allowance maintained by Keystone includes an evaluation of uncertainties and matters of judgment. Management believes the allowance for loan losses at June 30, 2015 and June 30, 2014 to be adequate.

Non-Interest Income

Keystone’s non-interest income consists of fees on mortgage originations, service charges and other fees on deposit accounts and gain on sales of securities available for sale. Total non-interest income for the six months ended June 30, 2015 was $1,109 compared with $716 for the same period in 2014, an increase of $393, or 54.89%. The primary increase was in fees on mortgage originations which increased $396, or 112.5%, when comparing the first six months of 2015 with the same period in 2014. The increase is due to an increase in mortgage loan production as a result of a new branch in Opelika, Alabama which opened in 2013 and an increase in construction lending which in turn results in an increase in mortgage loan production when the loans transition to permanent financing.

Management believes that non-interest income will continue to supplement core earnings for Keystone. Management also believes that mortgage origination fees will be fairly stable for the remainder of 2015; however, if interest rates increase, this could slow the overall demand for residential loans and negatively impact our mortgage loan production.

Non-Interest Expense

Non-interest expenses consist primarily of salary and employee benefits, equipment and occupancy expenses, and other operating expenses. Non-interest expense for the six months ended June 30, 2015 was $3,830 compared to $2,971 for the same period in 2014, an increase of $859, or 28.9%. The primary increases when comparing the first six months of 2015 to the first six months of 2014 was an increase of $661, or 36.8%, in employee salaries and benefits and an increase of $196, or 20.78%, in other operating expenses. The increase in salaries and employee benefits is due to an increase in incentive pay and commissions on the origination of mortgage loans as well as recording a one-time accrual of $437 for remaining payments due under an employment agreement with an executive who was provided with written notice that Keystone was no longer extending the term of his employment agreement. The $196 increase in other operating expenses is due primarily to merger related expenses.

Income Taxes

Keystone recorded income tax expense for the six months ended June 30, 2015 and 2014 of $457 and $559, respectively. Keystone’s income tax expense for the six months ended June 30, 2015 reflects an effective combined Federal and State income tax rate of 29.02% compared to 29.69% for the six months ended June 30,

2014. The difference in the effective income tax rate from the blended statutory Federal and State income tax rate (38.2%) is principally due to tax-free income from investments in municipal securities and tax-free bank-owned life insurance income.

Results of Operations for the Years Ended December 31, 2014 and 2013

Keystone had earnings of $2,591 for the year ended December 31, 2014, or $1.46 basic earnings per share, compared to earnings of $2,678 or $1.48 basic earnings per share for the same period of 2013. The diluted earnings per share were $1.44 for the year ended December 31, 2014 and $1.47 for 2013.

During 2014, there were a number of variances when compared to 2013, but the most significant year to year variances occurred in income from net interest income, which increased $313, gains on sales of securities available for sale as non-interest income, which decreased $211, and employee salaries and benefits expense in non-interest expenses, which increased $290. These three variances as well as other information about the 2014 and 2013 results of operations are discussed below and on the pages that follow.

Net Interest Income

Net interest income represents the amount by which interest earned on various earning assets exceeds interest paid on deposits and other interest-bearing liabilities and is the most significant component of Keystone’s earnings. Total interest income for the year ended December 31, 2014 was $10,029 and total interest expense was $1,421, resulting in net interest income for 2014 totaling $8,608. For the same period in 2013 total interest income was $10,012 and total interest expense was $1,717, which resulted in net interest income of $8,295. This represents a 0.17% increase in total interest income, a 17.24% decrease in total interest expense and a 3.77% increase in net interest income when comparing the same periods from 2014 and 2013. When comparing the variances related to interest income and interest expense for 2014 and 2013, the increase and decrease, respectively, were attributed to the following: (1) the increase in interest income is due to the increase in loan demand and (2) the decrease in interest expense is primarily due to Keystone’s management of the rates on interest-bearing liabilities over the past year, effectively reducing the cost of interest-bearing liabilities from .80% for 2013 to .76% for 2014.

The following table presents yields and rates on Keystone’s average earning assets and average interest-bearing liabilities and the change in interest income and expense due to changes in volume and rates for the years ended December 31, 2014 and 2013.

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	December 31, 2014			December 31, 2013			Change
	Average Balance	Interest Rate	Income/ Expense	Average Balance	Interest Rate	Income/ Expense	Due to Volume	Due to Rate	Total
Loans, net of unearned interest	$161,003	5.44%	$8,760	$156,002	5.63%	$8,778	277	(295)	(18)

Investment securities — taxable	10,253	1.93	197	9,956	1.44	143	4	50	54
Investment securities — tax- exempt(1)	30,285	4.36	819	27,731	4.90	842	74	(97)	(23)

Total investment securities(1)	40,538	3.80	1,016	37,687	4.05	985	78	(47)	31

Interest-bearing balances with banks and federal funds sold	22,087	1.15	253	22,377	1.11	249	(3)	7	4

Total earning assets	223,628	4.48	$10,029	216,067	4.63	$10,012	352	(335)	17

Cash and due from banks	3,617			3,311
Premises and equipment	6,521			6,087
Other assets	6,401			6,719

Total assets	$240,167			$232,184

Deposits:
Interest-bearing checking accounts	$40,462	0.59%	$239	$36,566	0.90%	$328	32	(121)	(89)
Money market demand accounts	75,428	0.55	416	75,254	0.82	615	1	(200)	(199)
Savings deposits	5,297	0.34	18	3,823	0.44	17	6	(5)	1
Time deposits	59,440	1.14	675	61,600	1.16	715	(25)	(15)	(40)

Total interest-bearing deposits	180,627	0.75	1,348	177,243	0.79	1,675	14	(341)	(327)

Federal funds purchased	44	—	—	—	—	—	—	—	—
Other borrowings	6,500	1.12	73	6,500	0.87	42	—	31	31

Total interest-bearing liabilities	187,171	0.76	1,421	183,743	0.80	1,717	14	(310)	(296)

Noninterest-bearing deposits	26,098			22,899
Other liabilities	1,418			1,933
Stockholders’ equity	25,480			23,609

Total liabilities and stockholders’ equity	$240,167			$232,184

Net interest income			$8,608			$8,295			$313

Net yield on earning assets(2)		3.73%			3.70%

Net interest margin(3)		3.85%			3.84%

(1)	Yield is presented on a fully taxable equivalent basis using a tax rate of 38%.

(2)	Yield on earning assets less cost of funds of interest bearing liabilities.
(3)	Net interest income divided by average interest earning assets.

Provision for Loan Losses

The provision for loan losses represents a charge to earnings necessary to establish an allowance for loan losses that, in management’s evaluation, is adequate to provide coverage for estimated losses on outstanding loans and to provide for uncertainties in the economy. As a result of evaluating the allowance for loan losses during the course of 2014, management recorded a provision for loan losses of $425 for the year ended December 31, 2014. There was a $380 provision for loan losses recorded for 2013. The increase in the provision for loan losses is due to the continuing growth in Keystone’s loan portfolio.

The total allowance for loan losses was $2,370 or 1.44% of loans at December 31, 2014, and $2,345 or 1.50% of loans at December 31, 2013. The level of the allowance maintained by Keystone includes an evaluation of uncertainties and matters of judgment. Management believes the allowance for loan losses at December 31, 2014 and December 31, 2013 to be adequate.

Non-Interest Income

Keystone’s non-interest income consists of fees on mortgage originations, service charges and other fees on deposit accounts, gains on sale of securities available for sale and other operating income. Total non-interest income for the year ended December 31, 2014 was $1,679 compared with $1,836 for the same period in 2013, a decrease of $157 or 8.55%. The primary factor in the decrease of non-interest income was a $211, or 57.3%, decrease in gains on sale of securities available for sale that primarily relates to gains taken in 2013 as part of a portfolio restructuring program that did not occur in 2014. In addition, there was a decrease in service charges on deposit accounts in the amount of $35, or 12.9%, and an increase in other operating income of $78, or 30.6%, which is primarily related to a $55 increase in ATM/Debit card fee income.

Management believes that non-interest income will continue to supplement core earnings for Keystone. Management also believes that if the Federal Reserve increase interest rates, this could slow the demand for one-to-four family mortgage loans which could decrease Keystone’s mortgage loan origination fees. Service charge income on deposit accounts has declined in comparison with the prior year and may continue to decrease depending on the federal government’s decisions regarding future legislation aimed at capping or reducing certain fees historically charged by banks.

Non-Interest Expense

Non-interest expenses consist primarily of salaries and employee benefits, equipment and occupancy expenses, and other operating expenses. Non-interest expense for the year ended December 31, 2014 was $6,237, compared to $5,957 for the same period in 2013, an increase of $280, or 4.7%. The most significant change noted when comparing 2014 to 2013 was an increase of $290, or 8.3%, in employee salaries and benefits due in large part to the Company opening a new branch in Opelika, Alabama in August of 2013 which increased salaries in 2014 over 2013 due to 2013 being a partial year for salaries at the new branch location. In addition, there was an increase in occupancy and equipment expenses in the amount of $94, or 24.5%, due to the new Opelika, Alabama branch location in 2013 which was offset by a decrease in other operating expenses of $104, or 4.9%, primarily related to a $169 decrease in carrying costs and gains and losses associated with other real estate owned.

Income Taxes

Keystone recorded income tax expense for the years ended December 31, 2014 and 2013 of $1,034 and $1,116, respectively. Income tax expense for the year ended December 31, 2014 reflects an effective income tax rate of 28.5%, compared to 29.4% for the year ended December 31, 2013. The difference in the effective income tax rate from the blended statutory Federal and State income tax rate (38.2%) is the result of tax-free income from investments in municipal securities and tax-free bank-owned life insurance income.

Comparison of Financial Condition as of June 30, 2015, December 31, 2014 and 2013

Balance Sheet Summary

Keystone’s total assets were $255,624 at June 30, 2015, $239,095 at December 31, 2014 and $234,947 at December 31, 2013. Loans, net of allowance for loan losses, totaled $173,735 at June 30, 2015, $162,118 at December 31, 2014 and $153,493 at December 31, 2013. Investment securities, all of which are carried as available for sale, totaled $35,670 at June 30, 2015, $39,442 at December 31, 2014 and $38,798 at December 31, 2013. The percentage changes for these categories from December 31, 2013 to June 30, 2015 are a 8.8% increase in total assets, a 13.2% increase in loans, net of allowance for loan losses, and a 8.1% decrease in investment securities. The percentage changes illustrate a core element of our profit strategy of redeploying our funding sources into higher yielding loans from lower yielding investment securities while maintaining a stable base of liquidity.

Total liabilities increased by 7.3% to $227,588 at June 30, 2015 from $212,142 at December 31, 2014 primarily as a result of increases in deposits, primarily in interest bearing and noninterest bearing demand accounts and money market accounts. Stockholders’ equity increased 4.0% to $28,036 at June 30, 2015 from $26,953 at December 31, 2014, primarily due to earnings and the change in net unrealized gains on available-for-sale securities. A more detailed discussion of assets, liabilities and capital follows.

Securities

Keystone uses its investment securities portfolio primarily to enhance the overall yield on interest earning assets and as a source of liquidity, as a tool to manage balance sheet sensitivity to changing interest rates, and as a base from which to pledge assets for public deposits, when needed. When Keystone’s liquidity position exceeds current needs and expected loan demand, this excess liquidity is deployed into investment securities as a secondary earnings alternative. As investments mature, they are used to meet current cash needs or they are reinvested to maintain Keystone’s desired liquidity position. Keystone has designated all of its securities as available for sale to provide flexibility in case an immediate need for liquidity arises and believe that the composition of the portfolio offers needed flexibility in managing Keystone’s liquidity position and interest rate sensitivity without adversely impacting Keystone’s regulatory capital levels. Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of other comprehensive income, net of related deferred income taxes. Purchase premiums and discounts are recognized in income using the interest method over the terms of the securities.

The following table summarizes the amortized cost and fair value of securities available for sale as of June 30, 2015, and December 31, 2014 and 2013.

	June 30, 2015			December 31, 2014			December 31, 2013
	Amortized Cost	Fair Value	Percent of Total	Amortized Cost	Fair Value	Percent of Total	Amortized Cost	Fair Value	Percent of Total
Securities Available for Sale:
U.S. Government sponsored agencies	$782	$781	2.19%	$780	$773	1.96%	$777	$757	1.95%
U.S. Government sponsored mortgage-backed securities	1,449	1,497	4.20%	1,472	1,515	3.84%	639	644	1.66%
State and municipal securities	31,313	31,412	88.06%	34,918	35,117	89.04%	34,931	34,351	88.54%
Corporate bonds	2,120	1,980	5.55%	2,191	2,037	5.16%	3,059	3,046	7.85%

Total securities available for sale	$35,664	$35,670	100.00%	$39,361	$39,442	100.00%	$39,406	$38,798	100.00%

Securities totaled $35,670 at June 30, 2015 which represents a 9.6% decrease from the December 31, 2014 total of $39,442. The decrease in securities, which was from the sale and maturities of securities, was to fund loan growth.

The investment securities portfolio is the second largest component of Keystone’s earning assets and represented 13.95% of total assets at June 30, 2015. Keystone has invested a significant portion of its securities portfolio into state and municipal securities to take advantage of the yields offered by this class of securities. Prior to purchase, each investment in municipal securities undergoes a careful evaluation of the credit quality of the issuer. The average yield on the investment securities portfolio (on a tax-equivalent basis) for the first six months of 2015 and for the years ended December 31, 2014 and 2013 was 3.66%, 3.80% and 4.05%, respectively. As of June 30, 2015, Keystone did not have any securities within its securities portfolio from any one issuer with an aggregate book value or market value in excess of 10% of stockholders equity.

The following table shows Keystone’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in continuous unrealized loss position, at June 30, 2015:

	Less Than 12 Months			12 Months or More			Total
	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses
June 30, 2015
U.S. government sponsored agencies	$—	$—	$—	$554	$(4)	$2	$554	$(4)
State and municipal securities	11,503	(95)	48	3,062	(172)	11	14,565	(267)
Corporate bonds	888	(40)	2	1,093	(100)	4	1,981	(140)

Total temporarily impaired securities	$12,391	$(135)	$50	$4,709	$(276)	$17	$17,100	$(411)

The following table shows Keystone’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in continuous unrealized loss position, at December 31, 2014:

	Less Than 12 Months			12 Months or More			Total
	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses
December 31, 2014
U.S. government sponsored agencies	$—	$—	$—	$546	$(9)	$2	$546	$(9)
State and municipal securities	8,871	(74)	35	6,678	(157)	25	15,549	(231)
Corporate bonds	429	(57)	1	1,608	(97)	4	2,037	(154)

Total temporarily impaired securities	$9,300	$(131)	$36	$8,832	$(263)	$31	$18,132	$(394)

The following table shows Keystone’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in continuous unrealized loss position, at December 31, 2013:

	Less Than 12 Months			12 Months or More			Total
	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses	Number of Securities Included	Fair Value	Unrealized Losses
December 31, 2013
U.S. government sponsored agencies	$756	$(20)	3	$—	$—	—	$756	$(20)
State and municipal securities	19,116	(666)	71	3,582	(178)	14	22,698	(844)
Corporate bonds	981	(22)	2	1,338	(18)	3	2,319	(40)

Total temporarily impaired securities	$20,853	$(708)	76	$4,920	$(196)	17	$25,773	$(904)

Keystone’s investment securities are considered high quality investments in line with normal industry investing practices. The unrealized losses are primarily the result of changes in the interest rate and sector environments. Consistent with the original classification as available-for-sale securities, Keystone does not intend to sell any of the debt securities with unrealized losses and Keystone does not believe that it is more likely than not that Keystone will be required to sell a security in an unrealized loss position prior to a recovery in its value. Accordingly, Keystone has not recognized any other-than-temporary impairment in its consolidated statements of income. Keystone may sell the above or other securities in the ordinary course of business in response to unexpected and significant changes in liquidity needs, unexpected and significant increases in interest rates and/or sector spreads that significantly extend the security’s holding period.

The following table presents the amortized cost, fair value and weighted average yield for each major category of the investment portfolio by contractual maturity range as of June 30, 2015.

	Contractual Maturities
	Less Than 1 Year			After 1 Year Through 5 Years			After 5 Years Through 10 Years
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
Securities available for sale
U.S. Government sponsored agencies	$—	$—	—	$782	$781	1.48%	$—	$—	—
U.S. Government sponsored mortgage-backed securities	—	—	—	—	—	—	1,449	1,497	3.27%
State and municipal securities(1)	2,100	2,008	1.82%	15,569	15,622	2.34%	11,465	11,491	2.95%
Corporate bonds	—	—	—	703	692	1.25%	—	—	—

Total securities available for sale	$2,100	$2,008	1.82%	$17,054	$17,095	2.26%	$12,914	$12,988	2.95%

	Contractual Maturities
	After 10 Years			Totals
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
Securities available for sale
U.S. Government sponsored agencies	$—	$—	—	$782	$781	1.48%
U.S. Government sponsored mortgage-backed securities	—	—	—	1,449	1,497	3.27%
State and municipal securities(1)	2,179	2,291	4.52%	31,313	31,412	2.74%
Corporate bonds	1,417	1,288	5.15%	2,120	1,980	3.86%

Total securities available for sale	$3,596	$3,579	4.77%	$35,664	$35,670	2.80%

(1)	Yields are not presented on a fully taxable equivalent basis.

Loans

Essentially all of Keystone’s loans originate from Etowah County, Alabama and Lee County, Alabama and adjacent counties in Alabama. Keystone seeks to exercise prudent risk management in lending, including diversification by loan category and industry segment, as well as by identification of credit risks. Management is also sensitive, despite this diversification by loan category and industry segment, to the risks associated with Keystone’s geographic loan concentration in Etowah County and Lee County and adjacent counties in Alabama.

Keystone has targeted commercial business lending, commercial and residential real estate lending and consumer lending. Keystone seeks to build a loan portfolio which is capable of adjusting to swings in the interest rate market, and it is Keystone’s policy to maintain a diverse loan portfolio not dependent on any particular market or industry segment. At June 30, 2015, December 31, 2014 and December 31, 2013, Keystone’s loan-to-deposit ratio was 80.3%, 80.4% and 76.9%, respectively.

Loans are the largest component of Keystone’s assets and are a primary source of income. The loan portfolio is composed of three primary segments: real estate mortgage loans, non-real estate commercial loans and non-real estate consumer loans. Within the real estate loan segment, Keystone further segregates by loan classes of construction and land development, 1-4 family residential real estate, commercial real estate and other real estate. The table below sets forth the loan categories and the relative percentages of these loan categories in the portfolio at June 30, 2015 and December 31, 2014 and 2013.

Portfolio Segments and Classes

The composition of loans, excluding loans held for sale, is summarized as follows:

	June 30, 2015		December 31, 2014		December 31, 2013
	Amount	Percent	Amount	Percent	Amount	Percent
Real estate mortgages:
Construction and land development	$25,831	14.65%	$21,381	12.98%	$16,035	10.29%
1-4 family residential	65,814	37.31%	62,974	38.24%	58,569	37.54%
Commercial	55,455	31.44%	50,303	30.54%	47,972	30.75%
Other	5,625	3.19%	5,273	3.20%	7,427	4.76%
Commercial	12,855	7.29%	14,637	8.89%	16,599	10.64%
Consumer	10,796	6.12%	10,127	6.15%	9,397	6.02%

	176,376	100.00%	164,695	100.00%	155,999	100.00%
Deferred loan fees	(205)		(207)		(161)
Allowance for loan losses	(2,436)		(2,370)		(2,345)

Loans, net	$173,735		$162,118		$153,493

As represented in the table, gross loans increased by approximately 7.1% during the first six months of 2015. Keystone experienced growth in real estate loans, with increases in commercial real estate loans (10.2%), construction and land development loans (20.8%), residential real estate loans, and other real estate loans, which are loans primarily secured by farmland (4.7%).

At June 30, 2015, real estate loans accounted for 86.6% of total loans. Accordingly, Keystone has a significant concentration of credit that is dependent on the continuing strength of the local real estate market. Management is focused on making loans in an orderly fashion to maintain quality, especially considering the economic impact of the recession several years ago.

The repayment of loans is a source of additional liquidity for Keystone. The following table sets forth the loans maturing within specific intervals at June 30, 2015, excluding deferred net fees and costs.

	One Year or Less	One to Five Years	Over Five Years	Total
Real estate mortgages:
Construction and land development	$18,901	$6,171	$759	$25,831
1-4 family residential	4,725	39,831	21,258	65,814
Commercial	4,305	33,160	17,990	55,455
Other	1,883	2,640	1,102	5,625
Commercial	6,488	5,116	1,251	12,855
Other	1,298	6,762	2,736	10,796

Total	$37,600	$93,680	45,096	$176,376

The information presented in the above table is based upon the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity.

Allowance for Loan Losses

There are risks inherent in all loans, so Keystone maintains an allowance for loan losses to absorb probable losses on existing loans that may become uncollectible. Keystone establishes and maintains this allowance by charging a provision for loan losses against its operating earnings. In the following section, Keystone has included a discussion of this process, as well as several tables describing Keystone’s allowance for loan losses and the allocation of this allowance among Keystone’s various categories of loans.

Keystone follows the provisions of ASC 310-10 and ASC 310-40 related to impaired loans. A loan is impaired when it is probable that Keystone will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Impaired loans are measured at the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, Keystone shall recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for loan losses.

Keystone considers all loans subject to the provisions of ASC 310-10 and ASC 310-40 that are on nonaccrual status to be impaired. Loans are placed on nonaccrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower’s financial condition, collateral, liquidation value, and other factors that affect the borrower’s ability to pay.

Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for loan losses. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectability of outstanding principal is doubtful, such interest received is applied as a reduction of principal. A nonaccrual loan may be restored to accruing status when principal and interest is no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt. At June 30, 2015, there were six non-accrual loans totaling $425, and there were five non-accrual loans totaling $243 at December 31, 2014.

Other loans may be classified as impaired when the current net worth and financial capacity of the borrower or the collateral pledged, if any, is viewed as inadequate. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that Keystone will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet Keystone’s criteria for nonaccrual status.

Generally, Keystone also classifies as impaired any loans the terms of which have been modified in a troubled debt restructuring. Interest is accrued on such loans that continue to meet the modified terms of their loan agreements. At June 30, 2015, Keystone had four loans that have had their terms modified in a troubled debt restructuring, and at December 31, 2014, Keystone had two such loans. Troubled debt restructurings are discussed in more detail later in under the heading “Troubled Debt Restructurings”.

Keystone Bank’s charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged-off in the month when they are considered uncollectible.

The average recorded investment in impaired loans for June 30, 2015 and December 31, 2014 was $1,896 and $1,248, respectively. The related total amount of interest income recognized for the period that such loans were impaired was $63 for the first six months of 2015, which compares with $32 for the same period in 2014. Keystone’s level of impaired loans increased over the six months, going from $1,233 at December 31, 2014 to $1,889 at June 30, 2015 as a result of two loans totaling $753 being restructured as a troubled debt restructuring. Keystone’s management believes that existing loan loss reserves are adequate to absorb potential losses that may occur in these segments of the portfolio.

The following table details activity in the allowance for loan losses for the periods ended June 30, 2015 and 2014 and years ended December 31, 2014 and 2013.

	Six Months Ended		Years Ended
	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013
Allowance for loan losses at beginning of period	$2,370	$2,345	$2,345	$2,378
Charge-offs:
Real estate mortgages:
Construction and land development	—	—	82	47
1-4 family residential	44	—	70	263
Commercial	21	—	51	104
Other	—	—	—	—

Total real estate mortgages	65		203	414
Commercial	23	50	212	6
Consumer and other	14	—	22	21

Total	102	50	437	441
Recoveries:
Real estate mortgages:
Construction and land development	1	1	2	—
1-4 family residential	12	8	31	2
Commercial	—	—	—	—
Other	29	—	—	—

Total real estate mortgages	42	9	33	2
Commercial	4	—	4	15
Consumer and other	—	—	—	11

Total	46	9	37	28

Net Charge-offs (recoveries)	56	41	400	413
Provision for loan losses	122	70	425	380

Allowance for loan losses at end of period	$2,436	$2,374	$2,370	$2,345

Ratio of net charge-offs during the period to average loans outstanding (annualized)	0.07%	0.05%	0.25%	0.26%

The following table details the allocation of the allowance for loan losses to each portfolio segment and class of loans as of June 30, 2015, December 31, 2014 and 2013. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	June 30, 2015		December 31, 2014		December 31, 2013
	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
Real estate mortgages:
Construction and land development	$460	14.7%	$408	13.0%	$493	10.3%
1-4 family residential	964	37.3%	1,010	38.2%	900	37.5%
Commercial	621	31.4%	601	30.5%	597	30.8%
Other	101	3.2%	70	3.2%	37	4.8%

Total real estate mortgages	2,146	86.6%	2,089	84.9%	2,027	83.4%
Commercial	197	7.3%	167	8.9%	205	10.6%
Consumer and Other	93	6.1%	114	6.2%	113	6.0%

Total	$2,436	100.0%	$2,370	100.0%	$2,345	100.0%

Credit Risk Management

Credit administration and the special assets manager are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. Keystone has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.

Keystone employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by a comprehensive loan policy that provides for a consistent and prudent approach to underwriting and approval of credit. Within the board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan review and credit administration establish a timely schedule and scope for loan reviews. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the special assets manager.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the chief credit officer, the officers loan committee, and the directors loan committee.

The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

•	Pass — includes obligations where the probability of default is considered low.

•	Special Mention — includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose Keystone to sufficient risk to warrant adverse classification.

•	Substandard — includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•	Doubtful — includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined. There are no loans rated doubtful in Keystone’s portfolio as of June 30, 2015, December 31, 2014 and 2013.

•

Loss — includes obligations incapable of repayment. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in Keystone’s portfolio as of June 30, 2015, December 31, 2014 and 2013 as all such loans have been charged-off.

At June 30, 2015 and December 31, 2014, there were $8,549 and $8,153, respectively, in loans included on Keystone’s internal “watch” list, or loans graded special mention, substandard or doubtful. Loans are identified for inclusion on the watch list when information obtained about changes or uncertainties that may affect a borrower’s financial condition have prompted management to more closely monitor the ability of the borrower to comply with the agreed upon repayment terms of the loan agreement. The resulting loan classifications could represent trends or uncertainties which management expects may impact future operating results, liquidity or capital resources.

The following table breaks down Keystone’s credit quality indicators by type of loan as of June 30, 2015:

	Pass	Special Mention	Substandard	Doubtful	Total
June 30, 2015
Real estate mortgages:
Construction and land development	$24,637	$300	$894	$—	$25,831
1-4 family residential	62,438	2,659	717	—	65,814
Commercial	52,413	1,251	1,791	—	55,455
Other	5,560	—	65	—	5,625
Commercial	12,193	386	276	—	12,855
Consumer	10,586	138	72	—	10,796

Total:	$167,827	$4,734	$3,815	$—	$176,376

The following table breaks down Keystone’s credit quality indicators by type of loan as of December 31, 2014:

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2014
Real estate mortgages:
Construction and land development	$20,303	$99	$979	$—	$21,381
1-4 family residential	60,232	1,928	814	—	62,974
Commercial	47,017	1,478	1,808	—	50,303
Other	5,205	—	68	—	5,273
Commercial	13,926	363	348	—	14,637
Consumer	9,859	209	59	—	10,127

Total:	$156,542	$4,077	$4,076	$—	$164,695

The following table breaks down Keystone’s credit quality indicators by type of loan as of December 31, 2013:

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2013
Real estate mortgages:
Construction and land development	$14,167	$344	$1,524	$—	$16,035
1-4 family residential	56,995	662	913	—	58,570
Commercial	45,237	1,228	1,507	—	47,972
Other	7,225	—	202	—	7,427
Commercial	16,064	404	131	—	16,599
Consumer	9,124	203	69	—	9,396

Total:	$148,812	$2,841	$4,346	$—	$155,999

Past Due Loans

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. As of June 30, 2015, December 31, 2014 and December 31, 2013, Keystone’s past due loans, including loans on nonaccrual status, were 1.38%, 1.16% and 1.17%, of total loans outstanding for each respective period. Management pursues all avenues of collection regarding its past due loans and loan officers review the status of past due loans weekly and report to the board monthly.

The following table provides an aging analysis of Keystone’s past due loans as of June 30, 2015:

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
June 30, 2015
Real estate mortgages:
Construction and land development	$25,801	$—	$—	$—	$—	$30	$25,831
1-4 family residential	64,002	1,343	—	359	1,702	110	65,814
Commercial	55,455	—	—	—	—	—	55,455
Other	5,625	—	—	—	—	—	5,625
Commercial	12,441	112	60	—	172	242	12,855
Consumer	10,615	112	—	26	138	43	10,796

Total:	$173,939	$1,567	$60	$385	$2,012	$425	$176,376

The following table provides an aging analysis of Keystone’s past due loans as of December 31, 2014:

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
December 31, 2014
Real estate mortgages:
Construction and land development	$21,216	$133	$—	$—	$133	$32	$21,381
1-4 family residential	62,248	270	—	339	609	117	62,974
Commercial	49,772	531	—	—	531	—	50,303
Other	5,273	—	—	—	—	—	5,273
Commercial	14,262	156	—	148	304	71	14,637
Consumer	10,010	88	—	6	94	23	10,127

Total:	$162,781	$1,178	$—	$493	$1,671	$243	$164,695

The following table provides an aging analysis of Keystone’s past due loans as of December 31, 2013:

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
December 31, 2013
Real estate mortgages:
Construction and land development	$15,293	$137	$75	$—	$212	$530	$16,035
1-4 family residential	58,243	150	—	—	150	177	58,570
Commercial	47,535	—	—	—	—	437	47,972
Other	7,299	—	—	—	—	128	7,427
Commercial	16,491	108	—	—	108	—	16,599
Consumer	9,319	—	13	35	48	29	9,396

Total:	$154,180	$395	$88	$35	$518	$1,301	$155,999

Troubled Debt Restructurings

Keystone’s loan portfolio includes certain loans that have been modified in a troubled debt restructuring (“TDR”), where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from Keystone’s loss mitigation activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. Certain TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.

Some loan modifications classified as TDRs may not ultimately result in the full collection of principal and interest, as modified, and result in potential incremental losses. These potential incremental losses have been factored into the overall allowance for loan losses estimate. The level of any re-defaults will likely be affected by future economic conditions. Once a loan becomes a TDR, it will continue to be reported as a TDR until it is repaid in full, reclassified to loans held for sale, foreclosed, charged off, sold, or it meets both of the following criteria to be removed from TDR status: (1) the restructuring agreement specifies an interest rate equal to or greater than the rate that the borrower was willing to accept at the time of the restructuring for a new loan with comparable risk; and (2) the loan is not impaired based on the terms specified by the restructuring agreement. During the six months ended June 30, 2015, there were two loans totaling $753 added to Keystone’s list of TDRs. There were no loans modified as TDRs during the year ended December 31, 2014.

The following table summarizes the carrying balances of TDR’s at June 30, 2015 and 2014 and December 31, 2014 and 2013:

	June 30, 2015	June 30, 2014	December 31, 2014	December 31, 2013
Performing TDR’s	$1,729	$1,119	$1,063	$1,120
Nonperforming TDR’s1	110	120	115	126

Total TDR’s	$1,839	$1,239	$1,178	$1,246

[1]	Included in nonaccrual loan totals in the nonperforming asset table below.

Nonperforming Assets

	June 30,		December 31,
	2015	2014	2014	2013
Nonaccrual loans	$425	$1,044	$243	$1,301
Restructured loans	1,729	1,119	1,063	1,120
Accruing loans past due 90 days or more	385	409	493	35

Total nonperforming loans	2,539	2,572	1,799	2,456
Other real estate owned	1,086	414	1,273	641

Total nonperforming assets	$3,625	$2,986	$3,072	$3,097

Allowance for loan losses to period end loans	1.38%	1.47%	1.44%	1.50%
Allowance for loan losses to period end nonperforming loans	95.94%	92.26%	131.74%	95.48%
Nonperforming assets to period end loans and other real estate owned	2.05%	1.84%	1.85%	1.98%
Nonperforming loans to period end loans	1.44%	1.59%	1.09%	1.58%

Deposits

Deposits are the principal source of funds for Keystone. Total deposits were $219,576 and $204,559 at June 30, 2015 and December 31, 2014, respectively, representing an increase of 7.3%. Historically, Keystone has targeted local consumers, professionals and commercial businesses as its central customers; therefore, deposit instruments in the form of demand deposits, savings accounts, money market demand accounts, certificates of deposit and individual retirement accounts are offered to customers. Management believes Etowah County and Lee County and the surrounding area is a stable economic market offering growth opportunities for Keystone; however, Keystone competes with several of the larger bank holding companies that have bank offices in this area, as well as other community banks, and therefore, no assurances of market growth can be given. Even though Keystone is in a very competitive market, management currently believes that its market share will be expanded.

Non-interest-bearing demand deposits increased 6.9% from $25,056 at December 31, 2014 to $26,780 at June 30, 2015. Total interest-bearing deposits increased 7.4% from $179,503 at December 31, 2014 to $192,796 at June 30, 2015 primarily as a result from an increase in money market accounts. These increases reflect management’s ongoing efforts to emphasize growth in the core deposit base.

The table below sets forth the total balances of deposits by type as of June 30, 2015, and December 31, 2014, and the percent change in balances over the intervening period:

	June 30, 2015		December 31, 2014		December 31, 2013
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
Non-interest bearing demand	$26,780	12.2%	$25,056	12.2%	$22,837	11.3%
Interest bearing demand	44,182	20.1%	41,860	20.5%	39,962	19.7%
Money market accounts	83,816	38.2%	74,399	36.4%	72,314	35.7%
Savings deposits	6,638	3.0%	5,720	2.8%	4,691	2.3%
Time certificates of $100 or more	33,672	15.3%	32,338	15.8%	35,422	17.5%
Other time certificates	24,488	11.2%	25,186	12.3%	27,535	13.5%

Total	$219,576	100.0%	$204,559	100.0%	$202,761	100.0%

The following table presents time certificates of deposits of $100, or more, by various maturities as of June 30, 2015.

Three months or less	$11,486
Three through six months	4,295
Six through twelve months	6,309
Over twelve months	11,582

Total	$33,672

Return on Equity and Assets

The following table presents certain performance ratios for each reported period.

	June 30,		December 31,
	2015	2014	2014	2013
Return on assets (net income divided by average total assets)(1)	0.89%	1.11%	1.08%	1.15%
Return on equity (net income divided by average equity)(1)	8.13%	10.71%	10.17%	11.34%
Dividend payout ratio (dividends declared per share divided by net income per share)	—%	—%	13.62%	5.08%
Equity to assets ratio (average equity divided by average total assets)	10.99%	10.34%	10.62%	10.17%

(1)	Ratios have been annualized for interim reporting periods

Liquidity

Keystone’s management seeks to maximize net interest income by managing Keystone’s assets and liabilities within appropriate constraints on capital, liquidity and interest rate risk. Liquidity is the ability to maintain sufficient cash levels necessary to fund operations, meet the requirements of depositors and borrowers, and fund attractive investment opportunities. Keystone’s primary source of liquidity is expected to be a stable core deposit base. In addition, short-term investments, loan payments and investment security maturities provide a secondary source. Higher levels of liquidity bear corresponding costs, measured in terms of lower yields on short-term more liquid earning assets and higher interest expense involved in extending liability maturities.

Keystone maintains a formal asset and liability management process to quantify, monitor and control interest rate risk and to assist management in maintaining stability in the net interest margin under varying interest rate environments. Keystone accomplishes this process through the development and implementation of lending, funding and pricing strategies designed to maximize net interest income under varying interest rate environments subject to specific liquidity and interest rate risk guidelines.

Keystone’s securities portfolio consists of earning assets that provide interest income. Securities classified as available-for-sale include securities intended to be used as part of Keystone’s asset/liability strategy and/or securities that may be sold in response to changes in interest rate, prepayment risk, the need or desire to increase capital and similar economic factors. Securities totaling $2,008 mature within the next 12 months.

A secondary source of liquidity is Keystone’s loan portfolio. At June 30, 2015, loans of approximately $37,600 will become due within 12 months.

As for liabilities, certificates of deposit of $100 or greater of approximately $22,090 either will become due or will be subject to rate adjustments during the next 12 months. Management does not anticipate that there will be significant reductions from deposit accounts that allow withdrawals, such as negotiable order of withdrawal accounts, money market demand accounts, demand deposits and regular savings accounts in the future.

Loan Commitments

Keystone is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit are variable rate instruments.

Keystone’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. Keystone uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of commitments is as follows for each period end:

	June 30, 2015	December 31, 2014	December 31, 2013
Commitments to extend credit	$36,044	$34,477	$17,221
Letters of credit	385	390	362

	$36,429	$34,867	$17,583

Available Funding

If needed to fund these outstanding commitments, in addition to its available cash, Keystone has the ability to liquidate securities available-for-sale or borrow additional funds from the Federal Home Loan Bank or purchase Federal funds from other financial institutions. Additionally, Keystone could sell participations in these or other loans to correspondent banks. As mentioned above, Keystone has been able to fund its ongoing liquidity needs through its stable core deposit base, loan payments, its investment security maturities and short-term borrowings. As of June 30, 2015, Keystone has accommodations with the Federal Home Loan Bank and other financial institutions that would allow the borrowing of an additional $36,848 of funding under these arrangements.

Contractual Obligations

While Keystone’s liquidity monitoring and management considers both present and future demands for and sources of liquidity, the following table of contractual commitments focuses only on future obligations as of June 30, 2015.

	Due in 1 Year or Less	Due After 1 Through 3 Years	Due After 3 Through 5 Years	Due After 5 Years	Total
Federal Home Loan Bank advances	$6,500	$—	$—	$—	$6,500
Certificates of deposit of less than $100	13,397	7,646	3,445	—	24,488
Certificates of deposit of $100 or more	22,090	8,039	3,543	—	33,672
Operating leases	—	—	—	—	—

Total contractual obligations	$41,987	$15,685	$6,988	$—	$64,660

Capital Position and Dividends

At June 30, 2015, December 31, 2014 and December 31, 2013, total stockholders’ equity was $28,036 and $26,953 and $24,007 or 11.0%, 11.3% and 10.2%, respectively, of total assets. The increases each year primarily relate to earnings less dividends paid and changes in accumulated other comprehensive income which is composed of changes in net unrealized gains and losses on Keystone’s available for sale securities portfolio. The increase from December 31, 2013 to December 31, 2014 was significantly impacted by a tax-effected increase in net unrealized gains in the available-for-sale securities portfolio of $455. During the year ended December 31, 2014 and 2013, dividends were paid at a rate of $.20 and $.075 per common share, respectively. No dividends have been paid during the six months ended June 30, 2015. During the year ended December 31, 2014 and the six months ended June 30, 2015, $250 and $12, respectively, was received from the exercise of stock warrants.

Because Keystone qualifies as a Small Bank Holding Company under the Federal Reserve Board’s Small Bank Holding Company Policy Statement, the capital position of Keystone Bank, and not the consolidated company, is measured for regulatory capital adequacy.

Keystone Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of Keystone Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Keystone Bank is considered well-capitalized based on its regulatory capital ratios. Keystone Bank’s capital ratios have been enhanced as capital has been raised through earnings and as a result of repositioning the balance sheet. As Keystone Bank’s assets increase, its capital ratios can be expected to decline, but not below the well-capitalized level established by the regulatory agencies.

The table below sets forth Keystone Bank’s capital ratios as of the periods indicated.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2015:
Total Capital to Risk Weighted Assets	$30,222	15.09%	$16,027	8.00%	$20,033	10.00%
Tier I Capital to Risk Weighted Assets	$27,786	13.87%	$12,020	6.00%	$16,027	8.00%
Common Equity Tier 1 to Risk Weighted Assets	$27,786	13.87%	$9,015	4.50%	$13,022	6.50%
Tier I Capital to Average Assets	$27,786	10.94%	$10,163	4.00%	$12,703	5.00%

December 31, 2014:
Total Capital to Risk Weighted Assets	$29,120	16.12%	14,455	8.00%	$18,068	10.00%
Tier I Capital to Risk Weighted Assets	$26,860	14.87%	$7,227	4.00%	$10,841	6.00%
Common Equity Tier 1 to Risk Weighted Assets	N/A	N/A	N/A	N/A	N/A	N/A
Tier I Capital to Average Assets	$26,860	11.18%	$9,612	4.00%	$12,015	5.00%

December 31, 2013:
Total Capital to Risk Weighted Assets	$26,687	15.15%	14,089	8.00%	$17,611	10.00%
Tier I Capital to Risk Weighted Assets	$24,484	13.90%	$7,045	4.00%	$10,567	6.00%
Common Equity Tier 1 to Risk Weighted Assets	N/A	N/A	N/A	N/A	N/A	N/A
Tier I Capital to Average Assets	$24,484	10.38%	$9,437	4.00%	$11,796	5.00%

In December 2010, the Basel Committee on Bank Supervision (“BCBS”) finalized a set of international guidelines for determining regulatory capital known as “Basel III.” In July 2013, the federal bank regulators approved final regulatory capital rules implementing BCBS’s December 2010 capital framework as well as certain provisions of the Dodd-Frank Act. The new capital rules under Basel III also substantially revise the risk-based capital requirements applicable to banking institutions as compared to the general risk-based capital rules now in effect. The new capital rules revise the components of capital and address other issues affecting the numerator in regulatory capital ratios. The new capital rules also address asset risk weights and other issues affecting the denominator in regulatory capital ratios and replace the existing general risk-weighting approach. The new capital rules were effective for the Bank on January 1, 2015 (subject to a phase-in period).

The new capital rules, among other things, (i) introduced a new capital measure called “Common Equity Tier 1” (“CET1”), (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital, and (iv) expand the scope of the deductions/adjustments to capital as compared to existing regulations. The Bank’s CET1 consists of its common stock, capital surplus and retained earnings.

The new capital rules also introduce a new capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer is composed entirely of CET1, on top of these minimum risk-weighted asset ratios and will be subject to phase-in through January 1, 2019. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. When fully phased-in on January 1, 2019, the new capital rules will require Keystone Bank to maintain such additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios of (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) Total capital to risk-weighted assets of at least 10.5%.

There are statutory, regulatory and prudential limitations on the payment of dividends by Keystone Bank. Alabama law restricts the amount of dividends that may be paid by Keystone Bank. In no event is an Alabama-

chartered bank permitted to pay dividends in any calendar year that exceed the total of its net earnings (as defined by state banking regulations) of that year combined with its retained net earnings of the preceding two years without the prior approval of the Alabama State Banking Department. Prior regulatory approval must be obtained before declaring any dividends if the amount of Keystone Bank’s capital and surplus is below certain statutory limits. Dividends can also be restricted under federal law, and under state safety and soundness considerations, as a result of a declining or inadequate capital level. Future dividends may be paid at the discretion of the board of directors consistent with the regulatory, legal and prudent considerations discussed elsewhere in this document.

Interest Sensitivity and Market Risk

Management monitors and manages the pricing and maturity of Keystone’s assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on net interest income. The principal monitoring technique employed by Keystone is simulation analysis.

In simulation analysis, Keystone reviews each asset and liability category and its projected behavior in various different interest rate environments. These projected behaviors are based on management’s past experience and on current competitive environments, including the various environments in the different markets in which Keystone competes. Using projected behavior and differing rate scenarios as inputs, the simulation analysis generates projections of net interest income. Keystone also periodically verifies the validity of this approach by comparing actual results with those that were projected in previous models.

Another technique used in interest rate management, but to a lesser degree than simulation analysis, is the measurement of the interest sensitivity “gap”, which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets and liabilities, selling securities available for sale, replacing an asset or liability at maturity or by adjusting the interest rate during the life of an asset or liability.

Keystone evaluates interest rate sensitivity risk and then formulates guidelines regarding asset generation and repricing, and sources and prices of off-balance sheet commitments in order to maintain interest sensitivity risk at levels deemed prudent by management. Keystone uses computer simulations to measure the net income effect of various rate scenarios. The modeling reflects interest rate changes and the related impact on net income over specified periods of time.

The following table illustrates interest rate sensitivity “gap” analysis at June 30, 2015 of Keystone’s interest earning assets and interest bearing liabilities, based upon Keystone’s historical experience of collections and repricing rather than the stated maturity and repricing dates.

	0-3 Mos	3-12 Mos	1-3 Yrs	3-5 Yrs	5-10 Yrs	>10 Yrs
Interest earning assets:
Loans	$48,511	$37,790	$42,044	$28,067	$18,201	$1,558
Securities	2,062	1,082	7,768	7,658	13,522	3,578
Interest-bearing deposits in banks	17,076	749	1,498	1,259	1,630	250
Federal funds sold	1,006	—	—	—	—	—

Total interest earning assets	$68,655	$39,621	$51,310	$36,984	$33,353	$5,386
Interest-bearing liabilities:
Interest-bearing transaction accounts	$3,378	$8,636	$15,351	$8,087	$6,932	$1,798
Savings and money market accounts	9,200	22,303	33,700	14,275	9,520	1,456
Time deposits	16,330	19,156	15,685	6,988	—	—
Other borrowings	6,500	—	—	—	—	—

Total interest-bearing liabilities	$35,408	$50,095	$64,736	$29,350	$16,452	$3,254
Interest sensitive gap:
Period gap	$33,247	$(10,474)	$(13,426)	$7,634	$16,901	$2,132
Cumulative gap	$33,247	$22,773	$9,347	$16,981	$33,882	$36,014
Cumulative gap ratio	193.9%	126.6%	106.2%	109.5%	117.3%	118.1%

Keystone generally benefits from increasing market interest rates when it has an asset-sensitive gap (a positive number) and generally benefit from decreasing market interest rates when it has a liability sensitive gap (a negative number). As shown in the table above, Keystone is asset sensitive on a cumulative basis throughout the one year time frame. The interest sensitivity analysis presents only a static view of the timing and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those are viewed by management as significantly less interest sensitive than market-based rates such as those paid on non-core deposits. For this and other reasons, management relies more upon a simulation analysis, as described above, in managing interest rate risk. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in volume and mix of interest earning assets and interest bearing liabilities.

Keystone’s earnings are dependent, to a large degree, on its net interest income, which is the difference between interest income earned on all interest earning assets, primarily loans and securities, and interest paid on all interest bearing liabilities, primarily deposits. Market risk is the risk of loss from adverse changes in market prices and interest rates. Keystone’s market risk arises primarily from inherent interest rate risk in its lending, investing and deposit gathering activities. Keystone seeks to reduce its exposure to market risk through actively monitoring and managing interest rate risk. Management relies on simulations analysis to evaluate the impact of varying levels of prevailing interest rates and the sensitivity of specific earning assets and interest bearing liabilities to changes in those prevailing rates. Simulation analysis consists of evaluating the impact on net interest income given changes from 100 basis points below the current prevailing rates to 400 basis points above current prevailing interest rates. Management makes certain assumptions as to the effect varying levels of interest rates have on certain interest earning assets and interest bearing liabilities, which assumptions consider both historical experience and consensus estimates of outside sources.

The following table illustrates the results of Keystone’s simulation analysis to determine the extent to which market risk would change net interest income (by percentage) for the next twelve months if prevailing interest rates increased or decreased by the specified amounts from current rates. However, to isolate the market risk inherent in the balance sheet, the model assumes that no growth in the balance sheet occurs during the projection period. This model also assumes an immediate and parallel shift in interest rates, which would result in no change in the shape or slope of the interest rate yield curve. Because of the inherent use of the estimates and assumptions in the simulation model to derive this market risk information, the actual results of the future impact of market risk on net interest income may differ from that found in the table. All other simulated prevailing interest rates changes modeled indicate a level of sensitivity of net interest income to those changes that is acceptable to management and within established policy limits. Because management believes that an increase, or increases, in interest rates by The Federal Reserve could likely occur in 2015, based on current economic data and comments from the Federal Reserve Chairperson, as well as the current level of interest rates, interest rate decreases below 100 basis points has not been modeled due to not being meaningful.

As of June 30, 2015
Change in prevailing interest rates:
+400 basis points	8.90%
+300 basis points	6.25%
+200 basis points	3.80%
+100 basis points	1.58%
0 basis points	—
-100 basis points	-2.82%

Effects of Inflation and Changing Prices

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on the performance of a financial institution than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. In addition, inflation affects financial institutions’ increased cost of goods and services purchased, the cost of salaries and benefits, occupancy expense, and similar items. Inflation and related increases in interest rates generally decrease the market value of investments and loans held and may adversely affect liquidity, earnings, and stockholders’ equity. Commercial and other loan originations and refinancings tend to slow as interest rates increase, and could reduce earnings from such activities.

SUPERVISION AND REGULATION

General

Bank holding companies and banks are regulated extensively under both federal and state law. The bank regulatory framework is intended primarily for the protection of depositors, the deposit insurance system, and the banking system, and not for the protection of shareholders or any other group. Both River Bank & Trust and Keystone Bank are Alabama banking corporations, and River Financial and Keystone are Alabama corporations which are registered as bank holding companies for their subsidiary banks. Unless indicated otherwise, the regulatory requirements discussed below for River Financial and River Bank & Trust would generally apply as well to Keystone and Keystone Bank, respectively. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by express reference to each of the particular statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of River Financial and River Bank & Trust.

River Financial

River Financial is registered as a bank holding company with the Federal Reserve. River Financial is subject to examination, regulation and supervision by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. River Financial is required to file annual reports and such additional information as the Federal Reserve may require.

Federal and state laws regulate River Financial’s corporate governance, its investment authority, its manner of doing business, its employment practices, its consumer privacy policies and procedures, its relationship with River Bank & Trust and its other affiliates, its ability to merge with, acquire, or be acquired by other entities, its requisite minimum capital and the forms of capital, its payment of dividends or other distributions, the types of businesses in which it can engage, and many other aspects of its business.

River Bank & Trust

River Bank & Trust is chartered by the Alabama State Banking Department. River Bank & Trust is also a member of the Federal Deposit Insurance Corporation (the “FDIC”) and its deposits are insured, as provided by law, by the FDIC through the Deposit Insurance Fund. River Bank & Trust is subject to supervision, regulation, and examination by the FDIC and Alabama State Banking Department. River Bank & Trust is also subject to various requirements and restrictions under federal and state law, including capital adequacy requirements, requirements to maintain reserves against deposits, requirements under the Community Reinvestment Act, restrictions on the types and amounts of loans that may be made and the interest that may be charged thereon and limitations on the types of investments that may be made, activities that may be engaged in, and types of services that may be offered. The operations of River Bank & Trust are also affected by various consumer laws and regulations, including those relating to equal credit opportunity, truth in lending disclosures, truth in savings disclosures, debt collection laws, privacy regulations, and regulation of consumer lending practices. In addition to the impact of direct regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

Strict compliance at all times with state and federal banking laws, as well as other laws, is and will continue to be required. River Bank & Trust believes that the experience of its executive management will assist it in its continuing efforts to achieve the requisite level of compliance. Certain provisions of state law may be preempted by existing and future federal laws, rules and regulations, and no prediction can be made as to the impact of preemption on state law or the regulation of River Bank & Trust thereunder.

Payment of Dividends

River Financial is a legal entity separate and distinct from River Bank & Trust. River Financial’s principal source of cash flow, including cash flow to pay dividends to its stockholders, is dividends River Bank & Trust pays to River Financial as River Bank & Trust’s sole stockholder. Statutory and regulatory limitations apply to River Bank & Trust’s payment of dividends to us as well as to our payment of dividends to our stockholders. The policy of the Federal Reserve that a bank holding company should serve as a source of strength to its subsidiary banks also results in the position of the Federal Reserve that a bank holding company should not maintain a level of cash dividends to its stockholders that places undue pressure on the capital of its bank subsidiaries or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company’s ability to serve as such a source of strength. The Federal Reserve also has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears to be consistent with the corporation’s capital needs, asset quality and overall financial condition. River Financial’s ability to pay dividends is also subject to the provisions of Alabama corporate law.

The Alabama State Banking Department also regulates River Bank & Trust’s dividend payments. Under Alabama law, a state-chartered bank may not pay a dividend in excess of 90% of its net earnings until the bank’s surplus is equal to at least 20% of its capital. A bank is also required by Alabama law to obtain the prior approval of the Alabama Superintendent of Banks for its payment of dividends if the total of all dividends declared by a bank in any calendar year will exceed the total of (1) the bank’s net earnings (as defined by statute) for that year, plus (2) its retained net earnings for the preceding two years, less any required transfers to surplus. In addition, no dividends, withdrawals or transfers may be made from the bank’s surplus without the prior written approval of the Superintendent.

River Financial and River Bank & Trust’s payment of dividends may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. Bank regulatory agencies have the authority to prohibit bank holding companies and banks from engaging in unsafe or unsound practices in conducting their business. The payment of dividends, depending on the financial condition of a bank holding company and of its subsidiary bank, could under certain circumstances be deemed an unsafe or unsound practice, and therefore restricted. River Financial does not anticipate paying any dividends for the foreseeable future.

Under the Federal Deposit Insurance Act, an FDIC-insured depository institution may not make any capital distributions (including the payment of dividends) or pay any management fees to its holding company if it is undercapitalized or if such payment would cause it to become undercapitalized.

The new Basel III capital rules became effective on January 1, 2015 and also impose certain restrictions on dividends if capital falls below certain ratios.

Restrictions on Acquisitions and Certain Activities

As a bank holding company subject to the Bank Holding Company Act, River Financial must obtain prior Federal Reserve approval for bank acquisitions and is generally limited to engaging in banking or bank-related activities. River Financial must obtain prior approval of the Federal Reserve before (1) acquiring, directly or indirectly (except in certain limited circumstances), ownership or control of more than 5% of the voting stock of a bank, (2) acquiring all or substantially all of the assets of a bank, or (3) merging or consolidating with another bank holding company. The Bank Holding Company Act also generally limits the business in which a bank holding company may engage to banking, managing or controlling banks, and furnishing or performing services for River Bank & Trust. Similar restrictions exist under regulations of the Alabama State Banking Department and the FDIC with respect to activities that are determined by the Alabama State Banking Department and FDIC not to be incidental to the business of banking. A bank holding company may make an election to become a financial holding company and engage in additional activities. River Financial has not made such election.

The Federal Reserve may require that a bank holding company terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, a bank holding company must file written notice and obtain approval from the Federal Reserve prior to purchasing or redeeming its equity securities.

Moreover, poor examination ratings, lower capital ratios than peer group institutions, regulatory concerns regarding management, controls, assets, operations, or other factors can all potentially result in practical limitations on the ability of a bank or bank holding company to engage in new activities, grow, acquire new businesses, repurchase its stock or pay dividends, or to continue to conduct existing activities.

River Bank & Trust is also subject to regulations which impose restrictions on its ability to engage in certain transactions, including extensions of credit, with affiliates.

Company Expected to be Source of Financial Strength for Bank Subsidiary

Under Federal Reserve policy and the Federal Deposit Insurance Act, River Financial is expected to act as a source of financial strength to, and to commit resources to support, River Bank & Trust. This support may be required at times when, absent such Federal Reserve policy, River Financial may not be inclined to provide it. In addition, any capital loans by a bank holding company to a bank subsidiary are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company’s bankruptcy, any commitment by a bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment. Moreover, as a shareholder of River Bank & Trust, River Financial would rank low relative to other stakeholders of River Bank & Trust in the event that River Bank & Trust were liquidated. Depositors of River Bank & Trust, and the FDIC as their subrogee, would likely be entitled to priority over creditors of River Bank & Trust, including River Financial, in the event of a liquidation of River Bank & Trust.

Capital Adequacy

The various federal bank regulators, including the Federal Reserve and FDIC, have adopted risk-based capital requirements for assessing bank and bank holding company capital adequacy. These standards establish minimum capital standards in relation to the relative credit risk of assets and off-balance sheet exposures. Capital is classified into three tiers. Common equity Tier 1 capital generally consists of common shareholder equity less applicable adjustments. Tier 1 capital consists generally of common shareholders’ equity and noncumulative perpetual preferred stock (subject to certain limitations) and is reduced by goodwill and certain other intangible assets. Tier 2 capital generally includes the allowance for possible loan losses (subject to certain limitations). The risk-based capital guidelines require financial institutions to maintain specific defined credit risk factors and apply them to their assets which results in risk-adjusted assets. These guidelines are only minimum standards and regulators expect bank holding companies and banks to maintain capital well above these minimum requirements. Failure to meet capital guidelines could subject a bank or bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and certain other restrictions on its business, including in certain circumstances, the appointment of a receiver.

The capital standards impose the following minimum capital requirements: (i) a ratio of common equity tier 1 capital to total risk-weighted assets of 4.5%, (ii) a ratio of tier 1 capital to total risk-weighted assets of 6%, (iii) a ratio of total capital to total risk-weighted assets of 8%, and (iv) a ratio of tier 1 capital to adjusted average total assets of 4%. In addition to these minimum capital requirements, the regulations establish a capital conservation buffer. Specifically, banking organizations would need to hold common equity tier 1 capital in excess of their minimum risk-based capital ratios by at least 2.5% of risk-weighted assets in order to avoid limits on capital distributions (including dividend payments, discretionary payments on tier 1 instruments, and stock buybacks) and certain discretionary bonus payments to executive officers. Thus, when including the 2.5% capital conservation buffer, a bank’s minimum ratio of common equity tier 1 capital to risk-weighted assets becomes 7%, its minimum ratio of tier 1 capital to total risk-weighted assets becomes 8.5%, and its minimum ratio of total capital to risk-weighted assets becomes 10.5%. The capital conservation buffer requirement for 2015 is 0 and for 2016 will be ..625% and will be phased in to 2.5% by 2019.

Prompt Corrective Action and Other Consequences of Capital Adequacy

The Federal Deposit Insurance Act requires, among other things, that the federal banking regulators take prompt corrective action with respect to FDIC-insured depository institutions that do not meet minimum capital requirements. Under the Federal Deposit Insurance Act, insured depository institutions are divided into five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under applicable regulations, an institution is defined to be well capitalized if it has a common equity tier 1 capital ratio of at least 6.5%, a Leverage Ratio of at least 5%, a tier 1 Risk-Based Capital ratio of at least 8%, and a Total Risk-Based Capital ratio of at least 10%, and it is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An institution is defined to be adequately capitalized if it has a common equity tier 1 capital ratio of at least 4.5%, a Leverage Ratio of at least 4%, a tier 1 Risk-Based Capital ratio of at least 6%, and a Total Risk-Based Capital ratio of at least 8%, and it does not meet the definition of a well-capitalized bank. An institution will be considered undercapitalized if it has a common equity tier 1 capital ratio of less than 4.5%, a Leverage Ratio less than 4% or a tier 1 Risk-Based Capital Ratio of less than 6% or a Total Risk-Based Capital Ratio of less than 8%. An institution is defined to be significantly undercapitalized if it has a Total Risk-Based Capital ratio of less than 6% or a tier 1 Risk-Based Capital ratio of less than 4%, a Leverage Ratio of less than 3% or a common equity tier 1 capital ratio of less than 3%. Finally, an institution will be considered critically undercapitalized if it fails to maintain a level of tangible equity exceeding 2% of total assets. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

The Federal Deposit Insurance Act generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve. In addition, undercapitalized depository institutions are subject to, among other things, growth limitations and are required to submit capital restoration plans. An insured depository institution’s holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution’s assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan, for the plan to be accepted by the applicable federal regulatory authority. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution’s capital. If a depository institution fails to submit an acceptable plan or fails to implement its plan, it is treated as if it is significantly undercapitalized.

Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, sell to another bank or bank holding company, requirements to reduce total assets, restrictions on interest rates paid on deposits, orders to replace the Board of Directors or management and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator, generally within ninety (90) days of the date on which they become critically undercapitalized, and are subject to other restrictions.

Business activities may be influenced by an institution’s capital classification. For example, only a “well capitalized” depository institution may accept brokered deposits without prior regulatory approval and an “adequately capitalized” institution may accept such deposits only with prior regulatory approval.

General Regulatory Considerations

Under the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”), all insured institutions must undergo regular on-site examination by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual reports to the FDIC and the appropriate agency (and state supervisor when applicable). FDICIA also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to: (i) internal controls, information systems and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; and (v) asset quality.

In response to perceived needs in financial institution regulation, Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act of 1989. That statute, called FIRREA, provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

FIRREA provides that financial institutions and their affiliated parties (such as officers and directors) may be subject to civil money penalties for certain types of violations and misconduct. In addition, the FDIC has been granted enhanced authority to withdraw or to suspend deposit insurance in certain cases. The banking regulators have not been reluctant to use the enforcement authorities provided under FIRREA. Further, regulators have broad power to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts or take other actions as determined by the ordering agency to be appropriate.

River Bank & Trust is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal stockholders and their related interests. For example, such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

Community Reinvestment Act and Fair Lending

The federal law known as the Community Reinvestment Act (“CRA”) requires that each insured depository institution shall be evaluated by its primary federal regulator with respect to its record in meeting the credit needs of its local community, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or facility.

A bank’s compliance with its CRA obligations is based on a performance-based evaluation system that bases CRA ratings on an institution’s lending, service and investment performance. When a bank holding company applies for approval to acquire a bank or other bank holding company, the Federal Reserve will review the CRA assessment of each subsidiary bank of the applicant bank holding company, and such records may be the basis for denying the application. In connection with its assessment of CRA performance, the appropriate bank regulatory agency assigns a rating of “outstanding,” “satisfactory,” “needs to improve” or “substantial noncompliance.” As of its most recent CRA examination, River Bank & Trust was rated “satisfactory.”

River Bank & Trust is also subject to certain fair lending laws which prohibit lenders from discriminating in their lending practices.

USA Patriot Act

After the terrorist attacks of September 11, 2001, Congress enacted broad anti-terrorism legislation called the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001,” which is generally known as the “USA Patriot Act.” Title III of the USA Patriot Act requires financial institutions, including River Financial and River Bank & Trust, to help prevent, detect and prosecute international money laundering and the financing of terrorism. The Department of the Treasury has adopted additional requirements to further implement Title III.

The law is intended to enhance the powers of the federal government and law enforcement organizations to combat terrorism, organized crime and money laundering. The USA Patriot Act materially amended and expanded the application of the existing Bank Secrecy Act. It provided enhanced measures regarding customer identity, new suspicious activity reporting rules and enhanced anti-money laundering programs. Under the USA Patriot Act, each financial institution is required to establish and maintain anti-money laundering compliance and due diligence programs, which include, at a minimum, the development of internal policies, procedures, and controls; the designation of a compliance officer; an ongoing employee training program; and an independent audit function to test programs. In addition, the USA Patriot Act requires regulatory agencies to consider the record of a bank or bank holding company in combating money laundering activities in their evaluation of bank and bank holding company merger or acquisition transactions.

The U.S. Treasury Department has issued regulations under the USA Patriot Act. The regulations state that a depository institution will be deemed in compliance with the USA Patriot Act provided it continues to comply with the current Bank Secrecy Act regulations. Under these regulations, a mechanism has been established for law enforcement to communicate names of suspected terrorists and money launderers to financial institutions, in return for securing the ability to promptly locate accounts and transactions involving those suspects. Financial institutions receiving names of suspects must search their account and transaction records for potential matches and report positive results to the Financial Crimes Enforcement Network (“FinCEN”). Each financial institution must designate a point of contact to receive information requests. These regulations outline how financial institutions can share information concerning suspected terrorist and money laundering activity with other financial institutions under protection from the statutory safe harbor from liability, provided each financial institution notifies FinCEN of its intent to share information.

The Department of the Treasury has also adopted regulations intended to prevent money laundering and terrorist financing through correspondent accounts maintained by U.S. financial institutions on behalf of foreign banks. Financial institutions are required to take reasonable steps to ensure that they are not providing banking services directly or indirectly to foreign shell banks.

Guidance on Commercial Real Estate Concentrations

Lending operations that involve concentrations of commercial real estate loans are subject to enhanced scrutiny by federal banking regulators. Regulators have issued guidance with respect to the risks posed by commercial real estate lending concentrations. Commercial real estate loans generally include land development, construction loans and loans secured by multifamily property and nonfarm, nonresidential real property where the primary source of repayment is derived from rental income associated with the property, but it excludes owner-occupied real estate. The guidance prescribes the following guidelines for examiners to help identify institutions that are potentially exposed to concentration risk and may warrant greater supervisory scrutiny:

•	Total loans for construction, land development and other land represent 100 percent or more of an institution’s total capital; or

•	Total commercial real estate loans represent 300 percent or more of an institution’s total capital.

FDIC Insurance Assessments

The FDIC has adopted a risk-based assessment system for insured depositary institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The assessment rate is based on a combination factors, including capital adequacy and supervisory risk.

The FDIC may terminate the deposit insurance of a bank if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Dodd-Frank Wall Street Reform and Consumer Protection Act

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. This new law has changed and is changing in significant ways the current bank regulatory structure and affects the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new implementing rules and regulations and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act may not be known for many months or years. The following summarizes just a few of the provisions of the Dodd-Frank Act.

The Dodd-Frank Act changes the types of instruments that are eligible for tier 1 capital treatment at the holding company-level. It also calls for the Federal Reserve to apply to bank holding companies the same minimum leverage and risk-based capital standards that apply to banks under the Federal Deposit Insurance Act’s prompt corrective action standards.

The Dodd-Frank Act eliminates the federal prohibitions on paying interest on demand deposits effective one year after the date of its enactment, thus allowing businesses to have interest-bearing checking accounts. Depending on competitive responses, this significant change to existing law could have an adverse impact on our interest expense.

The Dodd-Frank Act requires fees charged by banks for debit card transactions, commonly referred to as interchange fees, to be both “reasonable and proportional” to the cost incurred by the card issuer and authorizes the Federal Reserve to implement regulations with respect to this requirement. It is anticipated that this will have a negative impact on the revenue of financial institutions.

The Dodd-Frank Act also broadens the base for FDIC insurance assessments. Assessments are based on the average consolidated total assets less tangible equity capital of a financial institution. The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor.

The Dodd-Frank Act created a new Bureau of Consumer Financial Protection with broad powers to supervise and enforce consumer protection laws. The Bureau will have broad rule-making authority for a wide range of consumer protection laws that apply to all banks, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Bureau will have examination and enforcement authority over all banks with more than $10 billion in assets. Banks with less than $10 billion in assets will continue to be examined for compliance with consumer laws by their primary bank regulator.

Other Legislation and Regulation

Other legislative and regulatory proposals regarding changes in banking and the regulation of banks, thrifts and other financial institutions are considered from time to time by the executive branch of the federal government, Congress and various state governments. It cannot be predicted whether any of such legislative or regulatory proposals will be adopted and, if adopted, how these will affect River Financial and River Bank & Trust.

Monetary and Fiscal Policy

Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings and the interest received by a bank on its loans to customers and its securities holdings generally constitutes the major portion of a bank’s earnings. Thus, the earnings and growth of River Bank & Trust will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open-market dealings in United States government securities, the discount rate at which members may borrow, and reserve requirements on deposits and funds availability regulations. These instruments are used in varying combinations to influence the overall growth of bank loans, investments and deposits and also affect interest rates charged on loans or paid on deposits. The policies of the Federal Reserve have had a significant effect on the operating results of commercial banks in the past and will continue to do so in the future. The nature and timing of any future changes in Federal Reserve policies and their impact on River Bank & Trust cannot be predicted.

EXPERTS

The consolidated financial statements of River Financial as of December 31, 2014 and 2013, and for the years then ended, have been included herein in reliance upon the reports of Porter Keadle Moore, LLC, independent registered public accounting firm, appearing elsewhere herein and upon authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Keystone Bancshares, Inc. as of December 31, 2014, and 2013, and for the years then ended, have been included herein in reliance upon the reports of Mauldin & Jenkins, LLC, an independent public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the River Financial common stock to be issued in connection with the merger will be passed upon for River Financial by Jones Walker LLP, Birmingham, Alabama, River Financial’s outside legal counsel. Jones Walker LLP also provides legal advice to River Financial on a regular basis.

WHERE YOU CAN FIND MORE INFORMATION

River Financial has filed with the SEC a registration statement on Form S-4 that registers the distribution of the shares of River Financial common stock to be issued to holders of Keystone common stock in connection with the merger. This proxy statement / prospectus is a part of that registration statement and constitutes a prospectus of River Financial and a proxy statement of Keystone for the Keystone special meetings. It also constitutes a proxy statement of River Financial for the River Financial shareholder meeting.

River Financial currently does not file reports with the SEC. River Financial does, however, provide annual reports, including audited financial statements, as requested, to its shareholders in connection with its annual meeting. You may inspect or copy any materials River Financial files with the SEC at the Public Reference Room at the SEC at Room 1580, 100 F. Street, N.E., Washington, D.C. 20549. For a fee, you may also obtain copies of these materials by writing to the Public Reference Section of the Commission at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC public reference room. Any public filings River Financial makes are also available to the public from commercial document retrieval services and at the internet web site maintained by the SEC at www.sec.gov.

Neither River Financial nor Keystone has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

The representations, warranties and covenants described in this document and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of River Financial and Keystone, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between River Financial and Keystone rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of River Financial, Keystone or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by River Financial or Keystone. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement / prospectus and in the documents incorporated by reference into this proxy statement / prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED AND UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

River Financial Corporation and subsidiary

Prattville, Alabama

We have audited the accompanying consolidated statements of financial condition of River Financial Corporation and subsidiary as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of River Financial Corporation and subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Atlanta, Georgia

July 31, 2015

235 Peachtree Street NE  |  Suite 1800  |  Atlanta, Georgia 30303  |  Phone 404.588.4200  |  Fax 404.588.4222

Consolidated Statements of Financial Condition

	December 31,
	2014	2013
Cash and due from banks	$16,171,393	$14,274,907
Interest-bearing deposits in banks	6,017,615	101,008
Federal funds sold	3,180,000	16,045,000

Cash and cash equivalents	25,369,008	30,420,915

Certificates of deposit in banks	1,992,000	2,241,000
Securities available-for-sale	130,284,506	154,455,714

Loans, net of deferred fees	265,137,387	237,511,671
Less allowance for loan losses	(3,777,887)	(3,700,762)

Net loans	261,359,500	233,810,909

Premises and equipment, net	12,699,283	12,527,959
Accrued interest receivable	1,597,361	1,553,151
Bank owned life insurance	9,665,862	5,489,591
Foreclosed assets	2,339,741	427,009
Deferred income taxes	119,592	1,583,256
Other assets	1,277,513	973,760

Total assets	$446,704,366	$443,483,264

Noninterest-bearing deposits	88,839,075	89,706,096
Interest-bearing deposits	298,992,368	305,611,216

Total deposits	387,831,443	395,317,312

Short-term debt	8,042,903	9,261,184
Long-term debt	6,000,000	0
Accrued interest payable and other liabilities	799,202	649,913

Total liabilities	402,673,548	405,228,409

Common stock ($1 par value; 5,000,000 shares authorized; 3,057,612 and 3,048,612 issued; 2,998,837 and 2,988,066 shares outstanding, respectively	3,057,612	3,048,612
Additional paid in capital	35,174,678	35,045,655
Retained earnings	5,991,279	2,807,428
Accumulated other comprehensive income	606,334	(1,829,269)
Treasury stock at cost (58,775 and 60,546 shares, respectively)	(799,085)	(817,571)

Total stockholders’ equity	44,030,818	38,254,855

Total liabilities and stockholders’ equity	$446,704,366	$443,483,264

The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Income

	For The Years Ended December 31,
	2014	2013
Interest income:
Loans, including fees	$12,628,729	$12,340,816
Taxable securities	2,134,434	1,924,130
Nontaxable securities	677,280	428,882
Federal funds sold	9,531	20,604
Other interest income	23,742	25,280

Total interest income	15,473,716	14,739,712

Interest expense:
Deposits	1,243,616	1,503,764
Short term borrowings	16,595	20,602
Long term borrowings	13,413	0

Total interest expense	1,273,624	1,524,366

Net interest income	14,200,092	13,215,346
Provision for loan losses	1,056,960	957,109

Net interest income after provision for loan losses	13,143,132	12,258,237

Noninterest income:
Service charges and fees	1,795,873	1,536,495
Mortgage operations	173,557	227,400
Bank owned life insurance income	176,271	172,239
Net gain on sale of investment securities	20,034	142,205
Other noninterest income	300,873	220,762

Total noninterest income	2,466,608	2,299,101

Noninterest expense:
Salaries and employee benefits	5,630,533	5,308,291
Occupancy expenses	829,464	813,740
Equipment rentals, depreciation, and maintenance	469,557	491,811
Advertising and business development	430,851	308,040
Data processing	537,456	532,002
Foreclosed assets, net	81,483	285,925
Federal deposit insurance and other regulatory assessments	301,001	283,938
Legal and other professional services expense	255,129	302,207
Check card processing expense	266,394	242,797
Other operating expense	1,804,742	1,672,531

Total noninterest expense	10,606,610	10,241,282

Net income before income taxes	5,003,130	4,316,056
Provision for income taxes	1,523,349	1,365,508

Net income	$3,479,781	$2,950,548

Basic net earnings per common share	$1.16	$0.98
Diluted net earnings per common share	$1.13	$0.96

The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Comprehensive Income

	For The Years Ended December 31,
	2014	2013
Net income	$3,479,781	$2,950,548

Other comprehensive income, net of tax:
Investment securities available-for-sale:
Net unrealized gains (losses)	4,012,827	(4,463,051)
Reclassification adjustments for net gains realized in net income	(20,034)	(142,205)
Income tax effect	1,557,190	(1,796,049)

Other comprehensive income (loss)	2,435,603	(2,809,207)

Comprehensive income	$5,915,384	$141,341

The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Stockholders’ Equity

For The Years Ended December 31, 2014 and 2013

	Common Stock	Additional Paid In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock		Total Stockholders’ Equity
Balance at December 31, 2012	$3,048,612	$35,014,466	$(143,120)	$979,938	$		$38,899,896
Net income			2,950,548				2,950,548
Other comprehensive income (loss)				(2,809,207)			(2,809,207)
Purchase of treasury shares (60,546 shares)						(817,571)	(817,571)
Stock compensation expense		31,189					31,189

Balance at December 31, 2013	3,048,612	35,045,655	2,807,428	(1,829,269)		(817,571)	38,254,855

Net income			3,479,781				3,479,781
Other comprehensive income				2,435,603			2,435,603
Exercise of stock options	9,000	93,000				32,750	134,750
Purchase of treasury shares (11,218 shares)						(157,070)	(157,070)
Sale of treasury shares (12,989 shares)		9,099				142,806	151,905
Dividends declared ($.10 per share)			(295,930)				(295,930)
Stock compensation expense		26,924					26,924

Balance at December 31, 2014	$3,057,612	$35,174,678	$5,991,279	$606,334		$(799,085)	$44,030,818

The accompanying notes are an integral part of these financial statements.

Consolidated Statements of Cash Flows

	For The Years Ended December 31,
	2014	2013
Cash Flows From (Used For) Operating Activities:
Net Income	$3,479,781	$2,950,548
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,056,960	957,109
Provision for losses on foreclosed assets	60,000	195,000
Amortization of securities available-for-sale	1,433,651	1,463,386
Accretion of securities available-for-sale	(3,090)	(22,579)
Realized net gain on securities available-for-sale	(20,034)	(142,205)
Amortization of deferred loan fees	(192,790)	(171,037)
Stock compensation expense	26,924	31,189
Bank owned life insurance income	(176,271)	(172,239)
Depreciation and amortization of premises and equipment	514,417	545,613
Loss (gain) on sale of foreclosed assets	9,661	(5,961)
Deferred income tax (benefit)	(93,526)	151,459
(Increase) decrease in operating assets and (decrease) increase in operating liabilities:
Loans held-for-sale	(163,265)	449,225
Accrued interest receivable	(44,210)	(210,960)
Other assets	22,212	631,236
Accrued interest payable and other liabilities	149,289	613,737

Net cash from operating activities	6,059,709	7,263,521

Cash Flows From (Used For) Investing Activities:
Maturity of certificate of deposit	249,000	0
Activity in securities available-for-sale:
Sales	20,839,727	29,313,331
Maturities, payments, calls	29,433,813	37,764,489
Purchases	(23,520,066)	(100,057,206)
Loan principal originations, net	(30,674,839)	(14,778,826)
Proceeds from sale of foreclosed assets	279,685	1,052,653
Purchases of premises and equipment	(685,741)	(322,930)
(Purchase) sale of restricted equity securities, net	(162,700)	53,300
Purchase of bank owned life insurance	(4,000,000)	0

Net cash used for investing activities	(8,241,121)	(46,975,189)

Cash Flows From (Used For) Financing Activities:
Net (decrease) increase in deposits	(7,485,869)	20,595,749
Net (decrease) increase in short-term borrowings	(1,218,281)	1,384,859
Proceeds from issuance of long term debt	6,000,000	0
Proceeds from exercise of common stock options and warrants	134,750	0
Purchase of treasury stock	(157,070)	(817,571)
Sale of treasury stock	151,905	0
Cash dividends	(295,930)	0

Net cash from financing activities	(2,870,495)	21,163,037

Net Decrease In Cash And Cash Equivalents	(5,051,907)	(18,548,631)
Cash and Cash Equivalents At Beginning Of Period	30,420,915	48,969,546

Cash and Cash Equivalents At End Of Period	$25,369,008	$30,420,915

Supplemental Disclosures Of Cash Flows Information:
Cash Payments For:
Interest paid to depositors	1,249,927	1,511,978
Interest paid on borrowings	29,893	20,602
Income taxes	1,596,982	943,542

Supplemental Schedule Of Noncash Investing and Financing Activities:
Transfer of loans to foreclosed assets	2,262,078	689,887

The accompanying notes are an integral part of these financial statements.

RIVER FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 and 2013

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization — River Financial Corporation (“Corporation”) and its subsidiary bank, River Bank & Trust (“Bank”) provide banking and mortgage banking services to markets primarily to the Montgomery Alabama metropolitan area and surrounding counties in Alabama. The accounting and reporting policies of the Corporation conform to the accounting principles generally accepted in the United States of America and to general practice within the banking industry.

River Financial Corporation was formed to be the bank holding company of River Bank & Trust. Effective close of business on November 30, 2012, the Corporation and the Bank entered into an Agreement of Reorganization and Share Exchange (the Agreement) pursuant to which the Bank became a wholly-owned subsidiary of the Corporation. The Agreement provided for the exchange of 100% of the issued and outstanding shares of the Bank’s common stock for shares of the Corporation’s common stock.

In June 2010, River Bank & Trust formed River Region Properties, LLC, a single member entity. In August 2010, River Region Properties, LLC purchased an undivided 50% interest in River Centre, an office building in Montgomery, Alabama. The Bank leases a significant portion of that building for use as its East Montgomery banking office. River Region Properties, LLC is wholly-owned by River Bank & Trust.

Consolidation — The consolidated financial statements include the accounts of the Corporation, the Bank, and River Region Properties, LLC. Significant intercompany transactions have been eliminated in the consolidation.

Use of estimates — In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change, in the near term, relate to the determination of the allowance for loan losses.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains appraisals for significant collateral. While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors and other related to regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that the estimated losses on loans may change materially in the near term.

Concentrations of credit risk — Most of the Corporation’s activities are with customers located within central Alabama. The types of securities that the Corporation invests in are discussed in Note 3. The types of lending that the Corporation engages in are discussed in Note 4. The Corporation has a lending concentration in commercial real estate loans and construction and land development loans.

Cash and cash equivalents — For purposes of the statement of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which have original maturities of 90 days or less.

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

Securities available-for-sale — Securities classified as available-for-sale are those debt securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Corporation’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available-for-sale are recorded at fair value with unrealized gains or losses excluded from earnings and reported as a separate component of other comprehensive income, net of the related deferred tax effect.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains or losses on the sale of investment securities are based on the net proceeds and amortized cost of the securities sold, using the specific identification method. Declines in fair value of securities below their cost that are other than temporary are reflected as realized losses. In determining whether other than temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than costs, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Management evaluates securities for other than temporary impairment at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation.

Restricted equity securities — Restricted equity securities are investments that are restricted in marketability. The Corporation’s restricted equity securities consists of stock in the Federal Home Loan Bank of Atlanta (FHLB). No readily available market exists for this stock.

The Bank, as a member of the FHLB system, is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock. Management reviews the stock for impairment based on the ultimate recoverability of the cost basis in the FHLB stock.

Loans held for sale — Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. In 2014 and 2013, the aggregate cost approximated estimated fair value and a valuation allowance was not required.

Loans — The Corporation grants mortgage, commercial, and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout central Alabama. The ability of the Corporation’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in the area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in process of collection. Loans are typically charged-off no later than 120 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. Payments received on nonaccrual loans are generally applied to principal. However, based on

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

management’s assessment of the ultimate collectability of a nonaccrual loan, interest income may be recognized on a cash basis. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for loan losses — The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated values of any underlying collateral, levels and trends in losses and delinquencies, and prevailing economic conditions. In analyzing the adequacy of the allowance for loan losses, management utilizes a comprehensive loan grading system to determine the risk potential in the portfolio and also considers the results of independent third party credit reviews. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired for which an allowance is established when the discounted cash flows, the collateral value, or observable market price of the impaired loan is lower than the carrying value of the loan. The general component covers non-impaired loans and is based on historical charge-off experience adjusted for various qualitative factors.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Corporation over the most recent 3 years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentration.

A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect all scheduled payments of principal and interest from the borrower in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for larger balance loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Payments received on impaired nonaccrual loans are generally applied to principal.

Impaired loans include nonperforming loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties. The concessions granted generally involve the modification of terms of the loan, such as changes in payment schedule or interest rate, which generally would not otherwise be considered. In determining whether a borrower is experiencing financial

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

difficulties, the Bank considers if the borrower is in payment default or would be in payment default in the foreseeable future without the modification, the borrower declared or is in the process of declaring bankruptcy, the borrower’s projected cash flows will not be sufficient to service any of its debt, or the borrower cannot obtain funds from sources other than the Bank at a market rate for debt with similar characteristics. Restructured loans can involve loans remaining on nonaccrual, moving to nonaccrual or continuing on accrual status, depending on the individual facts and circumstances of the borrower. Nonaccrual restructured loans are included and treated with all other nonaccrual loans. In addition, all accruing restructured loans are being reported as troubled debt restructurings. Generally, restructured loans remain on nonaccrual until the customer has attained a sustained period of repayment performance under the modified loan terms (generally a minimum of six months). However, performance prior to the restructuring, or significant events that coincide with the restructuring, are considered in assessing whether the borrower can meet the new terms and whether the loan should be returned to or maintained on nonaccrual status. If the borrower’s ability to meet the revised payment schedule is not reasonably assured, the loan remains on nonaccrual.

Larger balance loans are individually evaluated for impairment. Smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify smaller balance loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Under current accounting standards, the Corporation must present several additional disclosures relating to loans and the allowance for loan losses. The data is broken out into two subsets, portfolio segment and class. The portfolio segment level is defined as the level where financing receivables are aggregated in developing the Corporation’s systematic method for calculating its allowance for credit losses. The class level is the second level at which credit information will be presented and represents the categorization of financing related receivables at a slightly less aggregated level than the portfolio segment level. The following portfolio segments have been identified: Commercial Real Estate, Residential Real Estate, Construction and Land Development, Commercial, and Consumer.

Commercial real estate consists of borrowings secured by owner-occupied, non-owner-occupied, and farmland real estate. Repayment of these loans is dependent upon rental income or the subsequent sale of the property for loans secured by non-owner-occupied commercial real estate and by cash flows from business operations for owner-occupied commercial real estate. Loans for which the source of repayment is rental income are primarily impacted by local economic conditions which dictate occupancy rates and the amount of rent charged. Commercial real estate loans that are dependent on cash flows from operations can also be adversely affected by current market conditions for their product or service.

Residential real estate loans consist of loans to individuals for the purchase of their primary residences with repayment primarily through wage or other income sources of the individual borrower. The Corporation’s loss exposure to these loans is dependent on local market conditions for residential properties as loan amounts are determined, in part, by the fair value of the property at origination.

Construction and land development loans include real estate secured construction and land development loans which are made to acquire land or finance development preparatory to erecting residential or commercial structures. The full value of the collateral does not exist at the time the loan is granted and completion of the project within specified costs and time limits results in additional risk. Repayment of these loans is dependent upon rental income or the subsequent sale of the property.

Commercial loans consist of borrowings for commercial purposes to individuals, corporations, partnerships, sole proprietorships, and other business enterprises. Commercial loans are generally secured by business assets such as equipment, accounts receivable, inventory, or any other asset excluding real estate and generally made to finance capital expenditures or operations. Commercial loans also include loans to finance agricultural

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

production and other loans to farmers. The Corporation’s risk exposure is related to deterioration in the value of collateral securing the loan should foreclosure become necessary. Generally, business assets used or produced in operations do not maintain their value upon foreclosure which may require the Corporation to write down the value significantly to sell.

Consumer loans are comprised of loans to individuals both unsecured and secured by automobiles or other personal assets. These loans typically have maturities of five years or less with repayment dependent on individual wages and income. The risk of loss on consumer loans is elevated as the collateral securing these loans, if any, rapidly depreciate in value or may be worthless and/or difficult to locate if repossession is necessary.

Off-balance sheet credit related financial instruments — In the ordinary course of business, the Corporation may enter into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Foreclosed assets — Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and provisions for foreclosed asset losses to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Revenue and expense from the operations of foreclosed assets and provisions for foreclosed asset losses are netted and included as a separate line item under noninterest expenses.

Premises and equipment — Land is carried at cost. Other premises and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases if shorter. The estimated useful life for buildings is generally 40 years and generally 3 to 25 years for furniture and equipment. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Transfers of financial assets — Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Advertising costs — Advertising costs are expensed as incurred.

Employee benefit plan — The Corporation provides a 401(k), which covers substantially all of the Corporation’s employees who are eligible, as to age and length of service. A participant may elect to make contributions up to $17,500 of the participant’s annual compensation in 2014 and 2013.

The Corporation makes matching contributions up to 3% of each participant’s annual compensation and the Corporation matches 50% of the next 2% contributed by the employee. Contributions to the plan by the Corporation were $143,745 and $136,038 in the years ended December 31, 2014 and 2013, respectively.

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock compensation plan — The Corporation accounts for its stock based compensation plan based on FASB ASC 718, Compensation — Stock Compensation, which requires recognizing expense for options granted equal to the grant-date fair value of the unvested amounts over their remaining vesting period. The Corporation estimates the value of its stock options using the calculated value on the grant date. The Corporation measures compensation cost of employee stock options based on the calculated value instead of fair value because it is not practical to estimate the volatility of its share price. The calculated value method requires that a volatility assumption used in an option-pricing model be based on the historical volatility of an appropriate industry sector index.

The Corporation uses the Black-Scholes model to estimate the calculated value of its share-based payments. The volatility assumption used in the Black-Scholes model was estimated based on other similar community banking organizations in Alabama.

Compensation cost has been measured using the calculated value of the award on the grant date and is recognized over the period the employee is required to provide services for the award.

Bank-owned life insurance — Bank-owned life insurance consists of investments in life insurance policies on certain officers. The policies are carried at their net cash surrender value. Changes in the policy value are recorded as an adjustment to the carrying value with the corresponding amount recognized as non-interest income or expense. Earnings on these policies are based on the net earnings on the cash surrender value policies.

Income taxes — The Corporation accounts for income taxes in accordance with income tax accounting guidance (FASB ASC 740, Income Taxes) which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Corporation determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense (benefit) results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it’s more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Corporation recognizes interest and penalties on income taxes in other noninterest expense.

Earnings per common share — Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. The weighted average number of common shares outstanding was 2,992,315 and 3,015,928 for the years ended December 31, 2014 and 2013, respectively. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding and potential common shares. The fully diluted weighted

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

average number of common shares outstanding was 3,086,740 and 3,065,688 for the years ended December 31, 2014 and 2013, respectively. Potential common shares consist of stock options. Stock options are described more fully in Note 12, Stock Compensation Plan.

Comprehensive income — Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains on securities available-for-sale, and unrealized losses related to factors other than credit on debt securities, if any, which are also recognized as separate components of equity. For the years ended December 31, 2014 and 2013, the only component of other comprehensive income was unrealized gains and losses on securities available for sale.

Fair value measurements — Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 18. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Recent Accounting Pronouncements — In January 2014, the FASB amended existing guidance to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additional disclosures are required. The guidance is effective for the Corporation for fiscal years beginning after December 15, 2014. The adoption of this standard is not expected to have a material effect on the Corporation’s financial statements.

In August 2014, the FASB issued ASU 2014-14, Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure, which requires, if certain conditions are met, an entity to derecognize a mortgage loan with a government guarantee upon foreclosure and to recognize a separate other receivable. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor.

The guidance is effective for the Corporation for fiscal years beginning after December 15, 2014. The adoption of this standard is not expected to have a material effect on the Corporation’s financial statements.

NOTE 2 — RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS:

The Bank is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2014 and 2013, the required reserve amount was $1,300,000 and $545,000, respectively.

NOTE 3 — SECURITIES:

Debt securities have been classified in the statements of financial condition according to management’s intent. The amortized cost and fair value of securities, with gross unrealized gains and losses at December 31, 2014 and 2013, were as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2014:
Securities available-for-sale:
Residential mortgage-backed	$72,578	$478	$(247)	$72,809
U.S. govt. sponsored enterprises	31,467	128	(314)	31,281
State, county, and municipal	24,246	1,004	(57)	25,193
Corporate debt obligations	1,000	2	—	1,002

Totals	$129,291	$1,612	$(618)	$130,285

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2013:
Securities available-for-sale:
Residential mortgage-backed	$94,618	$252	$(1,294)	$93,576
U.S. govt. sponsored enterprises	40,035	23	(1,227)	38,831
State, county, and municipal	21,802	55	(806)	21,051
Corporate debt obligations	1,000	—	(2)	998

Totals	$157,455	$330	$(3,329)	$154,456

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2014 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
	(In Thousands)
Securities available-for-sale
After one year through five years	$6,106	$6,126
After five years through ten years	11,985	11,994
After ten years	38,622	39,356

	56,713	57,476
Residential mortgage-backed securities	72,578	72,809

Totals	$129,291	$130,285

Securities with a carrying value of $21,941,801 and $22,494,687 were pledged as collateral on public deposits at December 31, 2014 and 2013, respectively. At December 31, 2014 and 2013 the carrying amount of securities pledged to secure repurchase agreements was $16,109,523 and $14,264,375, respectively.

NOTE 3 — SECURITIES: (continued)

The proceeds and gross gains and losses from sales of available for sale securities for the years ended December 31, 2014 and 2013 are as follows (in thousands):

	Year ended December 31:
	2014	2013
Realized Gains (Losses)-Securities Sales:
Gross gains	$148	$250
Gross losses	(128)	(108)

Investment securities gains, net	$20	$142

Proceeds from sales of investment securities	$20,840	$29,313

The following table shows the gross unrealized losses and fair value of the Corporation’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous loss position at December 31, 2014 and 2013. Available-for-sale securities that have been in a continuous unrealized loss position are as follows (in thousands):

	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2014:
Securities available-for-sale:
Residential mortgage-backed	$3,407	$14	$22,415	$233	$25,822	$247
U.S. govt. sponsored enterprises	6,053	20	13,231	294	19,284	314
State, county & municipal	1,616	19	1,724	38	3,340	57

Totals	$11,076	$53	$37,370	$565	$48,446	$618

December 31, 2013:
Securities available-for-sale:
Residential mortgage-backed	$61,696	$1,161	$10,051	$133	$71,747	$1,294
U.S. govt. sponsored enterprises	36,026	1,057	1,772	170	37,798	1,227
State, county & municipal	13,465	567	2,451	239	15,916	806
Corporate debt	998	2	—	—	998	2

Totals	$112,185	$2,787	$14,274	$542	$126,459	$3,329

At December 31, 2014, thirty-one (31) debt securities had unrealized losses with aggregate depreciation of 1.27% from the Bank’s amortized cost basis. These unrealized losses relate principally to current interest rates for similar types of securities. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts’ reports. Because the Bank does not intend to sell the investments and it is not more likely than not that the Bank will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Bank does not consider those investments to be other-than-temporarily impaired at December 31, 2014.

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES:

The composition of net loans as of December 31, 2014 and 2013 follows (in thousands):

	2014	2013
Residential real estate:
Closed-end 1-4 family — first lien	$49,198	$33,193
Closed-end 1-4 family — junior lien	1,638	2,015
Multi-family	5,455	5,496
Equity lines of credit	16,433	14,031

Total residential real estate	72,724	54,735

Commercial real estate:
Nonfarm nonresidential	90,657	89,629
Farmland	8,496	10,072

Total commercial real estate	99,153	99,701

Construction and land development:
Residential	6,792	5,150
Other	18,187	19,233

Total construction and land development	24,979	24,383

Commercial loans:
Other commercial loans	49,156	43,060
Agricultural	676	708
State, county, and municipal loans	5,987	3,175

Total commercial loans	55,819	46,943

Consumer loans	12,912	12,109

Total gross loans	265,587	237,871
Allowance for loan losses	(3,778)	(3,701)
Net deferred loan fees	(449)	(359)

Net loans	$261,360	$233,811

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

The following tables present the contractual aging of the recorded investment (accrued interest has been excluded because of its insignificance) in past due loans as of December 31, 2014 and 2013 (amounts in thousands):

	Accruing Loans
As of December 31, 2014	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual Loans	Total Loans
Mortgage loans on real estate:
Residential	$55,702	$358	$—	$231	$56,291
Commercial real estate	98,397	462	294	—	99,153
Construction and land development	24,879	—	100	—	24,979
Equity lines of credit	16,097	—	—	336	16,433

Total mortgage loans on real estate	195,075	820	394	567	196,856

Commercial loans	55,588	189	30	12	55,819
Consumer loans	12,821	65	—	26	12,912

Total Loans	$263,484	$1,074	$424	$605	$265,587

	Accruing Loans
As of December 31, 2013	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual Loans	Total Loans
Mortgage loans on real estate:
Residential	$40,392	$287	$—	$25	$40,704
Commercial real estate	98,125	702	175	699	99,701
Construction and land development	23,560	—	—	823	24,383
Equity lines of credit	13,524	160	—	347	14,031

Total mortgage loans on real estate	175,601	1,149	175	1,894	178,819

Commercial loans	46,888	40	—	15	46,943
Consumer loans	11,996	101	—	12	12,109

Total Loans	$234,485	$1,290	$175	$1,921	$237,871

The Corporation uses a numerical credit risk rating system from 1 to 8 to assess the credit risk inherent in its loan portfolio with loans rated a 1 having the lowest credit risk and loans rated 8 having the highest credit risk. Loans with credit risk ratings of 1 to 5 are considered passing grade or acceptable quality. Loans with credit risk ratings of 6 to 8 are considered to have less than acceptable credit quality. Among other factors, the Corporation categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt as structured such as current financial information, historical payment experience, credit documentation, collateral identification and valuation, public information, and current economic trends. The Corporation analyzes loans individually by classifying the loans as to credit risk. Risk ratings are reviewed through various channels including the loan approval process, the loan reporting process, the external loan review process and through the regulatory review process. The Corporation uses the following definitions for risk ratings:

Loan Grade 1 — Excellent

Loans graded Excellent exhibit strong financial condition indicated by profitability, positive trends in financial ratios, excellent repayment capabilities, very conservatively leveraged balance sheets with substantial verifiable net worth. Both primary and secondary sources of repayment should be dependable and well defined. The borrower should have the ability to access a wide range of financing alternatives. Financial statements should be of superior quality and must be produced in a timely manner. The borrower should be in a non-cyclical industry that is less at risk in an economic downturn or less subject to fierce competitive factors. Loans graded Excellent should be secured by the Bank’s certificate of deposit, U.S. Government guaranties or U.S Government securities.

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

Loan Grade 2 — Minimal Risk

These loans are to the most creditworthy customers. Borrower is judged to be of very high quality. Repayment is considered very strong, with very little susceptibility to the economic cycle or changes in the business environment. The borrower has exceptional financial ratios and operating trends including continuing increasing positive earnings history, substantial cash flow for debt service, capital base is exceptionally strong and a very high level of liquidity. Primary and secondary repayment sources are well defined and easily identifiable. Debt could be refinanced with little if any difficulty. Management has an excellent ability and track record, long term stability and experience, and an excellent reputation in the industry. Collateral is generally liquid or a readily marketable asset and, in any case, the collateral margin leaves minimal room for loss.

Loan Grade 3 — Above Average

These loans are to borrowers who maintain sound condition and favorable operating results with typical cyclical adjustments, with the overall financial condition of the borrower considered good to above average. Management has strong ability and track record and is both stable and experienced. The borrower’s historical performance is considered above average. Financial ratios and operating trends are solid with continued positive earnings, sufficient cash flow coverage for debt service and sound capital base with leverage ratios at normal industry standards. Primary repayment source is well-defined and easily identifiable. Secondary repayment source is considered strong without reliance on endorsers or guarantors. Future prospects for the company are considered good.

Loan Grade 4 — Average

These are loans to borrowers that do not require more than normal officer attention and are determined capable of repaying their indebtedness as agreed. Generally, collateral is acceptable and adequate. Financial information is acceptable and banking decisions can be made based on the information. Financial condition is secure, with overall trends showing continued stability. Profitability is positive and stable, cash flow trends are positive and capital base is adequate. Management may or may not have adequate experience but can be relied upon. Loans meet credit and policy requirements and contain no unusual elements of risk.

Loan Grade 5 — Marginally Acceptable

Loans rated Marginally Acceptable generally exhibit the following characteristics. Cash flows are sufficient to satisfy debt service requirements in the case of a start-up or turn around and it must be within expected projection tolerances. Leverage is above a comfortable level and/or the company is undercapitalized. Some declining trends exist in margins, ratios and/or cash flow. Weaknesses in financial performance are mitigated by one or more offsetting strengths. Underwriting standards are somewhat weak at inception and/or terms are subsequently relaxed versus policy. Although profits do not appear to justify, large owner withdrawals or compensations are taken. Management is satisfactory, but profitability may be affected by tax considerations, extraordinary events, or mistakes in business strategy. Primary borrowing relationship is with another lender or borrower has minimum deposit accounts. Guarantors have strong net worth but assets may be concentrated in real estate.

Loan Grade 6 — Special Mention

A Special Mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of repayment prospects for the asset or in the bank’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant an adverse classification.

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

Included in this loan grade are both individuals and/or businesses that are vulnerable to downturns in economic conditions. The sale of the customer’s products could be adversely impaired due to current economic conditions. Once the economic conditions improve, the loan grade should improve provided the customer’s loan is current and the borrower’s financial condition has not deteriorated.

These loans have one or more deficiencies, which if not corrected could lead to the deterioration of the credit. Characteristics often found in this type of loan include excessive financial leverage; minimal or negative net worth; margins and financial ratios are below industry average; downward trends in profitability and cash flow are evident; some delinquencies may exist; adequate financial statements are not produced and/or provided timely; or uncooperative attitude exists; frequently has unexpected needs for working capital or term financing; serious documentation deficiencies which might significantly impact the bank’s position if uncorrected. Loan officers must identify these loans early so that corrective action may be implemented to prevent further deterioration.

Loan Grade 7 — Substandard

Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledge, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Corporation will sustain some loss if the deficiencies are not corrected.

Characteristics often found in this type of loan include long history of past dues; losses have eroded net worth so that the survivability of the business is in question; cash flows are well below amount needed to meet scheduled obligations; collateral values reflect some deficiency or sources of repayments are believed to offer only marginal protection at best; violations of financial covenants or loan policy are significant and difficult to correct; financial information is poor in quality, stale and not meaningful for analysis; loan has been placed on non-accrual.

Loan Grade 8 — Doubtful

Loans classified Doubtful have all the weaknesses inherent in those classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

Characteristics often found in this type loan include cash flow or working capital seriously deficient; significant negative trends existing in several areas; bank will have to rely on the liquidation of collateral or payments from guarantors; business is on the verge of closing and being sold or liquidated; at least 50% of the loan will be charged off if collateral and guarantors are sole source of repayment; prospects for alternative financing sources are nil.

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

As of December 31, 2014 and 2013, based on the most recent analysis performed, the risk categories of loans by class of loans are as follows (amounts in thousands):

	Accruing Loans
As of December 31, 2014	Pass	Special Mention	Substandard	Nonaccrual Loans	Total Loans
Mortgage loans on real estate:
Residential	$47,200	$7,868	$992	$231	$56,291
Commercial real estate	88,838	8,113	2,202	0	99,153
Construction and land development	21,131	3,680	168	0	24,979
Equity lines of credit	15,287	785	25	336	16,433

Total mortgage loans on real estate	172,456	20,446	3,387	567	196,856

Commercial loans	52,327	3,294	186	12	55,819
Consumer loans	11,346	441	1,099	26	12,912

Total Loans	$236,129	$24,181	$4,672	$605	$265,587

	Accruing Loans
As of December 31, 2013	Pass	Special Mention	Substandard	Nonaccrual Loans	Total Loans
Mortgage loans on real estate:
Residential	$30,751	$9,312	$616	$25	$40,704
Commercial real estate	87,774	8,005	3,223	699	99,701
Construction and land development	19,376	4,078	106	823	24,383
Equity lines of credit	12,776	796	112	347	14,031

Total mortgage loans on real estate	150,677	22,191	4,057	1,894	178,819

Commercial loans	40,916	5,958	54	15	46,943
Consumer loans	10,443	515	1,139	12	12,109

Total Loans	$202,036	$28,664	$5,250	$1,921	$237,871

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

Activity in the allowance for loans losses for the years ended December 31, 2014 and 2013 by each loan portfolio class is as follows:

	Real Estate Mortgage Loans
(In Thousands)	Residential	Commercial	Construction and Land Development	Home Equity Lines Of Credit	Commercial	Consumer	Total
Allowance for Loan Losses
Balance — January 1, 2014	$181	$1,674	$663	$435	$535	$213	$3,701
Provision for loan losses	157	267	169	25	122	317	1,057
Loan charge-offs	(34)	(690)	(258)	(26)	(126)	(97)	(1,231)
Loan recoveries	—	16	54	2	120	59	251

Balance — December 31, 2014	$304	$1,267	$628	$436	$651	$492	$3,778

	Real Estate Mortgage Loans
(In Thousands)	Residential	Commercial	Construction and Land Development	Home Equity Lines Of Credit	Commercial	Consumer	Total
Allowance for Loan Losses
Balance — January 1, 2013	$138	$1,228	$1,180	$442	$468	$418	$3,874
Provision for loan losses	149	476	107	(9)	237	(3)	957
Loan charge-offs	(171)	(30)	(657)	—	(214)	(239)	(1,311)
Loan recoveries	65	—	33	2	44	37	181

Balance — December 31, 2013	$181	$1,674	$663	$435	$535	$213	$3,701

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans, which includes the unpaid principal balance, net of partial charge-offs (accrued interest has been excluded because of its insignificance) based on impairment method as of December 31, 2014 and 2013 (in thousands).

	Evaluated Individually For Impairment		Evaluated Collectively For Impairment		Totals
December 31, 2014	Recorded Investment	Allowance	Recorded Investment	Allowance	Recorded Investment	Allowance
Mortgage loans on real estate:
Residential	$1,036	$—	$55,255	$304	$56,291	$304
Commercial real estate	2,173	623	96,980	644	99,153	1,267
Construction and land development	100	45	24,879	583	24,979	628
Equity lines of credit	336	336	16,097	100	16,433	436

Total mortgage loans on real estate	3,645	1,004	193,211	1,631	196,856	2,635

Commercial loans	179	181	55,640	470	55,819	651
Consumer loans	1,054	300	11,858	192	12,912	492

Total Loans	$4,878	$1,485	$260,709	$2,293	$265,587	$3,778

	Evaluated Individually For Impairment		Evaluated Collectively For Impairment		Totals
December 31, 2013	Recorded Investment	Allowance	Recorded Investment	Allowance	Recorded Investment	Allowance
Mortgage loans on real estate:
Residential	$572	$23	$40,132	$158	$40,704	$181
Commercial real estate	3,802	1,101	95,899	573	99,701	1,674
Construction and land development	924	115	23,459	548	24,383	663
Equity lines of credit	347	347	13,684	88	14,031	435

Total mortgage loans on real estate	5,645	1,586	173,174	1,367	178,819	2,953

Commercial loans	26	28	46,917	507	46,943	535
Consumer loans	1,110	19	10,999	194	12,109	213

Total Loans	$6,781	$1,633	$231,090	$2,068	$237,871	$3,701

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

The following tables present the Corporation’s recorded investment in impaired loans as of December 31, 2014, which includes the unpaid principal balance, net of partial charge-offs. Accrued interest has been excluded because of its insignificance (in thousands).

	Recorded Investment	Impaired Loans With No Related Allowance	Impaired Loans With Related Allowance	Related Allowance for Loan Losses
Impaired Loans on Non-accrual Status
Mortgage loans on real estate:
Residential	$204	$204	$—	$—
Commercial real estate	—	—	—	—
Construction and land development	—	—	—	—
Equity lines of credit	336	—	336	336

Total mortgage loans on real estate	540	204	336	336
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—

Total Loans	$540	$204	$336	$336

	Recorded Investment	Impaired Loans With No Related Allowance	Impaired Loans With Related Allowance	Related Allowance for Loan Losses
Impaired Loans on Accrual Status
Mortgage loans on real estate:
Residential	$832	$832	$—	$—
Commercial real estate	2,173	1,075	1,098	623
Construction and land development	100	—	100	45
Equity lines of credit	—	—	—	—

Total mortgage loans on real estate	3,105	1,907	1,198	668
Commercial loans	179	—	179	181
Consumer loans	1,054	—	1,054	300

Total Loans	$4,338	$1,907	$2,431	$1,149

	Recorded Investment	Impaired Loans With No Related Allowance	Impaired Loans With Related Allowance	Related Allowance for Loan Losses
Total Impaired Loans
Mortgage loans on real estate:
Residential	$1,036	$1,036	$—	$—
Commercial real estate	2,173	1,075	1,098	623
Construction and land development	100	—	100	45
Equity lines of credit	336	—	336	336

Total mortgage loans on real estate	3,645	2,111	1,534	1,004
Commercial loans	179	—	179	181
Consumer loans	1,054	—	1,054	300

Total Loans	$4,878	$2,111	$2,767	$1,485

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

The following tables present the Corporation’s recorded investment in impaired loans as of December 31, 2013, which includes the unpaid principal balance, net of partial charge-offs. Accrued interest has been excluded because of its insignificance (in thousands).

	Recorded Investment	Impaired Loans With No Related Allowance	Impaired Loans With Related Allowance	Related Allowance for Loan Losses
Impaired Loans on Non-accrual Status
Mortgage loans on real estate:
Residential	$—	$—	$—	$—
Commercial real estate	699	—	699	370
Construction and land development	823	647	176	68
Equity lines of credit	347	—	347	347

Total mortgage loans on real estate	1,869	647	1,222	785

Commercial loans	—	—	—	—
Consumer loans	—	—	—	—

Total Loans	$1,869	$647	$1,222	$785

	Recorded Investment	Impaired Loans With No Related Allowance	Impaired Loans With Related Allowance	Related Allowance for Loan Losses
Impaired Loans on Accrual Status
Mortgage loans on real estate:
Residential	$572	$437	$135	$23
Commercial real estate	3,103	706	2,397	731
Construction and land development	101	—	101	47
Equity lines of credit	—	—	—	—

Total mortgage loans on real estate	3,776	1,143	2,633	801

Commercial loans	26	—	26	28
Consumer loans	1,110	510	600	19

Total Loans	$4,912	$1,653	$3,259	$848

	Recorded Investment	Impaired Loans With No Related Allowance	Impaired Loans With Related Allowance	Related Allowance for Loan Losses
Total Impaired Loans
Mortgage loans on real estate:
Residential	$572	$437	$135	$23
Commercial real estate	3,802	706	3,096	1,101
Construction and land development	924	647	277	115
Equity lines of credit	347	—	347	347

Total mortgage loans on real estate	5,645	1,790	3,855	1,586

Commercial loans	26	—	26	28
Consumer loans	1,110	510	600	19

Total Loans	$6,781	$2,300	$4,481	$1,633

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES: (continued)

The following table presents the average recorded investment in impaired loans and the interest income recognized on impaired loans in the years ended December 31, 2014 and 2013 by loan category (in thousands).

	2014		2013
	Recorded Investment	Interest Income	Recorded Investment	Interest Income
Mortgage loans on real estate:
Residential real estate	$928	$76	$458	$46
Commercial real estate	2,822	95	3,600	133
Construction and land development	568	7	1,459	9
Equity lines of credit	428	1	464	4

Total mortgage loans on real estate	4,746	179	5,981	192

Commercial loans	132	9	93	4
Consumer loans	1,124	44	1,158	65

Total Loans	$6,002	$232	$7,232	$261

NOTE 5 — FORECLOSED ASSETS:

Other real estate and certain other assets acquired in foreclosure are carried at the lower of the recorded investment in the loan or fair value less estimated costs to sell the property. An analysis of foreclosed properties for the years ended December 31, 2014 and 2013 follows (in thousands):

	2014	2013
Balance at beginning of year	$427	$979
Transfers from loans	2,262	690
Foreclosed property sold	(289)	(1,047)
Write-downs of foreclosed property	(60)	(195)

Balance at end of year	$2,340	$427

Expenses applicable to foreclosed assets for the years ended December 31, 2014 and 2013 include the following (in thousands):

	2014	2013
Net loss (gain) on sales of foreclosed assets	$10	$(6)
Write-down of foreclosed property	60	195
Operating expenses, net of rental income	12	97

Total	$82	$286

NOTE 6 — OTHER ASSETS:

The following is a summary of other assets at December 31, 2014 and 2013 (in thousands):

	2014	2013
Prepaid expenses	$295	$321
Loans held for sale	163	—
Restricted equity securities	669	507
Other	151	146

Totals	$1,278	$974

NOTE 7 — PREMISES AND EQUIPMENT, NET:

The major classes of premises and equipment and the total accumulated depreciation as of December 31, 2014 and 2013 are as follows (in thousands):

	2014	2013
Land and improvements	$3,480	$3,064
Buildings and improvements	8,884	8,746
Leasehold improvements	640	640
Furniture, equipment, and vehicle	2,970	2,930

Total	15,974	15,380
Accumulated depreciation	(3,275)	(2,852)

Premises and equipment, net	$12,699	$12,528

Depreciation expense for the years ended December 31, 2014 and 2013 totaled $514,417 and $545,613, respectively.

NOTE 8 — DEPOSITS:

The composition of deposits as of December 31, 2014 and 2013 is as follows (in thousands):

	2014	2013
Demand deposits, non-interest bearing	$88,839	$89,706
Demand deposits, interest bearing	118,644	116,597
Money market accounts	71,708	69,933
Savings deposits	9,494	7,353
Time certificates of $250,000 or more	17,168	19,559
Other time certificates	81,978	92,169

Totals	$387,831	$395,317

At December 31, 2014, the scheduled maturities of certificates of time deposit are as follows (in thousands):

2015	$72,205
2016	$16,611
2017	$8,542
2018	$769
2019	$1,019

Total	$99,146

NOTE 9 — SHORT-TERM BORROWINGS:

Securities sold under agreement to repurchase — Securities sold under agreement to repurchase are sold for one business day only. Securities sold under these agreements are held in safekeeping by the Bank’s primary correspondent bank and may not be pledged, assigned, sold, or otherwise transferred or utilized by the customer. Interest rates on securities sold under agreement to repurchase are determined daily by the Bank.

Securities sold under agreements to repurchase amounted to $8,042,903 and $9,261,184 at December 31, 2014 and 2013, respectively. The agreements are secured by debt securities with a fair value of approximately $16,110,000 and $14,264,000 at December 31, 2014 and 2013, respectively. The weighted average interest rate on these agreements was 0.15% and 0.22% during the years ended December 31, 2014 and 2013, respectively.

NOTE 9 — SHORT-TERM BORROWINGS: (continued)

Federal funds purchased — At December 31, 2014 the Bank had a federal fund lines available of $13,000,000 with various correspondent banks. There were no federal funds purchased at December 31, 2014 or 2013.

NOTE 10 — LONG-TERM BORROWINGS:

The Bank is a member of the Federal Home Loan Bank and may borrow short-term and long-term funds up to 20% of the Bank’s total assets. Pursuant to collateral agreements with the Federal Home Loan Bank, all borrowings are secured by a blanket lien on qualified collateral, which includes a variable percentage of commercial real estate loans, multifamily real estate loans, one to four family residential real estate loans, and home equity lines of credit. The qualifying amount of the loans pledged as collateral was approximately $71,227,000 and $84,271,000 as of December 31, 2014 and 2013, respectively. At December 31, 2014 and 2013, the Bank had approximately and $23,461,000 and $31,177,000 available to borrow from the Federal Home Loan Bank.

At December 31, 2014, the Bank had fixed rate FHLB advances outstanding of $6,000,000 with a weighted average interest rate of .69%. $2,000,000 of the FHLB advances mature in 2015. The remaining $4,000,000 of the FHLB advances mature in 2016.

NOTE 11 — INCOME TAXES:

The provision for income taxes consists of the following for the years ended December 31, 2014 and 2013 (in thousands):

	2014	2013
Current income taxes:
Federal	$1,445	$1,095
State	172	120

Total current income tax expense	1,617	1,215
Deferred income tax expense	(94)	151

Total income tax expense	$1,523	$1,366

The net deferred tax assets at December 31, 2014 and 2013 consist of the following (in thousands):

	2014	2013
Deferred tax assets:
Unamortized organizational costs	$125	$145
Allowance for loan losses	909	872
Deferred loan fees	173	137
Foreclosed asset expenses	34	31
Net unrealized loss on securities available for sale	—	1,170
Other	25	34

Total deferred tax assets	1,266	2,389

Deferred tax liabilities:
Net unrealized gain on securities available-for-sale	(388)	—
Depreciation	(758)	(806)

Total deferred tax liabilities	(1,146)	(806)

Net deferred tax (liabilities) assets	$120	$1,583

NOTE 11 — INCOME TAXES: (continued)

Income taxes from continuing operations for financial reporting purposes differs from amounts computed by applying the statutory federal income tax rate of 34% for the years ended December 31, 2014 and 2013 as shown in the following table (in thousands):

	2014	2013
Net income before taxes	$5,003	$4,316
Statutory federal tax rate	34%	34%

Tax on income at statutory federal income tax rate	1,701	1,467
Increase (decrease) resulting from:
Federal income tax benefit of state income taxes	(57)	(40)
Tax exempt income from bank-owned life insurance	(60)	(58)
Tax exempt interest on loans	(25)	—
Tax exempt interest on investments	(230)	(145)
Nondeductible expenses	22	22
State income tax	172	120

Income taxes from continuing operations	$1,523	$1,366

Effective tax rate	30.4%	31.6%

The Corporation and its subsidiary files income tax returns in the federal jurisdiction and the State of Alabama. With few exceptions, the tax returns of the Bank for years before 2011 are no longer subject to federal or state and local income tax examinations by tax authorities.

NOTE 12 — COMMITMENTS AND CONTINGENCIES:

Credit-related financial instruments — The Corporation is party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial condition.

The Corporation’s exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual amount of those instruments. The Corporation follows the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The following is a summary of the Corporation’s commitments as of December 31, 2014 and 2013 (in thousands):

	2014	2013
Commitments to extend credit	$63,219	$56,245
Standby letters of credit	2,482	2,482

Totals	$65,701	$58,727

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate, and income-producing commercial properties.

NOTE 12 — COMMITMENTS AND CONTINGENCIES: (continued)

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation generally holds collateral supporting those commitments. Collateral held varies, as specified above, and is required in instances that the Corporation deems necessary.

The Corporation has guaranteed certain credit cards issued to customers through the Corporation’s primary correspondent bank. The credit risk involved in these guarantees is essentially the same as that involved in extending loan facilities to customers. Collateral held varies, as specified above, and is required in instances that the Bank deems necessary. The guaranteed amount at December 31, 2014 and 2013 was approximately $473,300 and $492,600, respectively.

At December 31, 2014 and 2013, the carrying amount of liabilities related to the Corporation’s obligation to perform under financial standby letters of credit was insignificant. The Corporation has not been required to perform on any financial standby letters of credit, and the Corporation has not incurred any losses on financial standby letters of credit for the years ended December 31, 2014 and 2013.

•	Lease commitments — The Corporation leases buildings, property, office furniture, and equipment under various operating leases. Rent expense was approximately $357,000 and $339,000 for the years ended December 31, 2014 and 2013.

Future minimum rental commitments under non-cancellable leases are as follows:

2015	$522,915
2016	526,598
2017	524,982
2018	509,982
2019	516,529
2020 and thereafter	2,197,972

Totals	$4,798,978

Financial instruments with concentration of credit risk — Concentration by geographic location — The Corporation makes commercial, residential, and consumer loans to customers in Autauga, Elmore, Montgomery, and the adjoining counties in central Alabama. A substantial portion of the Corporation’s customers’ abilities to honor their contracts is dependent on the business and local economy in central Alabama.

Concentration of credit: The Corporation maintains its cash accounts at the Federal Home Loan Bank and various commercial banks that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per institution. The Corporation’s management monitors these institutions on a quarterly basis to determine that the institutions meet well-capitalized guidelines as established by the FDIC and various asset quality and profitability information. In addition, federal funds sold are not insured or guaranteed by other parties.

Correspondent lending agreements — The Corporation has entered into correspondent lending agreements with various mortgage lenders. The agreements provide that the Corporation intends to, from time to time, offer to the mortgage lender for funding, conventional mortgage loans which the Corporation has originated and for which it has obtained credit and appraisal documentation. Such agreements do not commit the Corporation to offer mortgage loans to the mortgage lender or obligate the mortgage lender to accept any loan applications offered. However, the Corporation, in submitting loans to the mortgage lender for funding, agrees to comply with the pertinent requirements and warranties of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration, Department of Veterans Affairs, and any other requirements of the mortgage lender.

NOTE 13 — STOCK COMPENSATION PLAN:

Under the Corporation’s Employee Stock Option Plan, the Corporation may grant options to its directors, officers, and employees for up to 375,000 shares of common stock. Both incentive stock options and non-qualified stock options may be granted under the Plan. The exercise price of each option equals the market price of the Corporation’s stock on the date of grant, and an option’s maximum term is 10 years. Vesting periods are five years from the date of grant. For the years ended December 31, 2014 and 2013, the Corporation recognized $26,924 and $31,189, respectively, in compensation expense for stock options. At December 31, 2014, there was $39,535 of unrecognized compensation expense related to stock options that will be recognized over the next three years.

A summary of stock option activity as of December 31, 2014 and 2013, and changes during the year then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)
Outstanding at January 1, 2014	250,000	$11.75	4.96
Granted	0	0.00
Exercised	(11,500)	11.72
Forfeited	(13,500)	12.61

Outstanding at December 31, 2014	225,000	$11.71	3.99

Exercisable at December 31, 2014	174,500	$11.32	3.02

Outstanding at January 1, 2013	227,000	$11.67	5.38
Granted	30,000	12.47
Exercised	0	0.00
Forfeited	(7,000)	12.11
Outstanding at December 31, 2013	250,000	$11.75	4.96

Exercisable at December 31, 2013	170,300	$11.13	3.62

The stock options granted in 2013 have a weighted average calculated value of $1.15. The calculated value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Dividend yield (after three years)	1.50%
Expected life in years	7
Expected volatility	10.00%
Risk free interest rate	1.41%

The expected volatility is based on similar community banks in Alabama. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury rate in effect at the time of the grant. The expected life is based on historical exercise experience. The dividend yield assumption is based on the Corporation’s expectation of dividend payouts over the contractual life of the awards.

Effective November 30, 2012, the Corporation was formed and entered into an Agreement of Reorganization and Share Exchange (the Agreement) with the Bank pursuant to which the Bank became a wholly-owned subsidiary of the Corporation. The Agreement provided for the exchange of 100% of the issued and outstanding shares of Bank’s common stock for shares of the Corporation’s common stock. As part of the agreement, the Corporation

NOTE 13 — STOCK COMPENSATION PLAN (Continued):

agreed that the Bank may obligate the Corporation’s common stock. As part of the agreement, the Corporation agreed that the Bank may obligate the Corporation to issue shares of the Corporation’s stock pursuant to the exercise of any options under the Employee Stock Option Plan. As a result of the Agreement, all outstanding options were in effect transferred to the Corporation.

NOTE 14 — STOCK WARRANTS:

On April 3, 2006, the Bank issued 325,000 stock warrants to the initial organizers of the Bank for their involvement in the organization of the Bank. Vesting periods are five years from the date of grant. There were no stock warrants issued during 2014 or 2013. These warrants have an exercise price of $10 a share and expire on April 3, 2016. At December 31, 2014 and 2013, 135,000 shares were vested and exercisable. During 2014 and 2013, no stock warrants were exercised. None of the warrants had been forfeited as of December 31, 2014.

NOTE 15 — RESTRICTIONS ON TRANSFERS OF FUNDS:

The Corporation’s principal source of funds for dividend payments is dividends received from the Bank. Statutory limits are placed on the amount of dividends banks can pay without prior bank regulatory authority approval. As of December 31, 2014 and 2013, the maximum amount the Bank could dividend to the Corporation without prior bank regulatory authority approval was approximately $4,387,000 and $3,844,000, respectively. In addition to dividend restrictions, federal statutes prohibit unsecured loans from banks to bank holding companies.

NOTE 16 — MINIMUM REGULATORY CAPITAL REQUIREMENTS:

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures, established by regulation to ensure capital adequacy, require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2014 and 2013, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2014, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution’s category.

NOTE 16 — MINIMUM REGULATORY CAPITAL REQUIREMENTS: (continued)

The Bank’s actual capital amounts and ratios are also presented in the tables (amounts in thousands).

	Actual		Required For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount (a)	Ratio (a)	Amount (a)	Ratio (a)
As of December 31, 2014:
Total Capital (To Risk-Weighted Assets)	$45,913	15.65%	$23,470	>=8.00%	$29,337	>=10.00%
Tier 1 Capital (To Risk-Weighted Assets)	42,232	14.40%	11,731	>=4.00%	17,597	>=6.00%
Tier 1 Capital (To Average Assets)	42,232	9.68%	17,451	>=4.00%	21,814	>=5.00%

As of December 31, 2013:
Total Capital (To Risk-Weighted Assets)	$43,122	15.79%	$21,848	>=8.00%	$27,310	>=10.00%
Tier 1 Capital (To Risk-Weighted Assets)	39,705	14.54%	10,923	>=4.00%	16,384	>=6.00%
Tier 1 Capital (To Average Assets)	39,705	9.25%	17,170	>=4.00%	21,462	>=5.00%

(a)	The amount and rates provided are minimums under the regulations.

NOTE 17 — TRANSACTIONS WITH RELATED PARTIES:

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, significant stockholders, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties). In management’s opinion, these loans and transactions were on the same terms as those for comparable loans and transactions with non-related parties.

Aggregate loan transactions with related parties for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013
Balance at beginning of year	$15,394	$15,109
New loans	21,406	6,266
Repayments	(18,506)	(5,981)

Balance at end of year	$18,294	$15,394

Maximum balance during year	$22,189	$21,180

Deposits from related parties held by the Bank at December 31, 2014 and 2013 were approximately $8,292,000 and $12,897,000, respectively.

As of December 31, 2014 and 2013, the Bank had approximately $3,209,000 and $3,983,000, respectively, of securities sold under repurchase agreements to a company with which a director of the Bank is affiliated. The agreement was made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those available at the same time for comparable transactions with other persons.

All insurance policies purchased during 2014 and 2013 with the exception of bank owned life insurance policies, were purchased from an insurance company owned by a director and shareholder of the Bank. The premiums paid for these policies totaled $88,382 and $97,935 for 2014 and 2013, respectively.

NOTE 18 — FAIR VALUE OF FINANCIAL INSTRUMENTS:

Determination of fair value — The Bank has adopted accounting guidance related to fair value measurements and disclosures (FASB ASC 820, Fair Value Measurements and Disclosures). The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value

NOTE 18 — FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued):

disclosures. In accordance with the Fair Value Measurements and Disclosures topic of FASB ASC, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction that is not a forced liquidation or distressed sale, between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine the fair value.

Fair value hierarchy

Level 1: Valuation is based on quoted prices in active markets for identical assets or liabilities in active markets that the reporting entity had the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2: Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3: Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

Cash and cash equivalents — For disclosure purposes, for cash, due from banks, interest-bearing deposits and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Securities available-for-sale — Securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value

NOTE 18 — FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued):

of future cash flows, adjusted for the security’s credit rating, repayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange and U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter market funds. Level 2 securities included mortgage-backed securities issued by government sponsored enterprises and municipal bonds. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Restricted equity securities — It is not practical to determine the fair value of restricted equity securities due to restrictions placed on transferability.

Loans and mortgage loans held-for-sale — River Financial Corporation does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of three methods, including collateral value, market value of similar debt, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. As of December 31, 2014 and 2013, impaired loans were evaluated based on the fair value of the collateral. Impaired loans for which an allowance is established based on the fair value of collateral, or loans that were charged down according to the fair value of collateral, require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price, River Financial Corporation records the impaired loan as nonrecurring Level 2. When the fair value is based on an appraised value, River Financial Corporation records the impaired loan as nonrecurring Level 3.

For disclosure purposes, the fair value of fixed rate loans is estimated by discounting the future cash flows u sing the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value. Mortgage loans held-for-sale are carried at cost, which is a reasonable estimate of fair value.

Foreclosed assets — Foreclosed assets are adjusted to fair value upon the transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value. Fair value is based on independent market prices, appraised values of the collateral or management’s estimation of fair value of the collateral. When the fair value of the collateral is based on an observable market price, the Company records the foreclosed asset as nonrecurring Level 2. When the fair value is based on an appraised value or management’s estimate of fair value, the Company records the foreclosed asset as nonrecurring Level 3.

Cash value of life insurance — For disclosure purposes, the fair value of the cash surrender value of life insurance policies is equivalent to the carrying value.

Deposit liabilities — For disclosure purposes, the fair value for demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

Short-term borrowings — For disclosure purposes, the carrying amounts of borrowings under repurchase agreements and other short-term borrowings maturing within 90 days approximate their fair values.

Long-term borrowings — For disclosure purposes, the fair value of long-term borrowings is estimated using discounted cash flow analyses using interest rates offered for borrowings with similar maturities.

Accrued interest — For disclosure purposes, the carrying amounts of accrued interest approximates fair value.

NOTE 18 — FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued):

Assets and liabilities measured at fair value on a recurring basis — The only assets and liabilities measured at fair value on a recurring basis are our securities available-for-sale. Information related to the Corporation’s assets and liabilities measured at fair value on a recurring basis at December 31, 2014 and 2013 is as follows (amounts in thousands):

	Fair Value Measurements At Reporting Date Using:
December 31, 2014	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale:
Residential mortgage -backed	$72,809		$72,809
U.S. government agencies	31,281		31,281
State, county, and municipal	25,193		25,193
Corporate obligations	1,002		1,002

Totals	$130,285		$130,285

	Fair Value Measurements At Reporting Date Using:
December 31, 2013	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale:
Residential mortgage -backed	$93,576		$93,576
U.S. government agencies	38,831		38,831
State, county, and municipal	21,051		21,051
Corporate obligations	998		998

Totals	$154,456		$154,456

Assets measured at fair value on a nonrecurring basis — The Corporation has assets that, under certain conditions, are subject to measurement at fair value on a non-recurring basis. The following table presents the financial instruments carried on the balance sheet by caption and by level in the fair value hierarchy, for which a non-recurring change in fair value has been recorded as of December 31, 2014 and 2013 (in thousands):

	Fair Value Measurements At Reporting Date Using:
December 31, 2014	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$4,878			$4,878
Foreclosed assets	2,340			2,340

Totals	$7,218	$—	$—	$7,218

December 31, 2013	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$6,781			$6,781
Foreclosed assets	427			427

Totals	$7,208	$—	$—	$7,208

NOTE 18 — FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued):

The Corporation has estimated the fair values of these assets using Level 3 inputs, specifically the appraised value of the collateral. Impaired loan balances represent those collateral dependent impaired loans where management has estimated the credit loss by comparing the loan’s carrying value against the expected realizable fair value of the impaired loan for the amount of the credit loss. The decrease in specific allowances assigned to impaired loans was $148,000 and $661,000 for the years ended December 31, 2014 and 2013, respectively.

The estimated fair values, and related carrying or notional amounts, of the Corporation’s financial instruments for the years ended December 31, 2014 and 2013 are as follows (amounts in thousands):

	Carrying Amount	Estimated Fair Value
December 31, 2014		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$25,369	$25,369
Securities available-for-sale	130,285		130,285
Restricted equity securities	669			669
Loans receivable	261,360		262,102
Bank owned life insurance	9,666		9,666
Accrued interest receivable	1,597		1,597
Financial liabilities:
Deposits	387,831		381,735
Short-term borrowings	8,043		8,043
Accrued interest payable	48		48
Long-term borrowings	6,000		6,024

	Carrying Amount	Estimated Fair Value
December 31, 2013		Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$30,421	$30,421
Securities available-for-sale	154,456		154,456
Restricted equity securities	507			507
Loans held-for-sale	0		0
Loans receivable	233,811		234,571
Bank owned life insurance	5,490		5,490
Accrued interest receivable	1,553		1,553
Financial liabilities:
Deposits	395,317		390,749
Short-term borrowings	9,261		9,261
Accrued interest payable	54		54

The estimated fair values of the standby letters of credit and loan commitments on which the committed interest rate is less than the current market rate are insignificant at December 31, 2014 and 2013.

The Corporation assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Corporation’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Corporation. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed-rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed-rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling-rate environment. Management monitors rates and maturities of assets and liabilities, and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Corporation’s overall interest rate risk.

NOTE 19 — SUBSEQUENT EVENTS:

The Corporation has evaluated all events subsequent to the balance sheet date of December 31, 2014, through the date these financial statements were available to be issued.

On May 12 & 13, 2015, the Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Keystone Bancshares, Inc. (“Keystone”), the holding company of Keystone Bank. Pursuant to the terms of the Merger Agreement, Keystone will be merged with and into the Corporation, with the Corporation surviving the merger. After the merger, Keystone Bank will be merged with and into the Bank, with the Bank surviving the merger. The transactions contemplated by the Merger Agreement are expected to be completed during 2015 and are contingent on customary conditions, including regulatory approval and the approval of the shareholders of both the Corporation and Keystone.

Under the terms of the Merger Agreement, Keystone shareholders will receive, for each of their shares, one share of the Corporation’s common stock and $4.00 in cash. The Corporation expects to record goodwill and intangible assets of approximately $10 million related to this acquisition. The Corporation is not able to make the remaining disclosures required by purchase accounting standards as management has not yet completed the initial accounting for this business combination.

NOTE 20 — PARENT COMPANY FINANCIAL STATEMENTS

The following information presents the condensed statement of condition as of December 31, 2014 and 2013, and statements of income and cash flows of the River Financial Corporation for the years ended December 31, 2014 and 2013.

	2014	2013
Condensed Statements of Financial Condition
Assets
Cash	$1,192,858	$372,946
Investment in River Bank & Trust	42,837,960	37,875,769
Income taxes receivable	—	6,140

Total assets	$44,030,818	$38,254,855

Stockholders’ equity	$44,030,818	$38,254,855

	2014	2013
Condensed Statement of Income
Cash dividends from River Bank & Trust	$1,000,000	$1,000,000

Total income	1,000,000	1,000,000

Legal and other professional fees	18,280	36,809
Stockholders’ meeting expense	10,637	11,974
Other expenses	1,209	183

Total expenses	30,126	48,966

Net income before tax benefit	969,874	951,034
Applicable income tax benefit	(10,243)	(17,141)

Net income before undistributed net income of River Bank & Trust	980,117	968,175
Equity in undistributed net income of River Bank & Trust	2,499,664	1,982,373

Net income	$3,479,781	$2,950,548

	2014	2013
Condensed Statement of Cash Flows
Net income	$3,479,781	$2,950,548
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income of River Bank & Trust of River Bank & Trust	(2,499,664)	(1,982,373)
Decrease (Increase) in income taxes receivable	6,140	(10,528)

Net cash provided by operating activities	986,257	957,647

Cash flow from financing activities:
Proceeds from exercise of common stock options and warrants	134,750	—
Purchase of treasury stock	(157,070)	(817,571)
Sale of treasury stock	151,905	—
Cash dividends	(295,930)	—

Net cash used in financing activities	(166,345)	(817,571)

Net increase in cash	819,912	140,076
Cash at beginning of year	372,946	232,870

Cash at end of year	$1,192,858	$372,946

RIVER FINANCIAL CORPORATION

Consolidated Statements of Financial Condition

(in thousands except share data)

	June 30, 2015 Unaudited	December 31, 2014 Audited
Cash and due from banks	$13,371	$16,171
Interest-bearing deposits in banks	118	6,018
Federal funds sold	—	3,180

Cash and cash equivalents	13,489	25,369

Certificates of deposit in banks	1,494	1,992
Securities available-for-sale	117,500	130,284

Loans, net of deferred fees	291,455	265,137
Less allowance for loan losses	(3,920)	(3,778)

Net loans	287,535	261,359
Premises and equipment, net	13,298	12,699
Accrued interest receivable	1,498	1,597
Bank owned life insurance	9,818	9,666
Foreclosed assets	1,453	2,340
Deferred income taxes	486	120
Other assets	1,192	1,278

Total assets	$447,763	$446,704

Noninterest-bearing deposits	86,731	88,839
Interest-bearing deposits	298,433	298,992

Total deposits	385,164	387,831

Short-term debt	6,988	8,043
Long-term debt	10,000	6,000
Accrued interest payable and other liabilities	691	799

Total liabilities	402,843	402,673

Common stock ($1 par value; 5,000,000 shares authorized; 3,057,612 and 3,057,612 shares issued; 2,991,966 and 2,998,837 shares outstanding, respectively)	3,058	3,058
Additional paid in capital	35,200	35,175
Retained earnings	7,392	5,991
Accumulated other comprehensive income	188	606
Treasury stock at cost (65,646 and 58,775 shares, respectively)	(918)	(799)

Total stockholders’ equity	44,920	44,031

Total liabilities and stockholders’ equity	$447,763	$446,704

The accompanying notes are an integral part of these financial statements.

RIVER FINANCIAL CORPORATION

Unaudited Consolidated Statements of Income

(in thousands except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Interest income:
Loans, including fees	$3,437	$3,085	$6,724	$6,149
Taxable securities	394	572	857	1,139
Nontaxable securities	182	171	359	337
Federal funds sold	—	2	1	5
Other interest income	5	6	10	12

Total interest income	4,018	3,836	7,951	7,642

Interest expense:
Deposits	291	310	582	634
Short term borrowings	6	4	10	9
Long term borrowings	10	5	21	9

Total interest expense	307	319	613	652

Net interest income	3,711	3,517	7,338	6,990

Provision for loan losses	139	264	278	528

Net interest income after provision for loan losses	3,572	3,253	7,060	6,462

Noninterest income:
Service charges and fees	486	443	940	824
Investment brokerage revnue	76	—	150	—
Mortgage operations	56	26	119	77
Bank owned life insurance income	76	43	152	85
Net gain on sale of investment securities	9	—	13	11
Other noninterest income	70	52	125	99

Total noninterest income	773	564	1,499	1,096

Noninterest expense:
Salaries and employee benefits	1,574	1,400	3,100	2,768
Occupancy expenses	221	200	439	413
Equipment rentals, depreciation, and maintenance	121	107	234	232
Advertising and business development	122	85	245	166
Data processing	123	146	258	276
Foreclosed assets, net	68	7	104	35
Federal deposit insurance and other regulatory assessments	80	77	158	156
Legal and other professional services expense	281	106	364	164
Other operating expense	551	478	1,089	958

Total noninterest expense	3,141	2,606	5,991	5,168

Net income before income taxes	1,204	1,211	2,568	2,390
Provision for income taxes	343	364	749	731

Net income	$861	$847	$1,819	$1,659

Basic net earnings per common share	$0.29	$0.28	$0.61	$0.55
Diluted net earnngs per common share	$0.28	$0.28	$0.59	$0.54

The accompanying notes are an integral part of these financial statements.

RIVER FINANCIAL CORPORATION

Unaudited Consolidated Statements of Comprehensive Income

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$861	$847	$1,819	$1,659

Other comprehensive income (loss), net of tax:
Investment securities available-for-sale:
Net unrealized gains (losses)	(1,117)	1,520	(698)	2,674
Reclassification adjustments for net gains realized in net income	(9)	—	(13)	(11)
Income tax effect	(432)	593	(267)	1,047

Other comprehensive income (loss)	(676)	927	(418)	1,638

Comprehensive income	$185	$1,774	$1,401	$3,297

The accompanying notes are an integral part of these financial statements.

RIVER FINANCIAL CORPORATION

Unaudited Consolidated Statement of Changes in Stockholders’ Equity

(in thousands except share and per share data)

	Common Stock	Additional Paid In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total Stockholders’ Equity
Balance at December 31, 2014	$3,058	$35,175	$5,991	$606	$(799)	$44,031
Net income			1,819			1,819
Other comprehensive loss			(418)			(418)
Purchase of treasury shares (12,518 shares)					(195)	(195)
Sale of treasury shares (5,647 shares)		13			76	89
Dividends declared ($0.14 per share)			(418)			(418)
Stock compensation expense		12				12

Balance at June 30, 2015	$3,058	$35,200	$7,392	$188	$(918)	$44,920

The accompanying notes are an integral part of these financial statements.

RIVER FINANCIAL CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	For the Six Month Ended June 30,
	2015	2014
Cash Flows From (Used For) Operating Activities:
Net Income	$1,819	$1,659
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	278	528
Provision for losses on foreclosed assets	100	30
Amortization of securities available-for-sale	717	707
Accretion of securities available-for-sale	(2)	(1)
Realized net gain on securities available-for-sale	(13)	(11)
Amortization of deferred loan fees	(113)	(87)
Stock compensation expense	12	14
Bank owned life insurance income	(152)	(85)
Depreciation and amortization of premises and equipment	256	265
Loss (gain) on sale of foreclosed assets	(12)	8
Deferred income tax (benefit)	(100)	(15)
(Increase) decrease in operating assets and (decrease) increase in operating liabilities:
Accrued interest receivable	99	11
Other assets	79	(151)
Accrued interest payable and other liabilities	58	1

Net cash from operating activities	3,026	2,873

Cash Flows From (Used For) Investing Activities:
Maturity of certificate of deposit	498	—
Activity in securities available-for-sale:
Sales	5,425	11,729
Maturities, payments, calls	12,918	19,182
Purchases	(6,946)	(19,721)
Loan principal originations, net	(26,542)	(14,076)
Proceeds from sale of foreclosed assets	999	82
Purchases of premises and equipment	(855)	(75)
(Purchase) sale of restricted equity securities, net	(158)	(275)

Net cash used for investing activities	(14,661)	(3,155)

Cash Flows From (Used For) Financing Activities:
Net decrease in deposits	(2,667)	(16,573)
Net decrease in short-term borrowings	(1,055)	(357)
Proceeds from issuance of long term debt	4,000	8,500
Proceeds from exercise of common stock options and warrants	—	102
Purchase of treasury stock	(195)	(157)
Sale of treasury stock	90	76
Cash dividends	(418)	(296)

Net cash used for financing activities	(245)	(8,705)

Net Decrease In Cash And Cash Equivalents	(11,880)	(8,987)
Cash and Cash Equivalents At Beginning Of Period	25,369	30,421

Cash and Cash Equivalents At End Of Period	$13,489	$21,434

Supplemental Disclosures Of Cash Flows Information:
Cash Payments For:
Interest paid to depositors	$595	$646
Interest paid on borrowings	$31	$16
Income taxes	$969	$822

The accompanying notes are an integral part of these financial statements.

River Financial Corporation

Notes to Unaudited Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 1 — Basis of Presentation

General

The unaudited consolidated financial statements include the accounts of River Financial Corporation (“River” or the “Company”) and its wholly-owned subsidiary, River Bank & Trust (“Bank”). The Bank provides a full range of commercial and consumer banking services primarily in the Montgomery, Alabama metropolitan area and surrounding counties in Alabama. The Bank is primarily regulated by the Federal Deposit Insurance Corporation (“FDIC”) and undergoes periodic examinations by this regulatory agency and the Alabama Banking Department.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly River Financial Corporation’s consolidated balance sheets, statements of income, statements of comprehensive income, statements of stockholders’ equity and statements of cash flows for the periods presented, and all such adjustments are of a normal recurring nature. All material intercompany transactions are eliminated. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

The accounting and reporting policies of River conform to the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to general practice within the banking industry. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and footnotes contained elsewhere in this Joint Proxy Statement-Prospectus.

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events and actions River may undertake in the future. Estimates are used in accounting for, among other items, the allowance for loan losses, useful lives for depreciation and amortization, fair value of financial instruments, deferred taxes, and contingencies. Estimates that are particularly susceptible to significant change for River include the determination of the allowance for loan losses and the assessment of deferred tax assets and liabilities, and therefore are critical accounting policies. Management does not anticipate any material changes to estimates in the near term. Factors that may cause sensitivity to the aforementioned estimates include but are not limited to: external market factors such as market interest rates and employment rates, changes to operating policies and procedures, economic conditions in our markets, and changes in applicable banking regulations. Actual results may ultimately differ from estimates, although management does not generally believe such differences would materially affect the consolidated financial statements in any individual reporting period presented.

Note 2 — Earnings Per Share

Basic earnings per common share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share are computed by dividing net income by the effect of the issuance of potential common shares that are dilutive and by the sum of the weighted-average number of shares of common stock outstanding.

The reconciliation of the components of the basic and dilutes earnings per share is as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net earnings available to common shareholders	$861	$847	$1,819	$1,659
Weighted average common shares outstanding	2,990,249	2,990,256	2,992,727	2,992,897
Dilutive effect of stock options	58,337	34,676	58,582	43,145
Dilutive effect of stock warrants	50,625	38,571	50,625	41,897
Diluted common shares	3,099,211	3,063,503	3,101,934	3,077,939
Basic earnings per common share	$0.29	$0.28	$0.61	$0.55
Diluted earnings per common share	$0.28	$0.28	$0.59	$0.54

Note 3 — Investment Securities

(amounts in thousands, except share and per share data)

Securities available for sale at June 30, 2015 and December 31, 2014 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2015:
Securities available-for-sale:
Residential mortgage-backed	$70,024	$349	$(433)	$69,940
U.S. govt. sponsored enterprises	20,713	123	(240)	20,596
State, county, and municipal	25,454	697	(191)	25,960
Corporate debt obligations	1,000	4	—	1,004

	$117,191	$1,173	$(864)	$117,500

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2014:
Securities available-for-sale:
Residential mortgage-backed	$72,578	$478	$(247)	$72,809
U.S. govt. sponsored enterprises	31,467	127	(314)	31,280
State, county, and municipal	24,246	1,004	(57)	25,193
Corporate debt obligations	1,000	2	—	1,002

Totals	$129,291	$1,611	$(618)	$130,284

Management evaluates securities for other-than-temporary impairment on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Details concerning investment securities with unrealized losses as of June 30, 2015 and December 31, 2014 are as follows:

	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2015:
Securities available-for-sale:
Residential mortgage-backed	$15,455	$119	$18,123	$314	$33,578	$433
U.S. govt. sponsored enterprises	2,985	20	8,025	220	11,010	240
State, county & municipal	5,940	150	810	41	6,750	191
Corporate debt	—	—	—	—	—	—

Totals	$24,380	$289	$26,958	$575	$51,338	$864

December 31, 2014:
Securities available-for-sale:
Residential mortgage-backed	$3,407	$14	$22,415	$233	$25,822	$247
U.S. govt. sponsored enterprises	6,053	20	13,231	294	19,284	314
State, county & municipal	1,616	19	1,724	38	3,340	57

Totals	$11,076	$53	$37,370	$565	$48,446	$618

As of June 30, 2015, management does not consider securities with unrealized losses to be other-than-temporarily impaired. The unrealized losses in each category have occurred as a result of changes in interest rates, market spreads and market conditions subsequent to purchase. River has the ability and intent to hold its securities for a period of time sufficient to allow for a recovery in fair value. There were no other-than-temporary impairments charged to earnings during the six months ended June 30, 2015 or for the year ended December 31, 2014.

During the six months ended June 30, 2015, River sold investment securities for proceeds of $5,425 and realized gains of $13. During the six months ended June 30, 2014, River sold investment securities for proceeds of $11,729 and realized gains of $11.

The amortized cost and estimated fair value of securities available-for-sale at June 30, 2015, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	After 1 Through 5 Years		After 5 Through 10 Years		After 10 Years		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available for sale:
Residential mortgage-backed	$1,556	$1,553	$6,491	$6,511	$61,977	$61,876	$70,024	$69,940
U.S. govt. sponsored agencies	6,080	6,121	4,891	4,920	9,742	9,555	20,713	20,596
State, county and municipal	—	—	1,056	1,068	24,398	24,892	25,454	25,960
Corporate debt	—	—	1,000	1,004	—	—	1,000	1,004

Total	$7,636	$7,674	$13,438	$13,503	$96,117	$96,323	$117,191	$117,500

Note 4 — Loans, Allowance for Loan Losses and Credit Quality

Major classifications of loans at June 30, 2015 and December 31, 2014 are summarized as follows:

	June 30, 2015	December 31, 2014
Residential real estate:
Closed-end 1-4 family—first lien	$56,773	$49,198
Closed-end 1-4 family—junior lien	1,469	1,638
Multi-family	5,487	5,455
Equity lines of credit	18,017	16,433

Total residential real estate	81,746	72,724

Commercial real estate:
Nonfarm nonresidential	100,308	90,657
Farmland	10,696	8,496

Total commercial real estate	111,004	99,153

Construction and land development:
Residential	9,001	6,792
Other	20,254	18,187

Total construction and land development	29,255	24,979

Commercial loans:
Other commercial loans	50,737	49,155
Agricultural	778	676
State, county, and municipal loans	7,043	5,987

Total commercial loans	58,558	55,818

Consumer loans	11,417	12,912

Total gross loans	291,980	265,586
Allowance for loan losses	(3,920)	(3,778)
Net deferred loan fees	(525)	(449)

Net loans	$287,535	$261,359

The Bank grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market. Portfolio segments utilized by the Bank are identified below. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to-income, collateral type and loan-to-value ratios for consumer loans.

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method for the periods indicated:

	Real Estate Mortgage Loans
Allowance for Loan Losses	Residential	Commercial	Construction and Land Development	Home Equity Lines Of Credit	Commercial	Consumer	Total
Balance — December 31, 2014	$304	$1,267	$627	$437	$652	$491	$3,778
Provision for loan losses	(28)	(18)	(173)	(1)	723	(225)	278
Loan charge-offs	—	—	—	(333)	(2)	(41)	(376)
Loan recoveries	—	—	188	—	28	24	240

Balance — June 30, 2015	$276	$1,249	$642	$103	$1,401	$249	$3,920

Ending balance:
Individually evaluated for impairment	—	594	62	—	975	—	1,631
Collectively evaluated for impairment	276	655	580	103	426	249	2,289
Loans:
Individually evaluated for impairment	1,010	3,180	200	—	1,212	—	5,602
Collectively evaluated for impairment	62,719	107,789	29,620	18,017	56,801	11,432	286,378

	Real Estate Mortgage Loans
Allowance for Loan Losses	Residential	Commercial	Construction and Land Development	Home Equity Lines Of Credit	Commercial	Consumer	Total
Balance — December 31, 2013	$181	$1,674	$663	$435	$535	$213	$3,701
Provision for loan losses	98	174	76	23	(176)	333	528
Loan charge-offs	(34)	(533)	(91)	(26)	(19)	(52)	(755)
Loan recoveries	—	16	1	1	107	40	165

Balance — June 30, 2014	$245	$1,331	$649	$433	$447	$534	$3,639

Ending balance:
Individually evaluated for impairment	22	817	110	340	31	301	1,621
Collectively evaluated for impairment	223	514	539	93	416	233	2,018
Loans:
Individually evaluated for impairment	549	2,446	571	341	31	1,053	4,991
Collectively evaluated for impairment	45,919	97,099	25,476	15,221	48,813	11,908	244,436

The Bank individually evaluates for impairment all loans that are on nonaccrual status. Additionally, all troubled debt restructurings are individually evaluated for impairment. A loan is considered impaired when, based on current events and circumstances it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. Management may also elect to apply an additional collective reserve to groups of impaired loans based on current economic or market factors. Interest payments received on impaired loans are generally applied as a reduction of the outstanding principal balance.

The following table presents impaired loans by class of loans as of June 30, 2015.

	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Nonaccruing Impaired Loans
Mortgage loans on real estate:
Residential	$200	$—	$200	$—
Commercial real estate	1,103	805	298	12
Construction and land development	—	—	—	—
Equity lines of credit	—	—	—	—

Total mortgage loans on real estate	1,303	805	498	12
Commercial loans	1,040	—	1,040	800
Consumer loans	—	—	—	—

Total Loans	$2,343	$805	$1,538	$812

	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Accruing Impaired Loans
Mortgage loans on real estate:
Residential	$810	$771	$39	$—
Commercial real estate	2,077	358	1,719	582
Construction and land development	200	—	200	62
Equity lines of credit	—	—	—	—

Total mortgage loans on real estate	3,087	1,129	1,958	644
Commercial loans	172	150	22	175
Consumer loans	—	—	—	—

Total Loans	$3,259	$1,279	$1,980	$819

	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Total Impaired Loans
Mortgage loans on real estate:
Residential	$1,010	$771	$239	$—
Commercial real estate	3,180	1,163	2,017	594
Construction and land development	200	—	200	62
Equity lines of credit	—	—	—	—

Total mortgage loans on real estate	4,390	1,934	2,456	656
Commercial loans	1,212	150	1,062	975
Consumer loans	—	—	—	—

Total Loans	$5,602	$2,084	$3,518	$1,631

The following table presents impaired loans by class of loans as of December 31, 2014.

	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Nonaccruing Impaired Loans
Mortgage loans on real estate:
Residential	$204	$204	$—	$—
Commercial real estate	—	—	—	—
Construction and land development	—	—	—	—
Equity lines of credit	336	—	336	336

Total mortgage loans on real estate	540	204	336	336
Commercial loans	—	—	—	—
Consumer loans	—	—	—	—

Total Loans	$540	$204	$336	$336

	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Accruing Impaired Loans
Mortgage loans on real estate:
Residential	$832	$698	$134	$—
Commercial real estate	2,173	670	1,503	623
Construction and land development	100	—	100	45
Equity lines of credit	—	—	—	—

Total mortgage loans on real estate	3,105	1,368	1,737	668
Commercial loans	179	—	179	181
Consumer loans	1,054	—	1,054	300

Total Loans	$4,338	$1,368	$2,970	$1,149

	Total Impaired Loans	Impaired Loans With No Allowance	Impaired Loans With Allowance	Allowance for Loan Losses
Total Impaired Loans
Mortgage loans on real estate:
Residential	$1,036	$902	$134	$—
Commercial real estate	2,173	670	1,503	623
Construction and land development	100	—	100	45
Equity lines of credit	336	—	336	336

Total mortgage loans on real estate	3,645	1,572	2,073	1,004
Commercial loans	179	—	179	181
Consumer loans	1,054	—	1,054	300

Total Loans	$4,878	$1,572	$3,306	$1,485

The following table presents the average recorded investment in impaired loans and the interest income recognized on impaired loans in the six months ended June 30, 2015 and 2014 by loan category.

	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Average Recorded Investment	Ending Recorded Investment	Interest Income	Average Recorded Investment	Ending Recorded Investment	Interest Income
Mortgage loans on real estate:
Residential real estate	$1,144	$1,010	$32	$557	$549	$21
Commercial real estate	2,641	3,180	40	2,898	2,446	57
Construction and land development	154	200	6	689	571	—
Equity lines of credit	231	—	—	343	341	—

Total mortgage loans on real estate	4,170	4,390	78	4,487	3,907	78
Commercial loans	1,231	1,212	4	732	1,085	24
Consumer loans	24	—	—	370	—	—

Total Loans	$5,425	$5,602	$82	$5,589	$4,992	$102

The following tables present the aging of past due loans and non-accrual loan balances as of June 30, 2015 and December 31, 2014, by class of loans.

	Accruing Loans
As of June 30, 2015	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual Loans	Total Loans
Mortgage loans on real estate:
Residential	$63,233	$296	$—	$200	$63,729
Commercial real estate	109,612	—	289	1,103	111,004
Construction and land development	29,086	129	—	40	29,255
Equity lines of credit	18,017	—	—	—	18,017

Total mortgage loans on real estate	219,948	425	289	1,343	222,005
Commercial loans	57,237	256	—	1,065	58,558
Consumer loans	11,320	65	8	24	11,417

Total Loans	$288,505	$746	$297	$2,432	$291,980

	Accruing Loans
As of December 31, 2014	Current	30-89 Days Past Due	90+ Days Past Due	Nonaccrual Loans	Total Loans
Mortgage loans on real estate:
Residential	$55,702	$358	$—	$231	$56,291
Commercial real estate	98,397	462	294	—	99,153
Construction and land development	24,879	—	100	—	24,979
Equity lines of credit	16,097	—	—	336	16,433

Total mortgage loans on real estate	195,075	820	394	567	196,856
Commercial loans	55,588	189	30	12	55,819
Consumer loans	12,821	65	—	26	12,912

Total Loans	$263,484	$1,074	$424	$605	$265,587

The Bank categorizes loans in risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on a continuous basis. The Bank uses the following definitions for its risk ratings:

Special Mention — Weakness exists that could cause future impairment, including the deterioration of financial ratios, past due status and questionable management capabilities. Collateral values generally afford adequate coverage but may not be immediately marketable.

Substandard — Specific and well-defined weaknesses exist that may include poor liquidity and deterioration of financial ratios. The loan may be past due and related deposit accounts experiencing overdrafts. Immediate corrective action is necessary.

Doubtful — Specific weaknesses characterized as Substandard that are severe enough to make collection in full unlikely. There is no reliable secondary source of full repayment. Loans classified as doubtful will be placed on non-accrual, analyzed and fully or partially charged-off based on review of collateral and other relevant factors.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be Pass rated loans. As of June 30, 2015 and December 31, 2014, and based on the most recent analysis performed as of those dates, the risk category of loans by class of loans is as follows:

	Accruing Loans
As of June 30, 2015	Pass	Special Mention	Substandard	Nonaccrual Loans	Total
Mortgage loans on real estate:
Residential	$55,759	$6,803	$967	$200	$63,729
Commercial real estate	100,003	7,793	2,105	1,103	111,004
Construction and land development	26,981	2,034	200	40	29,255
Equity lines of credit	17,459	533	25	—	18,017

Total mortgage loans on real estate	200,202	17,163	3,297	1,343	222,005
Commercial loans	54,254	3,013	226	1,065	58,558
Consumer loans	11,133	169	91	24	11,417

Total Loans	$265,589	$20,345	$3,614	$2,432	$291,980

	Accruing Loans
As of December 31, 2014	Pass	Special Mention	Substandard	Nonaccrual Loans	Total
Mortgage loans on real estate:
Residential	$47,200	$7,868	$992	$231	$56,291
Commercial real estate	88,838	8,113	2,202	—	99,153
Construction and land development	21,131	3,680	168	—	24,979
Equity lines of credit	15,287	785	25	336	16,433

Total mortgage loans on real estate	172,456	20,446	3,387	567	196,856
Commercial loans	52,327	3,294	186	12	55,819
Consumer loans	11,346	441	1,099	26	12,912

Total Loans	$236,129	$24,181	$4,672	$605	$265,587

Note 5 — Fair Value Measurements and Disclosures

River utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale and derivative financial instruments are recorded at fair value on a recurring basis. Additionally, from time to time, River may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans and other real estate and repossessed assets. These nonrecurring fair value adjustments typically involve application of the lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

River groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded or disclosed at fair value.

Cash and cash equivalents — For disclosure purposes, for cash, due from banks, interest-bearing deposits and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Securities available-for-sale — Securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, repayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange and U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter market funds. Level 2 securities included mortgage-backed securities issued by government sponsored enterprises and municipal bonds. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Restricted equity securities — It is not practical to determine the fair value of restricted equity securities due to restrictions placed on transferability.

Loans and mortgage loans held-for-sale — River Financial Corporation does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of three methods, including collateral value, market value of similar debt, and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. As of June 30, 2015 and December 31, 2014 and 2013, impaired loans were evaluated based on the fair value of the collateral. Impaired loans for which an allowance is established based on the fair value of collateral, or loans that were charged down according to the fair value of collateral, require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price, River Financial Corporation records the impaired loan as nonrecurring Level 2. When the fair value is based on an appraised value, River Financial Corporation records the impaired loan as nonrecurring Level 3.

For disclosure purposes, the fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value. Mortgage loans held-for-sale are carried at cost, which is a reasonable estimate of fair value.

Cash value of bank owned life insurance — For disclosure purposes, the fair value of the cash surrender value of bank owned life insurance policies is equivalent to the carrying value.

Deposit liabilities — For disclosure purposes, the fair value for demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

Short-term debt — For disclosure purposes, the carrying amounts of borrowings under repurchase agreements and other short-term borrowings maturing within 90 days approximate their fair values.

Long-term debt — For disclosure purposes, the fair value of long-term borrowings is estimated using discounted cash flow analyses using interest rates offered for borrowings with similar maturities.

Accrued interest — For disclosure purposes, the carrying amounts of accrued interest approximates fair value.

Assets and liabilities measured at fair value on a recurring basis — The only assets and liabilities measured at fair value on a recurring basis are our securities available-for-sale. Information related to River’s assets and liabilities measured at fair value on a recurring basis at June 30, 2015 and December 31, 2014 is as follows:

	Fair Value Measurements At Reporting Date Using:
June 30, 2015	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale:
Residential mortgage -backed	$69,940	$—	$69,940	$—
U.S. government agencies	20,596	—	20,596	—
State, county, and municipal	25,960	—	25,960	—
Corporate obligations	1,004	—	1,004	—

Totals	$117,500	$—	$117,500	$—

	Fair Value Measurements At Reporting Date Using:
December 31, 2014	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale:
Residential mortgage -backed	$72,809	$—	$72,809	$—
U.S. government agencies	31,280	—	31,280	—
State, county, and municipal	25,193	—	25,193	—
Corporate obligations	1,002	—	1,002	—

Totals	$130,284	$—	$130,284	$—

Assets measured at fair value on a nonrecurring basis — River has assets that, under certain conditions, are subject to measurement at fair value on a non-recurring basis. The following table presents the financial instruments carried on the balance sheet by caption and by level in the fair value hierarchy, for which a non-recurring change in fair value has been recorded as of June 30, 2015 and December 31, 2014:

	Fair Value Measurements At Reporting Date Using:
June 30, 2015	Fair Value	Quoted Prices In Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$5,602	$—	$—	$5,602
Foreclosed assets	1,453	—	—	1,453

Totals	$7,055	$—	$—	$7,055

December 31, 2014	Fair Value	In Active Markets For Identical Assets (Level1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$4,878	$—	$—	$4,878
Foreclosed assets	2,340	—	—	2,340

Totals	$7,218	$—	$—	$7,218

River has estimated the fair values of these assets using Level 3 inputs, specifically the appraised value of the collateral. Impaired loan balances represent those collateral dependent impaired loans where management has estimated the credit loss by comparing the loan’s carrying value against the expected realizable fair value of the impaired loan for the amount of the credit loss.

The estimated fair values, and related carrying or notional amounts, of River’s financial instruments as of June 30, 2015 and December 31, 2014 are as follows:

		Estimated Fair Value
June 30, 2015	Carrying Amount	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$13,489	$13,489
Securities available-for-sale	117,500		117,500
Restricted equity securities	827			827
Loans receivable	287,535		288,398
Bank owned life insurance	9,818		9,818
Accrued interest receivable	1,498		1,498
Financial liabilities:
Deposits	385,164		379,082
Short-term borrowings	6,988		6,988
Long-term borrowings	10,000		10,004

		Estimated Fair Value
December 31, 2014	Carrying Amount	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$25,369	$25,369
Securities available-for-sale	130,284	130,284	130,284
Restricted equity securities	669			669
Loans receivable	261,359		262,102
Bank owned life insurance	9,666		9,666
Accrued interest receivable	1,597		1,597
Financial liabilities:
Deposits	387,831		381,735
Short-term borrowings	8,043		8,043
Accrued interest payable	48		48
Long-term borrowings	6,000		6,024

The estimated fair values of the standby letters of credit and loan commitments on which the committed interest rate is less than the current market rate are insignificant at June 30, 2015 and December 31, 2014.

River assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of River’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to River. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed-rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed-rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling-rate environment. Management monitors rates and maturities of assets and liabilities, and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Corporation’s overall interest rate risk.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2014

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL REPORT

DECEMBER 31, 2014

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Keystone Bancshares, Inc.

Auburn, Alabama

We have audited the accompanying consolidated financial statements of Keystone Bancshares, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Keystone Bancshares, Inc. and Subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in accordance with principles generally accepted in the United States of America.

Birmingham, Alabama

May 14, 2015

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
Assets
Cash and due from banks	$3,752,445	$3,376,066
Interest bearing deposits in banks	15,378,443	21,307,569
Federal funds sold	1,003,392	1,001,095

Cash and cash equivalents	20,134,280	25,684,730

Securities available for sale	39,441,849	38,798,069
Restricted equity securities	609,000	661,700
Loans held for sale	703,247	689,100

Loans, net of deferred fees	164,487,462	155,837,425
Less allowance for loan losses	2,369,952	2,344,830

Loans, net	162,117,510	153,492,595

Premises and equipment	6,444,418	6,623,779
Bank owned life insurance and annuity	6,359,993	6,223,083
Other real estate owned	1,273,217	641,332
Other assets	2,011,638	2,132,367

Total assets	$239,095,152	$234,946,755

Liabilities and Stockholders’ Equity
Liabilities:
Deposits
Noninterest-bearing	$25,056,059	$22,837,007
Interest-bearing	179,503,139	179,923,859

Total deposits	204,559,198	202,760,866
Other borrowings	6,500,000	6,575,640
Other liabilities	1,082,546	1,603,431

Total liabilities	212,141,744	210,939,937

Commitments and contingencies (Note 10)

Stockholders’ equity:
Preferred stock, $1 par value, 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $1 par value, 5,000,000 shares authorized; 1,788,792 and 1,763,792 shares issued and outstanding, respectively	1,788,792	1,763,792
Capital surplus	16,031,628	15,803,488
Retained earnings	9,079,565	6,840,945
Accumulated other comprehensive income (loss)	53,423	(401,407)

Total stockholders’ equity	26,953,408	24,006,818

Total liabilities and stockholders’ equity	$239,095,152	$234,946,755

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Interest income:
Loans, including fees	$8,759,774	$8,777,646
Taxable securities	197,411	143,329
Nontaxable securities	818,902	841,681
Federal funds sold	24,080	26,482
Deposits in banks	228,624	222,526

Total interest income	10,028,791	10,011,664

Interest expense:
Deposits	1,347,850	1,674,863
Other borrowings	73,167	42,000

Total interest expense	1,421,017	1,716,863

Net interest income	8,607,774	8,294,801
Provision for loan losses	425,000	380,000

Net interest income after provision for loan losses	8,182,774	7,914,801

Other income:
Service charges on deposit accounts	234,938	270,292
Mortgage origination fees	953,138	942,251
Net gain on sale of securities available for sale	157,544	368,184
Other operating income	333,237	255,297

Total other income	1,678,857	1,836,024

Other expenses:
Salaries and employee benefits	3,769,694	3,480,145
Equipment and occupancy expenses	476,849	382,871
Other operating expenses	1,990,107	2,093,882

Total other expenses	6,236,650	5,956,898

Income before income tax expense	3,624,981	3,793,927
Income tax expense	1,033,603	1,116,333

Net income	$2,591,378	$2,677,594

Basic earnings per share	$1.46	$1.48

Diluted earnings per share	$1.44	$1.47

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
Net income	$2,591,378	$2,677,594

Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale arising during the period net of tax (benefit) of $287,872 and $(391,331), respectively	558,809	(759,642)
Reclassification adjustment for gains on sales of securities realized in net income, net of tax of $53,565 and $125,183, respectively	(103,979)	(243,001)

Other comprehensive income (loss)	454,830	(1,002,643)

Comprehensive income	$3,046,208	$1,674,951

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock		Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Par Value
Balance, December 31, 2012	1,808,792	$1,808,792	$16,564,741	$4,299,011	$601,236	$23,273,780
Net income	—	—	—	2,677,594	—	2,677,594
Dividends paid, $.075 per share	—	—	—	(135,660)	—	(135,660)
Stock-based compensation	—	—	3,747	—	—	3,747
Retirement of common stock	(45,000)	(45,000)	(765,000)	—	—	(810,000)
Other comprehensive loss	—	—	—	—	(1,002,643)	(1,002,643)

Balance, December 31, 2013	1,763,792	1,763,792	15,803,488	6,840,945	(401,407)	24,006,818
Net income	—	—	—	2,591,378	—	2,591,378
Dividends paid, $.20 per share	—	—	—	(352,758)	—	(352,758)
Stock-based compensation	—	—	3,140	—	—	3,140
Exercise of stock warrants	25,000	25,000	225,000	—	—	250,000
Other comprehensive income	—	—	—	—	454,830	454,830

Balance, December 31, 2014	1,788,792	$1,788,792	$16,031,628	$9,079,565	$53,423	$26,953,408

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
OPERATING ACTIVITIES
Net income	$2,591,378	$2,677,594
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	271,125	198,727
Provision for loan losses	425,000	380,000
Net amortization on securities	192,974	204,623
Deferred income taxes	(62,942)	200,223
Stock-based compensation expense	3,140	3,747
Net gain on sale of securities available for sale	(157,544)	(368,184)
(Gain) loss on sale of other real estate owned	(1,496)	126,330
Decrease in interest receivable	5,568	39,656
Decrease in interest payable	(15,397)	(66,238)
Increase (decrease) in income taxes payable	72,920	(167,442)
Increase in bank owned life insurance and annuity	(136,910)	(147,238)
(Increase) decrease in loans held for sale	(14,147)	1,159,450
Write-down of other real estate owned	25,533	114,575
Net other operating activities	175,388	208,826

Net cash provided by operating activities	3,374,590	4,564,649

INVESTING ACTIVITIES
Purchases of securities available for sale	(9,660,988)	(16,135,770)
Proceeds from maturities of securities available for sale	627,917	891,643
Proceeds from sales of securities available for sale	9,042,998	9,131,581
Redemption of restricted equity securities	52,700	33,500
Net increase in loans	(9,909,110)	(664,233)
Purchase of premises and equipment	(91,764)	(1,577,426)
Proceeds from sales of other real estate owned	203,273	925,757

Net cash used in investing activities	(9,734,974)	(7,394,948)

FINANCING ACTIVITIES
Net increase in deposits	1,798,332	13,128,925
Proceeds from other borrowings	—	6,575,640
Repayment of other borrowings	(75,640)	(6,500,000)
Exercise of stock warrants	250,000	—
Payment to retire common stock	(810,000)	—
Dividends paid	(352,758)	(135,660)

Net cash provided by financing activities	809,934	13,068,905

Net (decrease) increase in cash and cash equivalents	(5,550,450)	10,238,606
Cash and cash equivalents at beginning of year	25,684,730	15,446,124

Cash and cash equivalents at end of year	$20,134,280	$25,684,730

SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest	$1,435,604	$1,783,101
Income taxes	$1,026,846	$1,083,551
NONCASH TRANSACTIONS
Other real estate owned acquired in settlement of loans	$859,195	$918,932

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Keystone Bancshares, Inc. (the “Company”) is a bank holding company whose business is conducted by its wholly-owned subsidiary, Keystone Bank (the “Bank”). The Bank is a state-chartered commercial bank headquartered in Auburn, Lee County, Alabama with additional full service branch office locations in Opelika, Alabama and Gadsden, Alabama. The Bank provides a full range of banking services in its primary market areas of Lee and Etowah County and the surrounding areas.

Basis of Presentation and Accounting Estimates

The consolidated financial statements include the accounts of the Company and the Bank. Significant intercompany transactions and balances have been eliminated in consolidation.

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of other real estate owned, deferred taxes, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of estimated losses on other real estate owned, management obtains independent appraisals for significant collateral.

The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

The Company has evaluated all transactions, events, and circumstances for consideration or disclosure through May 14, 2015, the date these consolidated financial statements were available to be issued, and has reflected or disclosed those items within the financial statements and related footnotes as deemed appropriate.

Cash, Due From Banks, and Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, cash items in process of collection, amounts due from banks, interest-bearing deposits in banks and federal funds sold. Cash flows from loans, loans held for sale, and deposits are reported net.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash, Due From Banks, and Cash Flows (Continued)

The Company is required to maintain average balances in cash or on deposit with the Federal Reserve Bank. The total of those reserve balances was approximately $749,000 and $519,000 at December 31, 2014 and 2013, respectively.

Securities

All debt securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if the Company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporary impaired unless there is a credit loss that has occurred in the security. If management does not intend to sell the security and it is more likely than not that they will not have to sell the security before recovery of the cost basis, management will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income (loss).

Restricted Equity Securities

The Company is required to maintain an investment in capital stock of various entities. Based on redemption provisions of these entities, the stock has no quoted market value and is carried at cost. At their discretion, these entities may declare dividends on the stock. Management reviews for impairment based on the ultimate recoverability of the cost basis in these stocks.

Loans Held For Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value. Gains and losses on loan sales (sales proceeds minus carrying value) are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan. The estimated fair value of loans held for sale is based on independent third party quoted prices.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less deferred fees and costs on originated loans and the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct origination costs of consumer and installment loans are recognized at the time the loan is placed on the books. Loan origination fees for all other loans are deferred and recognized as an adjustment of the yield over the life of the loan using the straight-line method.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

loan is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income or charged to the allowance, unless management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms generally for a period of not less than six months.

A loan is considered impaired when it is probable, based on current information and events, the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Loans, for which the terms have been modified at the borrower’s request, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are not generally classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Confirmed losses are charged off immediately. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower’s ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows, collateral value, or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loan pools and is based on historical loss experience adjusted for other qualitative factors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

The Company’s loan pools include commercial real estate loans, real estate construction and land development loans, residential real estate loans, other real estate loans, commercial loans, and consumer loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the quality of loan review system; (6) the experience and ability of lending personnel and management; (7) effectiveness of the Company’s loan policies and procedures; (8) changes in collateral values. The total allowance established for each loan pool represents the product of the historical loss ratio and the total dollar amount of the loans in the pool.

Troubled Debt Restructurings

The Company designates loan modifications as troubled debt restructurings (“TDRs”) when for economic and legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.

In assessing whether or not a borrower is experiencing financial difficulties, the Company considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the borrower is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the borrower has declared or is in the process of declaring bankruptcy and (iv) the borrower’s projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.

The Company considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Company include the borrower’s ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Company would generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Years
Buildings	39
Furniture and equipment	3-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company — put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Other Real Estate Owned

Other real estate owned acquired through, or in lieu of, loan foreclosure is held for sale and is initially recorded at fair value less selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and subsequent write-downs to the value are expensed.

Income Taxes

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Stock-Based Compensation

Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock warrants and options.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation (Continued)

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees’ service period, generally defined as the vesting period. A Black-Scholes model is used to estimate the fair value of stock warrants and options.

Earnings Per Share

Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding and potential common shares. Potential common shares consist of organizer stock warrants and stock options. Organizer stock warrants and stock options are described more fully in Note 8, Employee and Director Benefits.

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations is presented below.

	Years Ended December 31,
	2014	2013
Weighted-average common shares outstanding	1,770,042	1,808,792

Net income	$2,591,378	$2,677,594

Basic earnings per share	$1.46	$1.48

Weighted-average common shares outstanding	1,770,042	1,808,792
Dilutive effects of assumed conversions and exercise of stock options and warrants	27,117	13,919

Weighted-average common and dilutive potential common shares outstanding	1,797,159	1,822,711

Net income	$2,591,378	$2,677,594

Diluted earnings per share	$1.44	$1.47

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 13. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES

The amortized cost and fair value of securities with gross unrealized gains and losses are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
December 31, 2014:
U.S. Government sponsored agencies	$780,182	$1,181	$(8,891)	$772,472
U.S. Government sponsored mortgage-backed securities	1,471,557	43,614	—	1,515,171
State and municipal securities	34,918,126	430,159	(231,185)	35,117,100
Corporate bonds	2,191,038	—	(153,932)	2,037,106

Total securities available for sale	$39,360,903	$474,954	$(394,008)	$39,441,849

December 31, 2013:
U.S. Government sponsored agencies	$776,824	$—	$(20,074)	$756,750
U.S. Government sponsored mortgage-backed securities	639,235	4,376	—	643,611
State and municipal securities	34,931,114	263,871	(843,705)	34,351,280
Corporate bonds	3,059,090	27,432	(40,094)	3,046,428

Total securities available for sale	$39,406,263	$295,679	$(903,873)	$38,798,069

The Company had no securities pledged as of December 31, 2014 and 2013.

Gross gains and losses on securities available for sale consist of the following:

	Years Ended December 31,
	2014	2013
Gross gains on sales of securities	$185,836	$368,184
Gross losses on sales of securities	(28,292)	—

	$157,544	$368,184

The amortized cost and fair value of securities as of December 31, 2014 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity class in the following summary:

	Securities Available for Sale
	Amortized Cost	Fair Value
Due in one year or less	$1,696,981	$1,673,628
Due from one to five years	17,300,979	17,290,931
Due from five to ten years	12,779,726	12,859,352
Due after ten years	6,111,660	6,102,767
Mortgage-backed securities	1,471,557	1,515,171

	$39,360,903	$39,441,849

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.	SECURITIES (Continued)

Restricted equity securities consist of the following:

	December 31,
	2014	2013
Federal Home Loan Bank of Atlanta	$504,000	$556,700
First National Banker’s Bankshares, Inc.	105,000	105,000

	$609,000	$661,700

Temporarily Impaired Securities

The following table shows the gross unrealized losses and fair value of the Company’s securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2014 and 2013.

Available for sale securities that have been in a continuous unrealized loss position are as follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
December 31, 2014:
U.S. Government sponsored agencies	$—	$—	$(8,891)	$545,616	$(8,891)
State and municipal securities	(74,387)	8,870,804	(156,798)	6,678,184	(231,185)
Corporate bonds	(57,320)	428,665	(96,612)	1,608,441	(153,932)

Total temporarily impaired debt securities	$(131,707)	$9,299,469	$(262,301)	$8,832,241	$(394,008)

December 31, 2013:
U.S. Government sponsored agencies	$(20,074)	$756,750	$—	$—	$(20,074)
State and municipal securities	(665,901)	19,115,760	(177,804)	3,581,798	(843,705)
Corporate bonds	(22,218)	981,478	(17,876)	1,337,754	(40,094)

Total temporarily impaired debt securities	$(708,193)	$20,853,988	$(195,680)	$4,919,552	$(903,873)

The unrealized losses on sixty-seven investments were caused by interest rate changes. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2014.

Other-Than-Temporary Impairment

Upon acquisition of a security, the Company evaluates for impairment under the accounting guidance for investments in debt and equity securities. The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Inputs included in the evaluation process may include geographic concentrations, credit ratings, and other performance indicators of the underlying asset. There were no securities in the Company’s portfolio considered impaired as of and for the years ended December 31, 2014 and 2013.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS

Portfolio Segments and Classes

The composition of loans, excluding loans held for sale, is summarized as follows:

	December 31,
	2014	2013
Real estate mortgages:
Construction and land development	$21,380,449	$16,034,808
1-4 family residential	62,974,532	58,569,584
Commercial	50,302,886	47,971,905
Other	5,272,858	7,426,953
Commercial	14,637,364	16,598,880
Consumer	10,126,817	9,396,752

	164,694,906	155,998,882
Deferred loan fees	(207,444)	(161,457)
Allowance for loan losses	(2,369,952)	(2,344,830)

Loans, net	$162,117,510	$153,492,595

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1-4 family residential, commercial, and other. The portfolio segments of non-real estate commercial loans and consumer loans have not been segregated by class.

The following describe risk characteristics relevant to each of the portfolio segments:

Real Estate — As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Construction and land development loans are repaid through cash flow related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•	1-4 family residential loans, which include home equity lines of credit, are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•	Commercial loans include owner-occupied commercial real estate loans and loans secured by income producing properties such as multi-family housing. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the business. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties.

•	Other real estate mortgage loans include real estate loans secured by farmland and other. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Portfolio Segments and Classes (Continued)

Commercial — The commercial loan portfolio segment includes commercial, financial, and agricultural loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.

Consumer — The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk Management

Credit Administration and the Special Assets Manager are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by a comprehensive Loan Policy that provides for a consistent and prudent approach to underwriting and approval of credit. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan Review and Credit Administration establish a timely schedule and scope for loan reviews. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the Special Assets manager.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer, the Officers Loan Committee, and the Directors Loan Committee.

The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

•	Pass — includes obligations where the probability of default is considered low.

•	Special Mention — includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Credit Risk Management (Continued)

•	Substandard — includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•	Doubtful — includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined. There are no loans rated doubtful in the Company’s portfolio as of December 31, 2014 and 2013.

•	Loss — includes obligations incapable of repayment. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in the Company’s portfolio as of December 31, 2014 and 2013 as all such loans have been charged-off.

The following tables summarize the risk category of the Company’s loan portfolio based upon on the most recent analysis performed as of December 31, 2014 and 2013.

	Pass	Special Mention	Substandard	Doubtful	Total
	(Dollars in Thousands)
December 31, 2014
Real estate mortgages:
Construction and land development	$20,303	$99	$979	$—	$21,381
1-4 family residential	60,232	1,928	814	—	62,974
Commercial	47,017	1,478	1,808	—	50,303
Other	5,205	—	68	—	5,273
Commercial	13,926	363	348	—	14,637
Consumer	9,859	209	59	—	10,127

Total:	$156,542	$4,077	$4,076	$—	$164,695

December 31, 2013
Real estate mortgages:
Construction and land development	$14,167	$344	$1,524	$—	$16,035
1-4 family residential	56,995	662	913	—	58,570
Commercial	45,237	1,228	1,507	—	47,972
Other	7,225	—	202	—	7,427
Commercial	16,064	404	131	—	16,599
Consumer	9,124	203	69	—	9,396

Total:	$148,812	$2,841	$4,346	$—	$155,999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Past Due Loans

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans as of December 31, 2014 and 2013:

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
	(Dollars in Thousands)
December 31, 2014
Real estate mortgages:
Construction and land development	$21,216	$133	$—	$—	$133	$32	$21,381
1-4 family residential	62,248	270	—	339	609	117	62,974
Commercial	49,772	531	—	—	531	—	50,303
Other	5,273	—	—	—	—	—	5,273
Commercial	14,262	156	—	148	304	71	14,637
Consumer	10,010	88	—	6	94	23	10,127

Total:	$162,781	$1,178	$—	$493	$1,671	$243	$164,695

December 31, 2013
Real estate mortgages:
Construction and land development	$15,293	$137	$75	$—	$212	$530	$16,035
1-4 family residential	58,243	150	—	—	150	177	58,570
Commercial	47,535	—	—	—	—	437	47,972
Other	7,299	—	—	—	—	128	7,427
Commercial	16,491	108	—	—	108	—	16,599
Consumer	9,319	—	13	35	48	29	9,396

Total:	$154,180	$395	$88	$35	$518	$1,301	$155,999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Allowance for Loan Losses

The following tables detail activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2014 and 2013. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	Real Estate	Commercial	Consumer	Total
	(Dollars in Thousands)
December 31, 2014
Allowance for loan losses:
Balance, beginning of year	$2,027	$205	$113	$2,345
Provision (credit) for loan losses	232	170	23	425
Loans charged off	(203)	(212)	(22)	(437)
Recoveries of loans previously charged off	33	4	—	37

Balance, end of year	$2,089	$167	$114	$2,370

Ending balance: individually evaluated for impairment	$25	$—	$—	$25
Ending balance: collectively evaluated for impairment	2,064	167	114	2,345

Total ending balance	$2,089	$167	$114	$2,370

Loans:
Ending balance: individually evaluated for impairment	$1,211	$—	$22	$1,233
Ending balance: collectively evaluated for impairment	138,720	14,637	10,105	163,462

Total ending balance	$139,931	$14,637	$10,127	$164,695

December 31, 2013
Allowance for loan losses:
Balance, beginning of year	$2,013	$228	$137	$2,378
Provision (credit) for loan losses	426	(32)	(14)	380
Loans charged off	(414)	(6)	(21)	(441)
Recoveries of loans previously charged off	2	15	11	28

Balance, end of year	$2,027	$205	$113	$2,345

Ending balance: individually evaluated for impairment	$32	$—	$—	$32
Ending balance: collectively evaluated for impairment	1,995	205	113	2,313

Total ending balance	$2,027	$205	$113	$2,345

Loans:
Ending balance: individually evaluated for impairment	$2,212	$—	$29	$2,241
Ending balance: collectively evaluated for impairment	127,792	16,599	9,367	153,758

Total ending balance	$130,004	$16,599	$9,396	$155,999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Impaired Loans

A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. The following tables detail the Company’s impaired loans, by portfolio class as of December 31, 2014 and 2013:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
	(Dollars in Thousands)
December 31, 2014
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$32	$32	$—	$35	$—
1-4 family residential	117	117	—	121	—
Commercial	—	—	—	—	—
Other	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer	22	22	—	25	—

Total with no allowance recorded:	171	171	—	181	—

With allowance recorded:
Real estate mortgages:
Construction and land development	—	—	—	—	—
1-4 family residential	—	—	—	—	—
Commercial	1,062	1,062	25	1,067	73
Other	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer	—	—	—	—	—

Total with an allowance recorded:	1,062	1,062	25	1,067	73

Total impaired loans:	$1,233	$1,233	$25	$1,248	$73

December 31, 2013
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$530	$530	$—	$370	$—
1-4 family residential	176	176	—	147	8
Commercial	308	308	—	205	—
Other	128	128	—	85	—
Commercial	—	—	—	—	—
Consumer	29	29	—	30	1

Total with no allowance recorded:	1,171	1,171	—	837	9

With allowance recorded:
Real estate mortgages:
Construction and land development	—	—	—	—	—
1-4 family residential	—	—	—	—	—
Commercial	1,070	1,070	32	356	19
Other	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer	—	—	—	—	—

Total with an allowance recorded:	1,070	1,070	32	356	19

Total impaired loans:	$2,241	$2,241	$32	$1,193	$28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3.	LOANS (Continued)

Troubled Debt Restructurings

At December 31, 2014 and 2013, loans that were classified as Troubled Debt Restructurings “TDRs” totaled $1,177,914 and $1,246,384, respectively, and have been included in impaired loans. The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.

The Company did not have any loans modified as a TDR during the year ended December 31, 2014.

The following table summarizes the loans that were modified as a TDR during the year ended December 31, 2013 and were in compliance with the modified terms:

	Troubled Debt Restructurings
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Impact on the Allowance for Loan Losses
	(Dollars in Thousands)
December 31, 2013
Real estate mortgages:
Construction and land development	—	$—	$—	$—
1-4 family residential	2	176	176	—
Commercial	1	1,070	1,070	32
Other	—	—	—	—
Commercial	—	—	—	—
Consumer	—	—	—	—

Total	3	$1,246	$1,246	$32

During 2014 and 2013 no troubled debt restructurings subsequently defaulted from their modified terms.

Related Party Loans

In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans are as follows:

	Years Ended December 31,
	2014	2013
Balance, beginning of year	$4,470,881	$4,689,735
Advances	1,016,174	2,679,186
Repayments	(3,994,038)	(2,898,040)

Balance, end of year	$1,493,017	$4,470,881

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.	OTHER REAL ESTATE OWNED

A summary of other real estate owned is presented as follows:

	Years Ended December 31,
	2014	2013
Balance, beginning of year	$641,332	$889,062
Transfer in from loans	859,195	918,932
Sales proceeds	(203,273)	(925,757)
Write-downs	(25,533)	(114,575)
Net gain (loss) on sales	1,496	(126,330)

Balance, end of year	$1,273,217	$641,332

Expenses related to other real estate owned is included in other operating expenses and include the following:

	Years Ended December 31,
	2014	2013
Net (gain) loss on sales	$(1,496)	$126,330
Write-downs	25,533	114,575
Operating expenses, net of rental income	82,176	34,128

	$106,213	$275,033

NOTE 5.	PREMISES AND EQUIPMENT

Premises and equipment is summarized as follows:

	December 31,
	2014	2013
Land and land improvements	$2,100,983	$2,100,983
Buildings	4,430,861	4,427,036
Furniture and equipment	1,301,364	1,213,424

	7,833,208	7,741,443
Accumulated depreciation	(1,388,790)	(1,117,664)

	$6,444,418	$6,623,779

Depreciation expense for the years ended December 31, 2014 and 2013 totaled $271,125 and $198,727, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.	DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2014 and 2013 was $32,338,447 and $35,421,801, respectively. As of December 31, 2014 and 2013, the Company had $4,962,000 in brokered time deposits. The scheduled maturities of time deposits at December 31, 2014 are as follows:

2015	$34,830,693
2016	11,265,358
2017	2,930,231
2018	4,572,251
2019	2,685,578
Thereafter	1,240,000

$57,524,111

At December 31, 2014 and 2013, overdraft demand and savings deposits reclassified to loans totaled $12,671 and $16,402, respectively.

NOTE 7.	OTHER BORROWINGS

Other borrowings consist of the following:

	December 31,
	2014	2013
Advances from the Federal Home Loan Bank of Atlanta, payable August 27, 2015 with interest payable monthly at fixed rates from ..95% to 1.31%.	$6,500,000	$6,500,000
Advance from a commercial bank under a $250,000 line of credit with interest payable monthly at the rate of 3.00%; advance was repaid in 2014 and the line was cancelled.	—	75,640

	6,500,000	6,575,640

Advances from the Federal Home Loan Bank are secured by certain qualifying mortgage loans with eligible collateral value totaling approximately $25,886,000. The Company may borrow an additional $19,386,000 under these collateral arrangements as of December 31, 2014.

At December 31, 2014, the Company has accommodations which allow the purchase of federal funds from several correspondent banks on an overnight basis at prevailing overnight market rates. These accommodations are subject to various restrictions as to their term and availability, and in most cases, must be repaid in less than a month. At December 31, 2014 and 2013, the Company had no amounts outstanding under these arrangements. The Company may borrow up to $21,200,000 under these arrangements as of December 31, 2014.

NOTE 8.	EMPLOYEE AND DIRECTOR BENEFITS

Organizer Stock Warrants

In recognition of the efforts and financial risks undertaken by the Company’s organizers, the Company granted each organizer an opportunity to purchase a number of shares of the Company’s common stock. The warrants vest over a five year period from the date of grant and are exercisable in

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.	EMPLOYEE AND DIRECTOR BENEFITS (Continued)

Organizer Stock Warrants (Continued)

whole or in part during the ten year period following the grant date, at an exercise price equal to $10 per share. The warrants are nontransferable, but shares issued pursuant to the exercise of warrants will be transferable, subject to compliance with applicable securities laws. The date of grant was March 2, 2007.

Other pertinent information related to the warrants is as follows:

	Number	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Year Ended December 31, 2014:
Warrants outstanding, beginning of year	80,000	$10.00
Granted	—	—
Exercised	(25,000)	10.00

Warrants outstanding, end of year	55,000	$10.00	2.25 years

Exercisable, end of year	55,000	$10.00	2.25 years

Year Ended December 31, 2013:
Warrants outstanding, beginning of year	80,000	$10.00
Granted	—	—
Exercised	—	—

Warrants outstanding, end of year	80,000	$10.00	3.25 years

Exercisable, end of year	80,000	$10.00	3.25 years

Stock Options

The Company sponsors a stock option plan which grants directors, key employees and others options to purchase shares of common stock of the Company. Options may be granted as incentive stock options or nonqualified stock options depending on the eligibility of the recipient. Option prices and terms are determined by a committee appointed by the Board of Directors. The plan provides for a total of 50,000 options to purchase common shares of the Company of which 10,500 are available to grant as of December 31, 2014.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.	EMPLOYEE AND DIRECTOR BENEFITS (Continued)

Stock Options (Continued)

Other pertinent information related to the options is as follows:

	Number	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Year Ended December 31, 2014:
Options outstanding, beginning of year	39,500	$10.06
Granted	—	—
Exercised	—	—
Forfeited	—	—

Options outstanding, end of year	39,500	$10.06	3.0 years

Exercisable, end of year	37,500	$10.04	2.8 years

Year Ended December 31, 2013:
Options outstanding, beginning of year	47,500	$10.05
Granted	—	—
Exercised	—	—
Forfeited	(8,000)	10.00

Options outstanding, end of year	39,500	$10.06	4.0 years

Exercisable, end of year	36,500	$10.03	3.9 years

For the years ended December 31, 2014 and 2013, $3,140 and $3,747, respectively, was recognized as stock-based compensation expense. As of December 31, 2014 there was $3,663 of total unrecognized compensation cost related to nonvested share-based compensation arrangements. That cost is expected to be recognized over a weighted-average period of approximately one year.

Profit Sharing Plan

The Company sponsors a 401(k) profit sharing plan covering substantially all employees. Contributions to the plan charged to expense for the years ended December 31, 2014 and 2013 were $89,645 and $84,285, respectively.

Supplemental Executive Benefits and Retirement Agreements

The Company has a Supplemental Executive Retirement Plan (the “SERP”) that is a nonqualified, executive benefit plan, which provides certain designated directors and executive officers additional benefits in the future, usually at retirement, in return for continued satisfactory performance. The cost of the Plan is being offset from earnings from life insurance policies which are more fully described below. The Company has recorded in other liabilities on the consolidated balance sheets as of December 31, 2014 and 2013, a liability of $494,436 and $349,833, respectively, for the present value of the future benefits to be paid under the SERP. Expense related to the SERP totaled $144,603 and $129,125 in 2014 and 2013, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.	EMPLOYEE AND DIRECTOR BENEFITS (Continued)

Bank Owned Life Insurance and Annuity

Bank owned life insurance and annuity are as follows:

	December 31,
	2014	2013
Bank Owned Life Insurance	$4,629,396	$4,496,721
Life Insurance Annuity	1,730,597	1,726,362

	$6,359,993	$6,223,083

Investments in bank-owned life insurance programs are recorded at their respective cash surrender values. These life insurance programs include endorsement split-dollar life insurance arrangements wherein the Company owns and controls the insurance policies. The Company has an agreement with the insured to split the policy benefits between the Company and the insured designated beneficiary. The Company has recognized a liability totaling $21,188 and $11,718 as of December 31, 2014 and 2013, respectively, for endorsement split-dollar arrangements that provide benefits to employees that extend to postretirement periods. The net interest earned on the related policies totaled $132,675 and $141,593 for the years ended December 31, 2014 and 2013, respectively.

In addition, the Company has purchased a life insurance annuity that will be used to fund retirement agreements to three executives that will be paid subsequent to their retirement. Income from the annuity totaled $4,235 and $5,645 for the years ended December 31, 2014 and 2013, respectively.

NOTE 9.	INCOME TAXES

The allocation of income tax expense between current and deferred income taxes is as follows:

	Years Ended December 31,
	2014	2013
Current	$1,096,545	$916,110
Deferred	(62,942)	200,223

Income tax expense	$1,033,603	$1,116,333

The Company’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	Years Ended December 31,
	2014	2013
Income tax expense at federal statutory rate	$1,232,494	$1,289,935
State income taxes	93,924	103,712
Tax-free income	(277,458)	(272,695)
Other	(15,357)	(4,619)

Income tax expense	$1,033,603	$1,116,333

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.	INCOME TAXES (Continued)

The components of deferred income taxes are as follows:

	December 31,
	2014	2013
Deferred income tax assets:
Loan loss reserves	$685,768	$696,552
Pre-opening and organization expenses	97,827	110,505
Stock-based compensation	80,711	80,711
Deferred loan fees	79,430	61,822
Other real estate owned	25,407	17,106
Deferred compensation	197,432	138,438
Securities available for sale	—	206,784
Nonaccrual interest	20,337	41,223

	1,186,912	1,353,141

Deferred income tax liabilities:
Securities available for sale	27,523	—
Depreciation	161,469	182,379
Other	1,632	3,109

	190,624	185,488

Net deferred income tax assets	$996,288	$1,167,653

The federal and state income tax returns of the Company for 2011, 2012, and 2013 are subject to examination, generally for three years after they were filed.

NOTE 10.	COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit are variable rate instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Company’s commitments is as follows:

	December 31,
	2014	2013
Commitments to extend credit	$34,476,853	$17,220,946
Letters of credit	389,643	361,843

	$34,866,496	$17,582,789

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.	COMMITMENTS AND CONTINGENCIES (Continued)

Loan Commitments (Continued)

to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

At December 31, 2014 and 2013, the carrying amount of liabilities related to the Company’s obligation to perform under letters of credit was insignificant. The Company has not been required to perform on any letters of credit, and the Company has not incurred any losses on letters of credit for the years ended December 31, 2014 and 2013.

Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial statements.

NOTE 11.	CONCENTRATIONS OF CREDIT

The Company originates primarily commercial, commercial real estate, residential real estate, and consumer loans to customers in Lee and Etowah County and surrounding areas. The ability of the majority of the Company’s customers to honor their contractual loan obligations is dependent on the economy in these areas.

Eighty-five percent of the Company’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Company’s market area. The other concentrations of credit by type of loan are set forth in Note 3.

The Company, according to regulatory restrictions, may not extend credit to any single borrower or group of related borrowers in excess of 20% of capital, as defined, for secured borrowers or approximately $5,846,000 and 10% of capital, as defined, for unsecured borrowers or approximately $2,923,000.

NOTE 12.	REGULATORY MATTERS

Federal and state banking regulations place certain restrictions on the payment of dividends by the Bank to the Company. The total amount of dividends which may be paid by the Bank in any calendar year shall not exceed the total of its net earnings (as defined by state banking regulations) of that year combined with its retained net earnings of the preceding two years. For 2015, the Bank will have approximately $3,974,000 of net retained earnings from the previous two years available for dividend payments plus its net earnings for 2015.

The Bank is also subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.	REGULATORY MATTERS (Continued)

possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined, and of Tier I capital to average assets, as defined. Management believes, as of December 31, 2014 and 2013, the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2014, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage (average assets) ratios as set forth in the following table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
December 31, 2014:
Total Capital to Risk Weighted Assets	$29,120	16.12%	$14,455	8.00%	$18,068	10.00%
Tier I Capital to Risk Weighted Assets	$26,860	14.87%	$7,227	4.00%	$10,841	6.00%
Tier I Capital to Average Assets	$26,860	11.18%	$9,612	4.00%	$12,015	5.00%

December 31, 2013:
Total Capital to Risk Weighted Assets	$26,687	15.15%	$14,089	8.00%	$17,611	10.00%
Tier I Capital to Risk Weighted Assets	$24,484	13.90%	$7,045	4.00%	$10,567	6.00%
Tier I Capital to Average Assets	$24,484	10.38%	$9,437	4.00%	$11,796	5.00%

In December 2010, the Basel Committee on Bank Supervision (“BCBS”) finalized a set of international guidelines for determining regulatory capital known as “Basel III.” In July 2013, the federal bank regulators approved final regulatory capital rules implementing BCBS’s December 2010 capital framework as well as certain provisions of the Dodd-Frank Act. The new capital rules under Basel III also substantially revise the risk-based capital requirements applicable to banking institutions as compared to the general risk-based capital rules now in effect. The new capital rules revise the components of capital and address other issues affecting the numerator in regulatory capital ratios. The new capital rules also address asset risk weights and other issues affecting the denominator in regulatory capital ratios and replace the existing general risk-weighting approach. The new capital rules are effective for the Bank on January 1, 2015 (subject to a phase-in period for various components).

The new capital rules, among other things, (i) introduce a new capital measure called “Common Equity Tier 1” (“CET1”), (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital, and (iv) expand the scope of the deductions/adjustments to capital as compared to existing regulations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.	REGULATORY MATTERS (Continued)

Under the new capital rules, the minimum capital ratios as of January 1, 2015 will be as follows:

•	4.5% CET1 to risk-weighted assets;

•	6.0% Tier 1 capital (CET1 plus additional Tier 1 capital) to risk weighted assets; and

•	8.0% Total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets; and

•	4.0% Tier 1 capital to total quarterly average assets, as defined, (leverage ratio).

The new capital rules also introduce a new capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer is composed entirely of CET1, on top of these minimum risk-weighted asset ratios and will be subject to phase-in through January 1, 2019. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. When fully phased-in on January 1, 2019, the new capital rules will require the Bank to maintain such additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios of (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) Total capital to risk-weighted assets of at least 10.5%.

The new capital rules provide for a number of deductions from and adjustments to CET1. These include, for example, the requirement that mortgage servicing rights, certain deferred tax assets and significant investments in non-consolidated financial entities be deducted from CET1 to the extent that any one such category exceeds 10% of CET1 or all such items, in the aggregate, exceed 15% of CET1. Implementation of the deductions and other adjustments to CET1 will be subject to phase-in through January 1, 2019.

In addition, under the new capital rules, the Bank must maintain regulatory capital ratios of (i) CET1 to risk-weighted assets of at least 6.5%, (ii) Tier 1 capital to risk-weighted assets of at least 8.0%, (iii) Total capital to risk-weighted assets of at least 10.0% and (iv) Tier 1 capital to quarterly average assets (leverage ratio) of at least 5.0% to be considered well capitalized under the regulatory framework for prompt corrective action. These requirements are effective on January 1, 2015.

Management has evaluated all of the fully phased-in requirements of the new capital rules and the effects of these requirements on the Bank’s capital structure. Management does not believe that these new requirements will have a significant impact on regulatory capital of the Bank.

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Determination of Fair Value (Continued)

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents: The carrying amounts of cash and due from banks, interest-bearing deposits in banks and federal funds sold approximate fair value based on the short-term nature of the assets.

Securities: Where quoted prices are available in an active market, the Company classifies the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, the Company estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value Hierarchy (Continued)

instruments, which would generally be classified within level 2 of the valuation hierarchy, include government agency securities, corporate bonds, and state and municipal securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, the Company would classify those securities in level 3.

Restricted Equity Securities: The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair value for other fixed-rate loans are estimated using discounted cash flow analyses, using market interest rates for comparable loans. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Loans Held for Sale: The carrying amount of loans held for sale approximates their fair value.

Deposits: The fair values disclosed for demand deposits (for example, interest and noninterest checking, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Other Borrowings: Current market rates for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. Fair value of long-term debt is based on quoted market prices or dealer quotes for the identical liability when traded as an asset in an active market. If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Accrued Interest: The carrying amounts of accrued interest approximate fair value.

Off-Balance Sheet Instruments: The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.

Assets Measured at Fair Value on a Recurring Basis

Assets measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2014:
Available for sale securities	$39,441,849	$—	$39,441,849	$—

December 31, 2013:
Available for sale securities	$38,798,069	$—	$38,798,069	$—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis

The following tables present the financial instruments carried on the balance sheet by caption and by level in the fair value hierarchy at December 31, 2014 and 2013 for which a nonrecurring change in fair value has been recorded.

	Carrying Value at December 31, 2014
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$1,037,700	$—	$—	$1,037,700
Other real estate owned	712,500	—	—	712,500

	$1,750,200	$—	$—	$1,750,200

	Carrying Value at December 31, 2013
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$1,087,700	$—	$—	$1,087,700
Other real estate owned	544,432	—	—	544,432

	$1,632,132	$—	$—	$1,632,132

Impaired Loans

Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less selling costs if the loan is collateral dependent.

The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company determines the value of the collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

Impaired loans had a carrying amount of $1,233,372 and $2,240,884, with a specific valuation allowance of $24,521 and $32,076 at December 31, 2014 and 2013, respectively. Of the impaired loan portfolio, $1,062,221 and $1,119,776 was carried at fair value as a result of charge-offs and specific

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis (Continued)

Impaired Loans (Continued)

valuation allowances resulting in a net carrying value of $1,037,700 and $1,087,700 at December 31, 2014 and 2013, respectively. The remaining $171,151 and $1,153,184 was carried at cost, as the fair value of the collateral on these loans exceeded the book value for each individual credit at December 31, 2014 and 2013, respectively. Charge-offs and changes in specific valuation allowances during 2013 on impaired loans carried at fair value resulted in additional provision for loan losses of $151,183, respectively. Charge-offs and changes in specific valuation allowances during 2014 on impaired loans carried at fair value did not result in additional provision for loan losses.

Other Real Estate Owned

Other real estate owned is adjusted to fair value upon transfer of the loans to other real estate owned. Subsequently, other real estate owned is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the other real estate owned as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the other real estate owned as nonrecurring Level 3.

Quantitative Disclosures for Level 3 Fair Value Measurements

The Company had no Level 3 assets measured at fair value on a recurring basis at December 31, 2014 or 2013.

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2014, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input		Weighted Average of Input
Nonrecurring:
Impaired loans	$1,037,700	Appraisal	Appraisal discounts	(%)	5-10%
Other real estate owned	712,500	Appraisal	Appraisal discounts	(%)	5-10%

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2013, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input		Weighted Average of Input
Nonrecurring:
Impaired loans	$1,087,700	Appraisal	Appraisal discounts	(%)	5-10%
Other real estate owned	544,432	Appraisal	Appraisal discounts	(%)	5-10%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.	FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company’s financial instruments were as follows:

	December 31,
	2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in Thousands)
Financial assets:
Cash and cash equivalents	$20,134	$20,134	$25,685	$25,685
Securities available for sale	39,442	39,442	38,798	38,798
Restricted equity securities	609	609	662	662
Loans held for sale	703	703	689	689
Loans, net	162,118	163,336	153,493	154,557
Accrued interest receivable	737	737	742	742

Financial liabilities:
Deposits	$204,559	$204,549	$202,761	$203,112
Other borrowings	6,500	6,589	6,576	6,659
Accrued interest payable	102	102	117	117

NOTE 14.	BUSINESS COMBINATIONS

During the second quarter of 2013, the shareholders’ approved the formation of Keystone Bancshares, Inc., a holding company for Keystone Bank, at the annual shareholders meeting. On October 1, 2013, each share of Keystone Bank’s $1 par value common stock was exchanged for one share of Keystone Bancshares, Inc.’s $1 par value common stock. The combination was accounted for by transferring the net assets of Keystone Bank to Keystone Bancshares, Inc. at the carrying amount. The net income of the Bank prior to the combination was approximately $2,012,000 and has been included in the consolidated statements of income.

On May 13, 2015, the Company approved a definitive agreement with River Financial Corporation and its subsidiary, River Bank & Trust, Prattville, Alabama (“River”), whereby the Company will merge with and into River for a total purchase price of approximately $36.7 million. Under the terms of the agreement, the Company’s shareholders will receive 1 share of River’s common stock valued at $16.00 per share and $4.00 in cash for each share of common stock they own. The merger is subject to various terms and conditions, including stockholder and regulatory approvals and is expected to close by the end of 2015.

NOTE 15.	PARENT COMPANY FINANCIAL INFORMATION

The following information presents the condensed balance sheets of Keystone Bancshares, Inc. as of December 31, 2014 and 2013 and the condensed statements of income and cash flows for the year ended December 31, 2014 and the period from October 1, 2013, date of inception, to December 31, 2013.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED BALANCE SHEETS

	2014	2013
Assets
Cash	$19,004	$37,623
Investment in subsidiary	26,913,228	24,037,580
Other assets	21,176	19,087

Total assets	$26,953,408	$24,094,290

Liabilities
Accounts payable	$—	$11,832
Other borrowings	—	75,640

Total liabilities	—	87,472

Stockholders’ equity	26,953,408	24,006,818

Total liabilities and stockholders’ equity	$26,953,408	$24,094,290

CONDENSED STATEMENTS OF INCOME

	2014	2013
Income
Dividend income	$427,758	$—

Expenses
Salaries and benefits	3,140	3,747
Other	6,147	49,849

Total expenses	9,287	53,596

Income (loss) before income tax benefits and equity in undistributed earnings of subsidiary	418,471	(53,596)
Income tax benefits	(2,090)	(19,087)

Income (loss) before equity in undistributed earnings of subsidiary	420,561	(34,509)
Equity in undistributed earnings of subsidiary	2,170,817	700,285

Net income	$2,591,378	$665,776

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.	PARENT COMPANY FINANCIAL INFORMATION (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	2014	2013
OPERATING ACTIVITIES
Net income	$2,591,378	$665,776
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in undistributed earnings of subsidiary	(2,170,817)	(700,285)
Stock-based compensation expense	3,140	3,747
Net other operating activities	(13,922)	(7,255)

Net cash provided by (used in) operating activities	409,779	(38,017)

INVESTING ACTIVITIES
Investment in subsidiary	(250,000)	—

Net cash used in investing activities	(250,000)	—

FINANCING ACTIVITIES
Proceeds from other borrowings	—	75,640
Exercise of stock warrants	250,000	—
Dividends paid	(352,758)	—
Repayment of other borrowings	(75,640)	—

Net cash (used in) provided by financing activities	(178,398)	75,640

Net (decrease) increase in cash	(18,619)	37,623
Cash at beginning of period	37,623	—

Cash at end of year	$19,004	$37,623

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2015 AND DECEMBER 31, 2014

(Dollars in Thousands, Except Per Share Amounts)

	2015	2014
	(Unaudited)
Assets
Cash and due from banks	$3,093	$3,752
Interest bearing deposits in banks	22,462	15,379
Federal funds sold	1,006	1,003

Cash and cash equivalents	26,561	20,134
Securities available for sale	35,670	39,442
Restricted equity securities	613	609
Loans held for sale	3,034	703
Loans, net of deferred fees	176,171	164,488
Less allowance for loan losses	2,436	2,370

Loans, net	173,735	162,118
Premises and equipment	6,367	6,444
Bank owned life insurance and annuity	6,392	6,360
Other real estate owned	1,086	1,273
Other assets	2,166	2,012

Total assets	$255,624	$239,095

Liabilities and Stockholders’ Equity
Liabilities:
Deposits
Noninterest-bearing	$26,780	$25,056
Interest-bearing	192,796	179,503

Total deposits	219,576	204,559
Other borrowings	6,500	6,500
Other liabilities	1,512	1,083

Total liabilities	227,588	212,142

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value, 2,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $1 par value, 5,000,000 shares authorized; 1,789,992 and 1,788,792 shares issued and outstanding, respectively	1,790	1,789
Capital surplus	16,045	16,032
Retained earnings	10,197	9,079
Accumulated other comprehensive income	4	53

Total stockholders’ equity	28,036	26,953

Total liabilities and stockholders’ equity	$255,624	$239,095

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income:
Loans, including fees	$2,322	$2,167	$4,565	$4,280
Taxable securities	37	43	66	101
Nontaxable securities	188	209	382	420
Other interest income	48	68	97	133

Total interest income	2,595	2,487	5,110	4,934

Interest expense:
Deposits	333	351	655	695
Other borrowings	19	17	37	31

Total interest expense	352	368	692	726

Net interest income	2,243	2,119	4,418	4,208
Provision for loan losses	25	25	122	70

Net interest income after provision for loan losses	2,218	2,094	4,296	4,138

Other income:
Service charges on deposit accounts	69	55	136	108
Mortgage origination fees	431	217	748	352
Net gain on sale of securities available for sale	17	38	42	93
Other operating income	95	99	183	163

Total other income	612	409	1,109	716

Other expenses:
Salaries and employee benefits	1,463	923	2,456	1,795
Equipment and occupancy expenses	118	122	235	233
Other operating expenses	663	474	1,139	943

Total other expenses	2,244	1,519	3,830	2,971

Income before income tax expense	586	984	1,575	1,883
Income tax expense	159	293	457	559

Net income	$427	$691	$1,118	$1,324

Basic earnings per share	$0.24	$0.39	$0.62	$0.75

Diluted earnings per share	$0.24	$0.39	$0.62	$0.74

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$427	$691	$1,118	$1,324

Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale arising during the period, net of tax (benefit) of $(120) and $(39) for the three and six months ended June 30, 2015, respectively, and $76 and $200 for the three and six months ended June 30, 2014, respectively	(232)	147	(77)	389
Reclassification adjustment for gains on sales of securities realized in net income, net of tax of $23 and $14 for the three and six months ended June 30, 2015, respectively, and $50 and $32 for the three and six months ended June 30, 2014, respectively	44	98	28	61

Other comprehensive income (loss)	(188)	245	(49)	450

Comprehensive income	$239	$936	$1,069	$1,774

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

	2015	2014
OPERATING ACTIVITIES
Net income	$1,118	$1,324
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	127	130
Provision for loan losses	122	70
Net amortization on securities	57	109
Stock-based compensation expense	2	2
Net gain on sale of securities available for sale	(42)	(93)
Gain on sale of other real estate owned	—	(2)
Write down on other real estate owned	10	26
Decrease in interest receivable	34	42
Increase in interest payable	7	—
Increase in bank owned life insurance and annuity	(32)	(70)
Increase in loans held for sale	(2,331)	(2,669)
Net other operating activities	260	(472)

Net cash used in operating activities	(668)	(1,603)

INVESTING ACTIVITIES
Purchases of securities available for sale	(1,685)	(5,911)
Proceeds from maturities of securities available for sale	822	465
Proceeds from sales of securities available for sale	4,545	6,497
Net redemption (purchases) of restricted equity securities	(4)	53
Net increase in loans	(12,204)	(5,957)
Purchase of premises and equipment	(50)	(32)
Proceeds from sales of other real estate owned	642	203

Net cash used in investing activities	(7,934)	(4,682)

FINANCING ACTIVITIES
Net increase in deposits	15,017	7,226
Repayment of other borrowings	—	(76)
Proceeds from exercise of stock warrants	12	—
Dividends paid	—	(353)

Net cash provided by financing activities	15,029	6,797

Net increase in cash and cash equivalents	6,427	512
Cash and cash equivalents at beginning of year	20,134	25,685

Cash and cash equivalents at end of year	$26,561	$26,197

SUPPLEMENTAL DISCLOSURE
Cash paid during the period for:
Interest	$685	$726
Income taxes	$757	$575

NONCASH TRANSACTIONS
Other real estate owned acquired in settlement of loans	$465	$—

See Notes to Consolidated Financial Statements.

KEYSTONE BANCSHARES, INC.

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Basis of Presentation and Accounting Estimates

Keystone Bancshares, Inc. (the “Company”) is a bank holding company whose business is conducted by its wholly-owned subsidiary, Keystone Bank (the “Bank”). The Bank is a state-chartered commercial bank headquartered in Auburn, Lee County, Alabama with additional full service branch office locations in Opelika, Alabama and Gadsden, Alabama. The Bank provides a full range of banking services in its primary market areas of Lee and Etowah County and the surrounding areas.

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods reported have been included in the accompanying unaudited consolidated financial statements, and all such adjustments are of a normal recurring nature. It is suggested that these interim consolidated financial statements and notes be read in conjunction with the audited financial statements and notes included elsewhere in this Form S-4.

Critical Accounting Policies

The most significant accounting policies are presented in the notes to the audited consolidated financial statements presented elsewhere in this joint proxy statement/prospectus. Certain accounting policies require management to make significant estimates and assumptions that have a material effect on the carrying value of certain assets and liabilities, and these are considered to be critical accounting policies. The estimates and assumptions used are based on historical experience and other factors that management believes to be reasonable under the circumstances. Actual results could differ significantly from these estimates and assumptions, which could have a material impact on the carrying value of assets and liabilities at the balance sheet dates and on the results of operations for the reporting periods.

Earnings Per Share

Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding and potential common shares. Potential common shares consist of organizer stock warrants and stock options.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Earnings Per Share (Continued)

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Weighted-average common shares outstanding	1,789,872	1,763,792	1,789,332	1,763,792

Net income	$427	$691	$1,118	$1,324

Basic earnings per share	$.24	$.39	$.62	$.75

Weighted-average common shares outstanding	1,789,872	1,763,792	1,789,332	1,763,792
Dilutive effects of assumed conversions and exercise of stock options and warrants	27,009	14,173	26,985	14,140

Weighted-average common and dilutive potential common shares outstanding	1,816,881	1,777,965	1,816,317	1,777,932

Net income	$427	$691	$1,118	$1,324

Diluted earnings per share	$.24	$.39	$.62	$.74

Securities

The amortized cost and fair value of securities with gross unrealized gains and losses are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Available for Sale
June 30, 2015:
U.S. Government sponsored agencies	$782	3	(4)	781
U.S. Government sponsored mortgage-backed securities	1,449	48	—	1,497
State and municipal securities	31,313	366	(267)	31,412
Corporate bonds	2,120	—	(140)	1,980

Total securities available for sale	$35,664	417	(411)	35,670

December 31, 2014:
U.S. Government sponsored agencies	$780	$2	$(9)	$773
U.S. Government sponsored mortgage-backed securities	1,472	43	—	1,515
State and municipal securities	34,918	430	(231)	35,117
Corporate bonds	2,191	—	(154)	2,037

Total securities available for sale	$39,361	$475	$(394)	$39,442

At June 30, 2015 and December 31, 2014, securities with carrying values of $25,148 and $0, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Securities (Continued)

The amortized cost and fair value of securities as of June 30, 2015 by contractual maturity are shown below. Actual maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid with or without penalty. Therefore, these securities are not included by maturity class in the following summary:

	Securities Available for Sale
	Amortized Cost	Fair Value
Due in one year or less	$2,100	$2,008
Due from one to five years	17,054	17,095
Due from five to ten years	11,465	11,491
Due after ten years	3,596	3,579
Mortgage-backed securities	1,449	1,497

	$35,664	$35,670

The following table shows the gross unrealized losses and fair value of the Company’s securities with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2015 and December 31, 2014.

Available for sale securities that have been in a continuous unrealized loss position are as follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Total Unrealized Losses
June 30, 2015:
U.S. Government sponsored agencies	$—	$—	$(4)	$554	$(4)
State and municipal securities	(95)	11,503	(172)	3,062	(267)
Corporate bonds	(40)	888	(100)	1,093	(140)

Total temporarily impaired debt securities	$(135)	$12,391	$(276)	$4,709	$(411)

December 31, 2014:
U.S. Government sponsored agencies	$—	$—	$(9)	$546	$(9)
State and municipal securities	(74)	8,871	(157)	6,678	(231)
Corporate bonds	(57)	429	(97)	1,608	(154)

Total temporarily impaired debt securities	$(131)	$9,300	$(263)	$8,832	$(394)

The unrealized losses on sixty-seven investments were caused by interest rate changes. Because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at June 30, 2015.

Upon acquisition of a security, the Company evaluates for impairment under the accounting guidance for investments in debt and equity securities. The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. Inputs

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Securities (Continued)

included in the evaluation process may include geographic concentrations, credit ratings, and other performance indicators of the underlying asset. There were no securities in the Company’s portfolio considered impaired as of and for the six months ended June 30, 2015 and for the year ended December 31, 2014.

Loans

Portfolio Segments and Classes

The composition of loans, excluding loans held for sale, is summarized as follows:

	June 30, 2015	December 31, 2014
Real estate mortgages:
Construction and land development	$25,831	$21,381
1-4 family residential	65,814	62,974
Commercial	55,455	50,303
Other	5,625	5,273
Commercial	12,855	14,637
Consumer	10,796	10,127

	176,376	164,695
Deferred loan fees	(205)	(207)
Allowance for loan losses	(2,436)	(2,370)

Loans, net	$173,735	$162,118

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. There are three loan portfolio segments that include real estate, commercial, and consumer. A class is generally determined based on the initial measurement attribute, risk characteristic of the loan, and an entity’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction and land development, 1-4 family residential, commercial, and other. The portfolio segments of non-real estate commercial loans and consumer loans have not been further segregated by class.

The following describe risk characteristics relevant to each of the portfolio segments:

Real Estate — As discussed below, the Company offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Construction and land development loans are repaid through cash flow related to the operations, sale or refinance of the underlying property. This portfolio class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral.

•	1-4 family residential loans, which include home equity lines of credit, are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

•	Commercial loans include owner-occupied commercial real estate loans and loans secured by income producing properties such as multi-family housing. Owner-occupied commercial real estate loans to

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Loans (Continued)

Portfolio Segments and Classes (Continued)

operating businesses are long-term financing of land and buildings. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the business. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties.

•	Other real estate mortgage loans include real estate loans secured by farmland and other. These are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

Commercial — The commercial loan portfolio segment includes commercial, financial, and agricultural loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the borrowers’ business operations.

Consumer — The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk Management

Credit Administration and the Special Assets Manager are both involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This comprehensive process also assists in the prompt identification of problem credits. The Company has taken a number of measures to manage the portfolios and reduce risk, particularly in the more problematic portfolios.

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by a comprehensive Loan Policy that provides for a consistent and prudent approach to underwriting and approval of credit. Within the Board approved Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer portfolio segment, the risk management process focuses on managing customers who become delinquent in their payments. For the commercial and real estate portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios. Loan Review and Credit Administration establish a timely schedule and scope for loan reviews. These reviews ensure such loans have proper risk ratings and accrual status, and if necessary, ensure loans are transferred to the Special Assets manager.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Chief Credit Officer, the Officers Loan Committee, and the Directors Loan Committee.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Loans (Continued)

Credit Risk Management (Continued)

The following categories are utilized by management to analyze and manage the credit quality and risk of the loan portfolio:

•	Pass — includes obligations where the probability of default is considered low.

•	Special Mention — includes obligations that exhibit potential credit weaknesses or downward trends deserving management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects or credit position at a future date. These loans are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

•	Substandard — includes obligations with defined weaknesses that jeopardize the orderly liquidation of debt. A substandard loan is inadequately protected by the current sound worth and paying capacity of the borrower or by the collateral pledged, if any. Normal repayment from the borrower is in jeopardy although no loss of principal is envisioned. There is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

•	Doubtful — includes obligations with all the weaknesses found in substandard loans with the added provision that the weaknesses make collection of debt in full, based on currently existing facts, conditions, and values, highly questionable and improbable. Serious problems exist to the point where partial loss of principal is likely. The possibility of loss is extremely high, but because of certain important, reasonably specific pending factors that may work to strengthen the loan, the loans’ classification as loss is deferred until a more exact status may be determined. There are no loans rated doubtful in the Company’s portfolio as of June 30, 2015 and December 31, 2014.

•	Loss — includes obligations incapable of repayment. Such loans are considered uncollectible and of such little value, that continuance as an active asset is not warranted. Loans determined to be a loss are charged-off at the date of loss determination. Consequently, there are no loans with a loss rating in the Company’s portfolio as of June 30, 2015 and December 31, 2014 as all such loans have been charged-off.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Loans (Continued)

Credit Risk Management (Continued)

The following tables summarize the risk category of the Company’s loan portfolio based upon on the most recent analysis performed as of June 30, 2015 and December 31, 2014.

	Pass	Special Mention	Substandard	Doubtful	Total
June 30, 2015
Real estate mortgages:
Construction and land development	$24,637	$300	$894	$—	$25,831
1-4 family residential	62,438	2,659	717	—	65,814
Commercial	52,413	1,251	1,791	—	55,455
Other	5,560	—	65	—	5,625
Commercial	12,193	386	276	—	12,855
Consumer	10,586	138	72	—	10,796

Total:	$167,827	$4,734	$3,815	$—	$176,376

December 31, 2014
Real estate mortgages:
Construction and land development	$20,303	$99	$979	$—	$21,381
1-4 family residential	60,232	1,928	814	—	62,974
Commercial	47,017	1,478	1,808	—	50,303
Other	5,205	—	68	—	5,273
Commercial	13,926	363	348	—	14,637
Consumer	9,859	209	59	—	10,127

Total:	$156,542	$4,077	$4,076	$—	$164,695

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Loans (Continued)

Past Due Loans

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables present the aging of the recorded investment in loans as of June 30, 2015 and December 31, 2014:

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
June 30, 2015
Real estate mortgages:
Construction and land development	$25,801	$—	$—	$—	$—	$30	$25,831
1-4 family residential	64,002	1,343	—	359	1,702	110	65,814
Commercial	55,455	—	—	—	—	—	55,455
Other	5,625	—	—	—	—	—	5,625
Commercial	12,441	112	60	—	172	242	12,855
Consumer	10,615	112	—	26	138	43	10,796

Total:	$173,939	$1,567	$60	$385	$2,012	$425	$176,376

		Past Due Status (Accruing Loans)
	Current	30-59 Days	60-89 Days	90+ Days	Total Past Due	Nonaccrual	Total
December 31, 2014
Real estate mortgages:
Construction and land development	$21,216	$133	$—	$—	$133	$32	$21,381
1-4 family residential	62,248	270	—	339	609	117	62,974
Commercial	49,772	531	—	—	531	—	50,303
Other	5,273	—	—	—	—	—	5,273
Commercial	14,262	156	—	148	304	71	14,637
Consumer	10,010	88	—	6	94	23	10,127

Total:	$162,781	$1,178	$—	$493	$1,671	$243	$164,695

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Loans (Continued)

Allowance for Loan Losses

The following tables detail activity in the allowance for loan losses by portfolio segment for the six months ended June 30, 2015 and the year ended December 31, 2014. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	Real Estate	Commercial	Consumer	Total
June 30, 2015
Allowance for loan losses:
Balance, beginning of year	$2,089	$167	$114	$2,370
Provision (credit) for loan losses	80	49	(7)	122
Loans charged off	(65)	(23)	(14)	(102)
Recoveries of loans previously charged off	42	4	—	46

Balance, end of period	$2,146	$197	$93	$2,436

Ending balance: individually evaluated for impairment	$14	$—	$—	$14
Ending balance: collectively evaluated for impairment	2,132	197	93	2,422

Total ending balance	$2,146	$197	$93	$2,436

Loans:
Ending balance: individually evaluated for impairment	$1,722	$147	$20	$1,889
Ending balance: collectively evaluated for impairment	151,003	12,708	10,776	174,487

Total ending balance	$152,725	$12,855	$10,796	$176,376

December 31, 2014
Allowance for loan losses:
Balance, beginning of year	$2,027	$205	$113	$2,345
Provision (credit) for loan losses	232	170	23	425
Loans charged off	(203)	(212)	(22)	(437)
Recoveries of loans previously charged off	33	4	—	37

Balance, end of year	$2,089	$167	$114	$2,370

Ending balance: individually evaluated for impairment	$25	$—	$—	$25
Ending balance: collectively evaluated for impairment	2,064	167	114	2,345

Total ending balance	$2,089	$167	$114	$2,370

Loans:
Ending balance: individually evaluated for impairment	$1,211	$—	$22	$1,233
Ending balance: collectively evaluated for impairment	138,720	14,637	10,105	163,462

Total ending balance	$139,931	$14,637	$10,127	$164,695

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Loans (Continued)

Impaired Loans

A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement. The following tables detail the Company’s impaired loans, by portfolio class as of June 30, 2015 and December 31, 2014:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
June 30, 2015
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$30	$30	$—	$31	$—
1-4 family residential	110	110	—	112	—
Commercial	530	530	—	531	24
Other	—	—	—	—	—
Commercial	147	147	—	147	7
Consumer	20	20	—	21	—

Total with no allowance recorded:	837	837	—	842	31

With allowance recorded:
Real estate mortgages:
Construction and land development	—	—	—	—	—
1-4 family residential	—	—	—	—	—
Commercial	1,052	1,052	14	1,054	32
Other	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer	—	—	—	—	—

Total with an allowance recorded:	1,052	1,052	14	1,054	32

Total impaired loans:	$1,889	1,889	14	1,896	63

December 31, 2014
With no related allowance recorded:
Real estate mortgages:
Construction and land development	$32	$32	$—	$35	$—
1-4 family residential	117	117	—	121	—
Commercial	—	—	—	—	—
Other	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer	22	22	—	25	—

Total with no allowance recorded:	171	171	—	181	—

With allowance recorded:
Real estate mortgages:
Construction and land development	—	—	—	—	—
1-4 family residential	—	—	—	—	—
Commercial	1,062	1,062	25	1,067	73
Other	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer	—	—	—	—	—

Total with an allowance recorded:	1,062	1,062	25	1,067	73

Total impaired loans:	$1,233	$1,233	$25	$1,248	$73

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Loans (Continued)

Troubled Debt Restructurings

At June 30, 2015 and December 31, 2014, loans that were classified as Troubled Debt Restructurings “TDRs” totaled $1,839 and $1,178, respectively, and have been included in impaired loans. The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession.

The Company did not have any loans modified as a TDR during the six months ended June 30, 2014.

The following table summarizes the loans that were modified as a TDR during the six months ended June 30, 2015 and were in compliance with the modified terms:

	Troubled Debt Restructurings
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification	Impact on the Allowance for Loan Losses
June 30, 2015
Real estate mortgages:
Construction and land development	—	$—	$—	$—
1-4 family residential	—	—	—	—
Commercial	1	553	553	—
Other	—	—	—	—
Commercial	1	200	200	—
Consumer	—	—	—	—

Total	2	$753	$753	$—

During 2015 and 2014 no troubled debt restructurings subsequently defaulted from their modified terms.

Organizer Stock Warrants

In recognition of the efforts and financial risks undertaken by the Company’s organizers, the Company granted each organizer an opportunity to purchase a number of shares of the Company’s common stock. The warrants vest over a five year period from the date of grant and are exercisable in whole or in part during the ten year period following the grant date, at an exercise price equal to $10 per share. The warrants are nontransferable, but shares issued pursuant to the exercise of warrants will be transferable, subject to compliance with applicable securities laws. The date of grant was March 2, 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Organizer Stock Warrants (Continued)

Other pertinent information related to the warrants is as follows:

	Number	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term
Six Months Ended June 30, 2015:
Warrants outstanding, beginning of year	55,000	$10.00
Granted	—	—
Exercised	(1,200)	10.00

Warrants outstanding, end of period	53,800	$10.00	1.75 years

Exercisable, end of period	53,800	$10.00	1.75 years

Year Ended December 31, 2014:
Warrants outstanding, beginning of year	80,000	$10.00
Granted	—	—
Exercised	(25,000)	10.00

Warrants outstanding, end of year	55,000	$10.00	2.25 years

Exercisable, end of year	55,000	$10.00	2.25 years

Stock Options

The Company sponsors a stock option plan which grants directors, key employees and others options to purchase shares of common stock of the Company. Options may be granted as incentive stock options or nonqualified stock options depending on the eligibility of the recipient. Option prices and terms are determined by a committee appointed by the Board of Directors. The plan provides for a total of 50,000 options to purchase common shares of the Company of which 10,500 are available to grant as of June 30, 2015.

Other pertinent information related to the options is as follows:

	Number	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term
Six Months Ended June 30, 2015:
Options outstanding, beginning of year	39,500	$10.06
Granted	—	—
Exercised	—	—
Forfeited	—	—

Options outstanding, end of period	39,500	$10.06	2.4 years

Exercisable, end of period	38,500	$10.05	2.3 years

Year Ended December 31, 2014:
Options outstanding, beginning of year	39,500	$10.06
Granted	—	—
Exercised	—	—
Forfeited	—	—

Options outstanding, end of year	39,500	$10.06	3.0 years

Exercisable, end of year	37,500	$10.04	2.8 years

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Stock Options (Continued)

For the six months ended June 30, 2015 and 2014, $2 and $2, respectively, was recognized as stock-based compensation expense. As of June 30, 2015 there was $2 of total unrecognized compensation cost related to nonvested share-based compensation arrangements. That cost is expected to be recognized over a weighted-average period of approximately one year.

Regulatory Capital and Dividend Restrictions

Federal and state banking regulations place certain restrictions on the payment of dividends by the Bank to the Company. The total amount of dividends which may be paid by the Bank in any calendar year shall not exceed the total of its net earnings (as defined by state banking regulations) of that year combined with its retained net earnings of the preceding two years. For 2015, the Bank will have approximately $4,954 of net retained earnings from the previous two years available for dividend payments plus its net earnings for the remainder of 2015.

The Bank is also subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total, Tier I capital and Common Equity Tier 1 to risk-weighted assets, as defined, and of Tier I capital to average assets (leverage ratio), as defined. Management believes, as of June 30, 2015 and December 31, 2014, the Bank met all capital adequacy requirements to which it is subject. Common Equity Tier 1 was first measured in 2015 under the new Basel III capital rules as explained below.

As of June 30, 2015, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier I risk-based, Common Equity Tier 1 risk-based and Tier I to average assets (leverage) ratios as set forth in the following table.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2015:
Total Capital to Risk Weighted Assets	$30,222	15.09%	$16,027	8.00%	$20,033	10.00%
Tier I Capital to Risk Weighted Assets	$27,786	13.87%	$12,020	6.00%	$16,027	8.00%
Common Equity Tier 1 to Risk Weighted Assets	$27,786	13.87%	$9,015	4.50%	$13,022	6.50%
Tier I Capital to Average Assets	$27,786	10.94%	$10,163	4.00%	$12,703	5.00%

December 31, 2014:
Total Capital to Risk Weighted Assets	$29,120	16.12%	$14,455	8.00%	$18,068	10.00%
Tier I Capital to Risk Weighted Assets	$26,860	14.87%	$7,227	4.00%	$10,841	6.00%
Common Equity Tier 1 to Risk Weighted Assets	N/A	N/A	N/A	N/A	N/A	N/A
Tier I Capital to Average Assets	$26,860	11.18%	$9,612	4.00%	$12,015	5.00%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Regulatory Capital and Dividend Restrictions (Continued)

In December 2010, the Basel Committee on Bank Supervision (“BCBS”) finalized a set of international guidelines for determining regulatory capital known as “Basel III.” In July 2013, the federal bank regulators approved final regulatory capital rules implementing BCBS’s December 2010 capital framework as well as certain provisions of the Dodd-Frank Act. The new capital rules under Basel III also substantially revise the risk-based capital requirements applicable to banking institutions as compared to the general risk-based capital rules now in effect. The new capital rules revise the components of capital and address other issues affecting the numerator in regulatory capital ratios. The new capital rules also address asset risk weights and other issues affecting the denominator in regulatory capital ratios and replace the existing general risk-weighting approach. The new capital rules were effective for the Bank on January 1, 2015 (subject to a phase-in period for various components).

The new capital rules, among other things, (i) introduced a new capital measure called “Common Equity Tier 1” (“CET1”), (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital, and (iv) expand the scope of the deductions/adjustments to capital as compared to existing regulations. The Bank’s CET1 consists of its common stock, capital surplus and retained earnings.

The new capital rules also introduce a new capital conservation buffer designed to absorb losses during periods of economic stress. The capital conservation buffer is composed entirely of CET1, on top of these minimum risk-weighted asset ratios and will be subject to phase-in through January 1, 2019. Banking institutions with a ratio of CET1 to risk-weighted assets above the minimum but below the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. When fully phased-in on January 1, 2019, the new capital rules will require the Bank to maintain an additional capital conservation buffer of 2.5% of CET1, effectively resulting in minimum ratios of (i) CET1 to risk-weighted assets of at least 7%, (ii) Tier 1 capital to risk-weighted assets of at least 8.5%, and (iii) Total capital to risk-weighted assets of at least 10.5%.

In addition, under the new capital rules, the Bank must maintain regulatory capital ratios of (i) CET1 to risk-weighted assets of at least 6.5%, (ii) Tier 1 capital to risk-weighted assets of at least 8.0%, (iii) Total capital to risk-weighted assets of at least 10.0% and (iv) Tier 1 capital to quarterly average assets (leverage ratio) of at least 5.0% to be considered well capitalized under the regulatory framework for prompt corrective action. These requirements were effective on January 1, 2015.

Fair Value Measurements

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Fair Value Measurements (Continued)

Determination of Fair Value (Continued)

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents: The carrying amounts of cash and due from banks, interest-bearing deposits in banks and federal funds sold approximate fair value based on the short-term nature of the assets.

Securities: Where quoted prices are available in an active market, the Company classifies the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, the Company estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Fair Value Measurements (Continued)

Fair Value Hierarchy (Continued)

volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include government agency securities, corporate bonds, and state and municipal securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, the Company would classify those securities in level 3.

Restricted Equity Securities: The carrying amount of restricted equity securities with no readily determinable fair value approximates fair value based on the redemption provisions of the issuers which is cost.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair value for other fixed-rate loans are estimated using discounted cash flow analyses, using market interest rates for comparable loans. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Loans Held for Sale: The carrying amount of loans held for sale approximates their fair value.

Deposits: The fair values disclosed for demand deposits (for example, interest and noninterest checking, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Other Borrowings: Current market rates for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. Fair value of long-term debt is based on quoted market prices or dealer quotes for the identical liability when traded as an asset in an active market. If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Accrued Interest: The carrying amounts of accrued interest approximate fair value.

Off-Balance Sheet Instruments: The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.

Assets Measured at Fair Value on a Recurring Basis

Assets measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
June 30, 2015:
Available for sale securities	$35,670	$—	$35,670	$—
December 31, 2014:
Available for sale securities	$39,442	$—	$39,442	$—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Fair Value Measurements (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis

The following tables present the financial instruments carried on the balance sheet by caption and by level in the fair value hierarchy at June 30, 2015 and December 31, 2014 for which a nonrecurring change in fair value has been recorded.

	Carrying Value at June 30, 2015
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$1,038	$—	$—	$1,038
Other real estate owned	70	—	—	70

	$1,108	$—	$—	$1,108

	Carrying Value at December 31, 2014
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$1,038	$—	$—	$1,038
Other real estate owned	712	—	—	712

	$1,750	$—	$—	$1,750

Impaired Loans

Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less selling costs if the loan is collateral dependent.

The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company determines the value of the collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Fair Value Measurements (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis (Continued)

Other Real Estate Owned

Other real estate owned is adjusted to fair value upon transfer of the loans to other real estate owned. Subsequently, other real estate owned is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the other real estate owned as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the other real estate owned as nonrecurring Level 3.

Quantitative Disclosures for Level 3 Fair Value Measurements

The Company had no Level 3 assets measured at fair value on a recurring basis at June 30, 2015 or December 31, 2014.

For Level 3 assets measured at fair value on a non-recurring basis as of June 30, 2015, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$1,038	Appraisal	Appraisal discounts (%)	5-10%
Other real estate owned	70	Appraisal	Appraisal discounts (%)	5-10%

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2014, the significant unobservable inputs used in the fair value measurements are presented below.

	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$1,038	Appraisal	Appraisal discounts (%)	5-10%
Other real estate owned	712	Appraisal	Appraisal discounts (%)	5-10%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Per Share Amounts)

(Unaudited)

Fair Value Measurements (Continued)

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company’s financial instruments, by level within the fair value hierarchy, were as follows:

	June 30, 2015			December 31, 2014
	Carrying Amount	Fair Value	Fair Value Hierarchy	Carrying Amount	Fair Value	Fair Value Hierarchy
Financial assets:
Cash and cash equivalents	$26,561	$26,561	Level 1	$20,134	$20,134	Level 1
Securities available for sale	35,670	35,670	Level 2	39,442	39,442	Level 2
Restricted equity securities	613	613	Level 2	609	609	Level 2
Loans held for sale	3,034	3,034	Level 3	703	703	Level 3
Loans, net	173,735	176,303	Level 3	162,118	163,336	Level 3
Accrued interest receivable	702	702	Level 2	737	737	Level 2

Financial liabilities:
Deposits	$219,576	$219,614	Level 3	$204,559	$204,549	Level 3
Other borrowings	6,500	6,509	Level 2	6,500	6,589	Level 2
Accrued interest payable	109	109	Level 2	102	102	Level 2

Business Combinations

During the second quarter of 2013, the shareholders’ approved the formation of Keystone Bancshares, Inc., a holding company for Keystone Bank, at the annual shareholders meeting. On October 1, 2013, each share of Keystone Bank’s $1 par value common stock was exchanged for one share of Keystone Bancshares, Inc.’s $1 par value common stock. The combination was accounted for by transferring the net assets of Keystone Bank to Keystone Bancshares, Inc. at the carrying amount. The net income of the Bank prior to the combination was approximately $2,012 and has been included in the consolidated statements of income.

On May 13, 2015, the Company approved a definitive agreement with River Financial Corporation and its subsidiary, River Bank & Trust, Prattville, Alabama (“River”), whereby the Company will merge with and into River for a total purchase price of approximately $36.7 million. Under the terms of the agreement, the Company’s shareholders will receive 1 share of River’s common stock valued at $16.00 per share and $4.00 in cash for each share of common stock they own. The merger is subject to various terms and conditions, including stockholder and regulatory approvals and is expected to close by the end of 2015.

ANNEX A

ANNEX A

AGREEMENT AND PLAN OF MERGER

A-1	Annex A

AGREEMENT AND PLAN OF MERGER

by and between

RIVER FINANCIAL CORPORATION

and

KEYSTONE BANCSHARES, INC.

dated as of

May 13, 2015

A-2	Annex A

Caption
Article 1 NAME			A-7
	1.1	Name	A-7
Article 2 MERGER — TERMS AND CONDITIONS			A-7
	2.1	Applicable Law	A-7
	2.2	Corporate Existence	A-8
	2.3	Articles of Incorporation and Bylaws	A-8
	2.4	Resulting Corporation’s Officers and Board; Bylaw Amendments	A-8
	2.5	Stockholder Approval	A-9
	2.6	Further Acts	A-9
	2.7	Effective Date and Closing	A-9
	2.8	Subsidiary Bank Merger	A-9
Article 3 CONVERSION OF ACQUIRED CORPORATION STOCK			A-10
	3.1	Conversion of Keystone Common Stock	A-10
	3.2	Surrender of Keystone Common Stock	A-10
	3.3	Fractional Shares	A-11
	3.4	Adjustments	A-11
	3.5	River Financial Common Stock	A-11
	3.6	Dissenting Rights	A-11
Article 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF RIVER FINANCIAL			A-12
	4.1	Organization	A-12
	4.2	Capital Stock	A-12
	4.3	Financial Statements; Taxes	A-12
	4.4	Absence of Material Adverse Effect	A-13
	4.5	No Conflict with Other Instrument	A-15
	4.6	Absence of Material Adverse Effect	A-15
	4.7	Approval of Agreement	A-15
	4.8	Tax Treatment	A-15
	4.9	Title and Related Matters	A-15
	4.10	Commitments	A-15
	4.11	Charter and Bylaws	A-16
	4.12	Subsidiaries	A-16
	4.13	Contracts	A-16
	4.14	Litigation	A-16
	4.15	Material Contract Defaults	A-16
	4.16	No Conflict with Other Instrument	A-16
	4.17	Compliance	A-17
	4.18	Registration Statement	A-17
	4.19	SEC Filings	A-17
	4.20	Form S-4	A-17
	4.21	Brokers	A-17
	4.22	Government Authorization	A-17
	4.23	Absence of Regulatory Communications	A-17
	4.24	Insurance	A-17
	4.25	Benefit Plans	A-18
	4.26	Buy-Sell Agreement	A-19
	4.27	Loans; Adequacy of Allowance for Loan Losses	A-19
	4.28	Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act	A-20

A-3	Annex A

4.29	Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act	A-20
4.30	Environmental Matters	A-20
4.31	Collective Bargaining	A-21
4.32	Labor Disputes	A-21
4.33	Derivative Contracts	A-21
4.34	Intellectual Property	A-21
4.35	Technology Systems	A-22
4.36	Disclosure	A-22
4.37	Community Reinvestment Act Compliance	A-22
4.38	No Additional Representations	A-22
Article 5 REPRESENTATIONS, WARRANTIES AND COVENANTS OF KEYSTONE		A-23
5.1	Organization	A-23
5.2	Capital Stock	A-23
5.3	Subsidiaries	A-23
5.4	Financial Statements; Taxes	A-23
5.5	Absence of Material Adverse Effect	A-24
5.6	Title and Related Matters	A-25
5.7	Commitments	A-26
5.8	Charter and Bylaws	A-26
5.9	Litigation	A-26
5.10	Material Contract Defaults	A-27
5.11	No Conflict with Other Instrument	A-27
5.12	Governmental Authorization	A-27
5.13	Absence of Regulatory Communications; Filings	A-27
5.14	Absence of Material Adverse Change	A-27
5.15	Insurance	A-27
5.16	Benefit Plans	A-27
5.17	Buy-Sell Agreement	A-29
5.18	Brokers	A-29
5.19	Approval of Agreements	A-29
5.20	Disclosure	A-29
5.21	Proxy Statement	A-29
5.22	Loans; Adequacy of Allowance for Loan Losses	A-29
5.23	Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act	A-30
5.24	Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act	A-30
5.25	Environmental Matters	A-30
5.26	Collective Bargaining	A-31
5.27	Labor Disputes	A-31
5.28	Derivative Contracts	A-31
5.29	Intellectual Property	A-31
5.30	Technology Systems	A-32
5.31	Community Reinvestment Act Compliance	A-32
5.32	No Additional Representations	A-32
Article 6 ADDITIONAL COVENANTS		A-32
6.1	Additional Covenants of River Financial	A-32
6.2	Additional Covenants of Keystone	A-38
Article 7 MUTUAL COVENANTS AND AGREEMENTS		A-41
7.1	Best Efforts, Cooperation	A-41
7.2	Press Release	A-42
7.3	Mutual Disclosure	A-42
7.4	Access to Properties and Records	A-42

A-4	Annex A

7.5	Notice of Adverse Changes	A-42
7.6	Plan of Reorganization	A-42
7.7	Employment Terms	A-42
Article 8 CONDITIONS TO OBLIGATIONS OF ALL PARTIES		A-43
8.1	Approval by Shareholders	A-43
8.2	Regulatory Authority Approval	A-43
8.3	Litigation	A-43
8.4	Registration Statement	A-43
8.5	Authorized Shares	A-43
8.6	Establishing the Number of Directors of River Financial	A-43
Article 9 CONDITIONS TO OBLIGATIONS OF KEYSTONE		A-44
9.1	Representations, Warranties and Covenants	A-44
9.2	Adverse Changes	A-44
9.3	Closing Certificate	A-44
9.4	Fairness Opinion	A-45
9.5	Other Matters	A-45
9.6	Material Events	A-45
9.7	Accountant Letter	A-45
9.8	Tax Opinion	A-45
9.9	No Superior Proposal	A-45
9.10	Dissenters	A-45
Article 10 CONDITIONS TO OBLIGATIONS OF RIVER FINANCIAL		A-45
10.1	Representations, Warranties and Covenants	A-45
10.2	Adverse Changes	A-45
10.3	Closing Certificate	A-46
10.4	Other Matters	A-46
10.5	Dissenters	A-46
10.6	Material Events	A-46
10.7	Accountant Letter	A-46
10.8	Tax Opinion	A-46
10.9	Fairness Opinion	A-47
Article 11 TERMINATION OF REPRESENTATIONS AND WARRANTIES		A-47
Article 12 NOTICES		A-47
Article 13 AMENDMENT OR TERMINATION		A-48
13.1	Amendment	A-48
13.2	Termination	A-48
13.3	Damages	A-49
Article 14 DEFINITIONS		A-50
Article 15 MISCELLANEOUS		A-56
15.1	Expenses	A-56
15.2	Benefit and Assignment	A-57
15.3	Governing Law	A-57
15.4	Counterparts	A-57
15.5	Headings	A-57
15.6	Severability	A-57
15.7	Construction	A-57
15.8	Return of Information	A-57
15.9	Equitable Remedies	A-57
15.10	Attorneys’ Fees	A-57
15.11	No Waiver	A-58
15.12	Remedies Cumulative	A-58
15.13	Entire Contract	A-58

A-5	Annex A

EXHIBIT A—Agreement and Plan of Merger (Bank)	A-60
EXHIBIT B—Support Agreement (Keystone)	A-64
EXHIBIT C—Support Agreement (River Financial)	A-67

A-6	Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this the 13th day of May, 2015, by and between KEYSTONE BANCSHARES, INC. (“Keystone”), an Alabama corporation, and RIVER FINANCIAL CORPORATION (“River Financial”), an Alabama corporation.

WITNESSETH

WHEREAS, Keystone operates as a bank holding company for its wholly owned subsidiary, Keystone Bank (“Keystone Bank”), an Alabama banking corporation, with its principal office in Auburn, Alabama; and

WHEREAS, River Financial operates as a bank holding company for its wholly owned subsidiary, River Bank & Trust (“River Bank”), an Alabama banking corporation, with its principal office in Prattville, Alabama; and

WHEREAS, the board of directors of Keystone has (i) approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), advisable and in the best interests of Keystone and its shareholders, (ii) authorized and approved the execution, delivery and performance by Keystone of this Agreement and the consummation of the transactions contemplated hereby, subject to the terms and conditions herein, and (iii) resolved and agreed to recommend approval of this Agreement by the shareholders of Keystone; and

WHEREAS, the board of directors of River Financial has (i) approved this Agreement and declared this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), advisable and in the best interests of River Financial and its shareholders, (ii) authorized and approved the execution, delivery and performance by River Financial of this Agreement and the consummation of the transactions contemplated hereby, subject to the terms and conditions herein, (iii) has approved the issuance of shares of River Financial Common Stock in connection with the Merger, and (iv) resolved and agreed to recommend approval of this Agreement by the shareholders of River Financial; and

WHEREAS, each of the parties intends that, for federal income tax purposes, the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and, by executing this Agreement, to adopt a plan of reorganization for purposes of Section 368(a) of the Code; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

ARTICLE 1

NAME

1.1 Name. The name of the corporation resulting from the Merger shall be “River Financial Corporation.”

ARTICLE 2

MERGER — TERMS AND CONDITIONS

2.1 Applicable Law. On the Effective Date, Keystone shall be merged with and into River Financial (herein referred to as the “Resulting Corporation” whenever reference is made to it as of the time of Merger or thereafter). The Merger shall be undertaken pursuant to the provisions of and with the effect provided in the ABCL. The offices and facilities of Keystone and of River Financial shall become the offices and facilities of the Resulting Corporation.

A-7	Annex A

2.2 Corporate Existence. On the Effective Date, the corporate existence of Keystone and of River Financial shall, as provided in the ABCL, be merged into and continued in the Resulting Corporation, and the Resulting Corporation shall be deemed to be the same corporation as Keystone and River Financial. All rights, privileges, powers, franchises and interests of Keystone and River Financial, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer. The Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Keystone and River Financial, respectively, immediately before the Effective Date.

2.3 Articles of Incorporation and Bylaws. On the Effective Date, and subject to Section 2.4, the articles of incorporation and bylaws of the Resulting Corporation shall be the articles of incorporation and bylaws of River Financial as they existed immediately before the Effective Date.

2.4 Resulting Corporation’s Officers and Board; Bylaw Amendments.

(a) The board of directors of the Resulting Corporation on the Effective Date shall consist of seven (7) members, three (3) of which shall be directors of Keystone selected initially by the board of directors of Keystone prior to the Effective Date (“Legacy Keystone Directors”) and four (4) of which shall be directors of River Financial selected initially by the board of directors of River Financial prior to the Effective Date (“Legacy River Financial Directors”). Upon the Effective Date, the bylaws of River Financial shall be revised to provide that through the fourth (4th) anniversary of the Effective Date of the Merger, all vacancies on the board of directors created by the cessation of service of a Legacy Keystone Director shall be filled by a nominee proposed by a majority of the remaining Legacy Keystone Directors, and all vacancies on the board of directors of River Financial created by the cessation of service of a Legacy River Financial Director shall be filled by a nominee proposed by a majority of the remaining Legacy River Financial Directors, and all directors so nominated and appointed or elected to the board of directors by proposal of the Legacy Keystone Directors shall be considered “Legacy Keystone Directors” and all directors so nominated and appointed or elected to the board of directors of River Financial by proposal of the Legacy River Financial Directors shall be considered “Legacy River Financial Directors.” Upon the Effective Date, Larry Puckett shall serve as Chairman of the Board of the Resulting Corporation, and Murray Neighbors shall serve as Vice-Chairman of the Board of the Resulting Corporation.

(b) Upon the Effective Date, the bylaws of River Financial shall be revised to provide that for the period of four years following the Effective Date, the following transactions shall require a vote of 65 percent of the existing members of the board of directors of River Financial:

(i) a merger or consolidation of River Financial with or into any other entity;

(ii) an acquisition of River Financial by a statutory exchange offer, tender offer, sale of all or substantially all the assets of River Financial or other comparable transaction;

(iii) a change in the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Executive Vice President or Chief Financial Officer or a reduction in the compensation or benefits of any of the foregoing;

(iv) the declaration and payment of cash dividends;

(v) an increase in the size of the board of directors to more than seven (7) members; and

A-8	Annex A

(vi) voluntary registration or deregistration at any time of the common stock of River Financial pursuant to the 1933 Act or the 1934 Act.

Any amendment to such provision shall also require a vote of 65 percent of the existing members of the board of directors.

(c) In addition to any other executive officers the board of directors may from time to time designate, the following persons shall have the management positions of River Financial as of the Effective Date:

(i) Jimmy Stubbs — Chief Executive Officer

(ii) Ray Smith — President

(iii) Boles Pegues — Executive Vice President

(iv) Ken Givens — Chief Financial Officer

2.5 Stockholder Approval. This Agreement shall be submitted to the shareholders of Keystone at the Keystone Shareholders Meeting and to the shareholders of River Financial at the River Financial Shareholders Meeting (together the “Shareholders Meetings”) to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the shareholders of Keystone and River Financial, as required by the ABCL, the Merger shall become effective as soon as practicable thereafter in the manner provided in Section 2.7 hereof.

2.6 Further Acts. If, at any time after the Effective Date, the Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of Keystone or River Financial, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, Keystone and River Financial and their officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Resulting Corporation are fully authorized in the name of Keystone or River Financial, or otherwise, to take any and all such action.

2.7 Effective Date and Closing. Subject to the terms of all requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date and time specified in the Articles of Merger to be filed with the Secretary of State of the State of Alabama (such time being herein called the “Effective Date”). Assuming all other conditions stated in this Agreement have been or will be satisfied as of the Closing, the Closing shall take place at the offices of River Financial, in Prattville, Alabama, at 5:00 p.m. on a date specified by River Financial that shall be as soon as reasonably practicable after the later to occur of the Stockholder Meetings or all required regulatory approvals under Section 8.2, or at such other place and time that the Parties may mutually agree.

2.8 Subsidiary Bank Merger. As soon as practicable after the Effective Date, Keystone Bank will merge with and into River Bank (herein referred to as the “Resulting Bank” whenever reference is made to it as of the time of the Merger or thereafter) substantially in accordance with the terms of the Bank Merger Agreement set forth as Exhibit A hereto (the “Subsidiary Bank Merger”). Keystone will cooperate with River Financial, including the call of any special meetings of the board of directors of Keystone Bank and the filing of any regulatory applications, in the execution and filing of appropriate documentation relating to such merger. The Bank Merger Agreement shall provide that the board of directors of the Resulting Bank shall consist of the members of each of Keystone Bank and River Bank as of the effective date of the Subsidiary Bank Merger. The Bank Merger Agreement shall also provide that, in addition to any other executive officers the board of directors

A-9	Annex A

may from time to time designate, the officers of the Resulting Bank shall include Jimmy Stubbs as Chief Executive Officer, Ray Smith as President, Boles Pegues as Executive Vice President, Ken Givens as Chief Financial Officer, and that Larry Puckett shall serve as Chairman of the Board and Murray Neighbors shall serve as Vice Chairman of the Board.

ARTICLE 3

CONVERSION OF ACQUIRED CORPORATION STOCK

3.1 Conversion of Keystone Common Stock.

(a) On the Effective Date, each share of common stock of Keystone (the “Keystone Common Stock”) outstanding and held of record by Keystone’s shareholders shall be converted by operation of law and without any action by any holder thereof into the right to receive shares of River Financial Common Stock and cash (the “Merger Consideration”) as specified below. Specifically, each outstanding share of Keystone Common Stock shall (subject to section 3.6 hereof), be converted into $4.00 in cash and 1.000 share of River Financial Common Stock, provided fractions of shares shall not be issued. Fractions will be paid in cash at the rate of $20.00 per whole share (the “Cash Value”). Shares of Keystone Common Stock held by Keystone (other than as fiduciary) shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) (i) On the Effective Date, River Financial shall assume all Keystone Options and Keystone Warrants outstanding, and each such Keystone Option and Keystone Warrant shall cease to represent a right to acquire Keystone common stock and shall, instead, represent the right to acquire 1.2500 shares of River Financial Common Stock for each one share of Keystone Common Stock subject to such Keystone Options and Keystone Warrants, provided that no fractions of shares of River Financial Common Stock shall be issued and the number of shares of River Financial Common Stock to be issued upon the exercise of Keystone Options and Keystone Warrants, if a fractional share exists, shall equal the number of whole shares obtained by rounding to the nearest whole number, giving account to such fraction, or by paying for such fraction in cash, based upon the Cash Value. The exercise price for the acquisition of River Financial Common Stock shall be the exercise price for each share of Keystone Common Stock subject to such Keystone Options or Keystone Warrants divided by 1.2500, adjusted appropriately for any rounding to whole shares. It is intended that the assumption by River Financial of the Keystone Options shall be undertaken in a manner that will not constitute a “modification” as defined in Section 424 of the Code as to any stock option which is an “incentive stock option.” The Keystone Disclosure Letter sets forth the names of all persons holding Keystone Options and Keystone Warrants, the number of shares of Keystone Common Stock subject to such Keystone Options and Keystone Warrants, the exercise price and the expiration date.

(ii) River Financial shall file at its expense a registration statement with the SEC on Form S-8 or such other appropriate form (including the Form S-4 to be filed in connection with the Merger) with respect to the shares of River Financial Common Stock to be issued pursuant to Keystone Options and Keystone Warrants, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as River Financial is obligated to file such reports with the SEC under Section 15(d) or Section 12 of the 1934 Act. Such shares shall also be registered or qualified for sale under the securities laws of any state in which registration or qualification is necessary.

3.2 Surrender of Keystone Common Stock. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Keystone Common Stock who is entitled to receive River Financial Common Stock shall be entitled, upon surrender to River Financial of such holder’s certificate or certificates representing shares of Keystone Common Stock (or an affidavit or affirmation by such holder of the loss, theft, or destruction of such certificate or certificates in such form as River Financial may reasonably require and, if River Financial reasonably requires, a bond of indemnity in form and amount, and

A-10	Annex A

issued by such sureties, as River Financial may reasonably require), to receive in exchange therefor a certificate or certificates representing the number of whole shares of River Financial Common Stock into and for which the shares of Keystone Common Stock so surrendered shall have been converted, such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of Keystone Common Stock and which is to be converted into River Financial Common Stock shall for all purposes evidence ownership of the River Financial Common Stock into and for which such shares shall have been so converted, except that no dividends or other distributions with respect to such River Financial Common Stock shall be made until the certificates previously representing shares of Keystone Common Stock shall have been properly tendered.

3.3 Fractional Shares. No fractional shares of River Financial Common Stock shall be issued, and each holder of shares of Keystone Common Stock having a fractional interest arising upon the conversion of such shares into shares of River Financial Common Stock shall, at the time of surrender of the certificates previously representing Keystone Common Stock, be paid by River Financial the Cash Value for such fractions.

3.4 Adjustments. In the event that prior to the Effective Date River Financial Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the River Financial Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of River Financial Common Stock into which the Keystone Common Stock shall be converted.

3.5 River Financial Common Stock. The shares of River Financial Common Stock issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Resulting Corporation.

3.6 Dissenting Rights. Any shareholder of Keystone or River Financial who shall not have voted in favor of this Agreement and who has complied with the applicable procedures set forth in the ABCL, relating to rights of dissenting shareholders, shall be entitled to receive payment for the fair value of the Keystone Common Stock or River Financial Common Stock held by such shareholder. If after the Effective Date, a dissenting shareholder of either Keystone or River Financial fails to perfect, or effectively withdraws or loses his right to appraisal and payment for his shares of Keystone Common Stock, River Financial shall issue and deliver the Merger Consideration to which such holder of shares of Keystone Common Stock is entitled under Section 3.1 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Keystone Common Stock held by him or her or, in the case of River Financial, such shareholder shall retain such shares of River Financial Common Stock as to which such rights were not perfected.

A-11	Annex A

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF RIVER FINANCIAL

Except as disclosed and set forth in the disclosure letter delivered by River Financial to Keystone prior to the execution of this Agreement (the “River Financial Disclosure Letter”) (which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 4, or to one or more of River Financial’s covenants contained herein (provided that the mere inclusion of an item in the River Financial Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect)), River Financial represents, warrants and covenants to and with Keystone as follows:

4.1 Organization.

(a) River Financial is a corporation and River Bank is an Alabama banking corporation duly organized, validly existing and in good standing under the Laws of the State of Alabama. Each of River Financial and River Bank has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect.

(b) River Financial has no direct Subsidiaries other than River Bank, and there are no Subsidiaries of River Bank. River Financial owns all of the issued and outstanding capital stock of River Bank free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of River Bank have been validly issued and are fully paid and non-assessable. As of the date of this Agreement, there were 5,000,000 shares of common stock, par value $1.00 per share, authorized of River Bank, 3,043,612 of which are issued and outstanding and wholly owned by River Financial. River Bank has no arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

4.2 Capital Stock.

(a) The authorized capital stock of River Financial consists of 5,000,000 shares of Common Stock, $1.00 par value per share, of which as of March 30, 2015, 2,993,137 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights, and 380,000 shares subject to options and warrants. Subject to Section 8.5 hereof, the shares of River Financial Common Stock to be issued in the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable, will have been registered under the 1933 Act and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based upon information provided by Keystone.

(b) The authorized capital stock of each Subsidiary of River Financial is validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by River Financial.

4.3 Financial Statements; Taxes.

(a) River Financial has delivered to Keystone copies of the following financial statements of River Financial:

(i) Consolidated balance sheets as of December 31, 2013, and December 31, 2014;

(ii) Consolidated statements of operations for each of the three years ended December 31, 2012, 2013 and 2014;

A-12	Annex A

(iii) Consolidated statements of cash flows for each of the three years ended December 31, 2012, 2013 and 2014; and

(iv) Consolidated statements of changes in shareholders’ equity for the three years ended December 31, 2012, 2013 and 2014.

All such financial statements are in all material respects in accordance with the books and records of River Financial and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of River Financial and its Subsidiaries. Except as and to the extent reflected or reserved against it in such balance sheets (including the notes thereto), neither River Financial nor River Bank had, as of the dates of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of consolidated income, shareholders’ equity and changes in consolidated financial position present fairly the results of operations and changes in financial position of River Financial and its Subsidiaries for the periods indicated. The foregoing representations, insofar as they relate to any unaudited interim financial statements of River Financial which may be presented to Keystone, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure. All journal entries have been appropriately made in the books and records of River Financial.

(b) All Tax returns required to be filed by or on behalf of River Financial have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under Section 4.3(a)(i) are, to the Knowledge of River Financial, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of River Financial accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which River Financial may at such dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of River Financial, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of River Financial. River Financial has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation).

(c) Each River Financial Company has withheld from its employees (and timely paid to the appropriate government entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each River Financial Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

4.4 Absence of Material Adverse Effect. Since the date of the most recent balance sheet provided under Section 4.3(a)(i) above, no River Financial Company has:

(a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or adjusted, split, reclassified any shares of River Financial Common Stock or capital stock of any Subsidiary;

A-13	Annex A

(b) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations (including purchase of federal funds) and Liabilities incurred in the ordinary course of business and consistent with past practice;

(c) paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in Section 4.3(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

(d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders (except for inter-company dividends or distributions), or purchased or redeemed, or agreed to purchase or redeem, directly or indirectly, or otherwise acquire, any of its outstanding securities;

(e) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its Assets, or canceled, or agreed to cancel, any debts or claims;

(f) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, or requiring the consent of any party to the transfer and assignment of any of its Assets;

(g) suffered any Losses or waived any rights of value which in either event in the aggregate are material considering its business as a whole;

(h) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

(i) except in accordance with normal and usual practice, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or agreed to make any severance or termination pay to any present or former officer or employee;

(j) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

(k) received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;

(l) failed to operate its business in the ordinary course so as to preserve its business substantially intact and to preserve in a material way the goodwill of its customers and others with whom it has business relations;

(m) entered into any other material transaction other than in the ordinary course of business; or

(n) agreed in writing, or otherwise, to take any action described in clauses (a) through (m) above.

Between the date hereof and the Effective Date, no River Financial Company, without the express written approval of Keystone, will do any of the things listed in clauses (a) through (n) of this Section 4.4 except as permitted therein or as contemplated in this Agreement, and no River Financial Company will enter into or amend any material Contract, other than Loans or renewals thereof entered into in the ordinary course of business, without the express written consent of Keystone. Notwithstanding the foregoing, between the date hereof and the Effective Date, River Financial may issue, deliver or agree to issue or deliver shares of River Financial Common Stock to any person exercising River Financial options or warrants.

A-14	Annex A

4.5 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which River Financial or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the articles of incorporation or bylaws of River Financial or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.

4.6 Absence of Material Adverse Effect. Since the date of the most recent balance sheet provided under Section 4.3(a)(i) above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on River Financial.

4.7 Approval of Agreement. The board of directors of River Financial has approved this Agreement and the transactions contemplated by it and has authorized the execution and delivery by River Financial of this Agreement. This Agreement constitutes the legal, valid and binding obligation of River Financial, enforceable against it in accordance with its terms. Subject to the approval by the shareholders of River Financial at the River Financial Shareholders Meeting and to the matters referred to in Section 8.2, River Financial has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. River Financial has no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by Section 8.2 will not be granted without the imposition of material conditions or material delays.

4.8 Tax Treatment. River Financial has no present plan to sell or otherwise dispose of any of the Assets of Keystone, subsequent to the Merger, and River Financial intends to continue the historic business of Keystone.

4.9 Title and Related Matters.

(a) Title. River Financial has good and marketable title to all the properties, interests in properties and Assets, real and personal, that are material to the business of River Financial, reflected in the most recent balance sheet referred to in Section 4.3(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes of such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of River Financial, the material structures and equipment of River Financial comply in all material respects with the requirements of all applicable Laws.

(b) Leases. The River Financial Disclosure Letter sets forth a list and description of all real and personal property owned or leased by any River Financial Company, either as lessor or lessee.

(c) Personal Property. The River Financial Disclosure Letter sets forth a depreciation schedule of each of River Financial Company’s fixed Assets as of December 31, 2014.

(d) Computer Hardware and Software. The River Financial Disclosure Letter contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of any River Financial Company. River Financial is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any River Financial Company.

4.10 Commitments. No River Financial Company is a party to any oral or written (i) Contracts for the employment of any officer or employee which is not terminable on 30 days’ (or less) notice; (ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or

A-15	Annex A

arrangement; (iii) loan agreement, indenture or similar agreement relating to the borrowing of money by any River Financial Company; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business; (v) collective bargaining agreement; (vi) agreement with any present or former officer, director or principal shareholder of any River Financial Company; or (vii) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of any River Financial Company. Complete and accurate copies of all Contracts, plans and other items so listed have been made or will be made available to Keystone for inspection.

4.11 Charter and Bylaws. The River Financial Disclosure Letter contains true and correct copies of the articles of incorporation and bylaws of each River Financial Company, including all amendments thereto, as currently in effect. Except for changes required by this Agreement, there will be no changes in such articles of incorporation or bylaws prior to the Effective Date, without the prior written consent of Keystone.

4.12 Subsidiaries. Each Subsidiary of River Financial has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon River Financial and its Subsidiaries considered as one enterprise; River Bank has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of River Financial are permitted to be subsidiaries of registered bank holding companies.

4.13 Contracts. Neither River Financial nor any of its Subsidiaries is in violation of its respective articles of incorporation or bylaws or in Default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound.

4.14 Litigation. Except as disclosed in or reserved for in River Financial’s financial statements, there is no Litigation (whether or not purportedly on behalf of River Financial) pending or, to the Knowledge of River Financial, threatened against or affecting any River Financial Company (nor does River Financial have Knowledge of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on River Financial, and no River Financial Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on River Financial. To the Knowledge of River Financial, each River Financial Company has complied in all material respects with all material applicable Laws and regulations including those imposing Taxes, of any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect on River Financial.

4.15 Material Contract Defaults. No River Financial Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of River Financial, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.

4.16 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a Default under any material

A-16	Annex A

Contract indenture, mortgage, deed of trust or other material agreement or instrument to which any River Financial Company is a party and will not conflict with any provision of the charter or bylaws of any River Financial Company.

4.17 Compliance. River Financial and its Subsidiaries, in the conduct of their businesses, are to the Knowledge of River Financial, in material compliance with all material federal, state or local Laws applicable to their or the conduct of their businesses.

4.18 Registration Statement. At the time the Registration Statement becomes effective and at the time of the Keystone and River Financial Shareholders Meetings, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished in writing to River Financial by Keystone or any of its representatives expressly for use in the Proxy Statement regarding the business of Keystone, its operations, Assets and capital.

4.19 SEC Filings. As of the date of this Agreement, River Financial does not file reports with the SEC pursuant to Section 15(d) or Section 12 of the 1934 Act or any other provision of Law.

4.20 Form S-4. The conditions for use of a registration statement on SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to River Financial and the Registration Statement.

4.21 Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by River Financial directly with Keystone and without the intervention of any other person, either as a result of any act of River Financial or otherwise in such manner as to give rights to any valid claim against River Financial for finder’s fees, brokerage commissions or other like payments.

4.22 Government Authorization. River Financial and its Subsidiaries have all Permits that, to the Knowledge of River Financial and its Subsidiaries, are or will be legally required to enable River Financial or any of its Subsidiaries to conduct their businesses in all material respects as now conducted by each of them.

4.23 Absence of Regulatory Communications. Neither River Financial nor any of its Subsidiaries is subject to, or has received during the past twelve (12) months, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company. All reports, records, registrations, statements, notices and other documents or information required to be filed by River Financial and River Bank with any Agency have been duly and timely filed and, to the Knowledge of River Financial, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.

4.24 Insurance. Each River Financial Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of River Financial reasonably believes to be adequate for the type of business conducted by such company. No River Financial Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no River Financial Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no River Financial Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon

A-17	Annex A

terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each River Financial Company at all times from the date hereof to the Effective Date.

4.25 Benefit Plans.

(a) All “employee benefit plans” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, employee loan, and all other employee benefit plans, agreements, programs, policies or other arrangements, and whether or not subject to ERISA, under which any employee, former employee, director, officer, independent contractor or consultant of River Financial or its Subsidiaries has any present or future right to benefits or under which River Financial or its Subsidiaries has any present or future liability are referred to herein as the “River Financial Plans.” Each material River Financial Plan is identified in the River Financial Disclosure Letter.

(b) With respect to each material River Financial Plan, River Financial has furnished or made available to Keystone a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination or opinion letter of the IRS, if applicable; (iii) the most recent summary plan description; (iv) any other written communication (or a description of any oral communication) by River Financial or its Subsidiaries to employees of River Financial or its Subsidiaries, including concerning the extent of any post-retirement medical or life insurance benefits provided under a River Financial Plan; and (v) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

(c) With respect to each River Financial Plan, except to the extent that the inaccuracy of any of the representations set forth in this Section 4.25, individually or in the aggregate, have not had a Material Adverse Effect:

(i) each River Financial Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code and other applicable Law, and all contributions required to be made under the terms of any River Financial Plan have been timely made;

(ii) each River Financial Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and, to the knowledge of River Financial, nothing has occurred, whether by action or failure to act, since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such River Financial Plan;

(iii) there is no Litigation (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or any other Agency or by any plan participant or beneficiary pending or threatened relating to River Financial Plans, any fiduciaries thereof with respect to their duties to River Financial Plans or the assets of any of the trusts under any River Financial Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that could reasonably give rise to any such Litigation. No written or oral communication has been received from the PBGC in respect of any River Financial Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein; and

(iv) no “reportable event” (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in liability; no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code); and no “accumulated funding deficiency” (as defined in

A-18	Annex A

Section 302 of ERISA and Section 412 of the Code) or failure to timely satisfy any “minimum funding standard” (within the meaning of Section 302 of ERISA or Sections 412 or 430 of the Code), in each case whether or not waived, has occurred with respect to any River Financial Plan.

(d) (i) Each River Financial Plan pursuant to which River Financial or any of its Subsidiaries could incur any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former, or retired employees of River Financial or any of its Subsidiaries (except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required by applicable Law) (“retiree medical benefits”); and (ii) the provisions of each River Financial Plan which provide retiree medical benefits may be terminated at any time by River Financial or its Subsidiaries without liability to River Financial or its Subsidiaries.

(e) Neither River Financial nor any of its Subsidiaries is a party to any Contract that will, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated by this Agreement, and neither the execution of this Agreement, River Financial shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement; (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation to, any of the River Financial Plans; (C) limit or restrict the right of River Financial to merge, amend, or terminate any of the River Financial Plans; (D) cause River Financial to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award; or (E) result in the payment of payments which would not be deductible under Section 280G of the Code.

4.26 Buy-Sell Agreement. To the Knowledge of River Financial, there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of River Financial, any similar agreement or any voting agreement or voting trust in respect of any such shares.

4.27 Loans; Adequacy of Allowance for Loan Losses.

(a) ALLL. All reserves for loan losses shown on the most recent financial statements furnished by River Financial have been calculated in accordance with GAAP and prudent and customary banking practices and are adequate in all material respects to reflect the risk inherent in the loans of River Financial. River Financial has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements.

(b) Validity. Each loan reflected as an Asset on the financial statements of River Financial is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights generally and to general equitable principles and complies with all Laws to which it is subject. River Financial does not have in its portfolio any loan exceeding its legal lending limit, or any loan to any insider in violation of Regulation O and River Financial has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans. Each outstanding loan (including loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of River Bank (and, in the case of loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. None of the agreements pursuant to which River Bank & Trust has sold loans or pools of loans or participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.

A-19	Annex A

4.28 Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act. River Bank is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.), the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.), and the Flood Disaster Protection Act (42 USC § 4002, et seq.), and all regulations promulgated thereunder. River Bank has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Knowledge of River Bank, there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such laws.

4.29 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. River Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder. River Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, River Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Customs Reports required by any agency of the United States Treasury Department, including the IRS. River Bank has timely filed all Suspicious Activity Reports with the Financial Institutions — Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the laws and regulations referenced in this Section.

4.30 Environmental Matters.

(a) Except for events or actions that do not constitute a Material Adverse Effect:

(i) neither River Financial’s conduct nor its operation or the conduct or operation of its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including in a fiduciary or agency capacity), violates or has violated Environmental Laws;

(ii) there has been no release of any Hazardous Substance by River Financial or any of its Subsidiaries in any manner that has given or would reasonably be expected to give rise to any remedial obligation, corrective action requirement or liability under applicable Environmental Laws;

(iii) neither River Financial nor any of its Subsidiaries has received any written claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any governmental entity or any other Person asserting that River Financial or any of its Subsidiaries or the operation or condition of any property ever owned, leased, operated or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on, beneath or originating from any such property;

(iv) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, from any current or former properties or facilities while owned or operated by River Financial or any of its Subsidiaries or as a result of any operations or activities of River Financial or any of its Subsidiaries at any location, and no other condition has existed or event has occurred with respect to River Financial or any of its Subsidiaries or any such properties or facilities that, with notice or the passage of time, or both, would be reasonably likely to result in liability under Environmental Laws, and, to the Knowledge of River Financial, Hazardous Substances are not otherwise present at or about any such properties or facilities in an amount or condition that has resulted in or would reasonably be expected to result in Liability to Keystone or any of its Subsidiaries under any Environmental Law;

A-20	Annex A

(v) neither River Financial, its Subsidiaries nor any of their respective properties or facilities are subject to, or are, to River Financial’s Knowledge, threatened to become subject to, any liabilities relating to any suite, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities; and

(vi) no property on which River Financial or any of its Subsidiaries holds a Lien violates or violated any Environmental Law and no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under any Environmental Law.

(b) As used herein, “Environmental Law” means any Law relating to:

(i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or

(ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling labeling, production, release or disposal of Hazardous Substances, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act and the Occupational Safety and Health Act, regulations promulgated thereunder, and state counterparts to the foregoing.

(c) As used herein, “Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including petroleum.

4.31 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of undertakings or other arrangements, formal or informal, between any River Financial Company and any union or labor organization covering any River Financial Company’s employees and none of said employees are represented by any union or labor organization.

4.32 Labor Disputes. To the Knowledge of River Financial, each River Financial Company is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. No River Financial Company is or has been engaged in any unfair labor practice, and, to the Knowledge of River Financial, no unfair labor practice complaint against any River Financial Company is pending before the National Labor Relations Board. Relations between management of each River Financial Company and the employees are amicable and there have not been, nor to the Knowledge of River Financial, are there presently, any attempts to organize employees, nor to the Knowledge of River Financial, are there plans for any such attempts.

4.33 Derivative Contracts. No River Financial Company is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in River Financial’s financial statements delivered under Section 4.3 hereof which is a financial derivative contract (including various combinations thereof).

4.34 Intellectual Property. Each River Financial Company owns or has a valid license to use all of the Intellectual Property used by such River Financial Company in the course of its business. Each River Financial Company is the owner of or has a license to any Intellectual Property sold or licensed to a third party by each River Financial Company in connection with the River Financial Company’s business operations, and the River Financial Company has the right to convey by sale or license any Intellectual Property so conveyed. No River Financial Company has received notice of Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of a River Financial Company with respect to Intellectual Property used, sold or licensed by the River Financial Company in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of

A-21	Annex A

River Financial, the conduct of each River Financial Company’s business does not infringe any Intellectual Property of any other person. No River Financial Company is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. No River Financial Company is a party to any agreement to indemnify any Person against a claim of infringement of or misappropriation of any Intellectual Property.

4.35 Technology Systems.

(a) No action will be necessary as a result of the transactions contemplated by this Agreement to enable use of the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property (collectively, the “Technology Systems”) that are used by the River Financial Company to be continued by Keystone to the same extent and in the same manner that it has been used by any River Financial Company.

(b) The Technology Systems (for a period of 24 months prior to the Effective Date) have not suffered unplanned disruption causing a Material Adverse Effect. Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Liens. Access to business critical parts of the Technology Systems is not shared with any third party.

(c) River Financial’s written disaster recovery and business continuity plan has previously been provided to Keystone.

(d) No River Financial Company has received notice of or is aware of any material circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any of such River Financial Company’s agreements or arrangements relating to the Technology Systems (including maintenance and support) other than rights contained in applicable contracts.

4.36 Disclosure. No representation or warranty, or any statement or certificate furnished or to be furnished to Keystone by River Financial, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

4.37 Community Reinvestment Act Compliance. River Bank is an insured depositary institution and has complied in all material respects with the Community Reinvestment Act of 1977 (“CRA”) and the rules and regulations thereunder, and has a composite CRA rating of not less than “satisfactory.”

4.38 No Additional Representations.

(a) Except for the representations and warranties made by River Financial in this Article 4, neither River Financial nor any other Person makes any express or implied representation or warranty with respect to River Financial or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and River Financial hereby disclaims any such other representations or warranties.

(b) Notwithstanding anything contained in this Agreement to the contrary, River Financial acknowledges and agrees that none of Keystone or any other Person has made or is making any representations or warranties relating to Keystone whatsoever, express or implied, beyond those expressly given by Keystone in Article 5 hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Keystone furnished or made available to River Financial or any of its representatives.

A-22	Annex A

ARTICLE 5

REPRESENTATIONS, WARRANTIES

AND COVENANTS OF KEYSTONE

Except as disclosed and set forth in the disclosure letter delivered by Keystone to River Financial prior to the execution of this Agreement (the “Keystone Disclosure Letter”) (which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 5, or to one or more of Keystone’s covenants contained herein (provided that the mere inclusion of an item in the Keystone Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect)), Keystone represents, warrants and covenants to and with River Financial, as follows:

5.1 Organization. Keystone is an Alabama corporation, and Keystone Bank is an Alabama state banking corporation. Each Keystone Company is duly organized, validly existing and in good standing under the respective Laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect.

5.2 Capital Stock. As of the date of this Agreement, the authorized capital stock of Keystone consisted of 5,000,000 shares of common stock, $1.00 par value per share, 1,789,992 shares of which are issued and outstanding. In addition, 39,500 shares are subject to Keystone Options and 53,800 shares are subject to Keystone Warrants. All of such shares which are outstanding are validly issued, fully paid and nonassessable and not subject to preemptive rights. Keystone does not have any arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock, except for Keystone Options and Keystone Warrants.

5.3 Subsidiaries. Keystone has no direct Subsidiaries other than Keystone Bank, and there are no Subsidiaries of Keystone Bank. Keystone owns all of the issued and outstanding capital stock of Keystone Bank free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of Keystone Bank have been validly issued and are fully paid and non-assessable. As of the date of this Agreement, there were 5,000,000 shares of common stock, par value $1.00 per share, authorized of Keystone Bank, 1,763,792 of which are issued and outstanding and wholly owned by Keystone. Keystone Bank has no arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

5.4 Financial Statements; Taxes. (a) Keystone has delivered to River Financial copies of the following financial statements of Keystone:

(i) Consolidated statements of financial condition as of December 31, 2013 and 2014;

(ii) Consolidated statements of income for each of the three years ended December 31, 2012, 2013 and 2014;

(iii) Consolidated statements of shareholders’ equity for each of the three years ended December 31, 2012, 2013, and 2014; and

(iv) Consolidated statements of cash flows for the three years ended June 30, 2011, 2012 and 2013, and for the nine months ended September 30, 2014.

All of the foregoing financial statements are in all material respects in accordance with the books and records of Keystone and have been prepared in accordance with GAAP applied on a consistent basis throughout

A-23	Annex A

the periods indicated, except for changes required by GAAP, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition of Keystone and there are no assets or liabilities of Keystone that would cause any material change in such financial statements. Except as and to the extent reflected or reserved against it in such balance sheets (including the notes thereto), neither Keystone nor Keystone Bank had, as of the date of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of income, shareholders’ equity and cash flows present fairly the results of operation, changes in shareholders’ equity and cash flows of Keystone for the periods indicated and there are no operations conducted by Keystone which would cause any material change to such statements. The foregoing representations, insofar as they relate to the unaudited interim financial statements of Keystone which may be presented to River Financial, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure. All journal entries have been appropriately made in the books and records of Keystone.

(b) All Tax returns required to be filed by or on behalf of Keystone have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under Section 5.4(a)(i) are, to the Knowledge of Keystone, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other Taxes (including any interest or penalties) of Keystone accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which Keystone may at such dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of Keystone, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liability of any sort has been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of Keystone. Keystone has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c) Each Keystone Company has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each Keystone Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

5.5 Absence of Material Adverse Effect. Since the date of the most recent balance sheet provided under Section 5.4(a)(i) above, no Keystone Company has:

(a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury, or adjusted, split, reclassified any shares of Keystone Common Stock or any capital stock of any Subsidiary);

(b) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations (including purchase of federal funds) and Liabilities incurred in the ordinary course of business and consistent with past practice;

(c) paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in Section 5.4(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

A-24	Annex A

(d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders (except for inter-company dividends or distributions), or purchased or redeemed, or agreed to purchase or redeem, directly or indirectly, or otherwise acquire, any of its outstanding securities;

(e) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its Assets, or canceled, or agreed to cancel, any debts or claims;

(f) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, or requiring the consent of any party to the transfer and assignment of any of its Assets;

(g) suffered any Losses or waived any rights of value which in either event in the aggregate are material considering its business as a whole;

(h) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

(i) except in accordance with normal and usual practice, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or agreed to make any severance or termination pay to any present or former officer or employee;

(j) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

(k) received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;

(l) failed to operate its business in the ordinary course so as to preserve its business substantially intact and to preserve in a material way the goodwill of its customers and others with whom it has business relations;

(m) entered into any other material transaction other than in the ordinary course of business; or

(n) agreed in writing, or otherwise, to take any action described in clauses (a) through (m) above.

Between the date hereof and the Effective Date, no Keystone Company, without the express written approval of River Financial, will do any of the things listed in clauses (a) through (n) of this Section 5.5 except as permitted therein or as contemplated in this Agreement, and no Keystone Company will enter into or amend any material Contract, other than Loans or renewals thereof entered into in the ordinary course of business, without the express written consent of River Financial. Notwithstanding the foregoing, between the date hereof and the Effective Date, Keystone may issue, deliver or agree to issue or deliver shares of Keystone Common Stock to any person exercising Keystone Options or Keystone Warrants.

5.6 Title and Related Matters.

(a) Title. Keystone has good and marketable title to all the properties, interest in properties and Assets, real and personal, that are material to the business of Keystone, reflected in the most recent balance sheet referred to in Section 5.4(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets

A-25	Annex A

sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of Keystone, the material structures and equipment of each Keystone Company comply in all material respects with the requirements of all applicable Laws.

(b) Leases. The Keystone Disclosure Letter sets forth a list and description of all real and personal property owned or leased by any Keystone Company, either as lessor or lessee.

(c) Personal Property. The Keystone Disclosure Letter sets forth a depreciation schedule of each Keystone Company’s fixed Assets as of December 31, 2014.

(d) Computer Hardware and Software. The Keystone Disclosure Letter contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of any Keystone Company. Keystone is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any Keystone Company.

5.7 Commitments. No Keystone Company is a party to any oral or written (i) Contracts for the employment of any officer or employee which is not terminable on 30 days’ (or less) notice, (ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or arrangement, (iii) loan agreement, indenture or similar agreement relating to the borrowing of money by any Keystone Company, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (v) collective bargaining agreement, (vi) agreement with any present or former officer, director or principal shareholder of any Keystone Company, or (vii) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of any Keystone Company. Complete and accurate copies of all Contracts, plans and other items so listed have been made or will be made available to River Financial for inspection.

5.8 Charter and Bylaws. The Keystone Disclosure Letter contains true and correct copies of the articles of incorporation and bylaws of each Keystone Company, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation or bylaws prior to the Effective Date, without the prior written consent of River Financial.

5.9 Litigation. Except as disclosed in or reserved for in Keystone’s financial statements, there is no Litigation (whether or not purportedly on behalf of Keystone) pending or, to the Knowledge of Keystone, threatened against or affecting any Keystone Company (nor does Keystone have Knowledge of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on Keystone, and no Keystone Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on Keystone. To the Knowledge of Keystone, each Keystone Company has complied in all material respects with all material applicable Laws and Regulations including those imposing Taxes, of any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect on Keystone.

A-26	Annex A

5.10 Material Contract Defaults. No Keystone Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of Keystone, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.

5.11 No Conflict with Other Instrument. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a Default under any material Contract indenture, mortgage, deed of trust or other material agreement or instrument to which any Keystone Company is a party and will not conflict with any provision of the charter or bylaws of any Keystone Company.

5.12 Governmental Authorization. Each Keystone Company has all Permits that, to the Knowledge of Keystone, are or will be legally required to enable any Keystone Company to conduct its business in all material respects as now conducted by each Keystone Company.

5.13 Absence of Regulatory Communications; Filings. No Keystone Company is subject to, nor has any Keystone Company received during the past twelve (12) months, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised any material question concerning the condition, financial or otherwise, of such company. All reports, records, registrations, statements, notices and other documents or information required to be filed by Keystone and Keystone Bank with any Agency have been duly and timely filed and, to the Knowledge of Keystone, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.

5.14 Absence of Material Adverse Change. To the Knowledge of Keystone, since the date of the most recent balance sheet provided under Section 5.4(a)(i), there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Keystone Company.

5.15 Insurance. Each Keystone Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of Keystone reasonably believes to be adequate for the type of business conducted by such company. No Keystone Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no Keystone Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no Keystone Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each Keystone Company at all times from the date hereof to the Effective Date.

5.16 Benefit Plans.

(a) All “employee benefit plans” (within the meaning of section 3(3) of ERISA and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, employee loan, and all other employee benefit plans, agreements, programs, policies or other arrangements, and whether or not subject to ERISA, under which any employee, former employee, director, officer, independent contractor or consultant of Keystone or its Subsidiaries has any present or future right to benefits or under which Keystone or its Subsidiaries has any present or future liability are referred to herein as the “Keystone Plans.” Each material Keystone Plan is identified in the Keystone Disclosure Letter.

A-27	Annex A

(b) With respect to each material Keystone Plan, Keystone has furnished or made available to River Financial a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter of the IRS, if applicable, (iii) the most recent summary plan description, (iv) any other written communication (or a description of any oral communication) by Keystone or its Subsidiaries to employees of Keystone or its Subsidiaries, including concerning the extent of any post-retirement medical or life insurance benefits provided under a Keystone Plan, and (v) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

(c) With respect to each Keystone Plan, except to the extent that the inaccuracy of any of the representations set forth in this Section 5.16, individually or in the aggregate, have not had a Material Adverse Effect:

(i) each Keystone Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code and other applicable Law, and all contributions required to be made under the terms of any Keystone Plan have been timely made;

(ii) each Keystone Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and, to the knowledge of Keystone, nothing has occurred, whether by action or failure to act, since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Keystone Plan;

(iii) there is no Litigation (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Agency or by any plan participant or beneficiary pending or threatened relating to Keystone Plans, any fiduciaries thereof with respect to their duties to Keystone Plans or the assets of any of the trusts under any Keystone Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that could reasonably give rise to any such Litigation. No written or oral communication has been received from the PBGC in respect of any Keystone Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein; and

(iv) no “reportable event” (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in liability; no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code); and no “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code) or failure to timely satisfy any “minimum funding standard” (within the meaning of Section 302 of ERISA or Sections 412 or 430 of the Code), in each case whether or not waived, has occurred with respect to any Keystone Plan.

(d) (i) Each Keystone Plan pursuant to which Keystone or any of its Subsidiaries could incur any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former, or retired employees of Keystone or any of its Subsidiaries (except as required to avoid an excise Tax under Section 4980B of the Code or otherwise except as may be required by applicable Law) (“retiree medical benefits”), and (ii) the provisions of each Keystone Plan which provide retiree medical benefits may be terminated at any time by Keystone or its Subsidiaries without liability to Keystone or its Subsidiaries.

(e) Neither Keystone nor any of its Subsidiaries is a party to any Contract that will, directly or in combination with other events, result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated by this Agreement, and neither the execution of this Agreement, Keystone shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation to, any of the Keystone Plans, (C) limit or

A-28	Annex A

restrict the right of Keystone to merge, amend, or terminate any of the Keystone Plans, (D) cause Keystone to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award, or (E) result in the payment of payments which would not be deductible under Section 280G of the Code.

5.17 Buy-Sell Agreement. To the Knowledge of Keystone, there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of Keystone, any similar agreement or any voting agreement or voting trust in respect of any such shares.

5.18 Brokers. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by Keystone directly with River Financial and without the intervention of any other person, either as a result of any act of Keystone, or otherwise, in such manner as to give rise to any valid claim against Keystone for a finder’s fee, brokerage commission or other like payment.

5.19 Approval of Agreements. The board of directors of Keystone has approved this Agreement and the transactions contemplated by it and has authorized the execution and delivery by Keystone of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Keystone, enforceable against it in accordance with its terms. Subject to the approval by the shareholders of Keystone at the Keystone Shareholders Meeting and to the matters referred to in Section 8.2, Keystone has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the shareholders of Keystone in accordance with this Agreement, Keystone shall have full power, authority and legal right to consummate the transactions contemplated by this Agreement. Keystone has no knowledge of any fact or circumstance under which the appropriate regulatory approvals required by Section 8.2 will not be granted without the imposition of material conditions or material delays.

5.20 Disclosure. No representation or warranty, nor any statement or certificate furnished or to be furnished to River Financial by Keystone, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

5.21 Proxy Statement. At the time the Registration Statement becomes effective and at the time of the Keystone and River Financial Shareholders Meetings, the Proxy Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of Keystone, its Assets, properties, operations, and capital stock or to information furnished in writing by Keystone or its representatives expressly for inclusion in the Registration Statement and the Proxy Statement.

5.22 Loans; Adequacy of Allowance for Loan Losses.

(a) ALLL. All reserves for loan losses shown on the most recent financial statements furnished by Keystone have been calculated in accordance with GAAP and prudent and customary banking practices and are adequate in all material respects to reflect the risk inherent in the loans of Keystone. Keystone has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements.

(b) Validity. Each loan reflected as an Asset on the financial statements of Keystone is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights generally and to general equitable principles and complies with all Laws to which it is subject. Keystone does not

A-29	Annex A

have in its portfolio any loan exceeding its legal lending limit, or any loan to any insider in violation of Regulation O, and Keystone has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans. Each outstanding loan (including loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Keystone Bank (and, in the case of loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. None of the agreements pursuant to which Keystone Bank has sold loans or pools of loans or participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.

5.23 Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act and Flood Disaster Protection Act. Keystone Bank is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.), the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.), and the Flood Disaster Protection Act (42 USC § 4002, et seq.), and all regulations promulgated thereunder. Keystone Bank has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Knowledge of Keystone Bank there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such laws.

5.24 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Keystone Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder. Keystone Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Keystone Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Customs Reports required by any agency of the United States Treasury Department, including the IRS. Keystone Bank has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the laws and regulations referenced in this Section.

5.25 Environmental Matters. Except for events or actions that do not constitute a Material Adverse Effect:

(a) neither Keystone’s conduct nor its operation or the conduct or operation of its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including in a fiduciary or agency capacity), violates or has violated Environmental Laws;

(b) there has been no release of any Hazardous Substance by Keystone or any of its Subsidiaries in any manner that has given or would reasonably be expected to give rise to any remedial obligation, corrective action requirement or liability under applicable Environmental Laws;

(c) neither Keystone nor any of its Subsidiaries has received any written claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any Governmental Entity or any other Person asserting that Keystone or any of its Subsidiaries or the operation or condition of any property ever owned, leased, operated or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on, beneath or originating from any such property;

(d) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, from any current or former properties or

A-30	Annex A

facilities while owned or operated by Keystone or any of its Subsidiaries or as a result of any operations or activities of Keystone or any of its Subsidiaries at any location, and no other condition has existed or event has occurred with respect to Keystone or any of its Subsidiaries or any such properties or facilities that, with notice or the passage of time, or both, would be reasonably likely to result in liability under Environmental Laws, and, to the Knowledge of Keystone, Hazardous Substances are not otherwise present at or about any such properties or facilities in an amount or condition that has resulted in or would reasonably be expected to result in Liability to Keystone or any of its Subsidiaries under any Environmental Law;

(e) neither Keystone, its Subsidiaries nor any of their respective properties or facilities are subject to, or are, to Keystone’s Knowledge, threatened to become subject to, any liabilities relating to any suite, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities; and

(f) no property on which Keystone or any of its Subsidiaries holds a Lien violates or violated any Environmental Law and no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under any Environmental Law.

5.26 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of undertakings or other arrangements, formal or informal, between any Keystone Company and any union or labor organization covering any Keystone Company’s employees and none of said employees are represented by any union or labor organization.

5.27 Labor Disputes. To the Knowledge of Keystone, each Keystone Company is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. No Keystone Company is or has been engaged in any unfair labor practice, and, to the Knowledge of Keystone, no unfair labor practice complaint against any Keystone Company is pending before the National Labor Relations Board. Relations between management of each Keystone Company and the employees are amicable and there have not been, nor to the Knowledge of Keystone, are there presently, any attempts to organize employees, nor to the Knowledge of Keystone, are there plans for any such attempts.

5.28 Derivative Contracts. No Keystone Company is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in Keystone’s financial statements delivered under Section 5.4 hereof which is a financial derivative contract (including various combinations thereof).

5.29 Intellectual Property. Each Keystone Company owns or has a valid license to use all of the Intellectual Property used by such Keystone Company in the course of its business. Each Keystone Company is the owner of or has a license to any Intellectual Property sold or licensed to a third party by each Keystone Company in connection with the Keystone Company’s business operations, and the Keystone Company has the right to convey by sale or license any Intellectual Property so conveyed. No Keystone Company has received notice of Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of a Keystone Company with respect to Intellectual Property used, sold or licensed by the Keystone Company in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of Keystone, the conduct of each Keystone Company’s business does not infringe any Intellectual Property of any other person. No Keystone Company is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. No Keystone Company is a party to any agreement to indemnify any Person against a claim of infringement of or misappropriation of any Intellectual Property.

A-31	Annex A

5.30 Technology Systems.

(a) No action will be necessary as a result of the transactions contemplated by this Agreement to enable the Technology Systems and computer systems that are used by any Keystone Company to be continued by River Financial to the same extent and in the same manner that it has been used by any Keystone Company.

(b) The Technology Systems (for a period of 24 months prior to the Effective Date) have not suffered unplanned disruption causing a Material Adverse Effect. Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Liens. Access to business critical parts of the Technology Systems is not shared with any third party.

(c) Keystone’s written disaster recovery and business continuity plan has previously been provided to River Financial.

(d) No Keystone Company has received notice of or is aware of any material circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any of such Keystone Company’s agreements or arrangements relating to the Technology Systems (including maintenance and support) other than rights contained in applicable contracts.

5.31 Community Reinvestment Act Compliance. Keystone Bank is an insured depository institution and has complied in all material respects with the Community Reinvestment Act of 1977 (“CRA”) and the rules and regulations thereunder, and has a composite CRA rating of not less than “satisfactory.”

5.32 No Additional Representations.

(a) Except for the representations and warranties made by Keystone in this Article 5, neither Keystone nor any other Person makes any express or implied representation or warranty with respect to River Financial or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Keystone hereby disclaims any such other representations or warranties.

(b) Notwithstanding anything contained in this Agreement to the contrary, Keystone acknowledges and agrees that none of River Financial or any other Person has made or is making any representations or warranties relating to River Financial whatsoever, express or implied, beyond those expressly given by River Financial in Article 4 hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding River Financial furnished or made available to Keystone or any of its representatives.

ARTICLE 6

ADDITIONAL COVENANTS

6.1 Additional Covenants of River Financial. River Financial covenants to and with Keystone as follows:

(a) Operations. River Financial will conduct its business and the business of each River Financial Company in a manner consistent with its historic practice and will use its reasonable best efforts to maintain its relationships with its depositors, customers and employees. No River Financial Company will engage in any material transaction outside the ordinary course of business or make any material change in its accounting policies or methods of operation, nor will River Financial permit the occurrence of any change or event which would render any of the representations and warranties in Article 4 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date.

(b) Registration Statement and Other Filings. As soon as reasonably practicable after the execution of this Agreement, River Financial shall prepare and file with the SEC the Registration Statement on Form S-4 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably

A-32	Annex A

satisfactory to Keystone and its counsel, with respect to the Common Stock to be issued pursuant to this Agreement. River Financial shall use reasonable good faith efforts to prepare all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as soon as reasonably practicable after the filing thereof and take any action required to be taken under other applicable securities laws in connection with the issuance of the shares of River Financial Common Stock upon consummation of the Merger. As soon as reasonably practicable after the execution of this Agreement, copies of all such filings shall be furnished in advance to Keystone and its counsel.

(c) Shareholders Meeting; Best Efforts. River Financial will cause the River Financial Shareholders Meeting to be held for the purpose of approving the Merger and increasing the authorized number of shares of River Financial Common Stock as soon as practicable after the execution of this Agreement, and will use its best efforts to bring about the transactions contemplated by this Agreement, including shareholder approval of this Agreement and the increase in authorized shares, as soon as practicable unless this Agreement is terminated as provided herein. The board of directors of River Financial shall recommend adoption by the shareholders of River Financial of this Agreement, the increase in authorized shares, and the amendment of River Financial bylaws as set forth in Section 2.4 (the “River Financial Recommendation”). The board of directors of River Financial shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Keystone such recommendation or take any action or make any statement in connection with the River Financial Shareholders Meeting inconsistent with such recommendation (collectively, a “Change in the River Financial Recommendation”); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the River Financial Recommendation) of factual information regarding the business, financial condition or results of operations of River Financial or Keystone or the fact that an Acquisition Proposal has been made to River Financial, the identity of the party making such proposal or the material terms of such proposal (provided, that the board of directors of River Financial does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Keystone its recommendation) in the Proxy Statement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the board of directors of River Financial may make a Change in the River Financial Recommendation (x) pursuant to Section 6.1(i) hereof or (y) prior to the River Financial Shareholders Meeting if the board of directors of River Financial determines in good faith that a Material Adverse Effect has occurred with respect to Keystone. Notwithstanding any Change in the River Financial Recommendation, this Agreement shall be submitted to the shareholders of River Financial at the River Financial Shareholders Meeting for the purpose of adopting the Agreement and approving the Merger, provided that this Agreement shall not be required to be submitted to the shareholders of River Financial at the River Financial Shareholders Meeting if this Agreement has been terminated pursuant to Section 13.2 hereof.

(d) Blue Sky Permits. River Financial shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(e) Financial Statements. Prior to the Effective Date, River Financial shall furnish to Keystone:

(i) As soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of River Financial for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of River Financial as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

(ii) Promptly upon receipt thereof, copies of all audit reports submitted to River Financial by independent auditors in connection with each annual, interim or special audit of the books of River Financial made by such auditors;

A-33	Annex A

(iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its shareholders;

(iv) With reasonable promptness, such additional financial data, including copies of all journal entries, as Keystone may reasonably request; and

(v) Within 10 calendar days after the end of each month (or, if the financial statements referred to in clause (i) are not then available, as soon as possible thereafter) commencing with the next calendar month following the date of this Agreement and ending at the Effective Date, a written description of (a) any material non-compliance with the terms of this Agreement, together with its then current estimate of the out-of-pocket costs and expenses incurred or reasonably accruable in connection with the transactions contemplated by this Agreement; (b) the status, as of the date of the report, of all existing or threatened litigation against any River Financial Company; (c) copies of minutes of any meeting of the board of directors of any River Financial Company and any committee thereof occurring in the month for which such report is made, including all documents presented to the directors at such meetings; and (d) monthly financial statements, including a balance sheet and income statement.

(f) No Control of Keystone by River Financial. Notwithstanding any other provision hereof, until the Effective Date, the authority to establish and implement the business policies of Keystone shall continue to reside solely in Keystone’s officers and board of directors.

(g) Employee Benefit Matters.

(i) On the Effective Date, all employees of any Keystone Company shall, at the Resulting Corporation’s option, either become employees of the Resulting Corporation or its Subsidiaries or be entitled to severance benefits in accordance with River Bank’s severance policy as of the date of this Agreement (and receive credit for the entire time he or she was an employee of Keystone or its Subsidiaries). All employees of any Keystone Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable Law, to participate in all employee benefit plans, policies, programs, and arrangements of Resulting Corporation and its Subsidiaries to the same extent as employees of River Financial and its Subsidiaries, except as stated otherwise in this section, and shall be given credit under each such employee benefit plan, policy, program and arrangement after the Effective Date for their service with Keystone or its Subsidiaries (or any predecessor thereto) prior to the Effective Date for all purposes. Employees of any Keystone Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be allowed to participate as of the Effective Date in the medical and dental benefits plan of the Resulting Corporation and its Subsidiaries as new employees, and the time of employment of such employees who are employed at least 30 hours per week with any Keystone Company as of the Effective Date shall be counted as employment under such dental and medical plans of the Resulting Corporation and its subsidiaries for purposes of calculating any 30 day waiting period and pre-existing condition limitations. Without limiting the generality of the foregoing, to the extent permitted by applicable Law, the period of service with the appropriate Keystone Company of all employees who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be recognized for vesting and eligibility purposes under benefit plans of the Resulting Corporation and its subsidiaries. In addition, if the Effective Date falls within an annual period of coverage under any group health plan of the Resulting Corporation and its Subsidiaries, each such Keystone Company employee shall be given credit for covered expenses paid by that employee under comparable employee benefit plans of the Keystone Company during the applicable coverage period through the Effective Date towards satisfaction of any annual deductible limitation and out-of-pocket maximum that may apply under that group health plan of the Resulting Corporation and its Subsidiaries.

(ii) In the event of any termination of any Keystone or its Subsidiary health plan (a “Keystone health plan”), River Financial and River Bank shall make available to the continuing employees of a Keystone Company and their dependents, employer-provided health care coverage under health plans provided by River Financial and River Bank. Unless such continuing employee affirmatively terminates coverage under a Keystone

A-34	Annex A

health plan prior to the time that the continuing employee becomes eligible to participate in the River Financial health plan, no coverage of any continuing employees or their dependents shall terminate under any of the Keystone health plans prior to the time such continuing employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees and their dependents of River Financial and River Financial Bank. In the event River Financial terminates any Keystone health plan or consolidates any Keystone health plan with any River Financial health plan, individuals covered by the Keystone health plan shall be entitled to immediate coverage under a health plan in accordance with the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations issued thereunder, including limitations on pre-existing condition exclusions, nondiscrimination and special enrollment rights.

(iii) River Financial, River Bank and Keystone shall cooperate to develop, implement and communicate to key employees of Keystone retention arrangements designed to retain the services of such key employees, as appropriate, through the Effective Date and thereafter until the date of Keystone’s operating systems and branch conversions, as determined by River Financial.

(iv) Prior to the Effective Date, Keystone, and following the Effective Date, the Resulting Corporation, shall use their respective reasonable best efforts in good faith to obtain a favorable determination letter from the Internal Revenue Service with respect to the Keystone 401(k) Plan (the “Keystone qualified plan”). Prior to the Effective Date, Keystone, and following the Effective Date, the Resulting Corporation, will adopt such amendments to the Keystone qualified plan as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Following the effective termination date of the Keystone qualified plan, neither Keystone, prior to the Effective Date, nor the Resulting Corporation, following the Effective Date, shall make any distribution from the Keystone qualified plan except (i) as may be required by applicable law, or (ii) in accordance with Keystone qualified plan’s terms regarding distributable events in the ordinary course other than due to the termination of such plan (e.g., due to retirements or terminations of employees), until receipt of such favorable determination letter. Any distributions may, at the recipient’s option, be rolled into a defined contribution plan of River Financial, subject to River Financial’s discretion: (i) to reject any such rollover if it may reasonably jeopardize the qualified status of River Financial’s qualified plan; and (ii) to reject non-cash rollovers or rollovers of plan loans. In the case of a conflict between the terms of this Section 6.1(g) and the terms of the Keystone qualified plan, the terms of the such plan shall control; provided, however, in the event of any such conflict, Keystone, before the Effective Date, and the Resulting Corporation, after the Effective Date, shall use their reasonable best efforts to cause such plan to be amended to conform to the requirements of this Section 6.1(g).

(h) Indemnification, Exculpation and Insurance.

(i) From and after the Effective Date, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of Keystone or any of its Subsidiaries (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (A) the fact that he or she is or was a director, officer, or employee of Keystone, any of its Subsidiaries, or any of its predecessors, or (B) this Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Date, River Financial shall indemnify and hold harmless, to the fullest extent permitted by applicable law each such Indemnified Party against any Liability (including advancement of reasonable attorneys’ fees and expenses prior to the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation.

(ii) River Financial agrees that all rights to indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of Keystone and its Subsidiaries (the “Covered Parties”) as provided in their respective organizational documents as in effect as of the date of this Agreement or in any

A-35	Annex A

indemnification agreement in existence on the date of this Agreement with Keystone or its Subsidiaries with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto; provided, that nothing contained in this Section 6.1(h) shall be deemed to preclude any liquidation, consolidation, or merger after the Effective Date of any Keystone Subsidiaries, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by River Financial is required to effectuate any indemnification, River Financial shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between River Financial and the Indemnified Party.

(iii) River Financial, from and after the Effective Date, will directly or indirectly cause the Persons who served as directors or officers of Keystone or its Subsidiaries immediately prior to the Effective Date to be covered by River Financial’s existing directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the Effective Date which were committed by such officers and directors in their capacity as such; provided, however, that (A) River Financial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy, (B) in no event shall River Financial be required to expend more than 250% per year of coverage of the amount currently expended by Keystone per year of coverage as of the date of this Agreement (the “maximum amount”) to maintain or procure insurance coverage pursuant hereto, and (C) if notwithstanding the use of reasonable best efforts to do so, River Financial is unable to maintain or obtain the insurance called for by this Section 6.1(h)(iii), River Financial shall obtain as much comparable insurance as available for the maximum amount. Such insurance coverage shall commence at the Effective Date and will be provided for a period of no less than six years after the Effective Date.

(iv) Notwithstanding anything to the contrary, the directors and officers of Keystone and its Subsidiaries shall be entitled to coverage under River Financial’s directors’ and officers’ liability insurance with respect to acts or omissions occurring from and after the Effective Date.

(v) The provisions of this Section 6.1(h) are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, each Covered Party, and any other Person covered by the terms hereof, and his or her heirs and representatives.

(i) No Solicitation by River Financial.

(i) River Financial shall not and shall cause its Subsidiaries and their directors, officers and employees not to, and shall use and cause its Subsidiaries to use their reasonable best efforts to cause their respective officers, directors, agents, counsel and financial advisers (collectively for purposes of this Section 6.1(i), “Representatives”) not to, directly or indirectly, (A) solicit, initiate, endorse, or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer (whether firm or hypothetical) that is reasonably likely to lead to any Acquisition Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information or data with respect to, any Acquisition Proposal, (C) approve or recommend any Acquisition Proposal, or (D) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement which directly or indirectly contains an Acquisition Proposal. River Financial shall, and shall cause each of its Subsidiaries and the Representatives of River Financial and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, (B) request the prompt return or destruction of all confidential information previously furnished in connection therewith and (C) not terminate, waive, amend, release or modify any provision of any confidentiality

A-36	Annex A

or standstill agreement relating to any Acquisition Proposal to which it or any of its Affiliates or Representatives is a party, and shall enforce the provisions of any such agreement. Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the River Financial shareholder approval, (1) River Financial receives an unsolicited written Acquisition Proposal that the River Financial board of directors believes in good faith to be bona fide, (2) such Acquisition Proposal was not the result of a violation of this Section 6.1(i), (3) the River Financial board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior River Financial Proposal and (4) the River Financial board of directors determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to below in clause (x) or (y) of this Section 6.1(i) would violate its fiduciary duties under applicable Law, then River Financial may (and may authorize its Subsidiaries and its and their Representatives to) (x) furnish non-public information with respect to River Financial and its Subsidiaries to the Person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to River Financial than, those set forth in the confidentiality provisions of the Confidentiality Agreement entered into between Keystone and River Financial dated October 8, 2014; provided, that any non-public information provided to any Person given such access shall have previously been provided to Keystone or shall be provided to Keystone prior to or concurrently with the time it is provided to such Person, (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and such Person’s representatives) regarding such Acquisition Proposal, and (z) terminate this Agreement pursuant to Section 13.2(g) to enter into a binding agreement with respect to such Acquisition Proposal that constitutes a Superior River Financial Proposal.

(ii) Prior to taking any action under Section 6.1(i)(i)(z), River Financial shall comply with the following obligations:

(A) within three (3) Business Days after notice to Keystone of receipt of an Acquisition Proposal pursuant to Section 6.1(i)(iii) of this Agreement, the River Financial board of directors shall determine in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal is, or is reasonably likely to result in, a Superior River Financial Proposal and such Superior River Financial Proposal has been made and has not been withdrawn and continues to be a Superior River Financial Proposal; and

(B) within three (3) Business Days after notice to Keystone of receipt of an Acquisition Proposal pursuant to Section 6.2(i)(iii) of this Agreement, River Financial shall give Keystone at least ten (10) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior River Financial Proposal, including the identity of the party making such Superior River Financial Proposal), and shall contemporaneously provide an unredacted copy of the relevant proposed transaction agreements with the party making such Superior River Financial Proposal to Keystone.

(C) River Financial shall negotiate, and shall cause its Representatives to negotiate, in good faith with Keystone during such notice period to the extent Keystone wishes to negotiate, to enable Keystone to revise the terms of this Agreement such that it would cause such Superior River Financial Proposal to no longer constitute a Superior River Financial Proposal. In the event of any material change to the terms of such Superior River Financial Proposal, River Financial shall, in each case, be required to deliver to Keystone a new written notice, the notice period shall have recommenced and River Financial shall be required to comply with its obligations under this Section 6.1(i) with respect to such new written notice, except that the deadline for such new written notice shall be reduced to three (3) Business Days (rather than five (5) Business Days referenced in clause (B) above).

(iii) In addition to the obligations of River Financial set forth in Sections 6.2(i)(i) and (ii), River Financial promptly (and in any event within 24 hours of receipt) shall advise Keystone in writing in the event River Financial or any of its Subsidiaries or Representatives receives (A) any Acquisition Proposal or (B) any request for non-public information (other than requests for information in the ordinary course of business

A-37	Annex A

consistent with past practice and unrelated to an Acquisition Proposal) or to engage in any negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal, in each case together with the material terms and conditions of such Acquisition Proposal or request the identity of the Person making any such Acquisition Proposal or request. River Financial shall keep Keystone informed (orally and in writing) in all material respects on a timely basis of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request and shall provide Keystone with copies of all material documentation and correspondence related thereto. Without limiting any of the foregoing, River Financial shall promptly (and in any event within 24 hours) notify Keystone orally and in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to this Section 6.1(i) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(j) Director Recommendation; Shareholder Support. Subject to Section 6.1(i) above, the members of the board of directors of River Financial agree to support publicly the Merger, and, in their capacities as shareholders, shall sign the Support Agreement set forth at Exhibit C as of the date of this Agreement.

(k) Financial Statements and Monthly Status Reports. Until the Effective Date, River Financial shall furnish to Keystone:

(i) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of River Financial for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of River Financial as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

(ii) Promptly upon receipt thereof, copies of all audit reports submitted to River Financial by independent auditors in connection with each annual, interim or special audit of the books of River Financial or River Bank made by such accountants;

(iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its shareholders and of such regular and periodic reports as River Financial may file with any Agency;

(iv) With reasonable promptness, such additional financial data, including copies of all journal entries, as Keystone may reasonably request; and

(v) Within 10 calendar days after the end of each month (or, if the financial statements referred to in clause (i) are not then available, as soon as possible thereafter) commencing with the next calendar month following the date of this Agreement and ending at the Effective Date, a written description of (a) any material non-compliance with the terms of this Agreement, together with its then current estimate of the out-of-pocket costs and expenses incurred or reasonably accruable in connection with the transactions contemplated by this Agreement; (b) the status, as of the date of the report, of all existing or threatened litigation against any River Financial Company; (c) copies of minutes of any meeting of the board of directors of any River Financial Company and any committee thereof occurring in the month for which such report is made, including all documents presented to the directors at such meetings; and (d) monthly financial statements, including a balance sheet and income statement.

6.2 Additional Covenants of Keystone. Keystone covenants to and with River Financial as follows:

(a) Operations. Keystone will conduct its business and the business of each Keystone Company in a manner consistent with its historic practice and will use its reasonable best efforts to maintain its relationships with its depositors, customers and employees. No Keystone Company will engage in any material transaction outside the ordinary course of business or make any material change in its accounting policies or methods of

A-38	Annex A

operation, nor will Keystone permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date.

(b) Shareholders Meeting; Best Efforts. Keystone will cooperate with River Financial in the preparation of the Registration Statement and Proxy Statement and any regulatory filings and will cause the Keystone Shareholders Meeting to be held for the purpose of approving the Merger as soon as practicable after the Registration Statement is declared effective, and will use its best efforts to bring about the transactions contemplated by this Agreement, including shareholder approval of this Agreement, as soon as practicable unless this Agreement is terminated as provided herein. The board of directors of Keystone shall recommend adoption of this Agreement by the shareholders of Keystone (the “Keystone Recommendation”), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to River Financial such recommendation or take any action or make any statement in connection with the Keystone Shareholders Meeting inconsistent with such recommendation (collectively, a “Change in the Keystone Recommendation”); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Keystone Recommendation) of factual information regarding the business, financial condition or results of operations of River Financial or Keystone or the fact that an Acquisition Proposal has been made to Keystone, the identity of the party making such proposal or the material terms of such proposal (provided, that the board of directors of Keystone does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to River Financial its recommendation) in the Proxy Statement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the board of directors of Keystone may make a Change in the Keystone Recommendation (x) pursuant to Section 6.2(c) hereof or (y) prior to the Keystone Shareholders Meeting if the board of directors of Keystone determines in good faith that a Material Adverse Effect has occurred with respect to River Financial. Notwithstanding any Change in the Keystone Recommendation, this Agreement shall be submitted to the shareholders of Keystone at the Keystone Shareholders Meeting for the purpose of adopting the Agreement and approving the Merger, provided that this Agreement shall not be required to be submitted to the shareholders of Keystone at the Keystone Shareholders Meeting if this Agreement has been terminated pursuant to Section 13.2 hereof.

(c) No Solicitation by Keystone.

(i) Keystone shall not and shall cause its Subsidiaries and their directors, officers and employees not to, and shall use and cause its Subsidiaries to use their reasonable best efforts to cause their respective officers, directors, agents, counsel and financial advisers (collectively for purposes of this Section 6.2(c), “Representatives”) not to, directly or indirectly, (A) solicit, initiate, endorse, or knowingly encourage or facilitate (including by way of furnishing non-public information) any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer (whether firm or hypothetical) that is reasonably likely to lead to any Acquisition Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information or data with respect to, any Acquisition Proposal, (C) approve or recommend any Acquisition Proposal, or (D) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement which directly or indirectly contains an Acquisition Proposal. Keystone shall, and shall cause each of its Subsidiaries and the Representatives of Keystone and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, (B) request the prompt return or destruction of all confidential information previously furnished in connection therewith and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any of its Affiliates or Representatives is a party, and shall enforce the provisions of any such agreement. Notwithstanding the foregoing, if at any time following the date of

A-39	Annex A

this Agreement and prior to obtaining the Keystone shareholder approval, (1) Keystone receives an unsolicited written Acquisition Proposal that the Keystone board of directors believes in good faith to be bona fide, (2) such Acquisition Proposal was not the result of a violation of this Section 6.2(c), (3) the Keystone board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Keystone Proposal and (4) the Keystone board of directors determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to below in clause (x) or (y) of this Section 6.2(c) would violate its fiduciary duties under applicable Law, then Keystone may (and may authorize its Subsidiaries and its and their Representatives to) (x) furnish non-public information with respect to Keystone and its Subsidiaries to the Person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Keystone than, those set forth in the confidentiality provisions of the Confidentiality Agreement entered into between Keystone and River Financial dated October 8, 2014; provided, that any non-public information provided to any Person given such access shall have previously been provided to River Financial or shall be provided to River Financial prior to or concurrently with the time it is provided to such Person, (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and such Person’s representatives) regarding such Acquisition Proposal, and (z) terminate this Agreement pursuant to Section 13.2(e) to enter into a binding agreement with respect to such Acquisition Proposal that constitutes a Superior Keystone Proposal.

(ii) Prior to taking any action under Section 6.2(c)(i)(z), Keystone shall comply with the following obligations:

(A) within three (3) Business Days after notice to River Financial of receipt of an Acquisition Proposal pursuant to Section 6.2(c)(iii) of this Agreement, the Keystone board of directors shall determine in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal is, or is reasonably likely to result in, a Superior Keystone Proposal and such Superior Keystone Proposal has been made and has not been withdrawn and continues to be a Superior Keystone Proposal after taking into account all adjustments to the terms of this Agreement that may be offered by River Financial pursuant to this Section 6.2(c);

(B) within three (3) Business Days after notice to River Financial of receipt of an Acquisition Proposal pursuant to Section 6.2(c)(iii) of this Agreement, Keystone shall give River Financial at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Keystone Proposal, including the identity of the party making such Superior Keystone Proposal), and shall contemporaneously provide an unredacted copy of the relevant proposed transaction agreements with the party making such Superior Keystone Proposal) to River Financial; and

(C) Keystone shall negotiate, and shall cause its Representatives to negotiate, in good faith with River Financial during such notice period to the extent River Financial wishes to negotiate, to enable River Financial to revise the terms of this Agreement such that it would cause such Superior Keystone Proposal to no longer constitute a Superior Keystone Proposal. In the event of any material change to the terms of such Superior Keystone Proposal, Keystone shall, in each case, be required to deliver to River Financial a new written notice, the notice period shall have recommenced and Keystone shall be required to comply with its obligations under this Section 6.2(c) with respect to such new written notice, except that the deadline for such new written notice shall be reduced to three (3) Business Days (rather than five (5) Business Days referenced in clause (B) above).

(iii) In addition to the obligations of Keystone set forth in Sections 6.2(c)(i) and (ii), Keystone promptly (and in any event within 24 hours of receipt) shall advise River Financial in writing in the event Keystone or any of its Subsidiaries or Representatives receives (A) any Acquisition Proposal or (B) any request for non-public information (other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Acquisition Proposal) or to engage in any negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal, in each case together with the material terms and conditions of such Acquisition Proposal or request the identity of the Person making any such Acquisition Proposal or

A-40	Annex A

request. Keystone shall keep River Financial informed (orally and in writing) in all material respects on a timely basis of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request and shall provide River Financial with copies of all material documentation and correspondence related thereto. Without limiting any of the foregoing, Keystone shall promptly (and in any event within 24 hours) notify River Financial orally and in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to this Section 6.2(c) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(d) Director Recommendation; Shareholder Support. Subject to Section 6.2(c) above, the members of the board of directors of Keystone agree to support publicly the Merger, and, in their capacities as shareholders, shall sign the Support Agreement set forth at Exhibit B as of the date of this Agreement.

(e) Financial Statements and Monthly Status Reports. Until the Effective Date, Keystone shall furnish to River Financial:

(i) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of Keystone for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of Keystone as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

(ii) Promptly upon receipt thereof, copies of all audit reports submitted to Keystone by independent auditors in connection with each annual, interim or special audit of the books of Keystone or Keystone Bank made by such accountants;

(iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its shareholders and of such regular and periodic reports as Keystone may file with any Agency;

(iv) With reasonable promptness, such additional financial data, including copies of all journal entries, as River Financial may reasonably request; and

(v) Within 10 calendar days after the end of each month (or, if the financial statements referred to in clause (i) are not then available, as soon as possible thereafter) commencing with the next calendar month following the date of this Agreement and ending at the Effective Date, a written description of (a) any material non-compliance with the terms of this Agreement, together with its then current estimate of the out-of-pocket costs and expenses incurred or reasonably accruable in connection with the transactions contemplated by this Agreement; (b) the status, as of the date of the report, of all existing or threatened litigation against any Keystone Company; (c) copies of minutes of any meeting of the board of directors of any Keystone Company and any committee thereof occurring in the month for which such report is made, including all documents presented to the directors at such meetings; and (d) monthly financial statements, including a balance sheet and income statement.

ARTICLE 7

MUTUAL COVENANTS AND AGREEMENTS

7.1 Best Efforts, Cooperation. Subject to the terms and conditions herein provided, River Financial and Keystone each agrees to use its best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, including the holding of any regular or

A-41	Annex A

special board meetings, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. The officers of each Party to this Agreement shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.

7.2 Press Release. Each Party hereto agrees that, unless approved by the other Party in advance, such Party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

7.3 Mutual Disclosure. Each Party hereto agrees to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to Call Reports, Y-3 applications, reports on Form Y-6, quarterly or special reports to shareholders, Tax returns, SEC registration statements and filings, and similar documents.

7.4 Access to Properties and Records. Subject to any regulatory prohibition, each Party hereto shall afford the officers and authorized representatives of the other Party full access to the Assets, books and records of such Party in order that such other Party may have full opportunity to make such investigation as it shall desire of the affairs of such Party and shall furnish to such Party such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested. All such information that may be obtained by any such Party will be held in confidence by such Party, will not be disclosed by such Party or any of its representatives except in accordance with this Agreement, and will not be used by such Party for any purpose other than the accomplishment of the Merger as provided herein.

7.5 Notice of Adverse Changes. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.6 Plan of Reorganization. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Date, each of Keystone and River Financial shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective date, neither River Financial nor any Affiliate knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

7.7 Employment Terms. As of the date of this Agreement, River Financial shall enter into new employment arrangements with Ray Smith and Boles Pegues, which shall be effective as of the Effective Date. In addition to the foregoing, and as a condition to Closing, River shall (i) enter into Change in Control Agreements with Ray Smith and Boles Pegues to be effective as of the Effective Date, on terms substantially similar to Jimmy Stubbs’ Change in Control Agreement with River Financial and (ii) without limiting River’s assumption of Keystone contracts generally, assume, at Closing, the Supplemental Executive Retirement Plans (SERP) and Split-Dollar Life Insurance Agreements that Keystone has with Ray Smith and Boles Pegues.

A-42	Annex A

ARTICLE 8

CONDITIONS TO OBLIGATIONS OF ALL PARTIES

The obligations of River Financial and Keystone to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the sole discretion of the Party relying upon such conditions, on or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:

8.1 Approval by Shareholders. At the Keystone Shareholders Meeting, and the River Financial Shareholders Meeting, this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding voting securities of each Party as is required by applicable Law and each Party’s articles of incorporation and bylaws.

8.2 Regulatory Authority Approval.

(a) Orders, Consents and approvals, in form and substance reasonably satisfactory to River Financial and Keystone, shall have been entered by the Board of Governors of the Federal Reserve System, the FDIC and the ASBD and other appropriate Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement, including the Subsidiary Bank Merger and (ii) satisfying all other requirements prescribed by Law. No Order, Consent or approval so obtained which is necessary to consummate the transactions as contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the board of directors of River Financial or the board of directors Keystone would so materially adversely impact the economic benefits of the transaction as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

(b) Each Party shall have obtained any and all other Consents required for consummation of the Merger (other than those referred to in Section 8.2(a) of this Agreement) for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of River Financial or the board of directors of Keystone would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

8.3 Litigation. There shall be no pending or threatened Litigation in any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened which might result in any such suit, action or other proceeding.

8.4 Registration Statement. The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

8.5 Authorized Shares. An amendment to the articles of incorporation of River Financial shall have been approved by the shareholders of River Financial at the River Financial Shareholders Meeting increasing the authorized shares of River Financial Common Stock from 5,000,000 shares to 15,000,000 shares.

8.6 Establishing the Number of Directors of River Financial. The shareholders of River Financial shall have approved the establishment of the number of directors of River Financial at seven.

A-43	Annex A

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF KEYSTONE

The obligations of Keystone to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as Keystone may waive such conditions in writing:

9.1 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of Keystone, all representations and warranties of River Financial contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of such Effective Date, and River Financial shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date, including amending its bylaws in accordance with Section 2.4 hereof.

9.2 Adverse Changes. There shall have been no changes after the date of the most recent balance sheet provided under Section 4.3(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition or affairs of River Financial which in their total effect constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of River Financial which would impair the rights of Keystone or its shareholders pursuant to this Agreement.

9.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, Keystone shall have received a certificate from the President or a Vice President and from the Secretary or Assistant Secretary of River Financial dated as of the Closing certifying that:

(a) the board of directors of River Financial has duly adopted resolutions approving this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

(b) the shareholders of River Financial have duly adopted resolutions approving the Merger and such resolutions have not been amended or modified and remain in full force and effect;

(c) each person executing this Agreement on behalf of River Financial is an officer of River Financial holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

(d) the articles of incorporation and bylaws of River Financial remain in full force and effect and have not been amended or modified since the date of this Agreement except in accordance with this Agreement;

(e) such persons have no Knowledge of a basis for any material claim, in any court or before any Agency or arbitration or otherwise against, by or affecting River Financial or the business, prospects, condition (financial or otherwise), or Assets of River Financial which would prevent the performance of this Agreement or the transactions contemplated by this Agreement or declare the same unlawful or cause the rescission thereof;

(f) to such persons’ Knowledge, the Registration Statement and Proxy Statement delivered to Keystone’s shareholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that such Persons need not express a statement as to information concerning or provided by Keystone for inclusion in such Registration Statement and Proxy Statement); and

(g) River Financial is in compliance with the conditions set forth in Sections 9.1 and 9.2 above.

A-44	Annex A

9.4 Fairness Opinion. Keystone shall have received from Sandler O’Neill prior to the mailing of the Proxy Statement a letter setting forth its opinion that the Merger Consideration to be received by the shareholders of Keystone under the terms of this Agreement is fair to them from a financial point of view, and such opinion shall not have been withdrawn or materially modified as of the Effective Date.

9.5 Other Matters. There shall have been furnished to such counsel for Keystone certified copies of such corporate records of River Financial and copies of such other documents as such counsel may reasonably have requested for such purpose, including certificates of existence and good standing of River Financial and each Subsidiary of River Financial issued by the appropriate governmental Agency dated within 15 days of the Effective Date.

9.6 Material Events. There shall have been no determination by the board of directors of Keystone that the transactions contemplated by this Agreement have become impractical because of any state of war, declaration of a banking moratorium in the United States or a general suspension of trading on the NYSE.

9.7 Accountant Letter. River Financial shall deliver to Keystone a letter from River Financial’s independent public accountant, Porter Keadle & Moore, dated as of the Effective Date addressed to Keystone in form reasonably satisfactory to Keystone and customary in scope for comfort letters delivered by independent public accountants in connection with transactions similar to the Merger.

9.8 Tax Opinion. Keystone shall have received a written opinion from Balch & Bingham, LLP, counsel to Keystone, dated as of the Closing, and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of River Financial and Keystone, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion. The opinion condition referred to in this Section 9.8 shall not be waivable after receipt of the Keystone Shareholder Approval, unless further approval of the shareholders of Keystone is obtained with appropriate disclosure.

9.9 No Superior Proposal. Keystone shall not have received a Superior Proposal.

9.10 Dissenters. The number of shares as to which shareholders of either Keystone or River Financial have exercised dissenters’ rights of appraisal under Section 3.4 does not exceed 5 percent of the outstanding shares of common stock of Keystone or River Financial, in either case.

ARTICLE 10

CONDITIONS TO OBLIGATIONS OF RIVER FINANCIAL

The obligations of River Financial to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all of the following conditions except as River Financial may waive such conditions in writing:

10.1 Representations, Warranties and Covenants. Notwithstanding any investigation made by or on behalf of River Financial, all representations and warranties of Keystone contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of the Effective Date, and Keystone shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.

10.2 Adverse Changes. There shall have been no changes after the date of the most recent balance sheet provided under Section 5.4(a)(i) hereof in the results of operations (as compared with the corresponding period

A-45	Annex A

of the prior fiscal year), Assets, Liabilities, financial condition, or affairs of Keystone which constitute a Material Adverse Effect, nor shall there have been any material changes in the laws governing the business of Keystone which would impair River Financial’s rights pursuant to this Agreement.

10.3 Closing Certificate. In addition to any other deliveries required to be delivered hereunder, River Financial shall have received a certificate from Keystone executed by the CEO, President, or Vice President and from the Secretary or Assistant Secretary of Keystone dated as of the Closing certifying that:

(a) the board of directors of Keystone has duly adopted resolutions approving this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

(b) the shareholders of Keystone have duly adopted resolutions approving the Merger and such resolutions have not been amended or modified and remain in full force and effect;

(c) each person executing this Agreement on behalf of Keystone is an officer of Keystone holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

(d) the articles of incorporation and bylaws of Keystone and Keystone Bank remain in full force and effect and have not been amended or modified since the date of this Agreement;

(e) to such persons’ Knowledge, the Proxy Statement delivered to Keystone’s shareholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that such persons need only express a statement as to information concerning or provided by Keystone for inclusion in such Proxy Statement); and

(f) Keystone is in compliance with the conditions of Sections 10.1 and 10.2 above.

10.4 Other Matters. There shall have been furnished to counsel for River Financial certified copies of such corporate records of Keystone and copies of such other documents as such counsel may reasonably have requested for such purpose, including certificates of existence and good standing of Keystone and each Keystone Subsidiary issued by the appropriate governmental Agency and dated within 15 days of the Effective Date.

10.5 Dissenters. The number of shares as to which shareholders of either Keystone or River Financial have exercised dissenters’ rights of appraisal under Section 3.4 does not exceed 5 percent of the outstanding shares of common stock of Keystone or River Financial, in either case.

10.6 Material Events. There shall have been no determination by the board of directors of River Financial that the transactions contemplated by this Agreement have become impractical because of any state of war, declaration of a banking moratorium in the United States or general suspension of trading on the NYSE.

10.7 Accountant Letter. Keystone shall deliver to River Financial a letter from Keystone’s independent public accountant, Mauldin & Jenkins, dated as of the Effective Date addressed to River Financial in form reasonably satisfactory to River Financial and customary in scope for comfort letters delivered by independent public accountants in connection with transactions similar to the Merger.

10.8 Tax Opinion. River Financial shall have received a written opinion from Jones Walker LLP, counsel to River Financial, dated as of the Closing, and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of River Financial and Keystone, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion.

A-46	Annex A

10.9 Fairness Opinion. River Financial shall have received from Stephens Inc. prior to the mailing of the Proxy Statement a letter setting forth its opinion as to the fairness from a financial point of view to River Financial of the exchange ratio represented by the Merger Consideration to be paid for the shares of Keystone Common Stock under the terms of this Agreement and such opinion shall not have been withdrawn or materially modified as of the Effective Date.

ARTICLE 11

TERMINATION OF REPRESENTATIONS AND WARRANTIES

All representations and warranties provided in Articles 4 and 5 of this Agreement or in any closing certificate pursuant to Articles 9 and 10 shall be deemed only conditions to the Merger and shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished, except that the last sentence of Section 7.4, and Sections 7.2, 6.2(c), 13.3, Article 11, Article 15 and any applicable definitions of Article 14, shall survive.

Items disclosed in the Exhibits and Schedules attached hereto or in any Disclosure Letter are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate.

ARTICLE 12

NOTICES

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so received:

(a) If to Keystone:

Ray Smith

CEO

Keystone Bank

2394 E. University Drive

Auburn, Alabama 36830

Telephone: (334) 466-2210

Email: RaySmith@keystonebank.us

with copies to:

W. Brad Neighbors

Balch & Bingham LLP

1901 Sixth Ave N, Suite 1500

Birmingham, Alabama 35203

Telephone: (205) 279-2940

Email: bneighbors@balch.com

or as may otherwise be specified by Keystone in writing to River Financial.

A-47	Annex A

(b) If to River Financial:

Jimmy Stubbs

President and CEO

River Bank & Trust

2611 Legends Drive

Prattville, Alabama 36066

Telephone: (334) 290-1012

Email: jstubbs@riverbankandtrust.com

with copies to:

Michael D. Waters

Jones Walker LLP

1819 Fifth Ave N, Suite 1100

Birmingham, Alabama 35203

Telephone: (205) 244-5210

Email mwaters@joneswalker.com

or as may otherwise be specified in writing by River Financial to Keystone.

ARTICLE 13

AMENDMENT OR TERMINATION

13.1 Amendment. This Agreement may be amended by the written mutual consent of River Financial and Keystone before or after approval of the transactions contemplated herein by the shareholders of either Party.

13.2 Termination. This Agreement may be terminated at any time prior to or on the Effective Date whether before or after action thereon by the shareholders of either Party, as follows:

(a) by the mutual written consent of the respective boards of directors of Keystone and River Financial;

(b) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability, to refuse to consummate the Merger under the standard set forth in Section 10.1 of this Agreement in the case of River Financial and Section 9.1 of this Agreement in the case of Keystone;

(c) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement in Article 9 as to Keystone or Article 10 as to River Financial shall not have been satisfied in full;

(d) by the board of directors of either River Financial or Keystone if all transactions contemplated by this Agreement shall not have been consummated on or prior to March 31, 2016 if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 13.2(d); or

(e) by Keystone, if before the Keystone Shareholders Meeting, the (i) board of directors of Keystone authorizes Keystone, subject to complying with Section 6.2(c), to enter into a binding written agreement

A-48	Annex A

concerning a transaction that constitutes a Superior Keystone Proposal, provided that, upon such termination pursuant hereto Keystone shall pay promptly the sum of $300,000 to River Financial to reimburse River Financial for its expenses, and not as damages, incurred in connection with the Agreement.

(f) by River Financial, if (a) the board of directors of Keystone shall have recommended to the shareholders of Keystone that they tender their shares in a tender or exchange offer commenced by an un-affiliated third party for more than 20% of the outstanding Keystone Common Stock, (b) the board of directors of Keystone shall have effected a Change in Keystone Recommendation or recommended to the Keystone shareholders acceptance or approval of a Superior Keystone Proposal, (c) Keystone shall have notified River Financial in writing that Keystone is prepared to accept a Superior Keystone Proposal, or (d) the board of directors of Keystone shall have resolved to do any of the foregoing, provided that, upon such termination pursuant hereto Keystone shall pay promptly the sum of $300,000 to River Financial to reimburse River Financial for its expenses, and not as damages, incurred in connection with the Agreement.

(g) by River Financial, if before the River Financial Shareholders Meeting, the (i) board of directors of River Financial authorizes River Financial, subject to complying with Section 6.1(i), to enter into a binding written agreement concerning a transaction that constitutes a Superior River Financial Proposal, provided that, upon such termination pursuant hereto River Financial shall pay promptly the sum of $300,000 to Keystone to reimburse Keystone for its expenses, and not as damages, incurred in connection with the Agreement.

(h) by Keystone, if (a) the board of directors of River Financial shall have recommended to the shareholders of River Financial that they tender their shares in a tender or exchange offer commenced by an un-affiliated third party for more than 20% of the outstanding River Financial Common Stock, (b) the board of directors of River Financial shall have effected a Change in River Financial Recommendation or recommended to the River Financial shareholders acceptance or approval of a Superior River Financial Proposal, (c) River Financial shall have notified Keystone in writing that River Financial is prepared to accept a Superior River Financial Proposal, or (d) the board of directors of River Financial shall have resolved to do any of the foregoing, provided that, upon such termination pursuant hereto River Financial shall pay promptly the sum of $300,000 to Keystone to reimburse Keystone for its expenses, and not as damages, incurred in connection with the Agreement.

13.3 Damages. In the event of termination pursuant to Section 13.2, this Agreement shall become void and have no effect, except as provided in Article 11, and except that Keystone and River Financial shall be liable for damages for any willful breach of warranty, representation, covenant or other agreement contained in this Agreement, provided that upon such termination, Keystone or River Financial, as applicable, shall promptly pay to the other Party the sums set forth in Section 13.2(e)-(h) above, as applicable.

A-49	Annex A

ARTICLE 14 DEFINITIONS

The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement:

ABCL Alabama Business Corporation Law

ASBD Means the Alabama State Banking Department

Acquisition Proposal	Shall mean, other than the transactions contemplated by this Agreement, any inquiry, proposal or offer with respect to a, or any, tender or exchange offer to acquire 20% or more of the voting power in a Party or any of its Subsidiaries, any inquiry, proposal or offer with respect to a merger, consolidation, share exchange or other business combination involving a Party or any of its Subsidiaries or any other inquiry, proposal or offer to acquire, license, lease, exchange or transfer in any manner 20% or more of the voting power in, or 20% or more of the business, revenue, net income, assets or deposits of, a Party or any of its Subsidiaries, in each case, whether in one or any series of related transactions and whether form one Person or any “group” of Persons (as defined under Section 13(d) of the Exchange Act).

Agencies	Shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the FDIC, the ASBD, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC, the NYSE, and the SEC.

Agreement	Shall mean this Agreement and Plan of Merger and the Exhibits, Schedules and Disclosure Letters delivered pursuant hereto and incorporated herein by reference.

Assets	Of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

Bank Merger Agreement	Shall mean the merger agreement respecting Keystone Bank and River Bank set forth in Section 2.8.

Business Day	Means any day that is not a Saturday or Sunday or a day on which the offices of River Bank are authorized or required by Law or executive order to be closed.

Cash Value	Has the meaning set forth in Section 3.1(a).

Change in Keystone Recommendation	Has the meaning set forth in Section 6.2(b).

Change in River Financial Recommendation	Has the meaning set forth in Section 6.1(c).

A-50	Annex A

Closing	The submission of the certificates of officers, legal opinions and other actions required to be taken in order to consummate the Merger in accordance with this Agreement.

Code	The Internal Revenue Code of 1986, as amended.

Common Stock	River Financial’s Common Stock authorized and defined in the articles of incorporation of River Financial, as amended.

Consent	Any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

Contract	Any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

Covered Parties	Has the meaning set forth in Section 6.1(h)(ii).

Default	Shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

Effective Date	Means the date and time at which the Merger becomes effective as defined in Section 2.7 hereof.

Environmental Laws	Means the laws, regulations and governmental requirements referred to in Section 4.30(b) hereof.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

Exchange Act	Shall have the meaning set forth in Section 6.2(c)(iv)(A).

Exhibits	Shall mean the Exhibits attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

FDIC	Means the Federal Deposit Insurance Corporation.

GAAP	Means generally accepted accounting principles applicable to banks and bank holding companies consistently applied during the periods involved.

Hazardous Substance	Has the meaning set forth in Section 4.30(c).

Indemnified Parties	Has the meaning set forth in Section 6.1(h).

A-51	Annex A

Intellectual Property	Shall mean copyrights, patents, trademarks, service marks, service names, domain names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

IRS	United States Internal Revenue Service.

Keystone	Keystone Bancshares, Inc., an Alabama corporation, with its principal office in Auburn, Alabama.

Keystone Bank	Keystone Bank, an Alabama banking corporation with its principal office in Auburn, Alabama.

Keystone Common Stock	Shares of common stock, par value $1.00 per share, of Keystone.

Keystone Company	Shall mean Keystone, Keystone Bank, any Subsidiary of Keystone or Keystone Bank, or any Person or entity acquired as a Subsidiary of Keystone or Keystone Bank in the future and owned by Keystone or Keystone Bank at the Effective Date.

Keystone Disclosure Letter	Has the meaning set forth in Article 5.

Keystone Options	Means all options and rights outstanding to acquire Keystone Common Stock.

Keystone Plans	Has the meaning set forth in Section 5.16(a).

Keystone Recommendation	Has the meaning set forth in Section 6.2(b).

Keystone Shareholders Meeting	The special meeting of shareholders of Keystone called to approve this Agreement.

Keystone Warrants	Means all outstanding warrants to acquire Keystone common stock.

Knowledge	Means the actual knowledge of any person and with respect to any party, the actual knowledge of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel or any Senior or Executive Vice President of River Financial, in the case of knowledge of River Financial, or of Keystone and Keystone Bank, in the case of knowledge of Keystone.

Law	Any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any Agency.

Legacy Keystone Director	Shall have the meaning set forth in Section 2.4(a).

Legacy River Financial Director	Shall have the meaning set forth in Section 2.4(a).

A-52	Annex A

Liability	Any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

Lien	Any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, (iii) Liens in the form of easements and restrictive covenants on real property which do not materially adversely affect the use of such property by the current owner thereof, and (iv) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

Litigation	Any action, arbitration, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities, relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

Loss	Any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, reasonable attorneys’ fees and expenses, and consultant’s fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

material	For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

Material Adverse Effect	(a) On a Party shall mean an event, change or occurrence which has a material adverse impact on (i) the financial position, Assets, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “material adverse effect” shall not be deemed to include the impact of (w) changes in banking and similar laws of general applicability or interpretations thereof by courts or

A-53	Annex A

governmental authorities, (x) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties. Material Adverse Effect shall include a material reduction in book value of a Party between the date of this Agreement and the Effective Date.

(b) No representation or warranty of any Party hereto contained in Article 4 or Article 5 (other than the representations and warranties in (i) Section 4.1/Section 5.1 (Organization), Section 4.5/Section 5.11 (No Conflict with Other Instrument), and Section 4.2/Section 5.2 (Capital Stock), which shall be true and correct in all material respects, and (ii) Section 4.6/Section 5.5 (Absence of Material Adverse Effect), which shall be true and correct in all respects) shall be deemed untrue or incorrect, and no Party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Article 4 or Article 5, has had or is reasonably likely to have a Material Adverse Effect on such Party.

Merger	The merger of Keystone with River Financial as contemplated in this Agreement.

Merger Consideration	One share of River Financial Common Stock and $4.00 cash for each share of Keystone Common Stock as provided in Section 3.1(a) hereof.

Order	Any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

Party	Shall mean Keystone or River Financial, and “Parties” shall mean both Keystone and River Financial.

PBGC	Shall mean the Pension Benefit Guaranty Corporation.

Permit	Any federal, state, local, and foreign governmental approval, authorization, certificate, easement filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

Person	A natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

A-54	Annex A

Proxy Statement	The proxy statement used by Keystone and River Financial to solicit the approval of each of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of River Financial contained in the Registration Statement.

Registration Statement	The registration statement on Form S-4, or such other appropriate form, to be filed with the River Financial, and which has been agreed to by Keystone, to register the shares of River Financial Common Stock offered to shareholders of Keystone Bank pursuant to this Agreement, including the Proxy Statement.

Representatives	Shall have the meaning set forth in Section 6.2(c)(i).

Resulting Corporation	River Financial, as the surviving corporation resulting from the Merger.

River Bank	River Bank & Trust, River Financial’s wholly owned Subsidiary Bank, an Alabama banking corporation, with its principal office in Prattville, Alabama.

River Financial	River Financial Corporation, an Alabama corporation with its principal offices in Prattville, Alabama.

River Financial Company	Shall mean River Financial, River Bank, any Subsidiary of River Financial or River Bank, or any Person or entity acquired as a Subsidiary of River Financial or River Bank in the future and owned by River Financial or River Bank at the Effective Date.

River Financial Disclosure Letter	Has the meaning set forth in Article 4.

River Financial Plan	Has the meaning set forth in Section 4.25(a).

River Financial Recommendation	Has the meaning set forth in Section 6.1(c).

River Financial Shareholders Meeting	The special meeting of shareholders of River Financial called to approve the Agreement.

Representatives	Shall have the meaning set forth in Section 6.2(c).

Resulting Bank	Shall have the meaning set forth in Section 2.8.

Resulting Corporation	Has the meaning set forth in Section 2.1.

SEC	United States Securities and Exchange Commission.

Subsidiaries	Shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

A-55	Annex A

Subsidiary Bank Merger	The merger of Keystone Bank with River Bank as set forth in Section 2.8.

Superior Keystone Proposal	Means any unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that the Keystone board of directors determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person (or group of Persons) making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) if consummated would be more favorable to the shareholders of Keystone from a financial point of view than the transactions contemplated by this Agreement (including taking into account any adjustment to the terms and conditions proposed by River Financial in response to such proposal pursuant to Section 6.2(c) or otherwise) and (ii) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

Superior River Financial Proposal	Means any unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%) that the River Financial board of directors determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person (or group of Persons) making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) if consummated would be more favorable to the shareholders of River Financial from a financial point of view than the transactions contemplated by this Agreement (including taking into account the benefits of this Agreement, and the termination of this Agreement in lieu of such Superior River Financial Proposal) and (ii) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

Tax or Taxes	Means any federal, state, county, local, foreign, and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

Technology Systems	Has the meaning set forth in Section 4.35.

1933 Act	The Securities Act of 1933, as amended.

1934 Act	The Securities Exchange Act of 1934, as amended.

ARTICLE 15 MISCELLANEOUS

15.1 Expenses.

(a) Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. Keystone shall pay its portion of the expenses of the printing and mailing of the Proxy Statement, and the costs of the financial printer in connection with the filing of the Registration Statement, provided River Financial shall pay the SEC registration fee related to the registration of the River Financial Common Stock. The portion to be paid by Keystone shall be mutually agreed upon between Keystone and River Financial.

A-56	Annex A

(b) Nothing contained in this Section 15.1 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

15.2 Benefit and Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

15.3 Governing Law. This Agreement shall be governed by, and construed in accordance with the Laws of the State of Alabama.

15.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

15.5 Headings. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

15.6 Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the term or provision shall remain valid and in effect in any other circumstances or situation.

15.7 Construction. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party’s counsel has drafted any portion of this Agreement.

15.8 Return of Information. In the event of termination of this Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

15.9 Equitable Remedies. The parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the nonbreaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

15.10 Attorneys’ Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

A-57	Annex A

15.11 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or Default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

15.12 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

15.13 Entire Contract. This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

A-58	Annex A

IN WITNESS WHEREOF, Keystone and River Financial have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

RIVER FINANCIAL CORPORATION

BY:	/s/ Jimmy Stubbs
Name: Jimmy Stubbs
Its: President and Chief Executive Officer

KEYSTONE BANCSHARES, INC.

BY:	/s/ Ray Smith
Name: Ray Smith
Its: Chief Executive Officer

A-59	Annex A

Exhibit A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Plan”) is made and entered into as of May 13, 2015 by and between River Bank & Trust, an Alabama banking corporation (“River Bank”), and Keystone Bank, an Alabama banking corporation (the “Keystone Bank”) in order to provide for the merger of Keystone Bank with and into River Bank under the charter of River Bank (the “Merger”).

PREAMBLE

A majority of the respective Boards of Directors of Keystone Bank and River Bank has approved this Plan and has authorized its execution and consummation.

AGREEMENT

In consideration of the premises and of the covenants contained herein, Keystone Bank and River Bank hereby make, adopt and approve this Plan and prescribe the terms and conditions of the Merger and the mode of carrying the Merger into effect, as follows:

1. The Merger. Keystone Bank shall be merged with and into River Bank under the articles of incorporation and charter of River Bank pursuant to the provisions of, and with the effects provided in the Alabama Banking Code and the Alabama Business Corporation Law. River Bank shall be the survivor of the Merger, and is hereinafter referred to as the “Continuing Bank” when reference is made to River Bank as of the Effective date of the Merger or thereafter.

2. Effective Date of the Merger. Subject to the terms and conditions of this Plan, and upon satisfaction of all legal requirements, the Merger shall become effective on the date and time (the “Effective Date”) specified by River Bank by filing appropriate articles of merger pursuant to Alabama law.

3. The Continuing Bank.

(a) On the Effective Date, the name of the Continuing Bank shall be “River Bank & Trust;” the articles of incorporation and bylaws of the Continuing Bank shall be the same as River Bank’s existing articles of incorporation and bylaws; the Continuing Bank’s main office shall be the main office of River Bank; and all offices, branches, agencies and facilities of Keystone Bank and River Bank which were in lawful operation or whose establishment had been approved at the Merger’s Effective Date shall be retained and operated or established and operated as offices, branches, agencies and facilities of the Continuing Bank.

(b) On the Effective Date, all assets, rights, franchises and interests of Keystone Bank and River Bank in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Continuing Bank by virtue of the Merger without any deed or other instrument of transfer to the Continuing Bank, and without any order or other action on the part of any court or otherwise; and the Continuing Bank shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, guardian of mentally incompetent persons and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Keystone Bank and River Bank, respectively, immediately prior to the Effective Date.

A-60	Annex A

(c) On the Effective Date, the Continuing Bank shall be liable for all liabilities of Keystone Bank and River Bank, and all deposits, debts, liabilities, obligations and contracts of Keystone Bank and River Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against in the balance sheets, books of account or records of Keystone Bank or River Bank, as the case may be, shall be those of the Continuing Bank, and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either Keystone Bank or River Bank shall be preserved unimpaired.

4. Capital Stock.

(a) On the Effective Date, all shares of River Bank common stock shall continue to be issued and outstanding shares, and all shares of Keystone Bank common stock issued and outstanding immediately prior to the Effective Date shall, ipso facto, without any action on the part of any holder thereof, or any other party, be canceled. All of the shares of issued and outstanding Continuing Bank common stock shall be allocated to and received by River Financial Corporation.

(b) On the Effective Date, the equity capitalization of Keystone Bank existing immediately before the Effective Date shall be combined with the equity capitalization of River Bank existing immediately before the Effective Date, with the effect that the Continuing Bank shall have a capital structure after the Effective Date, in the aggregate, equal to the combined capital structures of Keystone Bank and River Bank exiting immediately before the Effective Date subject to any adjustments as may be required by GAAP.

5. Board of Directors; Officers.

(a) On the Effective Date, the Board of Directors of the Continuing Bank shall consist of all persons who were directors of River Bank (the “River Bank legacy directors”) and Keystone Bank (the “Keystone Bank legacy directors”) immediately before the Effective Date, who shall continue to serve as directors until their successors are duly elected and qualified. Until the fourth (4th) anniversary of the Effective date, any vacancy in the membership of the Board of Directors, whether by death, resignation or removal shall be filled by a person recommended by the River Bank legacy directors, if the vacancy occurs as a result of a River Bank legacy director vacating a position, or by a person recommended by the Keystone Bank legacy directors if the vacancy occurs as a result of a Keystone bank legacy director vacating a position. The size of the board shall not be increased during such period.

(b) The officers of the Continuing Bank shall include Jimmy Stubbs — Chief Executive Officer, Ray Smith — President, Boles Pegues — Executive Vice President, Ken Givens — Chief Financial Officer, Larry Puckett — Chairman of the Board and Murray Neighbors — Vice Chairman of the Board.

6. Approvals. This Plan shall be submitted to the respective shareholders of Keystone Bank and River Bank for ratification and confirmation in accordance with applicable provisions of law and the respective articles of incorporation and bylaws of Keystone Bank and River Bank. Keystone Bank and River Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary or appropriate for consummation of the Merger and any other transactions contemplated hereby, including, without limitation, approvals of the Alabama State Banking Department and the Federal Deposit Insurance Corporation.

7. Conditions Precedent to the Merger. The Merger, and the obligations of Keystone Bank and River Bank to close the Merger, are subject to the following conditions, any of which, however, may be waived, to the extent permitted by law, by consent in writing executed by Keystone Bank or River Bank.

(a) This Plan, and the Merger contemplated hereby, shall have been ratified and confirmed by vote of the respective shareholders of Keystone Bank and River Bank as required by law;

A-61	Annex A

(b) All consents and approvals, including those of all regulatory agencies having jurisdiction, shall have been procured, and all other requirements prescribed by law and which are necessary for consummation of the Merger shall have been satisfied;

(c) The merger transaction provided for in the Agreement and Plan of Merger between River Financial Corporation, the parent company of River Bank, and Keystone Bancshares, Inc., the parent company of Keystone Bank, dated May 13, 2015 (the “Parent Agreement”) shall have been consummated in accordance with the Parent Agreement.

8. Termination. If:

(a) Any action, suit, proceeding or claim has been instituted, made or threatened related to the proposed transaction which shall make consummation of the Merger inadvisable in the opinion of the Board of Directors of Keystone Bank or River Bank; or

(b) Any action, consent, or approval, governmental or otherwise, which is, or in the opinion of counsel for Keystone Bank or River Bank may be, necessary to permit or enable the Continuing Bank, on and after the Merger, to conduct all or any part of the business and activities of Keystone Bank as conducted or approved prior to the Effective date, shall not have been accomplished or obtained; or

(c) The Parent Agreement shall have been terminated;

then this Plan may be terminated and abandoned by Keystone Bank or River Bank at any time before the Effective Date of the Merger, either before or after the shareholders’ vote, by giving written notice of such termination or abandonment to the other parties, such notice to be authorized or approved by a resolution adopted by the Board of Directors of the party giving the notice.

Upon termination by written notice as provided in this Section, this Plan shall be void and of no further force and effect, and there shall be no liability for such termination by reason of this Plan on the part of any party hereto, or the directors, officers, employees, agents, or shareholders of any of them.

9. Counterparts. This Plan may be executed in one or more identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single agreement.

10. Amendment. Keystone Bank and River Bank, by mutual consent of their respective Boards of Directors, to the extent permitted by law, may amend, modify, supplement and interpret this Plan in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by the respective shareholders of Keystone Bank and River Bank.

A-62	Annex A

IN WITNESS WHEREOF, Keystone Bank and River Bank have caused this Plan to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

RIVER BANK AND TRUST

BY:
Jimmy Stubbs
President and Chief Executive Officer

KEYSTONE BANK

BY:
Ray Smith
Chief Executive Officer

A-63	Annex A

EXHIBIT B

SUPPORT AGREEMENT

May 13, 2015

River Financial Corporation

2611 Legends Drive

Prattville AL 36066

Gentlemen:

The undersigned is a director of Keystone Bancshares, Inc. (“Keystone”) or Keystone Bank (the “Bank”), or both, and is the beneficial owner of shares of common stock of Keystone (“Keystone Stock”).

Keystone and River Financial Corporation (“River Financial”) have executed an Agreement and Plan of Merger dated as of May 13, 2015 (the “Agreement”) pursuant to which Keystone will merge with River Financial (the “Merger”). River Financial has requested the execution and delivery of this letter agreement (“letter agreement”) as a condition to its execution and delivery of the Agreement. In consideration of the substantial expenses that River Financial will incur in connection with the transactions contemplated by the Agreement and in order to induce River Financial to execute the Agreement and proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of Keystone and not in his or her capacity as a director of Keystone or Bank, as follows:

1. a) The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of Keystone Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the meeting of Keystone’s shareholders to be called and held following the date hereof, for the approval of the Agreement and the Merger. In addition, the undersigned shall vote the Keystone Stock against any Acquisition Proposal (as defined in the Agreement) or any amendment to Keystone’s articles of incorporation or bylaws or other proposal which would in any manner delay, impede, frustrate, prevent or nullify the Agreement or the Merger.

b) The undersigned hereby covenants and agrees that between the date hereof and the termination of this letter agreement pursuant to paragraph 5 below, the undersigned shall not transfer or offer to transfer or consent to any transfer of any or all of the Keystone Stock without the prior written consent of River Financial, grant any proxy, power-of-attorney or other authorization or consent with respect to any or all of the Keystone Stock or deposit any or all of the Keystone Stock with a voting trust or enter into a voting agreement respecting the Keystone Stock, provided that the undersigned may transfer any or all of the Keystone Stock to any member of the undersigned’s immediate family, or upon the death of the undersigned, as long as the tranferree agrees in writing, in form and substance reasonably satisfactory to River Financial, to be bound by all of the terms of this letter agreement.

c) The undersigned waives and agrees not to exercise any rights of appraisal.

2. The undersigned has had access, prior to the execution of this letter agreement, to the information the undersigned believes is needed and desired in connection with the evaluation of the Merger and has had, during the course of the transaction and prior to the execution of this letter agreement, the opportunity to ask questions of, and receive answers from, River Financial and each of its officers and legal counsel concerning River Financial’s business, management and financial affairs and the terms and conditions of the transactions contemplated by the Agreement and to review River Financial’s operations and business plan and to obtain additional information necessary to assess the transactions contemplated by this letter agreement and the Agreement.

A-64	Annex A

3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, River Financial shall be entitled to seek temporary and permanent injunctive relief.

4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of Keystone and shall not in any way limit or affect actions the undersigned may take in his or her capacity as director of Keystone. Nothing in this letter agreement shall prevent the undersigned’s satisfaction of fiduciary duties as set forth in Section 6.2(c) of the Agreement, provided that the undersigned’s obligations hereunder shall not be affected by a Change in Recommendation (as defined in the Agreement) of the board of directors of Keystone as to the Merger.

5. This letter agreement shall automatically terminate upon the earlier of (i) termination of the Agreement in accordance with its terms, or (ii) consummation of the Merger.

6. This letter agreement (and any claims, causes of action or disputes that may be based upon, arise out of or relate hereto or thereto to the transactions contemplated hereby and thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with the laws of the State of Alabama, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

7. This letter agreement, together with the Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this letter agreement. This letter agreement is not intended to and does not confer upon any person other than the parties any legal or equitable rights or remedies. No representation, warranty, inducement, promise, understanding or condition not set forth in this letter agreement or the Agreement has been made or relied upon by any of the parties to this letter agreement.

8. Any provision of this letter agreement may be waived by the party benefited by the provision, but only in writing. The parties hereto may not amend or modify this letter agreement except in such manner as may be agreed upon by a written instrument executed by the parties hereto.

9. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

A-65	Annex A

IN WITNESS WHEREOF, the undersigned has executed this letter agreement as of the date first above written.

Very truly yours,

Signature

Name (please print)

Accepted and agreed to as of

the date first above written.

RIVER FINANCIAL CORPORATION

By:
Name:

Title:

A-66	Annex A

Exhibit C

SUPPORT AGREEMENT

May 13, 2015

Keystone Bancshares, Inc.

2394 East University Drive

Auburn, AL 36830

Gentlemen:

The undersigned is a director of River Financial Corporation (“River Financial”) or River Bank & Trust (the “Bank”), or both, and is the beneficial owner of shares of common stock of River Financial (“River Financial Stock”).

Keystone Bancshares, Inc. (“Keystone”) and River Financial have executed an Agreement and Plan of Merger dated as of May 13, 2015 (the “Agreement”) pursuant to which Keystone will merge with River Financial (the “Merger”). Keystone has requested the execution and delivery of this letter agreement (“letter agreement”) as a condition to its execution and delivery of the Agreement. In consideration of the substantial expenses that Keystone will incur in connection with the transactions contemplated by the Agreement and in order to induce Keystone to execute the Agreement and proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of River Financial and not in his or her capacity as a director of River Financial or Bank, as follows:

1. a) The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of River Financial Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the meeting of River Financial’s shareholders to be called and held following the date hereof, for the approval of the Agreement and the Merger. In addition, the undersigned shall vote the River Financial Stock against any Acquisition Proposal (as defined in the Agreement) or any amendment to River Financial’s articles of incorporation or bylaws or other proposal which would in any manner delay, impede, frustrate, prevent or nullify the Agreement or the Merger.

b) The undersigned hereby covenants and agrees that between the date hereof and the termination of this letter agreement pursuant to paragraph 5 below, the undersigned shall not transfer or offer to transfer or consent to any transfer of any or all of the River Financial Stock without the prior written consent of Keystone, grant any proxy, power-of-attorney or other authorization or consent with respect to any or all of the River Financial Stock or deposit any or all of the River Financial Stock with a voting trust or enter into a voting agreement respecting the River Financial Stock, provided that the undersigned may transfer any or all of the River Financial Stock to any member of the undersigned’s immediate family, or upon the death of the undersigned, as long as the tranferree agrees in writing, in form and substance reasonably satisfactory to Keystone, to be bound by all of the terms of this letter agreement.

c) The undersigned waives and agrees not to exercise any rights of appraisal.

2. The undersigned has had access, prior to the execution of this letter agreement, to the information the undersigned believes is needed and desired in connection with the evaluation of the Merger and has had, during the course of the transaction and prior to the execution of this letter agreement, the opportunity to ask questions of, and receive answers from, Keystone and each of its officers and legal counsel concerning Keystone’s business, management and financial affairs and the terms and conditions of the transactions contemplated by the Agreement and to review Keystone’s operations and business plan and to obtain additional information necessary to assess the transactions contemplated by this letter agreement and the Agreement.

A-67	Annex A

3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Keystone shall be entitled to seek temporary and permanent injunctive relief.

4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of River Financial and shall not in any way limit or affect actions the undersigned may take in his or her capacity as director of River Financial. Nothing in this letter agreement shall prevent the undersigned’s satisfaction of fiduciary duties as set forth in Section 6.1(i) of the Agreement, provided that the undersigned’s obligations hereunder shall not be affected by a Change in Recommendation (as defined in the Agreement) of the board of directors of River Financial as to the Merger.

5. This letter agreement shall automatically terminate upon the earlier of (i) termination of the Agreement in accordance with its terms, or (ii) consummation of the Merger.

6. This letter agreement (and any claims, causes of action or disputes that may be based upon, arise out of or relate hereto or thereto to the transactions contemplated hereby and thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with the laws of the State of Alabama, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

7. This letter agreement, together with the Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this letter agreement. This letter agreement is not intended to and does not confer upon any person other than the parties any legal or equitable rights or remedies. No representation, warranty, inducement, promise, understanding or condition not set forth in this letter agreement or the Agreement has been made or relied upon by any of the parties to this letter agreement.

8. Any provision of this letter agreement may be waived by the party benefited by the provision, but only in writing. The parties hereto may not amend or modify this letter agreement except in such manner as may be agreed upon by a written instrument executed by the parties hereto.

9. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

A-68	Annex A

IN WITNESS WHEREOF, the undersigned has executed this letter agreement as of the date first above written.

Very truly yours,

Signature

Name (please print)

Accepted and agreed to as of

the date first above written.

KEYSTONE BANCSHARES, INC.

By:
Name:

Title:

A-69	Annex A

ANNEX B

ANNEX B

OPINION OF SANDLER O’NEILL + PARTNERS, LP

B-1	Annex B

May 12, 2015

Board of Directors

Keystone Bancshares, Inc.

2394 East University Drive

Auburn, AL 36830

Ladies and Gentlemen:

Keystone Bancshares, Inc. (“Keystone”) and River Financial Corporation (“River Financial”) intend to enter into an agreement and plan of merger (the “Agreement”) pursuant to which Keystone will merge with and into River Financial (the “Merger”). Pursuant to the terms of the merger, upon the effective date of the Merger, each share of Keystone common stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive: (i) 1.000 share of River Financial common stock (the “Stock Consideration”) and (ii) $4.00 in cash (the “Cash Consideration” and together with Stock Consideration, the “Merger Consideration”). The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Keystone common stock.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, dated May 6, 2015; (ii) certain financial statements and other historical financial information of Keystone that we deemed relevant; (iii) certain financial statements and other historical financial information of River Financial that we deemed relevant; (iv) internal financial projections for Keystone for the years ending December 31, 2015 through December 31, 2017 as provided by the senior management of Keystone and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of Keystone; (v) internal financial estimates for River Financial for the years ending December 31, 2015 through December 31, 2017 as provided by the senior management of River Financial and an estimated long-term annual growth rate for the years thereafter as discussed with the senior management of River Financial and their financial advisor; (vi) the pro forma financial impact of the Merger on River Financial based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as provided by the senior management of River Financial and its financial advisor; (vii) the pro forma financial impact of the Merger on River Financial based on the trading price for River Financial common stock, as mutually agreed upon and provided by the senior management of Keystone and River Financial; (viii) a comparison of certain financial and other information for Keystone and River Financial with similar publicly available information for certain other banking institutions, the securities of which are publicly traded; (ix) the terms and structures of other recent mergers and acquisition transactions in the banking sector; (x) the current market environment generally and in the banking sector in particular; and (xi) such other information, financial studies, analyses and investigations

B-2	Annex B

and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Keystone the business, financial condition, results of operations and prospects of Keystone and held similar discussions with the senior management of River Financial regarding the business, financial condition, results of operations and prospects of River Financial.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Keystone and River Financial and its financial advisor or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the management of Keystone and River Financial that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Keystone or River Financial or any of their respective subsidiaries. With your consent, we did not make an independent evaluation of the trading price for River Financial common stock, as mutually agreed upon and provided by the senior management of Keystone and River Financial. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Keystone and River Financial or the combined entity after the Merger and we have not reviewed any individual credit files relating to Keystone or River Financial. We have assumed, with your consent, that the respective allowances for loan losses for both Keystone and River Financial are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections and estimates as provided by the senior management of Keystone and River Financial, respectively, and an estimated long-term growth rate as discussed with the senior management of Keystone and River Financial, respectively, and River Financial’s financial advisor. Sandler O’Neill also received and used in its analyses certain assumptions of transaction costs, purchase accounting adjustments and expected cost savings which were provided by the senior management of River Financial and its financial advisor, as well as the trading price for River Financial common stock, as mutually agreed upon and provided by the senior management of Keystone and River Financial. With respect to those projections, estimates, assumptions and judgments, the respective managements of Keystone and River Financial confirmed to us that those projections, estimates, assumptions and judgments reflected the best currently available estimates, projections, assumptions and judgments of those respective managements of the future financial performance of Keystone and River Financial, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Keystone and River Financial since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that Keystone and River Financial would remain as a going concern for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We render no opinion as to the trading values of each of Keystone common stock and River Financial common stock at any time.

B-3	Annex B

We have acted as Keystone’s financial advisor in connection with the Merger and a significant portion of our fees are contingent upon the closing of the Merger. We also will receive a fee from Keystone for providing this opinion. Keystone has also agreed to indemnify us against certain liabilities arising out of our engagement.

This letter is directed to the Board of Directors of Keystone in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Keystone as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Keystone common stock and does not address the underlying business decision of Keystone to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Keystone or the effect of any other transaction in which Keystone might engage. This opinion shall not be reproduced or used for used for any other purposes, without Sandler O’Neill’s prior written consent. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by Keystone’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of Keystone.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Keystone common stock from a financial point of view.

Very truly yours,

B-4	Annex B

ANNEX C

ANNEX C

OPINION OF STEPHENS INC.

C-1	Annex C

May 12, 2015

Board of Directors

River Financial Corporation

2611 Legends Drive

Prattville, Alabama 36066

Members of the Board:

You have engaged us as a financial advisor in connection with the proposed merger of Keystone Bancshares, Inc. (the “Target”) with and into River Financial Corporation (the “Company”) (collectively, the “Transaction”), and you have requested our opinion (the “Opinion”) as to the fairness to the Company from a financial point of view of the Exchange Ratio. The terms and conditions of the Transaction are more fully set forth in an Agreement and Plan of Merger (the “Agreement”) expected to be dated May 13, 2015. Pursuant to the Agreement and for purposes of our Opinion, we have assumed that each share of common stock of the Target will be exchanged for 1.0 share of common stock of the Company and $4.00 Dollars in cash (the “Exchange Ratio”).

In connection with rendering our Opinion we have:

i.	analyzed certain audited financial statements and management reports regarding the Company and the Target;

ii.	analyzed certain internal financial statements and other financial and operating data (including financial projections for fiscal years 2015-2019) concerning the Company prepared by management of the Company;

iii.	analyzed certain internal financial statements and other financial and operating data (including financial projections for fiscal years 2015-2017) concerning the Target prepared by management of the Target;

iv.	reviewed the forecasted potential future cash flows of the Company and Target, including the excess capital available for distribution, as prepared by the Company and Target’s managements, respectively, and performed a discounted cash flow analysis utilizing these management assumptions and forecasts;

v.	compared the financial contribution of each the Company and the Target of certain historical and projected financial information to the pro forma entity created by the Transaction relative the Exchange Ratio and each institutions’ pro forma ownership;

vi.	compared the net present values based on the standalone discounted cash flow analyses of the Company and the Target relative to the Exchange Ratio;

vii.	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

viii.	analyzed the Exchange Ratio relative to the Target’s tangible book value, last twelve months earnings and core deposits as of March 31, 2015;

ix.	analyzed, on a pro forma basis, the impact of the Transaction on certain balance sheet, income statement and capitalization ratios of the Company;

x.	analyzed, on a pro forma basis, the impact of the Transaction on the forecasted earnings per share, dividends per share, tangible book value per share and net present value per share of each the Company and the Target for the projected fiscal years ending December 31, 2015 - 2019;

xi.	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

C-2	Annex C

xii.	discussed with the management and board of directors of the Company the operations of and future business prospects for the Company and the Target and the anticipated financial consequences of the Transaction to the Company and the Target;

xiii.	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with Target; and

xiv.	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Target and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified the accuracy or completeness of the information and financial data on which our Opinion is based. The management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Target, nor have we evaluated the solvency or fair value of the Company or of the Target under any laws relating to bankruptcy, insolvency or similar matters. In addition, we have not received or reviewed any individual credit files nor have we made an evaluation of the adequacy of the allowance for loan losses of the Company or the Target. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or of the Target. With respect to the financial forecasts prepared by the management of the Company and the Target, respectively, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the managements of the Company and the Target as to the future financial performance of the Company and the Target and that the financial results reflected by such projections will be realized as predicted. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. During the two years preceding the date of this letter, we have not received any investment banking fees from the Company or the Target. We are serving as financial adviser to the Company in connection with the Transaction, and are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

We are not legal, accounting, regulatory or tax experts and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, accounting, regulatory or tax consequences for the Company or the shareholders.

Our Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the

C-3	Annex C

Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company or the shareholders.

This Opinion is for the use and benefit of the Board of Directors of the Company for the purposes of its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to shareholders of the Company. Our fairness opinion committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to Stockholders of the Company, provided that we approve of the content of such disclosures prior to any filing, distribution or publication of such communications.

Based upon the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, it is our opinion that the Exchange Ratio in the Transaction is fair to them from a financial point of view.

Very truly yours,
STEPHENS INC.

C-4	Annex C

ANNEX D

ANNEX D

CODE OF ALABAMA

TITLE 10A. ALABAMA BUSINESS AND NONPROFIT ENTITIES CODE.

CHAPTER 2. BUSINESS CORPORATIONS.

ARTICLE 13. DISSENTERS’ RIGHTS.

DIVISION A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

§ 10A-2-13.01. Definitions.

(1) “Corporate action” means the filing of articles of merger or share exchange by the judge of probate or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters’ rights.

(2) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 10A-2-13.02 and who exercises that right when and in the manner required by Sections 10A-2-13.20 through 10A-2-13.28.

(4) “Fair Value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(7) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(8) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 10A-2-13.02. Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10A-2-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10A-2-11.04;

D-1	Annex D

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter’s shares because it:

(i) Alters or abolishes a preferential right of the shares;

(ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10A-2-6.04; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§ 10A-2-13.03. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if:

(1) He or she submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

D-2	Annex D

DIVISION B. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS.

§ 10A-2-13.20. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Section 10A-2-13.02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Section 10A-2-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken; and (2) send them the dissenters’ notice described in Section 10A-2-13.22.

§ 10A-2-13.21. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Section 10A-2-13.02 is submitted to a vote at a shareholder’s meeting, a shareholder who wishes to assert dissenters’ rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

§ 10A-2-13.22. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Section 10A-2-13.02 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 10A-2-13.21.

(b) The dissenters’ notice must be sent no later than 10 days after the corporate action was taken, and must:

(1) State where the payment demand must be sent;

(2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Supply a form for demanding payment;

(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

(5) Be accompanied by a copy of this article.

§ 10A-2-13.23. Duty to demand payment.

(a) A shareholder sent a dissenters’ notice described in Section 10A-2-13.22 must demand payment in accordance with the terms of the dissenters’ notice.

(b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment by the date set in the dissenters’ notice is not entitled to payment for his or her shares under this article.

(d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

D-3	Annex D

§ 10A-2-13.24. Share restriction.

(a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that the demand has been made and (2) return to the shareholder by the corporation.

(b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders’ rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

(c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares.

(d) A transferee of the shares shall acquire by the transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

§ 10A-2-13.25. Offer of payment.

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10A-2-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Section 10A-2-13.28; and

(5) A copy of this article.

(c) Each dissenter who agrees to accept the corporation’s offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters’ notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

§ 10A-2-13.26. Failure to take corporate action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

(b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 10A-2-13.22 and repeat the payment demand procedure.

D-4	Annex D

§ 10A-2-13.28. Procedure if shareholder dissatisfied with offer to payment.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation’s offer under Section 10A-2-13.25 and demand payment of the fair value of his or her shares and interest due, if:

(1) The dissenter believes that the amount offered under Section 10A-2-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make an offer under Section 10A-2-13.25 within 60 days after the date set for demanding payment; or

(3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

DIVISION C. JUDICIAL APPRAISAL OF SHARES.

§ 10A-2-13.30. Court action.

(a) If a demand for payment under Section 10A-2-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

(d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10A-2-13.25.

(e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court’s determination as to the fair value of a dissenter’s shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting

D-5	Annex D

shareholder. If the court’s determination as to fair value, plus accrued interest, of a dissenter’s shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10A-2-13.31, to the corporation.

(g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

§ 10A-2-13.31. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 10A-2-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10A-2-13.28.

(b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10A-2-13.20 through 10A-2-13.28; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

§ 10A-2-13.32. Status of shares after payment.

Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

D-6	Annex D

ANNEX E

ANNEX E

2015 Incentive Stock Compensation Plan

E-1	Annex E

RIVER FINANCIAL CORPORATION

2015 INCENTIVE STOCK COMPENSATION PLAN

E-2	Annex E

RIVER FINANCIAL CORPORATION

2015 INCENTIVE STOCK COMPENSATION PLAN

This 2015 Incentive Stock Compensation Plan is adopted of the 12th day of May, 2015, by River Financial Corporation, an Alabama corporation.

ARTICLE I

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

Section 1.01 Purpose. The purpose of the Plan is to promote the long-term success of the Company by providing financial incentives to eligible persons who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company, to encourage such persons to acquire a proprietary interest in the Company, and to render superior performance for the Company

Section 1.02 Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan the following terms have the respective meanings set forth below:

(a) “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, River Financial Corporation.

(b) “Award” means the grant of Options, SARs, Restricted Stock or RSUs.

(c) “Award Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Award pursuant to the Plan.

(d) “Board of Directors” means the Board of Directors of River Financial Corporation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board of Directors (or any successor committee thereto), which committee shall be composed of not less than two members of the Board of Directors, or in the absence of such Committee, the full Board of Directors.

(g) “Common Stock” means the common stock of River Financial Corporation, par value $1.00 per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 4.01.

(h) “Company” means River Financial Corporation, an Alabama corporation, and its majority owned subsidiaries including subsidiaries which become such after the date of adoption of the Plan.

(i) “Disability,” as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Committee that the Grantee is disabled as defined by any applicable policy of the Company or standard determined by the Committee, and (2) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

(j) “Fair Market Value” of a share of Common Stock on any particular date means the average between the bid and ask prices quoted on such date by the National Daily Quotation Service, or on the National Association of Securities Dealers Automated Quotation System (the “NASDAQ”), or a registered securities exchange, if listed thereon. In the event that both bid and ask prices are not so quoted, then the Fair Market Value shall be the bid price determined by the National Association of Securities Dealers, Inc. (the “NASD”) local quotations

E-3	Annex E

committee as most recently published in a daily newspaper of general circulation in Autauga County, Alabama. In the event that no such bid price is published, then Fair Market Value shall be the fair market value as determined by the Board of Directors in good faith by the reasonable application of a reasonable valuation method and in accordance with Section 409A of the Code and the regulations and guidance thereunder.

(k) “Grant Date,” as used with respect to a particular Award means the date as of which such Award is granted by the Committee pursuant to the Plan.

(l) “Grantee” means the person to whom an Award is granted by the Committee pursuant to the Plan.

(m) “Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422(b) of the Code.

(n) “Non-Qualified Stock Option” means any Option granted under this Plan, other than an Incentive Stock Option.

(o) “Option” means an option granted by the Committee pursuant to Sections 2.01, 2.02 or 2.03 of the Plan to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Non-Qualified Stock Option, as provided in Section 2.01.

(p) “Option Period” means the period fixed by the Committee during which an Option may be exercised, provided that no Option shall, under any circumstances, be exercisable more than ten years after the Grant Date.

(q) “Plan” means the River Financial Corporation 2015 Incentive Stock Compensation Plan as set forth herein and as amended from time to time.

(r) “Restricted Stock” means shares of Common Stock, subject to certain restrictions, granted pursuant to Section 2.04(b) of the Plan.

(s) “Restricted Stock Unit” or “RSU” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions granted pursuant to Section 2.04(c) of the Plan.

(t) “Retirement,” as applied to a Grantee, means the Grantee’s termination of employment in a manner which qualifies the Grantee to receive immediately payable retirement benefits under any retirement plan hereafter adopted by the Company, or which in the absence of any such retirement plan, is determined by the Committee to constitute retirement.

(u) “SAR” means a stock appreciation right granted pursuant to Section 2.04(a) of the Plan.

(v) “Section 409” means Section 409A of the Code, and the regulations and guidance thereunder.

Section 1.03 Shares Available Under the Plan.

(a) The number of shares of Common Stock with respect to which Awards may be granted shall be 300,000 shares of Common Stock, subject to adjustment in accordance with the remaining provisions of this Section and the provisions of Section 4.01. The maximum number of shares of Common Stock that may be issued upon the exercise of Options intended to qualify as Incentive Stock Options under Section 422 of the Code shall be 300,000 shares. The maximum number of shares with respect to which an Award, including Options and SARs, may be granted to a single Grantee during any Company fiscal year may not exceed 40,000.

E-4	Annex E

(b) Any shares of Common Stock subject to an Award that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. If an Award, by its terms, may only be settled in cash, then the grant, vesting, payout, settlement, or forfeiture of such Award shall have no impact on the number of shares available for grant under the Plan.

(c) Any shares of Common Stock to be delivered by the Company pursuant to any Award may, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock, from any available treasury stock or from shares which have been made available under Section 1.03(b).

Section 1.04 Administration of the Plan.

(a) Except as provided in Section 1.04(c), the Plan shall be administered by the Committee which shall have the authority to:

(i)	Determine those persons to whom, and the times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each such Award, taking into consideration (A) the nature of the services rendered by the particular person; (B) the person’s potential contribution to the long term success of the Company; and (C) such other factors as the Committee in its discretion shall deem relevant;

(ii)	Interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(iii)	Prescribe the terms and conditions of the Award Agreements for the grant of Awards (which need not be identical) in accordance and consistent with the requirements of the Plan;

(iv)	Amend the terms of outstanding Awards, including allowing adjustments to the duration of the Option Period, vesting requirements or other requirements related to such Awards;

(v)	Determine, and certify, the satisfaction by a Grantee of any performance goals applicable to an Award; and

(vi)	Make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

(b) All decisions and determinations of the Committee in the administration of the Plan and in response to questions or in connection with other matters concerning the Plan or any Award shall (whether or not so stated in the particular instance in the Plan) be final, conclusive, and binding on all persons, including, without limitation, the Company, the shareholders and directors of the Company, and any persons having any interest in any Awards which may be granted under the Plan.

(c) In all cases in which the Committee is authorized or directed pursuant to the Plan to take action, such action may be taken by the Board of Directors as a whole. It is the intention of the Plan that the Committee may be appointed by the Board of Directors for convenience and efficiency of administration and to satisfy any applicable provision of law.

Section 1.05 Eligibility for Awards. The Committee shall designate, from time to time, the employees of the Company who are to be granted Awards. All salaried employees of the Company are eligible to participate.

Section 1.06 Effective Date of Plan. Subject to the receipt of all required regulatory approvals, the Plan shall become effective upon its adoption by the Board of Directors, provided that any grant of Incentive Stock Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors.

E-5	Annex E

ARTICLE II

AWARDS

Section 2.01 Grant of Options.

(a) The Committee may, from time to time and subject to the provisions of the Plan, grant Options to employees under appropriate Award Agreements to purchase shares of Common Stock.

(b) The Committee may designate any Option which satisfies the requirements of Section 422 of the Code and Section 2.03 of the Plan as an Incentive Stock Option and may designate any other Option granted hereunder as a Non-Qualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option (so long as that portion satisfies the requirements of Section 2.03) and the remaining portion as a Non-Qualified Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Non-Qualified Stock Option. A Non-Qualified Stock Option must satisfy the requirements of Section 2.02 of the Plan, but shall not be subject to the requirements of Section 2.03.

Section 2.02 Option Requirements.

(a) An Option shall be evidenced by an Award Agreement specifying the number of shares of Common Stock that may be purchased upon its exercise and containing such terms and conditions not inconsistent with the Plan and based on such factors as the Committee shall determine, in its sole discretion, to be applicable to that particular Option.

(b) An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and stated in the Award Agreement.

(c) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(d) The Committee may specify in the Award Agreement the basis for the expiration or termination of the Option prior to the expiration of the Option Period.

(e) The Option price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

(f) Unless otherwise provide in an Award Agreement, an Option shall not be transferable other than by testamentary disposition or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee, or in the event of the Grantee’s Disability and the Option remains exercisable, by his or her duly appointed guardian or other legal representative.

(g) A person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee may require, accompanied by payment in cash or in such other manner as may be approved by the Committee in an amount equal to the full purchase price of the shares of Common Stock for which the election is made. If permitted by the Committee, in its sole discretion, whether before or after the Grant Date, payment in full or in part may be made in the form of unrestricted Common Stock already owned by the Grantee or, except in the case of Incentive Stock Options, in the form of a withholding of sufficient shares of Common Stock otherwise issuable upon the exercise of the Option to constitute payment of the purchase price based, in each case, on the Fair Market Value of the Common Stock on the date the Option is exercised; provided that an election to make such payment in Common Stock or to have shares so withheld, in addition to being subject to the approval of the Committee, shall be irrevocable.

E-6	Annex E

Section 2.03 Incentive Stock Option Requirements.

(a) Notwithstanding anything in the Plan or Award Agreement to the contrary, the following additional provisions in this Section 2.03 shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options.

(b) Any Award Agreement reflecting the grant of an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options under Section 422 of the Code.

(c) All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board.

(d) No Incentive Stock Options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, unless the Committee provides in the Award Agreement with any such individual that the Option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and that the Option Period will not extend beyond five (5) years from the Grant Date.

(e) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options for federal income tax purposes.

(f) Notwithstanding anything in this Plan or the applicable Award Agreement to the contrary, the Company shall have no liability to the Grantee or any other person if an Option designated as an incentive stock option fails to qualify as such at any time.

Section 2.04 Other Awards.

(a) SARs. The Company may grant stock appreciation rights subject to the provisions of this Plan and the applicable Award Agreement. A SAR shall constitute the right of the Grantee to receive an amount equal to the appreciation, if any, in the Fair Market Value of a share of Common Stock from the Grant Date of such right to the date of payment. Upon exercise of the SAR, the Company shall pay such amount in cash or shares of Common Stock of equivalent value or in some combination thereof (as determined by the Committee) as soon as practicable after the date on which such election is made in accordance with the Award Agreement evidencing the SAR. Compensation payable under the SAR shall not in any case be greater than the excess of the Fair Market Value of the Common Stock on the date the SAR is exercised over an amount specified on the Grant Date of the SAR (the SAR exercise price), with respect to a number of shares fixed on or before the Grant Date of the right. The SAR exercise price shall never be less than the Fair Market Value of the underlying Common Stock on the Grant Date of the SAR; and the SAR shall not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(b) Restricted Stock. The Company may grant shares of restricted Common Stock (“Restricted Stock”) under the Plan, subject to the provisions of this Plan and the applicable Award Agreement. Restricted Stock shall be subject to such vesting, forfeiture provisions and such other restrictive terms and conditions as may be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement and shall not be transferable until all such restrictions and conditions (other than securities law restrictions) have been

E-7	Annex E

satisfied. Restricted Stock shall be issued and delivered at the time of grant or at such other time as is determined by the Committee. Certificates evidencing shares of Restricted Stock shall bear a restrictive legend referencing the risk of forfeiture and the non-transferability of such shares. The Committee may, in its sole discretion, require the automatic deferral of dividends or reinvestment of dividends for the purchase of additional shares of Restricted Stock. During the period of restriction as set forth in the Award Agreement, the Participant owning shares of Restricted Stock may exercise full voting rights with respect to such shares.

(c) Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or settlement date for such RSU, one share of Common Stock. Restricted Stock Units shall be subject to such vesting, forfeiture provisions and such other restrictive terms and conditions as may be determined by the Committee in its sole discretion and set forth in the applicable Award Agreement, including the right of the Grantee to dividend equivalents. RSUs shall not be transferable and a Grantee receiving RSUs shall have no rights as a shareholder with respect to the shares of Common Stock underlying such RSUs until such time as shares of Common Stock are issued to the Grantee.

(d) Performance Goals. In the case of Awards of Restricted Stock or RSUs that are intended to satisfy Code Section 162(m) and that are granted to participants who are “covered employees” under Code Section 162(m)(3), the applicable pre-established, objective performance goals are limited to one or more of the following: (i) interest income or interest income growth; (ii) net interest income or net interest income growth; (iii) net interest margin or net interest margin improvements; (iv) non-interest income or non-interest income growth; (v) reductions in non-interest expenses or improvement in the Company’s efficiency ratio; (vi) reductions in non-accrual loans or other problem assets; (vii) earnings before income taxes; (viii) net income; (ix) per share earnings; (x) increases in core deposits, either in absolute dollars or as a percentage of total deposits, or both; (xi) return on average equity; (xii) total stockholder return; (xiii) share price performance; (xiv) return on average assets or on various categories of assets; (xv) comparisons of selected Company performance metrics, including any of the metrics set forth in the preceding clauses, to the comparable metrics of a selected peer group of banking institutions or a stock index, as applicable; (xvi) individualized business or performance objectives established for the Grantee, or (xvii) any combination of the foregoing. The goals will state, in an objective formula or standards, the method for computing the amount of compensation payable if the goals are attained. The objective formula or standard will preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goals. Such goals shall be pre-established by the Committee not later than ninety (90) days after the commencement of the performance period, provided the outcome is substantially uncertain at the time the goals are established and provided that the goals are established before 25 percent of the performance period has elapsed.

ARTICLE III

CHANGE OF CONTROL PROVISIONS

Section 3.01 Change of Control. The following provisions shall apply in the event of a “Change of Control,” as defined in this Article III:

(a) In the event of a “Change of Control,” as defined in Section 3.01(b) below, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agency or as otherwise determined by the Committee in writing at or after the grant of awards hereunder, but prior to the occurrence of such Change of Control:

(i)	any Awards awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested; and

(ii)

at the discretion of the Committee, the value of all outstanding Awards shall, to the extent determined by the Committee, be cashed out on the basis of the “Change of Control Price” (as defined in Section 3.01(d) below) as of the date the Change of Control occurs or such other date as the Committee

E-8	Annex E

may determine prior to the Change of Control in accordance with Section 409A, if applicable.

(b) For purposes of this Article III, a “Change of Control” means the happening of any of the following:

(i)	when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the River Financial Corporation, any of its subsidiaries, or any Company employee benefit plan, including its trustee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)	the occurrence of any transaction or event relating to River Financial Corporation required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

(iii)	when, during any period of two (2) consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds (2/3) of the directors at the beginning of such period;

(iv)	the sale, transfer or other disposition of all or substantially all of the assets of the Company to any person other than an Affiliate of River Financial Corporation; or

(v)	the occurrence of a transaction requiring stockholder approval for the acquisition of River Financial Corporation by an entity other than River Financial Corporation or any of its subsidiaries through purchase of assets, or by merger, or otherwise.

(c) Notwithstanding anything herein to the contrary, if an Award granted under this Plan is determined to be “deferred compensation” subject to Section 409A, and the payout of such Award is triggered by a Change of Control, no payout will be made on account of the Change of Control unless the event also constitute a “change in control event” within the meaning of Section 409A.

(d) For purposes of this Article III, “Change of Control Price” shall equal the amount determined by whichever of the following items is applicable:

(i)	the per share price to be paid to shareholders of River Financial Corporation in any such merger, consolidation or other reorganization;

(ii)	the price per share offered to shareholders of River Financial Corporation in any tender offer or exchange offer whereby a Change of Control takes place;

(iii)	in all other events, the Fair Market Value per share of Common Stock into which Options or SARs being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such Awards; or

(iv)	in the event that the consideration offered to shareholders of River Financial Corporation in any transaction described in this Article III consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

E-9	Annex E

ARTICLE IV

GENERAL PROVISIONS

Section 4.01 Adjustment Provisions.

(a) In the event of (i) any dividend payable in shares of Common Stock; (ii) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (iii) an exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, share exchange, or other reorganization of or involving the Company or a sale by the Company of all or substantially all of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation (whether issued to the Company or to its shareholders); the number of shares of Common Stock available under the Plan pursuant to Section 1.03 shall be adjusted to appropriately reflect the occurrence of the event specified in clauses (i), (ii) or (iii) above and the Committee shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Awards and/or the purchase price per share which must be paid thereafter upon exercise of any Award. Any such adjustments made by the Committee shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, the shareholders, and directors of the Company and any persons having any interest in any Awards which may be granted under the Plan.

(b) Except as provided in paragraph (a) immediately above, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Awards.

Section 4.02 Termination of Employment; Acceleration of Vesting. Unless otherwise provided in an Award Agreement, the following conditions shall apply to Awards.

(a) Options. Upon termination of employment for any reason other than death, Disability, Retirement or a Change in Control, any Option held by the Grantee shall expire on the earlier of (i) the last day of the term of the Option, or (ii) the date that is three months after the date of termination of such employment. Upon termination of employment by reason of death, Disability or Retirement, the Option held by such Grantee shall expire on the earlier of (w) the last day of the term of the Option or (x) the date which is one year after the date of termination of such employment. Upon a Grantee’s termination of employment following a Change of Control and to the extent the Option remains outstanding following the Change of Control, the Option shall expire on its original expiration date. An installment of a Grantee’s Option shall not become exercisable on the otherwise applicable vesting date of such Option if the Grantee’s date of termination occurs on or before such vesting date. Notwithstanding the foregoing sentence, an Option shall become fully and immediately exercisable upon (y) the termination of employment due to death or Disability of the Grantee or (z) or the occurrence of a Change of Control.

(b) SARs. Upon termination of employment for any reason other than death, Disability, Retirement or a Change in Control, a SAR held by the Grantee shall expire on the earlier of (i) the last day of the term of the SAR or (ii) the date which is three months after the date of termination of such employment. Upon termination of employment by reason of death, Disability or Retirement, the SAR held by such Grantee shall expire on the earlier of (w) the last day of the term of the SAR or (x) the date which is one year after the date of termination of such employment. Upon a Grantee’s termination of employment following a Change of Control and to the extent the SAR remains outstanding following the Change of Control, the SAR shall expire on its original expiration date. An installment of a SAR shall not become exercisable on the otherwise applicable vesting date if the Grantee’s date of termination occurs before such vesting date. Notwithstanding the foregoing sentence, a SAR shall become fully and immediately exercisable upon (y) the termination of employment due to death or Disability of the Grantee or (z) the occurrence of a Change of Control.

(c) Restricted Stock. If the Grantee’s date of termination of employment does not occur during the restricted period set forth in the Award Agreement (the “restricted period”), then, at the end of the restricted period, the

E-10	Annex E

Grantee shall become vested in the shares of Restricted Stock and shall own the shares free of all restrictions otherwise imposed. The Grantee shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by the Award Agreement, prior to the end of the restricted period upon (y) the termination of employment due to death or Disability of the Grantee or (z) the occurrence of a Change of Control. Except as otherwise provided in this subsection 4.02(c), if the Grantee’s date of termination of employment occurs prior to the end of the restricted period, the Grantee shall forfeit the Restricted Stock as of the Grantee’s date of termination.

(d) Restricted Stock Units. If the Grantee’s date of termination of employment does not occur during the vesting period set forth in the Award Agreement (the “vesting period”), then, at the end of the vesting period, the Grantee shall become vested in the RSUs and the Company shall issue any shares of Common Stock due in connection with such RSUs. The Grantee shall become vested in the RSUs, and become owner of the shares free of all restrictions otherwise imposed by the Award Agreement, prior to the end of the vesting period upon (y) the termination of employment due to death or Disability of the Grantee or (z) the occurrence of a Change of Control. Except as otherwise provided in this subsection 4.02(d), if the Grantee’s date of termination of employment occurs prior to the end of the vesting period, the Grantee shall forfeit any unvested RSUs as of the Grantee’s date of termination.

(e) Forfeiture by Reason of Misconduct. Notwithstanding any other provision hereof to the contrary, if the Committee determines that a Grantee has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty or deliberate disregard of any rules of the Company which results in loss, damage or injury to the Company, neither the Grantee nor his representative or estate shall be entitled to exercise any Award or receive payment for an Award. In making such determination, the Committee may give the Grantee an opportunity to appear before the Committee and present evidence on the Grantee’s behalf.

Section 4.03 Section 409A. The Plan is intended to comply with, or otherwise be exempt from Section 409A. Accordingly, all provisions of the Plan shall be construed and interpreted to either be exempt from or comply with Section 409A. No payments provided for under the Plan that are subject to Section 409A may be accelerated unless such acceleration is permitted by Section 409A, nor shall a Grantee, directly or indirectly, designate the calendar year of payment for such an Award. No payments or benefits to be made to a Grantee under the Plan upon a termination of employment that are subject to Section 409A shall be made unless such termination of employment constitutes a “separation from service” as defined by Section 409A.

Notwithstanding any provision of this Plan to the contrary, if a Grantee is a “specified employee” at the time of separation from service, no payment or benefits to which he or she becomes entitled under this Plan as a result of his or her termination of employment that are subject to Section 409A shall be made or paid to him or her prior to the earlier of (i) the first day of the seventh month following the date of his or her separation from service due to such termination of employment or (ii) the date of his or her death, to the extent that such a delay in payment or benefits is required in order to avoid a prohibited distribution under Section 409A. Upon the expiration of such delay under Section 409A, the first payment to the Grantee will include all payments deferred under this Section 4.03 by reason of her or her status as a “specified employee.”

Payment of an Award may be deferred at the option of the Grantee if permitted in the Award Agreement; provided, however, that any such deferral arrangements must also comply with Section 409A.

Section 4.04 No Rights as Shareholder or to Employment. No Grantee shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Award until such shares have been issued and delivered to the Grantee, unless provided otherwise in the Award Agreement. Furthermore, the Plan shall not confer upon any Grantee any rights of employment with the Company, including without limitation, any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of a Grantee at any time, with or without cause.

E-11	Annex E

Section 4.05 General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (ii) the consent or approval of any government regulatory body; or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Grantee shall agree, as a condition of receiving any Award, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements, or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

Section 4.06 Rights Unaffected.

(a) The existence of the Options shall not affect:

(i)	the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business;

(ii)	any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof;

(iii)	the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or

(iv)	any other corporate act, whether of a similar character or otherwise.

(b) As a condition of grant, exercise, or lapse of restrictions on any Award the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld (including, without limitation, any required FICA payments), in connection with the grant of or lapse of restrictions on the grant of or any exercise of an Award. Whenever payment or withholding of such taxes is required, the Grantee may satisfy the obligation, in whole or in part, by electing to deliver to the Company shares of Common Stock already owned by the Grantee or electing to have the Company withhold shares of Common Stock which would otherwise be delivered to the Grantee, in each case having a value equal to the minimum statutory amount required to be withheld. For these purposes, the value of the shares to be delivered or withheld is the Fair Market Value on the date that the amount of tax to be withheld is to be determined (the “tax date”).

(c) An election by a Grantee to deliver shares of Common Stock already owned by the Grantee or to have shares withheld (an “election”) must meet the following requirements in order to be effective:

(i)	the election must be made prior to the tax date;

(ii)	the election is irrevocable; and

(iii)	the election may be disapproved by the Committee in its sole discretion.

Section 4.07 Choice of Law. The validity, interpretation, and administration of the Plan, the Award Agreement, and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

E-12	Annex E

Section 4.08 Amendment, Suspension, and Termination of Plan.

(a) The Plan may be terminated, suspended, or amended, from time to time, by the Board of Directors in such respects as it shall deem advisable; provided, however, that (i) any such amendment that would require shareholder approval in order to ensure compliance with any applicable rules or regulations; and (ii) any amendment that would change the maximum aggregate number of shares for which Awards may be granted under the Plan (except as required under any adjustments pursuant to Sections 1.03 and 4.01 of the Plan), shall be subject to approval of the shareholders of the Company.

(b) Notwithstanding any other provision herein contained, no Incentive Stock Options shall be granted on or after the tenth anniversary of the approval of the Plan by the Board of Directors and the Plan shall terminate and all Awards previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company.

(c) Whether before or after termination of the Plan, the Board of Directors has full authority in accordance with Section 4.08(a) to amend the Plan, effective for Awards which remain outstanding under the Plan.

Section 4.09 Loans. The Company may at any time, consistent with applicable regulations, including Regulation O and any Company policy restricting or prohibiting loans to executive officers, lend to a Grantee any funds required in connection with any aspect of the Plan, including without limitation the exercise price and any taxes that must be paid or withheld.

Section 4.10 Regulatory Capital Requirements. All Awards granted under this Plan are subject to the requirement that, notwithstanding any other provision of the Plan or the Award Agreement, the Company’s primary bank regulator shall at any time have the right to require the Grantee to exercise the Award or to forfeit the Award if not exercised or vested if the Company’s capital falls below minimum capital required as determined by the Company’s primary bank regulator.

Section 4.11 Disclosures. A copy of this Plan shall be given to any Grantee. Any security issued pursuant to this Plan that is not registered under the Securities Act of 1933 or the Alabama Securities Act shall be deemed restricted within the meaning of Securities and Exchange Commission Rule 144, and certificates respecting such shares shall be marked with an appropriate legend indicating applicable restrictions on resale.

E-13	Annex E

Through and including January 28, 2016 (90 days after the date of this document) all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Alabama Business Corporation Law

The Alabama Business Corporation Law (“ABCL”), Sections 10A-2-8.50 – 8.58, empowers a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

•	he conducted himself in good faith;

•	he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court, a corporation may not indemnify a director in connection with:

•	a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

•	in connection with any other proceeding with respect to conduct for which the director was adjudged liable on the basis that he received an improper benefit, whether or not involving action in his official capacity.

The ABCL further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a signed written affirmation of his good faith belief that he has met the relevant standard of conduct described in the ABCL; and (2) his written undertaking to repay any funds advanced if he is not entitled to indemnification under the ABCL and it is ultimately determined under the ABCL that he has not met the relevant standard of conduct described in the ABCL. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment. A determination must also be made that the facts known to those making the determination would not preclude indemnification under the ABCL.

A corporation may not indemnify a director as described above unless authorized by:

the board of directors assuming the presence of a quorum or, if a quorum cannot be obtained, by a majority of the members of a committee of two or more qualified directors appointed by such a vote;

special legal counsel selected in accordance with the ABCL; or

the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a qualified director may not be voted on the authorization.

A corporation may also indemnify and advance expenses to officers and employees of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

Part II - 1

River Financial Articles of Incorporation

The Articles of Incorporation of River Financial contain a provision which, subject to certain exceptions eliminates the liability of a director or officer to it or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

River Financial Bylaws

Under its Bylaws, River Financial must indemnify any persons who may be indemnified under the ABCL.

Item 21. Exhibits and Financial Statement Schedules

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

Part II - 2

(5) That every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Part II - 3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prattville, State of Alabama, on October 26, 2015.

RIVER FINANCIAL CORPORATION

By:	/s/ James M. Stubbs
James M. Stubbs
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the date set forth below.

/s/ James M. Stubbs James M. Stubbs	CEO, President and Director (Principal Executive Officer)	*

/s/ Kenneth H. Givens Kenneth H. Givens	Chief Financial Officer (Principal Financial and Accounting Officer)	*

** Larry Puckett	Director and Chairman of the Board	*

** Lynn M. Carter	Director	*

** Charles Herron	Director	*

** Jerry Kyser, Jr.	Director	*

** R. Shepherd Morris	Director	*

** Jim L. Ridling	Director	*

** Dorothy H. Sanford	Director	*

** David B. Smith	Director	*

** Bolling P. Starke	Director	*

Part II - 4

** Vernon B. Taylor	Director	*

** David R. Thrasher	Director	*

** Adolph Weil III	Director	*

* October 26, 2015

** By:	/s/ James M. Stubbs
Attorney-In-Fact

Part II - 5

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 13, 2015, by and among River Financial Corporation and Keystone Bancshares, Inc. (attached as Annex A to the proxy statement/prospectus, which is part of this registration statement) †

3.1*	Articles of Incorporation of River Financial Corporation

3.2*	Bylaws of River Financial Corporation

5.1*	Opinion of Jones Walker LLP as to the legality of the shares of River Financial common stock to be issued in the merger (including its consent)

8.1*	Form of Opinion of Jones Walker LLP regarding tax matters (including its consent)

8.2*	Form of Opinion of Balch & Bingham LLP regarding tax matters

10.1*	River Financial 2006 Stock Compensation Plan

10.2*	River Financial Change in Control Agreement for Jimmy Stubbs

10.3*	River Financial Change in Control Agreement for Kenneth H. Givens

10.4*	River Financial Change in Control Agreement for Joel K. Winslett

10.5*	River Financial Proposed Change in Control Agreement for Ray Smith

10.6*	River Financial Proposed Change in Control Agreement for Boles Pegues

10.7*	River Financial Employment Term Sheet for Ray Smith

10.8*	River Financial Employment Term Sheet for Boles Pegues

10.9*	River Bank & Trust Form of Warrant Agreement, assumed by River Financial

10.10*	River Financial 2015 Incentive Stock Compensation Plan (included at Annex E to the proxy statement / prospectus, which is part of this registration statement)

21.1*	Subsidiaries of River Financial Corporation

23.1	Consent of Porter Keadle Moore, LLC

23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1)

23.3*	Consent of Stephens, Inc.

23.4*	Consent of Sandler O’Neill + Partners, LP

23.5	Consent of Mauldin & Jenkins, LLC

23.6*	Consent of Balch & Bingham LLP

23.7**	Consent of Proposed Directors

24.1**	Power of Attorney

99.1	Proxy Card of Keystone Bancshares, Inc.

99.2	Proxy Card of River Financial Corporation

*	Previously filed with the original filing of this Registration Statement on Form S-4 and incorporated herein by reference.
**	Previously filed with Amendment No. 1 to this Registration Statement on Form S-4 and incorporated herein by reference.
†	Schedules omitted. Registrant agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission on Request.

Part II - 6